Exhibit 2.1


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                         BUSINESS COMBINATION AGREEMENT

                                  BY AND AMONG

                            GENERAL ELECTRIC COMPANY,

                  NATIONAL BROADCASTING COMPANY HOLDING, INC.,

                      NATIONAL BROADCASTING COMPANY, INC.,

                       UNIVERSAL STUDIOS HOLDING III CORP.

                                       AND

                             VIVENDI UNIVERSAL, S.A.

                           DATED AS OF OCTOBER 8, 2003


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                                TABLE OF CONTENTS
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Article 1            DEFINITIONS..........................................................................................1

           Section 1.1              Definitions...........................................................................1

           Section 1.2              Terms Defined Elsewhere in the Agreement.............................................19

           Section 1.3              Other Definitional Provisions........................................................23

Article 2            THE NBC RESTRUCTURING, CONTRIBUTION AND EXCHANGE....................................................24

           Section 2.1              The NBC Restructuring................................................................24

           Section 2.2              Contribution and Exchange of Shares of Company Common Stock and Company Preferred
                                    Stock and Shares of the BV Companies.................................................24

           Section 2.3              Consideration to be Received for the Share Contribution..............................25

           Section 2.4              Beneficial Ownership in NBC by GE and Vivendi........................................26

Article 3            NET OPERATING ASSETS ADJUSTMENTS; NET CASH ADJUSTMENTS..............................................26

           Section 3.1              Procedures for Determination of Net Operating Assets.................................26

           Section 3.2              Company Net Operating Assets Adjustments.............................................28

           Section 3.3              NBC Net Operating Assets Adjustments.................................................28

           Section 3.4              Company Net Cash Adjustment..........................................................29

           Section 3.5              NBC Net Cash Adjustment..............................................................32

           Section 3.6              Offsetting Payments..................................................................34

           Section 3.7              Payment to USH3 and NBC Holding in Respect of Certain Foreign Income Taxes...........34

           Section 3.8              Interest on Overdue Payments.........................................................35

           Section 3.9              Coordination with Other Tax Provisions...............................................35

           Section 3.10             Interest on Intercompany Balances and Opening Cash Amounts...........................35

           Section 3.11             Certain Defined Terms................................................................36

           Section 3.12             Amendment Upon IACI Limited Partners Tag.............................................40

Article 4            CLOSING.............................................................................................40

           Section 4.1              Closing..............................................................................40


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                               TABLE OF CONTENTS
                                  (CONTINUED)


           Section 4.2              Closing Deliveries...................................................................40

Article 5            REPRESENTATIONS AND WARRANTIES OF VIVENDI AND USH3..................................................41

           Section 5.1              Organization; Good Standing and Qualification........................................41

           Section 5.2              Authorization........................................................................41

           Section 5.3              Capitalization.......................................................................42

           Section 5.4              Subsidiaries; Investments............................................................45

           Section 5.5              Non-Contravention....................................................................46

           Section 5.6              Governmental Authorization...........................................................46

           Section 5.7              Company Financial Statements; Accounting Controls....................................46

           Section 5.8              No Undisclosed Liabilities...........................................................48

           Section 5.9              Absence of Certain Changes...........................................................48

           Section 5.10             No Litigation........................................................................48

           Section 5.11             Compliance with Laws.................................................................48

           Section 5.12             Environmental, Health and Safety Matters.............................................49

           Section 5.13             Material Contracts...................................................................50

           Section 5.14             Intellectual Property................................................................52

           Section 5.15             Real Property........................................................................53

           Section 5.16             Taxes................................................................................54

           Section 5.17             Employee Benefits; Labor Matters.....................................................58

           Section 5.18             Insurance............................................................................61

           Section 5.19             Affiliate Transactions...............................................................61

           Section 5.20             Assets...............................................................................61

           Section 5.21             Library Rights.......................................................................61

           Section 5.22             Listed Titles Participants...........................................................62

           Section 5.23             Library Tangible Assets..............................................................62

           Section 5.24             Distribution Fees....................................................................63

           Section 5.25             DreamWorks Agreements................................................................63

           Section 5.26             Target Agreements....................................................................65

           Section 5.27             Consultant Agreement.................................................................66


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                               TABLE OF CONTENTS
                                  (CONTINUED)


           Section 5.28             IACI/Diller Arrangements.............................................................66

           Section 5.29             German/UK Financing..................................................................66

           Section 5.30             Investment Intent....................................................................66

           Section 5.31             Brokers..............................................................................66

           Section 5.32             No Other Representations or Warranties; Schedules; No Implied Representations........66

Article 6            REPRESENTATIONS AND WARRANTIES OF GE AND NBC HOLDING................................................67

           Section 6.1              Organization; Good Standing and Qualification........................................67

           Section 6.2              Authorization........................................................................67

           Section 6.3              Capitalization.......................................................................68

           Section 6.4              Subsidiaries; Investments............................................................69

           Section 6.5              Non-Contravention....................................................................70

           Section 6.6              Governmental Authorization...........................................................71

           Section 6.7              NBC Financial Statements; Accounting Controls........................................71

           Section 6.8              No Undisclosed Liabilities...........................................................72

           Section 6.9              Absence of Certain Changes...........................................................72

           Section 6.10             No Litigation........................................................................72

           Section 6.11             Compliance with Laws; Permits........................................................73

           Section 6.12             Environmental, Health and Safety Matters.............................................74

           Section 6.13             Material Contracts...................................................................75

           Section 6.14             Intellectual Property................................................................77

           Section 6.15             Real Property........................................................................78

           Section 6.16             Taxes................................................................................79

           Section 6.17             Employee Benefits; Labor Matters.....................................................82

           Section 6.18             Insurance............................................................................85

           Section 6.19             Affiliate Transactions...............................................................85

           Section 6.20             Assets...............................................................................85

           Section 6.21             NBC Agreements.......................................................................85

           Section 6.22             Foreign Distribution Agreements......................................................86


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                               TABLE OF CONTENTS
                                  (CONTINUED)


           Section 6.23             Brokers..............................................................................86

           Section 6.24             No Other Representations or Warranties; Schedules; No Implied Representations........86

Article 7            COVENANTS...........................................................................................86

           Section 7.1              Access to Information................................................................86

           Section 7.2              Conduct of the Business..............................................................88

           Section 7.3              Reasonable Best Efforts; FCC; Antitrust..............................................94

           Section 7.4              Publicity............................................................................95

           Section 7.5              Diller Put/Call......................................................................96

           Section 7.6              Stock Options and Equity Awards......................................................96

           Section 7.7              Employee Matters.....................................................................96

           Section 7.8              Further Assurances..................................................................100

           Section 7.9              Pre-Closing Reorganization; Excluded Assets.........................................100

           Section 7.10             VUE Debt............................................................................101

           Section 7.11             Obligations Under the VUE Documents.................................................102

           Section 7.12             Tax Matters.........................................................................103

           Section 7.13             IACI Limited Partners Tag-Along Rights..............................................109

           Section 7.14             Put and Call Rights on the Common Interests of IACI.................................109

           Section 7.15             The Defeasance......................................................................110

           Section 7.16             Insurance...........................................................................110

           Section 7.17             Ancillary Agreements................................................................110

           Section 7.18             Vivendi Noteholders' Consent........................................................110

           Section 7.19             Company to Hold IACI Shares and NYCSpirit...........................................111

           Section 7.20             Release of Liens....................................................................111

           Section 7.21             Certain Real Property Matters.......................................................111

           Section 7.22             Commercial Arrangements.............................................................111

           Section 7.23             Baseline............................................................................111

           Section 7.24             Music Compositions and Sound Recordings.............................................111

           Section 7.25             Supplemental Disclosure.............................................................112

           Section 7.26             Environmental Work Plans............................................................112


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                               TABLE OF CONTENTS
                                  (CONTINUED)


           Section 7.27             Transition Services.................................................................113

           Section 7.28             Music Videos........................................................................113

           Section 7.29             Cash Pooling Post-Closing...........................................................114

           Section 7.30             Guarantees..........................................................................114

           Section 7.31             Affiliate Transactions..............................................................115

           Section 7.32             Records.............................................................................115

           Section 7.33             Vivendi Intercompany Leases.........................................................115

Article 8            CONDITIONS PRECEDENT TO CLOSING....................................................................116

           Section 8.1              Conditions Precedent to Obligations of Vivendi, USH3 and the GE Companies...........116

           Section 8.2              Conditions Precedent to Obligations of the GE Companies.............................117

           Section 8.3              Conditions Precedent to Obligations of Vivendi and USH3.............................118

           Section 8.4              Satisfaction of Conditions..........................................................118

Article 9            TERMINATION........................................................................................118

           Section 9.1              Termination.........................................................................118

           Section 9.2              Effect of Termination...............................................................119

Article 10           INDEMNIFICATION....................................................................................119

           Section 10.1             Indemnification by Vivendi..........................................................119

           Section 10.2             Indemnification by GE...............................................................122

           Section 10.3             Indemnification by NBC..............................................................124

           Section 10.4             Third Party Claims..................................................................124

           Section 10.5             Direct Claims.......................................................................125

           Section 10.6             Expiration..........................................................................125

           Section 10.7             Certain Limitations.................................................................126

           Section 10.8             Exclusive Remedy....................................................................127

           Section 10.9             Limitation on Damages...............................................................128

           Section 10.10            Calculation of Losses...............................................................128

           Section 10.11            Characterization of Indemnity Payments..............................................129


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                               TABLE OF CONTENTS
                                  (CONTINUED)


           Section 10.12            Liberty Litigation and SEC and COB Investigations...................................129

Article 11           TAX CONTROVERSY; TAX INDEMNITIES...................................................................130

           Section 11.1             Tax Controversy.....................................................................130

           Section 11.2             Tax Indemnification by Vivendi and USH3.............................................131

           Section 11.3             Tax Indemnification by GE...........................................................132

Article 12           GENERAL PROVISIONS.................................................................................133

           Section 12.1             Frustration of the Closing Conditions...............................................133

           Section 12.2             Governing Law.......................................................................134

           Section 12.3             Notices.............................................................................134

           Section 12.4             Entire Agreement....................................................................135

           Section 12.5             Amendment; Waiver...................................................................135

           Section 12.6             Headings; References................................................................136

           Section 12.7             Return of Information...............................................................136

           Section 12.8             Counterparts........................................................................136

           Section 12.9             Assignment; Third Party Beneficiaries...............................................136

           Section 12.10            Severability; Enforcement...........................................................137

           Section 12.11            Specific Performance................................................................137

           Section 12.12            Jurisdiction; Waiver of Jury Trial..................................................137

           Section 12.13            Mediation...........................................................................137

           Section 12.14            Fees and Expenses...................................................................138



LIST OF EXHIBITS

Exhibit                 Document
-------                 --------
A                       Form of GE-NBC Universal Tax Sharing Agreement
B                       Form of Liquidity Rights Agreement
C                       Music Administration Agreement Term Sheet
D                       Form of Music Assignment Agreement
E                       Form of Stockholders Agreement
F                       UMG Trademark Agreement Term Sheet
G                       VU Trademark Agreement Term Sheet



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                         BUSINESS COMBINATION AGREEMENT
                         ------------------------------

                     This BUSINESS COMBINATION AGREEMENT, dated as of October 8, 2003, is by and among GENERAL ELECTRIC COMPANY, a New York corporation ("GE"), NATIONAL BROADCASTING COMPANY HOLDING, INC., a Delaware corporation and a wholly-owned, direct Subsidiary of GE ("NBC HOLDING"), NATIONAL BROADCASTING COMPANY, INC., a Delaware corporation and a wholly-owned, direct Subsidiary of NBC Holding ("NBC"), VIVENDI UNIVERSAL, S.A., a societe anonyme organized under the Laws of France ("VIVENDI"), and UNIVERSAL STUDIOS HOLDING III CORP., a Delaware corporation and a Subsidiary of Vivendi ("USH3").

                              W I T N E S S E T H:

                     WHEREAS, GE and Vivendi desire to combine the respective businesses of NBC, Universal Studios, Inc., a Delaware corporation and a wholly-owned, direct Subsidiary of USH3 (the "COMPANY"), Universal Pictures International Holdings B.V., a company organized under the Laws of the Netherlands and a Subsidiary of Vivendi ("BV1"), and Universal Pictures International Holdings 2 B.V., a company organized under the Laws of the Netherlands and a Subsidiary of Vivendi ("BV2" and, together with BV1, the "BV ENTITIES");

                     WHEREAS, each of the GE Companies, Vivendi and USH3 desires to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement; and

                     WHEREAS, the Board of Directors of each of the GE Companies, Vivendi and USH3 has approved this Agreement and the transactions contemplated by this Agreement.

                     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                     Section 1.1 Definitions. As used in this Agreement:

                     "ACQUIRED COMPANIES" (i) means the Company and each of its Subsidiaries listed on Schedule 1.1(a), including any new Subsidiaries formed after the date hereof for the purpose of conducting the Company Business and
(ii) excludes those Subsidiaries listed on Schedule 1.1(b) and those entities created after the date hereof to conduct the Music Business or the Games Business.

                     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. The term "control" (including, with correlative meaning, the

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terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, (i) none of (A) Vivendi or any of its Affiliates shall be deemed to be an Affiliate of any of the GE Companies or their respective Affiliates and (B) the GE Companies or any of their respective Affiliates shall be deemed to be an Affiliate of Vivendi or any of its Affiliates and (ii) from and after the Closing, (A) none of Vivendi or any of its Affiliates shall be deemed to be an Affiliate of any of the Target Companies or their respective Affiliates and (B) none of the Target Companies or any of their respective Affiliates shall be deemed to be an Affiliate of Vivendi or any of its Affiliates.

                     "AFFILIATION AGREEMENTS" means affiliation, distribution or similar Contracts for the distribution of programming services as well as each Contract with a multichannel video programming distributor for the distribution of programming services, including cable systems, SMATV, open video systems, MMDS, MDS and DBS systems, and any correspondence amending the foregoing.

                     "AGREEMENT" means this Business Combination Agreement as in effect and as amended, restated, supplemented or otherwise modified from time to time.

                     "ANCILLARY AGREEMENTS" means the Liquidity Rights Agreement, the Stockholders Agreement, the IACI Matters Agreement, the GE-NBC Universal Tax Sharing Agreement, the Music Assignment Agreement, the Music Administration Agreement, the VU Trademark Agreement and the UMG Trademark Agreement.

                     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks located in New York, New York or Paris, France are authorized or required by Law to close.

                     "CHUM AGREEMENT" means that certain Memorandum, dated June 27, 2001, from Media Group International on behalf of NBC International to CHUM Ltd. regarding the licensing of movies of the week and mini-series for broadcast in Canada.

                     "CLASS A PREFERRED INTERESTS" has the meaning given to such term in the VUE Partnership Agreement.

                     "CLASS B PREFERRED INTERESTS" has the meaning given to such term in the VUE Partnership Agreement.

                     "COB INVESTIGATION" means the investigation currently being conducted by the French Commission des Operations de Bourse into Vivendi's accounting treatment of certain transactions and the accuracy of Vivendi's financial and public statements and any and all investigations into any such matters now or in the future.

                     "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

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                     "COMBINED NBC RETURN" means any consolidated, combined,
joint, unitary or similar Tax Return with respect to income or other Taxes pursuant to provisions of applicable federal, state, local or foreign law that includes an NBC Company and at least one other company that is not an NBC Company.

                     "COMMON INTEREST" has the meaning given to such term in the VUE Partnership Agreement.

                     "COMPANY BALANCE SHEET" means the unaudited consolidated balance sheet of the Company as of June 30, 2003, included in the Company Financial Statements.

                     "COMPANY BUSINESS" means the business and operations of the Acquired Companies as currently conducted, including the worldwide business of
(i) producing, licensing, marketing, distributing and selling motion pictures in theatrical and non-theatrical, home video/DVD, television, PPV, VOD and other markets; (ii) operating film and television production facilities; (iii) acquiring, developing, producing, licensing, distributing and selling original television programming; (iv) operating analog and digital cable networks; (v) acquiring, producing, marketing, distributing and licensing musical compositions related to the motion pictures, home video/DVD and television programming businesses and (vi) operating theme parks and resorts, in each case as conducted on the date hereof by the Target Companies. The term "Company Business" shall not include the Music Business or the Games Business.

                     "COMPANY EMPLOYEE" means a Company Employee (non-U.S.) and a Company Employee (U.S.).

                     "COMPANY EMPLOYEE BENEFIT PLANS" means the Company U.S. Benefit Plans and the Company Non-U.S. Benefit Plans.

                     "COMPANY EMPLOYEE (NON-U.S.)" means any individual who, as of the Closing, (i) is (or in the case of clause (ii)(C) below, is scheduled to become) an employee outside the U.S. of a Target Company and, for purposes of Sections 5.17, 7.6 and 7.7, a Theme Park Employee, and (ii) either (A) is employed and at work on the Closing Date, (B) is absent from work on the Closing Date because of illness or on short-term or long-term disability (including maternity and paternity leave), workers' compensation, vacation, parental leave of absence or other absence or leave of absence consistent with policies, practices and procedures of the employing Target Company or Theme Park in effect at the time such absence or leave commenced, as applicable, or (C) shall have received an offer of employment with a Target Company or any Theme Park, in the ordinary course of business on or prior to the Closing Date, but shall have not yet commenced work as of the Closing Date (provided that such offer shall not have expired or been rescinded or declined prior to the Closing Date).

                     "COMPANY EMPLOYEE (U.S.)" means any individual who, as of the Closing, (i) is (or in the case of clause (ii)(C) below, is scheduled to become) an employee in the U. S. of a Target Company and, for purposes of Sections 5.17, 7.6 and 7.7, a Theme Park Employee, and (ii) either (A) is


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employed and at work on the Closing Date, (B) is absent from work on the Closing
Date because of illness or on short-term or long-term disability (including maternity and paternity leave), workers' compensation, vacation, parental leave of absence or other absence or leave of absence consistent with policies, practices and procedures of the employing Target Company or Theme Park in effect at the time such absence or leave commenced, as applicable, or (C) shall have received an offer of employment with a Target Company or any Theme Park, in the ordinary course of business on or prior to the Closing Date, but shall have not yet commenced work as of the Closing Date (provided that such offer shall not have expired or been rescinded or declined prior to the Closing Date).

                     "COMPANY INTELLECTUAL PROPERTY CONTRACT" means Contracts material to the Company Business which relate to Intellectual Property to which any Target Company is a party or by which it is bound.

                     "COMPANY MATERIAL ADVERSE EFFECT" means any effect or change that is or would be materially adverse to the business, assets, liabilities, financial condition or results of operations of the Target Companies, taken as a whole, subject to Schedule 1.1(c).

                     "COMPANY MATERIAL SUBSIDIARY" means any direct or indirect Significant Subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the Securities Act and any entity listed on Schedule 1.1(d).

                     "COMPANY OWNED INTELLECTUAL PROPERTY" means all Intellectual Property to the extent it is owned by the Target Companies, and without limiting the foregoing, includes the Target Companies' rights to the Universal trademark, the Universal Studios trademark and the Universal globe trademark.

                     "COMPANY OWNED REAL PROPERTIES" means all real property (other than the Excluded Properties) owned by any Target Company, Universal City Development Partners, Ltd. or Sundance Channel L.L.C and all improvements, fixtures, easements, licenses, rights and appurtenances relating to the foregoing.

                     "COMPANY REAL PROPERTY" means the Company Owned Real Properties and all real property subject to Company Real Property Leases.

                     "COMPANY REAL PROPERTY LEASES" means all leases, subleases or other agreements under which any of the Target Companies uses or occupies or has the right to use or occupy, now or in the future, any real property and pursuant to such agreement such Target Company makes payments in excess of $1,000,000 base rent per annum.

                     "COMPETITION LAWS" means all Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition through merger or acquisition or restraint of trade.

                     "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement, dated as of March 20, 2003, by and between Vivendi and NBC.

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                     "CONTRACT" means any oral or written contract, agreement,
covenant, commitment, arrangement, understanding, settlement, indenture, note, bond, loan, instrument, lease, guarantee, conditional sales contract, mortgage, deed of trust, security agreement, royalty, license, franchise or insurance policy, it being understood that the term "Contract" shall not include any non-binding commitment, arrangement or understanding.

                     "CONTRIBUTE" means to contribute, assign, transfer, convey and deliver.

                     "COPYRIGHT" means all rights in any original works of authorship and/or any part thereof that are within the scope of any applicable copyright Law, including all rights of authorship, use, publication, reproduction, distribution, performance, and rights of ownership of copyrightable works, and all rights to register and to obtain renewals, extensions, revivals and resuscitations of any such copyright registrations.

                     "CREDIT AGREEMENT" means that certain Loan Agreement, dated as of June 24, 2003, by and among VUE, as borrower, the several lenders from time to time parties thereto, Bank of America, N.A. and JPMorgan Chase Bank, as co-administrative agents, Barclays Bank plc, as syndication agent, JPMorgan Chase Bank, as collateral agent, and JPMorgan Chase Bank, as paying agent, as amended, restated or otherwise modified from time to time.

                     "DILLER" means Barry Diller, an individual.

                     "DILLER CALL" has the meaning given to such term in Section 10.03(b) of the VUE Partnership Agreement.

                     "DILLER PUT" has the meaning given to such term in Section 10.03(b) of the VUE Partnership Agreement.

                     "DOMAIN NAMES" means all domain name registrations in all generic top-level domains and all country-code top-level domains and any locators associated with the Internet.

                     "ENVIRONMENTAL LAW" means any applicable Law relating to, or imposing Liability or standards of conduct concerning the protection of the environment, natural resources, human health and safety (including occupational safety and health, but excluding theme park ride safety and food services safety) or pollution, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App.ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Clean Water Act (33 U.S.C.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.136 et seq.), the New Jersey Industrial Site Recovery Act (N.J. Stat.ss.13:1K-6 et seq.), and the Connecticut Transfer Act (Conn. Gen. Stat.ss.22a-134 et seq.) and the regulations promulgated thereunder.


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
                     "ENVIRONMENTAL LIABILITIES" means any liabilities, obligations, losses, claims, damages, penalties, fines, costs and expenses (including reasonable attorney's fees, engineering fees and other professional or expert fees) relating to or arising from: (i) the presence of Hazardous Substances at concentrations exceeding those allowed by Environmental Laws (including exposure to such Hazardous Substances at concentrations exceeding those allowed by Environmental Law) including Remedial Action and (ii) any non-compliance with, or Liability imposed under, any Environmental Law, including liability associated with disposal of Hazardous Substances on or before Closing.

                     "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities.

                     "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, approvals, variances, permissions and consents required pursuant to Environmental Laws.

                     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

                     "EU MERGER CONTROL REGULATION" means Council Regulation
(EEC) No. 4064/89, as amended.

                     "EXCHANGE ACT" means the U.S. Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                     "EXCLUDED ASSETS" means the Excluded Businesses, the Excluded Properties, the UCI business and the UCI Assets and Peliculas Nueva Universal de Cuba, S.A. and any other entity listed on Schedule 1.1(b) that is not included in the Excluded Businesses, the Excluded Properties or the UCI business.

                     "EXPLOITATION" means the release, exhibition, performance, projection, broadcast, telecast, transmission, promotion, publicizing, advertisement, rental, lease, licensing, sublicensing, sale, transfer, disposing of, distribution, subdistribution, commercializing, merchandising, production, marketing, use, exercise, trading in, turning to account, dealing with and in and otherwise exploiting any asset or portions thereof, or any rights therein or relating thereto, including the right to develop, produce and distribute subsequent productions based thereon. "EXPLOIT" means to cause Exploitation.

                     "EXPLOITATION AGREEMENTS" means Contracts pursuant to which any Person has either acquired, established, developed or granted any rights to Exploit any portion of the Library or any of such Library's components.

                     "EXPLOITATION DATABASE" means (i) the databases maintained by the Target Companies which track licensing of Library Pictures for television and home video worldwide and (ii) the FLIX and PARIS for film and Excel spreadsheets and Lotus Notes files for TV that were made available to NBC prior to the date hereof.

                     "FILM SECURITIZATION FACILITY AGREEMENT" means, collectively, (i) the Indenture, dated as of March 31, 2003, between Universal Film Funding LLC and Wells Fargo Bank Minnesota, National Association, (ii)


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Annex A to the Indenture, (iii) the transaction documents as defined in the
Indenture and Annex A to the Indenture, (iv) the Periodic Assignment Agreements for Sale executed pursuant thereto and (v) each of the Master ISDA Agreement and confirmations for the interest rate swap required under the securitization.

                     "FOREIGN DISTRIBUTION AGREEMENTS" means the MGM Agreement, the Seven Network Agreements, the Global Agreement and the CHUM Agreement.

                     "FRENCH GAAP" means generally accepted accounting principles in effect in France as of the date of the applicable determination.

                     "GAAP" means generally accepted accounting principles in effect in the U.S. as of the date of the applicable determination.

                     "GAMES BUSINESS" means the worldwide business of developing, producing, licensing, marketing, distributing and selling interactive entertainment and educational software products for PC, console, handheld and online use, as conducted by Vivendi Universal Games, Inc., a Delaware corporation, its Subsidiaries and Universal Interactive, Inc., a California corporation.

                     "GE COMMON EQUITY RATIO" means, at any given time, the ratio of the number of common shares of NBC owned by GE and each Subsidiary of GE divided by the total number of common shares of NBC outstanding at such time.

                     "GE COMPANIES" means GE, NBC Holding, NBC and NBC Sub.

                     "GE-NBC UNIVERSAL TAX SHARING AGREEMENT" means that certain Tax Sharing Agreement, to be dated as of the Closing Date, substantially in the form attached hereto as Exhibit A, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                     "GERMAN/U.K. FILM FINANCING AGREEMENTS" means (i) each of the agreements listed in Annex A to the Disclosure Schedule of USH3 and Vivendi, all of which were entered into in connection with German film fund and U.K. sale/leaseback transactions, and (ii) each other agreement entered into by any Target Company in connection with such transactions.

                     "GLOBAL AGREEMENT" means that certain License Agreement, dated as of May 1, 2001, between NBC International Ltd. and Canwest Global Broadcasting Inc.

                     "GOVERNMENTAL AUTHORITY" means any domestic or foreign, federal, state, provincial, local, municipal or other governmental judicial, legislative, executive or regulatory department, commission, administration, board, bureau, agency or instrumentality, including any tribunal or arbitrator and any self-regulatory organization.

                     "HAZARDOUS SUBSTANCES" means any substance, waste or material, whether solid, liquid or gaseous that is classified, defined, listed or identified as hazardous, toxic, a contaminant, a pollutant, or by other words of similar meaning or regulatory effect under applicable Environmental Law, including, without limitation, asbestos; urea formaldehyde foam insulation; polychlorinated biphenyls; petroleum, petroleum products or petroleum-derived substances or wastes; radon gas; or mold, fungi or other microbial/microbiological contaminants at levels and concentrations deemed to present an unreasonable risk to human health.

                     "HSR ACT" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

                     "IACI" means InterActiveCorp, a Delaware corporation (formerly USA Interactive and prior thereto USA Networks, Inc.).

                     "IACI GOVERNANCE AGREEMENT" means that certain Amended and Restated Governance Agreement, dated as of December 16, 2001, by and among Vivendi, IACI, the Company, Liberty and Diller, as amended, restated or otherwise modified from time to time.

                     "IACI LIMITED PARTNERS" has the meaning given to the term "USAi Limited Partners" in the VUE Partnership Agreement.

                     "IACI MATTERS AGREEMENT" means the IACI Matters Agreement, dated as of the date hereof, by and among GE, NBC Holding, NBC, Vivendi and USH3.

                     "IACI STOCKHOLDERS AGREEMENT" means that certain Amended and Restated Stockholders Agreement, dated as of December 16, 2001, by and among Vivendi, the Company, Liberty and Diller, as amended by that certain Letter Agreement, dated March 31, 2003, by and among Vivendi, the Company and Diller, and as may be further amended, restated or otherwise modified from time to time.

                     "IFRS" means international financial reporting standards in effect as of the date of the applicable determination.

                     "INTELLECTUAL PROPERTY" means all intellectual property rights of any nature under the Law of the U.S. or any other country, including all trademarks, service marks, trade names, trade dress, Domain Names, copyrights, letters patent (including provisionals, reissues, revisions, divisions, continuations, continuations-in-part, extensions and re-examinations), mask works and other semiconductor chip rights, trade secrets and any other intellectual property rights, and any applications, registrations and renewals thereof.

                     "IRS" means the U.S. Internal Revenue Service.

                     "LAW" means any domestic or foreign, federal, state, provincial, local, municipal or other law (including common law), constitution, statute, code, ordinance, rule, bylaw, regulation, decree, Order or other similar mandate or requirement.

                     "LEGAL PROCEEDINGS" means any judicial, administrative or arbitration actions, suits, proceedings (public or private) or governmental proceedings, whether domestic or foreign.

                     "LIABILITY" means any debt, liability or obligation, whether known or unknown, whether asserted or unasserted, whether determined or determinable, whether absolute or contingent, whether accrued or unaccrued and whether due or to become due.

                     "LIBERTY" means Liberty Media Corporation, a Delaware corporation.

                     "LIBERTY LITIGATION" means the Legal Proceeding involving certain shareholders of Vivendi, Liberty, LMC Capital LLC, Liberty Programming Company LLC, LMC USA VI, Inc., LMC USA VII, Inc., LMC USA VIII, Inc., LMC USA X, Inc., Liberty HSN LLC Holdings, Inc. and Liberty Media International, Inc. (as plaintiffs) and Vivendi, Messrs. Jean-Marie Messier and Guillaume Hannezo and the Company (as defendants), case numbers 02 Civ. 55H (HB) and 03 Civ. 2175
(HB), and any other Legal Proceeding now or in the future relating thereto or arising out of any of the transactions contemplated by the Agreement and Plan of Merger and Exchange, dated as of December 16, 2001, among Vivendi, the Company, Liberty Media Corporation and the other parties thereto.

                     "LIBRARY" means, collectively, all Library Rights and all Library Tangible Assets of (i) the Target Companies or (ii) the NBC Companies, as applicable and the content requires.

                     "LIBRARY LITERARY PROPERTIES" means all literary, dramatic or other works, screenplays, stories, adaptations, scripts, treatments, formats, bibles, manuscripts, outlines, scenarios, characters, concepts, titles, and any and all other literary or dramatic materials of any kind with respect to the Programs or theme park attractions and any rights therein in all media now or hereafter devised, including any remake, reissue, sequel, prequel, series, character, legitimate stage, merchandising and other derivative, compilation and ancillary rights of every kind, whether now known or hereafter recognized.

                     "LIBRARY PICTURES" means any and all completed audio, visual and/or audiovisual works of any kind or character, to which any Target Company or any NBC Company, as applicable, has rights, including any motion pictures, films, movies-of-the-week, television programs, series, mini-series, pilots, specials, documentaries, cartoons, compilations, promotional films, trailers and shorts and any other programs or audio-visual works, whether animated, live action or both, produced for Exploitation in any form or any medium, whether now known or hereafter developed (including theatrical, videocassette, videodisc and other home video, network, free, cable, pay, satellite, syndication, and/or any other television medium, pay-per-view, video-on-demand, near-video-on-demand, subscription on-demand, subscription video-on-demand, internet and other new media), either within or outside the U.S., in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device, whether now known or hereafter developed; provided that Library Pictures shall not include any such works where any Target Company's, or any NBC Company's, as applicable, rights to such works are solely as a licensee.

                     "LIBRARY RIGHTS" means, collectively, all Programs, Music Rights, Library Literary Properties and Library Underlying Agreements including all rights of Copyright contained therein or derived therefrom of (i) the Target Companies, or (ii) the NBC Companies, as applicable and the content requires.

                     "LIBRARY TANGIBLE ASSETS" means all physical properties of, or relating to, any Program, including prints, negatives, duplicating negatives, fine grains, music and sound effects tracks, master tapes and other duplicating materials of any kind, all various language dubbed and titled versions, prints and negatives of stills, trailers and television spots, all promotions and other advertising, marketing and publicity materials, stock footage, trims, tabs, outtakes, cells, drawings, storyboards, models, sculptures, puppets, sketches, and continuities, including any of the foregoing in the possession, custody or control of any Target Company (as to Programs of the Target Companies) or any NBC Company (as to Programs of the NBC Companies), or in the possession of their respective assigns or any film laboratories, storage facilities or other Persons.

                     "LIBRARY UNDERLYING AGREEMENTS" means all Contracts with writers, directors, producers, performers, actors, artists, musicians, animators, voice talent, cinematographers, camera persons or any other parties relating to the development, preparation or production of any of the Programs, Library Literary Properties or Music Rights, pursuant to which any Target Company or any NBC Company, as applicable, has or acquires any rights in or obligations relating to the Library or any element thereof.

                     "LIEN" means any lien, security interest, mortgage, pledge, charge, or similar encumbrance.

                     "LIQUIDITY RIGHTS AGREEMENT" means the Liquidity Rights Agreement substantially in the form attached as Exhibit B, as the same may hereafter be amended, modified, restated or supplemented from time to time.

                     "LMC MERGER AGREEMENT" means that certain Agreement and Plan of Merger and Exchange, dated as of December 16, 2001, by and among Vivendi, Light France Acquisition 1, S.A.S., Liberty, Liberty Programming Company LLC, Liberty Programming France, Inc., LMC USA VI, INC., LMC USA VII, INC., LMC USA VIII, INC., LMC USA X, INC., Liberty HSN LLC Holdings, Inc., the merger subsidiaries listed on the signature pages thereto and the Liberty entities listed on the signature pages thereto, as amended, restated or otherwise modified from time to time.

                     "MFN" means a provision of an Affiliation Agreement or an Exploitation Agreement (the "SUBJECT AGREEMENT") which provides that if one or more Persons not a party to the Subject Agreement are party to an Affiliation Agreement or an Exploitation Agreement, respectively, under which such Person or Persons have any other more favorable terms than are contained in such Subject Agreement, then one or more terms of such Subject Agreement will be replaced or modified to reflect the more favorable terms in such Affiliation Agreement or Exploitation Agreement.

                     "MFN LIABILITY" means (i) the modification, retroactively or prospectively, whether actual or imputed, of any material terms (including
(A) rates, discounts and other payment terms, (B) channel position, (C) marketing and launch support, (D) delete rights and tiering, (E) MFNs and MFNs on MFNs, (F) program definitions, (G) advertising unit load, (H) after-acquired systems and (I) divested systems, and other matters that are material to the underlying agreement) that would result in terms that are less favorable to a Target Company or an NBC Company, as the case may be, than those contained in the respective Affiliation Agreement or (ii) any liability or obligation owed by such Target Company or an NBC Company, as the case may be, in connection with the MFN provision of an Affiliation Agreement.

                     "MGM AGREEMENT" means that certain NBC/MGM Television Distribution Term Sheet, between NBC Enterprises, Inc. and MGM International Television Distribution Inc., dated as of March 28, 2001, as amended by Amendment No. 1, dated as of June 18, 2002, and by Amendment No. 2, dated as of January 2, 2003.

                     "MUSIC ADMINISTRATION AGREEMENT" shall mean a music administration agreement for which the material terms are set forth on Exhibit C, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                     "MUSIC ASSIGNMENT AGREEMENT" shall mean the music assignment agreement providing for the assignment of various musical compositions and sound recordings substantially in the form attached hereto as Exhibit D, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                     "MUSIC BUSINESS" means the worldwide business of producing, manufacturing, licensing, marketing, distributing and selling recorded music or recorded music videos and other businesses related to such businesses, as conducted by the entities forming part of the Universal Music Group, and other businesses in which any of the entities forming part of the Universal Music Group are currently engaged.

                     "MUSIC RIGHTS" means music synchronization, performance, master, mechanical, publication, performance, videogram and other music rights to which any Target Company or NBC Company, as applicable, has rights and which are contained in any Program.

                     "NBC BALANCE SHEET" means the unaudited consolidated balance sheet of the NBC Companies as of June 30, 2003, included in the NBC Financial Statements.

                     "NBC BUSINESS" means the business and operations of the NBC Companies as currently conducted including the worldwide business of (i) the provision of network television services to affiliated broadcast television stations within the U.S. and its territories; (ii) the operation of television broadcasting stations; (iii) the ownership and operation of domestic and international cable/satellite networks around the world; (iv) the production, distribution, syndication and licensing of news, information and entertainment programming and other related content and merchandising relating thereto and (v) investment activities in cable television and the Internet.

                     "NBC COMMON PARENT" means GE, as common parent of the affiliated group of corporations of which GE and the applicable NBC Companies are members.

                     "NBC COMPANIES" means NBC, each of its Subsidiaries (other than the Subsidiaries listed on Schedule 1.1(e)) and the entities listed on
Schedule 1.1(f).

                     "NBC EMPLOYEE" means a NBC Employee (non-U.S.) and a NBC Employee (U.S.).

                     "NBC EMPLOYEE BENEFIT PLANS" means the NBC U.S. Benefit Plans and the NBC Non-U.S. Benefit Plans.

                     "NBC EMPLOYEE (NON-U.S.)" means any individual who, as of the Closing, (i) is (or in the case of clause (ii)(C) below, is scheduled to become) an employee outside the U.S. of a NBC Company and (ii) either (A) is employed and at work on the Closing Date, (B) is absent from work on the Closing Date because of illness or on short-term or long-term disability (including maternity and paternity leave), workers' compensation, vacation, parental leave of absence or other absence or leave of absence consistent with a NBC Company's policies, practices and procedures in effect at the time such absence or leave commenced, as applicable, or (C) shall have received an offer of employment with a NBC Company, in the ordinary course of business on or prior to the Closing Date, but shall have not yet commenced work as of the Closing Date (provided that such offer shall not have expired or been rescinded or declined prior to the Closing Date).

                     "NBC EMPLOYEE (U.S.)" means any individual who, as of the Closing, (i) is (or in the case of clause (ii)(C) below, is scheduled to become) an employee in the U.S. of a NBC Company and (ii) either (A) is employed and at work on the Closing Date, (B) is absent from work on the Closing Date because of illness or on short-term or long-term disability (including maternity and paternity leave), workers' compensation, vacation, parental leave of absence or other absence or leave of absence consistent with a NBC Company's policies, practices and procedures in effect at the time such absence or leave commenced, as applicable, or (C) shall have received an offer of employment with a NBC Company, in the ordinary course of business on or prior to the Closing Date, but shall have not yet commenced work as of the Closing Date (provided that such offer shall not have expired or been rescinded or declined prior to the Closing
Date).

                     "NBC INTELLECTUAL PROPERTY CONTRACTS" means Contracts material to the NBC Business which relate to Intellectual Property to which any NBC Company is a party or by which it is bound.

                     "NBC MATERIAL ADVERSE EFFECT" means any effect or change that is or would be materially adverse to the business, assets, liabilities, financial condition or results of operations of the NBC Companies, taken as a whole, subject to Schedule 1.1(g).

                     "NBC MATERIAL SUBSIDIARY" means any direct or indirect Significant Subsidiary of NBC within the meaning of Rule 1-02 of Regulation S-X of the Securities Act and any entity listed on Schedule 1.1(f).

                     "NBC OWNED INTELLECTUAL PROPERTY" means all Intellectual Property that is owned by the NBC Companies, and without limiting the foregoing, including the NBC trademark and the NBC peacock design trademark.

                     "NBC OWNED REAL PROPERTIES" means all real property owned by any NBC Company and all improvements, fixtures, easements, licenses, rights and appurtenances relating to the foregoing.

                     "NBC REAL PROPERTY" means the NBC Owned Real Properties and all real property subject to NBC Real Property Leases.

                     "NBC REAL PROPERTY LEASES" means all leases, subleases or other agreements under which any of the NBC Companies uses or occupies or has the right to use or occupy, now or in the future any real property and pursuant to such agreement an NBC Company makes payments in excess of $1,000,000 base rent per annum.

                     "NBC STANDALONE TAX PRINCIPLES" means, with respect to NBC or any Subsidiary of NBC, the determination of Tax liability (i) based on the actual Tax liability of such company for the relevant period where the relevant Tax is determined for the applicable taxable period on a Tax Return that does not include items of any other company (except NBC or another Subsidiary of NBC), provided that such Tax liability shall be reduced to take account of the deductibility of local Taxes from state Taxes and the deductibility of state and local Taxes from federal Taxes (using the highest state and federal marginal rates applicable to entities of the relevant type for the relevant Tax period) and (ii) otherwise based on the principles described in Section 3 of the GE-NBC Universal Tax Sharing Agreement.

                     "NBC SUB" means a Subsidiary of NBC to be identified by NBC and reasonably approved by Vivendi prior to the Closing Date and which Subsidiary will be deemed to be an NBC Material Subsidiary and which will be made a party to this Agreement.

                     "NET OPERATING ASSETS" means (i) with respect to the Target Companies, all current assets (excluding cash, marketable securities, intercompany financing amounts, deferred Tax assets, current accruals for income Taxes, the impact of monetization and hedging activities), non-current program rights and non-current unbilled accounts receivable, less current liabilities (excluding short-term borrowings, intercompany financing amounts, the impact of monetization activities, deferred Tax liabilities and current income Tax liabilities), non-current deferred revenue, non-current program costs and non-current participation and royalty liabilities and (ii) with respect to the NBC Companies, all current assets (excluding cash, marketable securities, intercompany financing amounts, Tax assets, the impact of monetization and hedging activities), non-current program rights and non-current unbilled accounts receivable, less current liabilities (excluding short-term borrowings, intercompany financing amounts, the impact of monetization activities and Tax liabilities), non-current deferred revenue, non-current program costs and non-current participation and royalty liabilities.

                     "NWI" means the news network operated by NWI Network, Inc. through a license agreement with a third party.

                     "NWI DIGITAL NETWORKS" means the digital network operated by NWI.

                     "ORDER" means any order, judgment, determination, decision, consent or other decree, injunction, ruling, or stipulation by or with any Governmental Authority.

                     "ORDINARY COURSE OF BUSINESS" means the usual, regular and ordinary course of business of the Target Companies or the NBC Companies, as applicable, consistent with past custom and practice thereof.

                     "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person, such Person's certificate of incorporation, articles of incorporation, certificate of formation, articles of association, limited liability company agreement, partnership agreement, by-laws or other governing documents, as applicable, together with any amendments thereto.

                     "PARTICIPATION" means any right in, or right to receive, money or other consideration in respect of, or relating in any way to any Program which consideration is based on the Exploitation of any such asset, however measured and which was granted in return for talent or other personal services rendered in connection with such Program or otherwise in connection with the development, financing or production thereof.

                     "PERMITTED ENCUMBRANCES" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in all preliminary or final title insurance reports described in Schedule 5.15(a), or otherwise disclosed in the manner provided for by applicable Law; (ii) statutory Liens for Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith in appropriate proceedings; (iii) inchoate mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlords' and similar Liens (including all statutory Liens and all privileges or equivalent rights recognized by applicable
Law) granted in the ordinary course of business; (iv) customary Liens granted in the ordinary course of business to any guild in connection with the production of motion pictures and television programs; (v) zoning, entitlement and other land use and environmental regulations by any Governmental Authority; (vi) Liens securing debt reflected on the Company Financial Statements or the NBC Financial Statements, as the case may be; (vii) title of the lessor under any capital lease or any real property owned or leased by any of the Target Companies or any of the NBC Companies, as applicable; (viii) such other imperfections in title, easements, servitudes, rights of usufruct or use or other restrictions and encumbrances that do not materially detract from the value of or materially interfere with the present use of any real property owned or leased by any of the Target Companies or any of the NBC Companies, as applicable, or any real property leased under the applicable Company Real Property Lease or the NBC Real

Property Lease subject thereto or affected thereby; (ix) Exploitation Agreements entered into the ordinary course of business; (x) Liens that constitute the rights of any lessee under any lease with respect to any tangible asset or real property owned by any of the Target Companies or any of the NBC Companies; (xi) Liens securing indebtedness in the ordinary course of business attributable to "negative-pick-ups" as such term is commonly understood in the U.S. entertainment industry; and (xii) as to the Target Companies, Liens permitted under or granted pursuant to the (A) Film Securitization Facility Agreement or
(B) the Credit Agreement.

                     "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization or other entity or a government or any agency or political subdivision thereof.

                     "PRE-CLOSING PERIOD" means any Tax year or period (or portion thereof) ending on or before the Closing Date.

                     "PROGRAM" or "PROGRAMS" means any and all Library Pictures, and (for the Target Companies) Works in Progress and Significant Unproduced Properties.

                     "RELEASE" means any intentional or unintentional releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing, depositing and the like into the environment.

                     "REMEDIAL ACTION" means all actions required by or necessary to achieve compliance with Environmental Laws to clean up, remove, treat or in any other way remediate or address any Hazardous Substance or unsafe condition in the environment at levels exceeding those allowed by Environmental Law, including studies, monitoring, testing, investigations and care related to any such Hazardous Substances.

                     "RTL LITIGATION" means that certain Legal Proceeding involving RTL Television GmbH, CLT-UFA S.A. and UFA Film und Fernseh GmbH (as plaintiffs) and Universal Studios International B.V. and USA Networks Inc. (as defendants).

                     "SCIFI CABLE NETWORK" means the SciFi cable network operated by VUE.

                     "SEC INVESTIGATION" means the investigation currently being conducted by the U.S. Securities and Exchange Commission into Vivendi's accounting treatment of certain transactions and the accuracy of Vivendi's financial and public statements and any and all investigations by any other U.S. federal or state agency, division or department into any such matters now or in the future.

                     "SECURITIES ACT" means the U. S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                     "SELLER GROUP" means Vivendi and its Subsidiaries, excluding the Target Companies.

                     "SEVEN NETWORK AGREEMENTS" means (i) that certain Output Program License Agreement, by and between NBC Enterprises, Inc. and Seven Network (Operations) Limited, dated as of August 29, 2003 and (ii) that certain News and Current Affairs Program License Agreement, dated August 29, 2003, by and between NBC Enterprises and Seven Network (Operations) Limited.

                     "SIGNIFICANT UNPRODUCED PROPERTIES" means those literary, dramatic, or other materials in which any Target Company has rights and for which development has not been abandoned as of October 6, 2003, each of which is set forth on Schedule 1.1(h), (i) which constitute Library Literary Properties,
(ii) upon which principal photography has not yet commenced and (iii) (A) in respect of which an amount in excess of $1,000,000 has been committed by the Target Companies in respect of development and/or production costs as of October 6, 2003 or (B) in respect of which an amount in excess of $5,000,000 has been expended by the Target Companies in development and/or production costs since January 1, 2001.

                     "STANDALONE NBC RETURN" means any Tax Return in respect of an NBC Company that is not a Combined NBC Return.

                     "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement substantially in the form attached as Exhibit E, as the same may hereafter be amended, modified, restated or supplemented from time to time.

                     "STRADDLE PERIOD" means a taxable year or period that begins on or before and ends after the Closing Date.

                     "STRADDLE PERIOD RETURN" means any Tax Return required to be filed by any Target Company or any NBC Company relating to a Straddle Period.

                     "SUBSIDIARY" means, with respect to any Person, (i) each corporation, partnership, joint venture or other legal entity of which such Person owns, either directly or indirectly, more than 50% of the stock or other equity interests the holders of which are entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity, (ii) each partnership in which such Person or a Subsidiary of such Person is the general or managing partner and (iii) each limited liability company in which such Person or a Subsidiary of such Person is the managing member or otherwise controls (by Contract, through ownership of membership interests or otherwise).

                     "TAG-ALONG NOTICE" means a notice to be furnished pursuant to Section 10.04(a) of the VUE Partnership Agreement in a form reasonably acceptable to GE and Vivendi.

                     "TAG-ALONG OFFEREE" has the meaning given to such term in
Section 10.04(a) of the VUE Partnership Agreement.

                     "TARGET COMPANIES" means the Acquired Companies and the BV Entities and, for purposes of Sections 5.17, 7.6 and 7.7, the Theme Park.

                     "TAX RETURNS" means any report, return, declaration, claim for refund, information report or return or statement required to be supplied to a Taxing Authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof and including, where permitted or required, combined or consolidated returns for any group of entities that includes any of the NBC Companies or Target Companies being acquired pursuant to this Agreement.

                     "TAX SHARING AGREEMENT" means any Tax allocation, sharing or similar contract or arrangement (whether or not written).

                     "TAXES" means all taxes of any kind, including all federal, state, provincial, territorial, municipal, local or foreign income, profits, franchise, gross receipts, environmental (including taxes under Section 59A of the Code), customs, duties, net worth, sales, use, goods and services, withholding, value added, ad valorem, employment, social security, disability, occupation, pension, real property, personal property (tangible and intangible), stamp, transfer, conveyance, severance, production, excise and other taxes, withholdings, duties, levies, imposts and other similar charges and assessments (including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and interest thereon) imposed by or on behalf of any Taxing Authority, whether disputed or not.

                     "TAXING AUTHORITY" means any Governmental Authority exercising any authority to impose, regulate, levy, assess or administer the imposition of any Tax.

                     "THEME PARK" means Universal City Development Partners, Ltd. or Wet 'n Wild, Inc.

                     "THEME PARK EMPLOYEE" means an individual employed by a Theme Park.

                     "TRANSFER TAXES" means any sales, use, stamp, documentary, filing, recording, transfer, real estate transfer, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Taxing Authority in connection with the transactions contemplated by this Agreement.

                     "TREASURY REGULATIONS" means the treasury regulations promulgated under the Code.

                     "TRIO DIGITAL NETWORK" means the digital network operated by Trio Cable, Inc.

                     "UMG" means the Universal Music Group, Inc.

                     "UMG TRADEMARK AGREEMENT" shall mean a trademark agreement from Universal City Studios LLLP to UMG for which the material terms are set forth on Exhibit F, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                     "UNIVERSAL COMMON PARENT" means Vivendi Universal Holding II Corp., as the common parent of the affiliated group of corporations of which Vivendi Universal Holding II Corp. and the applicable Target Companies are members.

                     "UNIVERSAL NETWORKS" means the USA Cable Network, the SciFi Cable Network and the Trio Digital Network.

                     "U.S." means the United States of America.

                     "USA CABLE NETWORK" means the USA cable network operated by VUE.

                     "USH3 COMMON EQUITY RATIO" means, at any given time, the ratio of the number of common shares of NBC owned by Vivendi and each Subsidiary of Vivendi (including USH3) divided by the total number of common shares of NBC outstanding at such time.

                     "USH3 GROUP" means, with respect to the Acquired Companies, USH3 and, with respect to the BV Entities, Vivendi.

                     "USI BV RECEIVABLE" means the intercompany receivables between Universal Studios International BV and Vivendi or an Affiliate of Vivendi (other than a Target Company).

                     "VIVENDI STRADDLE PERIOD RETURN" shall mean the federal partnership Tax Return filed by or on behalf of VUE or the income Tax Return filed by or on behalf of the BV Entities, in each case, as such Tax Return relates to a Straddle Period.

                     "VU TRADEMARK AGREEMENT" shall mean a trademark agreement from Universal City Studios LLLP to Vivendi for which the material terms are set forth on Exhibit G, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                     "VUE" means Vivendi Universal Entertainment LLLP, a Delaware limited liability limited partnership.

                     "VUE CREDIT FACILITY CONSENT LETTER" means that certain Extension of $1,620,000,000 Credit Facility Consent Letter and Agreement, dated as of November 25, 2002, by and among Vivendi, VUE, IACI and USANi Sub LLC.

                     "VUE DOCUMENTS" means, collectively, the VUE Transaction Agreement, the VUE Partnership Agreement, the IACI Governance Agreement, the IACI Stockholders Agreement, the LMC Merger Agreement, the VUE Credit Facility Consent Letter, the VUE Second Credit Facility Consent Letter, the VUE Film Securitization Consent Letter, the VUE SPE Agreements and each other agreement, document, instrument or certificate entered into in connection with the consummation of the transactions contemplated by the VUE Transaction Agreement and contained on the CD ROM provided to NBC prior to the date hereof.

                     "VUE FILM SECURITIZATION CONSENT LETTER" means that certain Film Securitization Facility Consent Letter, dated March 31, 2003, by and among Vivendi, VUE, Universal City Studios Productions LLLP, Universal Film Funding LLC, IACI and USANi Sub LLC.

                     "VUE PARTNERSHIP AGREEMENT" means that certain Amended and Restated Limited Liability Limited Partnership Agreement of VUE, dated as of May 7, 2002, by and among USI Entertainment Inc., USANI Holding XX, Inc., BV1, BV2, NYCSpirit Corp. II, IACI, USANi Sub LLC, New-U Studios Holdings, Inc. and Diller, as amended, clarified, restated or otherwise modified from time to time (including all clarifications and amendments set forth in those certain letter agreements, dated as of May 7, 2002, November 25, 2002 and June 24, 2003, by and among the parties to the VUE Partnership Agreement).

                     "VUE SECOND CREDIT FACILITY CONSENT LETTER" means that certain Consent Letter and Agreement, dated June 24, 2003, by and among Vivendi, VUE, IACI and USANi Sub LLC.

                     "VUE SPE AGREEMENTS" means, collectively, the Limited Liability Company Agreement of each of V-USA Holding LLC, USI-USA Holding LLC, SUB I-USA Holding LLC and USIE-USA Holding LLC.

                     "VUE TRANSACTION AGREEMENT" means that certain Amended and Restated Transaction Agreement, dated as of December 16, 2001, by and among Vivendi, the Company, IACI, USANi LLC, Diller and Liberty, as amended, restated or otherwise modified from time to time.

                     "WORKS IN PROGRESS" means all audio, visual and/or audiovisual works of any kind or character in which any Target Company has rights, each of which is set forth on Schedule 1.1(i) hereto, (i) for which principal photography has commenced on or prior to the date hereof, (ii) which are in current production or post-production and have not been abandoned, (iii) which are not complete and which, if completed, would otherwise constitute feature-length Library Pictures intended for theatrical release and (iv) as of the date hereof, with respect to which an amount in excess of $5,000,000 has been expended or is reasonably anticipated to be expended by the Target Companies in development and/or production costs since January 1, 2001.

                     Section 1.2 Terms Defined Elsewhere in the Agreement. As used in this Agreement, the following terms have the meanings set forth in the Sections indicated:

            TERM                                              SECTION
            ----                                              -------
ADVANCE                                                       5.25(f)
AUDITED COMPANY NET OPERATING ASSETS                          3.1(a)

            TERM                                              SECTION
            ----                                              -------

AUDITED NBC NET OPERATING ASSETS                              3.1(a)
BV ENTITIES                                                   Recitals
BV SHARE CONTRIBUTION CONSIDERATION                           2.3(b)(ii)
BV1                                                           Recitals
BV1 COMMON STOCK                                              2.2(b)(i)
BV1 SHARE CONTRIBUTION                                        2.2(b)(i)
BV1 SHARE CONTRIBUTION CONSIDERATION                          2.3(b)(i)
BV1 SHAREHOLDER                                               2.2(b)(i)
BV2                                                           Recitals
BV2 COMMON STOCK                                              2.2(b)(ii)
BV2 SHARE CONTRIBUTION                                        2.2(b)(ii)
BV2 SHARE CONTRIBUTION CONSIDERATION                          2.3(b)(ii)
BV2 SHAREHOLDERS                                              2.2(b)(ii)
CASH                                                          3.11
CASH AMOUNT                                                   2.3(d)
CLASS U PARITY STOCK                                          5.25(a)
CLASS U PREFERRED STOCK                                       5.25(a)
CLASS U SENIOR STOCK                                          5.25(a)
CLOSING                                                       4.1
CLOSING DATE                                                  4.1
COMMERCIAL ARRANGEMENTS                                       7.22
COMMUNICATIONS ACT                                            5.6
COMPANY                                                       Recitals
COMPANY AFFILIATE TRANSACTIONS                                5.19
COMPANY BUSINESS ASSETS                                       5.20(a)
COMPANY CAPITAL STOCK                                         5.3(a)
COMPANY CASH POOLING ARRANGEMENTS                             3.4(c)
COMPANY COMMON STOCK                                          2.2(a)
COMPANY FINANCIAL STATEMENTS                                  5.7(b)
COMPANY INTELLECTUAL PROPERTY                                 5.14(a)
COMPANY INTERIM UNAUDITED FINANCIAL STATEMENTS                5.7(b)
COMPANY LICENSES                                              5.11(b)
COMPANY MATERIAL CONTRACTS                                    5.13(a)
COMPANY MATERIAL JV AGREEMENTS                                5.13(a)(iii)
COMPANY MINORITY INTERESTS                                    5.4(b)
COMPANY NET OPERATING ASSETS STATEMENT                        3.1(a)
COMPANY NON-U.S. BENEFIT PLANS                                5.17(b)
COMPANY NON-U.S. PENSION PLANS                                7.7(h)(i)
COMPANY PREFERRED STOCK                                       2.2(a)
COMPANY 2002 PRO FORMA FINANCIAL STATEMENTS                   5.7(b)
COMPANY REFERENCE DATE                                        3.1(a)
COMPANY RELATED PARTIES                                       5.17(a)
COMPANY RELATED PARTY LIABILITIES                             10.1(a)(viii)
COMPANY SHARE CONTRIBUTION                                    2.2(a)

            TERM                                              SECTION
            ----                                              -------

COMPANY SHARE CONTRIBUTION CONSIDERATION                      2.3(a)
COMPANY STAND-ALONE PLANS                                     5.17(a)
COMPANY U.S. BENEFIT PLAN                                     5.17(a)
CONSULTANT                                                    5.27
CONSULTANT AGREEMENT                                          5.27
COVERED FOREIGN TAXES                                         3.11
COVERED OPERATING TAXES                                       3.11
COVERED PROCEEDING                                            11.1(a)
COVERED TAXES                                                 3.11
CPR                                                           12.13
DEFEASANCE                                                    7.15
DILLER COMMON INTERESTS                                       7.5
DISPUTES                                                      12.13
DISPUTE NOTICE                                                12.13
DREAMWORKS                                                    5.25(f)
DREAMWORKS LLC AGREEMENT                                      5.25(f)
DREAMWORKS MASTER AGREEMENT                                   5.25(f)
DW CLASS U SHARES                                             5.25(a)
EHS WORK PLANS                                                7.26(a)
ESTIMATED COMPANY NET CASH STATEMENT                          3.4(c)
ESTIMATED NBC NET CASH STATEMENT                              3.5(c)
EXCLUDED BUSINESSES                                           7.9(a)(i)
EXCLUDED PROPERTIES                                           7.9(a)(ii)
EXISTING NBC COMMON STOCK                                     6.3(b)(i)
FCC                                                           5.6
FCC LICENSES                                                  6.11(b)
FILING PARTY                                                  7.12(c)(vi)(B)
FINAL COMPANY NET CASH STATEMENT                              3.3.4(g)
FINAL COMPANY NET OPERATING ASSETS                            3.1(d)
FINAL NBC NET CASH STATEMENT                                  3.5(e)
FINAL NBC NET OPERATING ASSETS                                3.1(d)
GE                                                            Preamble
GE COMMON STOCK                                               2.3(d)
GE GROUP COMPANIES                                            3.11
GOVERNMENTAL ANTITRUST ENTITY                                 7.3(c)
GUARANTEES                                                    7.30(a)
INDEMNIFIED PARTY                                             10.4(a)
INDEMNIFYING PARTY                                            10.4(a)
INTERIM PERIOD                                                3.11
LISTED TITLES                                                 5.21(a)
LOSS OR LOSSES                                                10.1(a)
MATSUSHITA MINORITY INTERESTS                                 5.3(e)
MHI                                                           2.3(b)(iii)
NBC                                                           Preamble
NBC AFFILIATE TRANSACTIONS                                    6.19

            TERM                                              SECTION
            ----                                              -------

NBC BUSINESS ASSETS                                           6.20(a)
NBC CASH POOLING ARRANGEMENTS                                 3.5(c)
NBC CLASS A COMMON STOCK                                      2.4
NBC CLASS B COMMON STOCK                                      2.3(a)
NBC FINANCIAL STATEMENTS                                      6.7(a)
NBC FOREIGN TAX AMOUNT                                        3.11
NBC FOREIGN TAX CLOSING PAYMENT                               3.11
NBC FOREIGN TAX CREDIT SHORTFALL AMOUNT                       3.11
NBC-GE INTERCOMPANY NET BALANCE                               3.11
NBC HOLDING                                                   Preamble
NBC HOLDING COMMON STOCK                                      6.3(a)
NBC INTELLECTUAL PROPERTY                                     6.14(a)
NBC LICENSES                                                  6.11(b)
NBC MATERIAL CONTRACTS                                        6.13(a)
NBC MATERIAL JV AGREEMENTS                                    6.13(a)(iii)
NBC MINORITY INTERESTS                                        6.4(b)
NBC MULTIEMPLOYER PLAN                                        6.17(i)
NBC NET OPERATING ASSETS STATEMENT                            3.1(a)
NBC NON -U.S. BENEFIT PLANS                                   6.17(b)
NBC PLANS                                                     7.7(b)
NBC REFERENCE DATE                                            3.1(a)
NBC RELATED PARTIES                                           6.17(a)
NBC RELATED PARTY LIABILITIES                                 10.2(a)(viii)
NBC RESTRUCTURING                                             2.1
NBC U.S. BENEFIT PLANS                                        6.17(a)
NOTEHOLDERS' CONSENT                                          7.18
NOTICE OF DISAGREEMENT                                        3.1(b)
NYCSPIRIT                                                     5.3(f)
OPENING NBC CASH AMOUNT                                       3.5(a)
OPENING USI CASH AMOUNT                                       3.4(a)
OPENING VUE CASH AMOUNT                                       3.4(a)
OPERATING TAXES                                               3.11
OTHER PARTY                                                   7.12(c)(vi)(A)
OUTPUT AGREEMENTS                                             5.13(a)(viii)
PAYING PARTY                                                  7.12(c)(vi)(B)
POST-CLOSING INSPECTION PERIOD                                7.1(c)
RESPONSIBLE PARTY                                             7.12(c)(vi)(A)
RETAINED PLANS                                                10.1(a)(vii)
SHARE CONTRIBUTION                                            2.2(b)(ii)
STATION VENTURE HOLDINGS                                      6.7(d)
STATION VENTURE OPERATIONS                                    6.7(d)
STATIONS                                                      6.11(d)
TALENT CONTRACTS                                              5.13(a)(x)
TARGET COMPANY MULTIEMPLOYER PLAN                             5.17(i)
TARGET COMPANY TENANT ENTITY                                  7.33(b)

            TERM                                              SECTION
            ----                                              -------

TAX BENEFIT                                                   10.10(b)
TAX OPINION                                                   9.1(d)
THEATRICAL AGREEMENT                                          5.25(f)
THIRD PARTY CLAIM                                             10.4(a)
UCDP                                                          5.15(a)
UCI                                                           7.9(b)
UCI ASSETS                                                    7.9(b)
USA ACQUISITION                                               5.7(b)
USH3                                                          Preamble
USI/BV COMPANIES                                              3.11
USI-VU INTERCOMPANY NET BALANCE                               3.11
USI-VUE INTERCOMPANY NET BALANCE                              3.11
VIDEOGRAM AGREEMENT                                           5.25(f)
VIVENDI                                                       Preamble
VIVENDI COMPANIES                                             3.11
VIVENDI COBRA BENEFICIARIES                                   7.7(j)
VIVENDI EMPLOYEES                                             7.7(k)
VIVENDI EQUITY PLANS                                          7.6
VIVENDI RETIREE HEALTH PLAN                                   7.7(f)
VIVENDI TENANT ENTITY                                         7.33(a)
VU BUSINESS INSURANCE POLICY                                  7.16(b)
VUE ASSIGNMENT AND ASSUMPTION AGREEMENT                       7.11(a)
VUE AUDITED FINANCIAL STATEMENTS                              5.7(a)
VUE COMPANIES                                                 3.11
VUE DEFERRED COMPENSATION PLANS                               7.7(g)
VUE FINANCIAL STATEMENTS                                      5.7(a)
VUE FOREIGN TAX AMOUNT                                        3.11
VUE FOREIGN TAX CLOSING PAYMENT                               3.11
VUE FOREIGN TAX CREDIT SHORTFALL AMOUNT                       3.11
VUE INTERIM FINANCIAL STATEMENTS                              5.7(a)
VUE-VU INTERCOMPANY NET BALANCE                               3.11
WORK PAPERS ACCESS LETTER                                     3.1(b)
2003 DW AMENDMENT                                             5.25(f)

                     Section 1.3 Other Definitional Provisions.

                     (a) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                     (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                     (c) Whenever the context so requires, gender-specific pronouns include the neuter, masculine and feminine.

                     (d) The terms "DOLLARS" and "$" mean U.S. dollars.

                     (e) The term "INCLUDING" shall be deemed to be immediately followed by the term "BUT NOT LIMITED TO."

                     (f) The term "KNOWLEDGE" as it applies to the knowledge of Vivendi means the actual knowledge of the individuals identified on Schedule 1.3(f).

                     (g) The term "KNOWLEDGE" as it applies to the knowledge of GE means the actual knowledge of the individuals identified on Schedule 1.3(g).

                     (h) References to a Person include such Person and its successors and assigns.

                                    ARTICLE 2

                THE NBC RESTRUCTURING, CONTRIBUTION AND EXCHANGE

                     Section 2.1 The NBC Restructuring. Prior to or at the Closing, GE shall cause the transactions set forth on Schedule 2.1 to be consummated (the "NBC RESTRUCTURING").

                     Section 2.2 Contribution and Exchange of Shares of Company Common Stock and Company Preferred Stock and Shares of the BV Companies. Upon the terms and subject to the conditions set forth in this Agreement, at the
Closing:

                     (a) USH3 shall Contribute to NBC Sub, and GE shall cause NBC Sub to accept from USH3, (i) 2,984.57080 shares of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") and (ii) 69,316 shares of Series A preferred stock, par value $0.01 per share, of the Company ("COMPANY PREFERRED STOCK") (clauses (i) and (ii) above, collectively, the "COMPANY SHARE CONTRIBUTION"); and

                     (b) Vivendi shall cause:

                        (i) a Subsidiary of Vivendi (the "BV1 SHAREHOLDER") to Contribute to NBC Sub, and GE shall cause NBC Sub to accept from the BV1 Shareholder, 1,929 shares of common stock, par value (euro)45.38 per share ("BV1 COMMON STOCK"), of BV1 (the "BV1 SHARE CONTRIBUTION"); and

                        (ii) each of the Subsidiaries of Vivendi set forth on
Schedule 2.2(b)(ii) (the "BV2 SHAREHOLDERS") to Contribute to NBC Sub, and GE shall cause NBC Sub to accept from each of the BV2 Shareholders, shares of common stock, par value (euro)1.00 per share ("BV2 COMMON STOCK"), of BV2 owned by such BV2 Shareholder set forth opposite such BV2 Shareholder's name on
Schedule 2.2(b)(ii) (the "BV2 SHARE CONTRIBUTION" and, together with the BV1 Share Contribution and the Company Share Contribution, the "SHARE CONTRIBUTION").

                     Section 2.3 Consideration to be Received for the Share Contribution.

                     (a) At the Closing, in exchange for the Company Share Contribution, GE shall cause (i) NBC Sub to deliver to USH3 that number of shares of Class B common stock of NBC ("NBC CLASS B COMMON STOCK") representing 20% of the issued and outstanding capital stock of NBC, (ii) NBC Holding to issue and deliver, at the direction of USH3, to one or more financial institutions selected by NBC Holding and reasonably acceptable to Vivendi, shares of capital stock of NBC Holding, and such financial institutions shall deliver up to $2,947,998,114 to USH3, and (iii) NBC Sub to deliver cash to USH3 equal to the excess of (A) $2,947,998,114 over (B) the amount of cash delivered pursuant to clause (ii) (clauses (i), (ii) and (iii) above collectively referred to herein as the "COMPANY SHARE CONTRIBUTION CONSIDERATION").

                     (b) At the Closing:

                        (i) GE shall, in exchange for the BV1 Share
Contribution, cause (x) NBC Holding to issue and deliver (at the direction of the BV1 Shareholder) to one or more financial institutions selected by NBC Holding and reasonably acceptable to Vivendi shares of capital stock of NBC Holding, and such financial institutions shall deliver up to $548,894,573 to the BV1 Shareholder, and (y) NBC Sub to deliver cash to the BV1 Shareholder equal to the excess of (A) $548,894,573 over (B) the amount of cash delivered pursuant to clause (x) (the "BV1 SHARE CONTRIBUTION CONSIDERATION").

                        (ii) GE shall, in exchange for the BV2 Share
Contribution, cause (x) NBC Holding to issue and deliver (at the direction of the BV2 Shareholders) to one or more financial institutions selected by NBC Holding and reasonably acceptable to Vivendi shares of capital stock of NBC Holding, and such financial institutions shall deliver up to $107,579,510 to the BV2 Shareholders, and (y) NBC Sub to deliver cash to the BV2 Shareholders equal to the excess of (A) $107,579,510 over (B) the amount of cash delivered pursuant to clause (x) (the "BV2 SHARE CONTRIBUTION CONSIDERATION" and, together with the BV1 Share Contribution Consideration, the "BV SHARE CONTRIBUTION CONSIDERATION"). The BV2 Share Contribution Consideration shall be allocated among the BV2 Shareholders in accordance with their pro rata ownership of shares of BV2 Common Stock as set forth on Schedule 2.2(b)(ii).

                        (iii) Subject to Section 7.9(c), GE shall offer to purchase the 160 shares of BV1 Common Stock held by MHI Investment Corporation or its Affiliates ("MHI") for the same consideration per share as the BV1 Contribution Consideration.

                     (c) Notwithstanding the foregoing, if between the date of this Agreement and the Closing, the outstanding shares of NBC Class A Common Stock or NBC Class B Common Stock, as the case may be, shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Company Share Contribution Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

                     (d) Notwithstanding the foregoing, GE shall have the right, at its election (such election to be delivered in writing to Vivendi no later than three (3) Business Days before the Closing), to deliver, in lieu of any amount of cash (a "CASH AMOUNT") to be paid pursuant to Section 2.3(a), 2.3(b)(i) and 2.3(b)(ii), such number of shares of common stock, par value $0.06 per share, of GE ("GE COMMON STOCK") having a value, net of all applicable transaction costs, equal to the Cash Amount. In the event of a delivery of shares of GE Common Stock under this Section 2.3(d), GE will arrange for the sale of such shares no later than twenty (20) Business Days after the Closing, and shall pay interest on the applicable Cash Amount from the Closing Date to the date such shares are sold at a rate equal to Vivendi's bank borrowing rate for such period as notified to GE by Vivendi, provided that if the net proceeds from such sale are less than the Cash Amount, GE shall pay to USH3, the BV1 Shareholder and the BV2 Shareholders, by wire transfer of immediately available funds to an account designated by Vivendi within two (2) Business Days after such sale, the amount of such deficiency.

                     Section 2.4 Beneficial Ownership in NBC by GE and Vivendi. Notwithstanding anything to the contrary contained in this Agreement, immediately following the transactions contemplated by this Article 2 and by
Section 7.13, the beneficial ownership by GE of its shares of Class A common stock of NBC ("NBC CLASS A COMMON STOCK") shall represent at least 80% of the issued and outstanding capital stock of NBC and, except as set forth on Schedule 7.13, the beneficial ownership by Vivendi of its shares of NBC Class B Common Stock shall represent at least 20% of the issued and outstanding capital stock of NBC.

                                    ARTICLE 3

                        NET OPERATING ASSETS ADJUSTMENTS;
                              NET CASH ADJUSTMENTS

                     Section 3.1 Procedures for Determination of Net Operating Assets.

                     (a) Within 120 days after the date hereof, (i) Vivendi shall prepare and deliver to GE a statement (the "COMPANY NET OPERATING ASSETS STATEMENT") setting forth Net Operating Assets of the Target Companies as of the close of business on September 30, 2003 (the "COMPANY REFERENCE DATE") for the Company ("AUDITED COMPANY NET OPERATING ASSETS"), together with a certificate of Vivendi certifying that the Company Net Operating Assets Statement has been prepared in accordance with the requirements of this Section 3.1, and (ii) GE shall prepare and deliver to Vivendi a statement (the "NBC NET OPERATING ASSETS STATEMENT") setting forth Net Operating Assets of the NBC Companies as of the close of business on September 28, 2003 (the "NBC REFERENCE DATE") for NBC ("AUDITED NBC NET OPERATING ASSETS"), together with a certificate of GE certifying that the NBC Net Operating Assets Statement has been prepared in accordance with the requirements of this Section 3.1. The Company Net Operating

Assets Statement and the NBC Net Operating Assets Statement shall be prepared in accordance with GAAP following the presentation of and containing the accounts set forth on the statements set forth on Schedule 3.1(a)(i) and Schedule 3.1(a)(ii), respectively, and in a manner consistent with the preparation of the Company Interim Unaudited Financial Statements or the NBC Financial Statements, as the case may be. The Company Net Operating Assets Statement and the NBC Net Operating Assets Statement shall be accompanied by reports from Vivendi's independent auditor (or such other independent auditor selected by Vivendi and reasonably acceptable to GE) and GE's independent auditor, respectively, to the effect that such statements (i) have been prepared in accordance with GAAP following the presentation of and containing the accounts set forth on the statements set forth on Schedule 3.1(a)(i) and Schedule 3.1(a)(ii), respectively, and audited in accordance with U.S. generally accepted auditing standards, and (ii) fairly present in all material respects the Company Net Operating Assets and the NBC Net Operating Assets as of the Company Reference Date and the NBC Reference Date, respectively, following the presentation of and containing the accounts set forth on the statements set forth on Schedule 3.1(a)(i) and Schedule 3.1(a)(ii), respectively.

                     (b) During the 20-Business Day period following the date of execution of the Work Papers Access Letter with GE's independent auditors or with Vivendi's independent auditors, as the case may be, GE and its independent auditors and Vivendi and its independent auditors (in each case, excluding any audit personnel involved with due diligence related to the transactions contemplated by this Agreement) shall review and perform related audit procedures with respect to (i) reasonably available supporting information prepared by Vivendi in preparing the Company Net Operating Assets Statement or by GE in preparing the NBC Net Operating Assets Statement, as the case may be, and (ii) subject to the execution and delivery by GE or Vivendi, as the case may be, of a reasonable and customary release and indemnity agreement (the "WORK PAPERS ACCESS LETTER") with Vivendi's or GE's, as the case may be, independent auditors (or such other independent auditor selected by Vivendi and reasonably acceptable to GE), the working papers, schedules and other documents prepared, used or otherwise generated by Vivendi's or GE's independent auditors (or such other independent auditor selected by Vivendi and reasonably acceptable to GE) relating to the Company Net Operating Assets Statement or the NBC Net Operating Assets Statement, as the case may be. Each of the Company Net Operating Assets Statement and the NBC Net Operating Assets Statement shall become final and binding upon the parties on the 20th Business Day following execution of the Work Papers Access Letter with GE's independent auditors or Vivendi's independent auditors (or such other independent auditor selected by Vivendi and reasonably acceptable to GE), as the case may be, unless GE or Vivendi, as the case may be, gives a separate written notice of its disagreement with respect to the Company Net Operating Assets Statement or the NBC Net Operating Assets Statement, as the case may be (each such notice, a "NOTICE OF DISAGREEMENT") to Vivendi or GE, as the case may be, prior to such date, provided that (A) Vivendi shall not be permitted to submit a Notice of Disagreement unless such notice sets forth disagreements that in the aggregate would result in a downward adjustment to NBC Net Operating Assets in excess of $30 million, and (B) GE shall not be permitted to submit a Notice of Disagreement unless such notice sets forth disagreements that in the aggregate would result in a downward adjustment to Company Net Operating Assets in excess of $50 million. A Notice of Disagreement shall (I) specify the nature of any disagreement so asserted in reasonable detail, identify the specific items involved and specify the amount (or an estimate thereof) of each such disagreement and (II) include only disagreements based upon the Company Net Operating Assets Statement or the NBC Net Operating Assets Statement, as the case may be, not being prepared in accordance with this Section 3.1.

                     (c) If a Notice of Disagreement is received by Vivendi or GE, as the case may be, within the 20-Business Day period following the execution of the Work Papers Access Letter with GE's independent auditors and Vivendi's independent auditors (or such other independent auditor selected by Vivendi and reasonably acceptable to GE), as the case may be, then the Company Net Operating Assets Statement or the NBC Net Operating Assets Statement, as the case may be (as revised in accordance with this Section 3.1(c)), shall become final and binding upon the parties on the date on which GE and Vivendi resolve in writing any differences they have with respect to the matters specified in such Notice of Disagreement. During the 15-Business Day period following the delivery of a Notice of Disagreement, members of senior management of GE and Vivendi shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in such Notice of Disagreement. At the end of such 15-Business Day period, such members of senior management shall refer to the respective Chief Executive Officers of NBC and Vivendi for resolution any and all matters that remain in dispute and were properly included in such Notice of Disagreement. The Chief Executive Officers shall meet within 15 days after such referral and shall attempt in good faith to resolve the dispute. The fees and disbursements of any party's independent auditors, its attorneys or any other expenses of such party incurred in connection with this
Section 3.1 shall be borne by such party.

                     (d) "FINAL COMPANY NET OPERATING ASSETS" means (i) Audited Company Net Operating Assets if no Notice of Disagreement is delivered by GE to Vivendi or (ii) the Net Operating Assets of the Company as of the close of business on the Company Reference Date as finally determined pursuant to Section 3.1(c) if a Notice of Disagreement is delivered by GE. "FINAL NBC NET OPERATING ASSETS" means (i) Audited NBC Net Operating Assets if no Notice of Disagreement is delivered by Vivendi to GE or (ii) the Net Operating Assets of NBC as of the close of business on the NBC Reference Date as finally determined pursuant to
Section 3.1(c) if a Notice of Disagreement is delivered by Vivendi.

                     Section 3.2 Company Net Operating Assets Adjustments. In the event that Final Company Net Operating Assets are less than $1,550 million and such shortfall exceeds $50 million, Vivendi shall, or shall cause USH3 to, pay on the later of (A) the third Business Day after the Company Net Operating Assets Statement becomes final and binding and (B) the Closing Date, at the Closing, to NBC, by wire transfer of immediately available funds to an account designated by NBC, an amount equal to such shortfall.

                     Section 3.3 NBC Net Operating Assets Adjustments. In the event that Final NBC Net Operating Assets are less than $913 million and such shortfall exceeds $30 million, GE shall pay, on the later of (A) the third


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
Business Day after the NBC Net Operating Assets Statement becomes final and binding and (B) the Closing Date, at the Closing, to NBC, by wire transfer of immediately available funds to an account designated by NBC, an amount equal to such shortfall.

                     Section 3.4 Company Net Cash Adjustment.

                     (a) Opening Cash Amounts. Vivendi represents and warrants to GE that (i) the net cash balance of the VUE Companies as of September 30, 2003 is $589,335,000 (the "OPENING VUE CASH AMOUNT"), which represents (A) the sum of (x) the Cash of the VUE Companies, plus (y) the VUE-VU Intercompany Net Balance, minus (B) the USI-VUE Intercompany Net Balance (which, for the avoidance of doubt, is a negative number and such number (expressed as a positive number) has been added to the sum referred to in clause (A) above), calculated in the manner set forth on Schedule 3.4(a), in each case as of September 30, 2003, and (ii) the net cash balance of the USI/BV Companies as of September 30, 2003 is ($27,811,000) (a negative number) (the "OPENING USI CASH AMOUNT"), which represents the sum of (A) the Cash of the USI/BV Companies, plus
(B) the USI-VU Intercompany Net Balance, plus (C) the USI-VUE Intercompany Net Balance, calculated in the manner set forth on Schedule 3.4(a), in each case as of September 30, 2003. Vivendi and GE agree that, in addition to the payments to be made pursuant to Article 2 at the Closing, an amount equal to 93.06% of the Opening VUE Cash Amount shall be paid to USH3 and an amount equal to the Opening USI Cash Amount (expressed as a positive number) shall be paid by USH3 to the Company, in each case in accordance with this Section 3.4.

                     (b) Interim Cash Flows. Vivendi and GE agree that from October 1, 2003 (inclusive) through the close of business on the Closing Date,
(i) any increase or decrease in the net cash balance of the VUE Companies (to the extent of NBC's ownership interest in such VUE Companies after the Closing) shall be for the account of GE and Vivendi in accordance with their proportionate equity interests in NBC immediately after the Closing and (ii) any increase or decrease in the net cash balance of the USI/BV Companies shall be for the account of GE and Vivendi in accordance with their proportionate equity interests in NBC immediately after the Closing. The changes in such net cash balances shall be accounted for in accordance with this Section 3.4.

                     (c) Company Cash Pooling Arrangements. Vivendi and GE agree that from the date hereof until the Closing Date (but not thereafter), each of the Target Companies shall be permitted to make readily identifiable payments to Vivendi or any of its Affiliates pursuant to lawful cash pooling arrangements presently existing at any of the Target Companies as modified pursuant to this
Section 3.4 and Section 3.11 (such arrangements, as so modified, the "COMPANY CASH POOLING ARRANGEMENTS"). After September 30, 2003, no payments shall be made or accrue under any Tax Sharing Agreement involving the Universal Common Parent or any of its Affiliates (other than any Target Company), on the one hand, and any Target Company, on the other hand. As of the close of business on the Closing Date, Vivendi shall, and shall cause the Target Companies to, (i) cease all payments under the Company Cash Pooling Arrangements and (ii) prevent any other change in the VUE-VU Intercompany Net Balance, the USI-VU Intercompany Net Balance and the USI-VUE Intercompany Net Balance. No later than two Business Days prior to the Closing, Vivendi shall prepare and deliver to NBC and GE a statement setting forth the VUE-VU Intercompany Net Balance, the USI-VU

Intercompany Net Balance, the USI-VUE Intercompany Net Balance and the VUE Foreign Tax Closing Payment, in each case as of the close of business on the last day of the month immediately preceding the Closing Date (the "ESTIMATED COMPANY NET CASH STATEMENT").

                     (d) USI Closing Cash Adjustment Payments. Subject to any offsetting of payments pursuant to Section 3.6, the following payments shall be made at the Closing (and all balances as of the close of business on the Closing Date taken into account under the definition of USI-VUE Intercompany Net Balance and the USI-VU Intercompany Net Balance shall be cancelled):

                        (i) If the USI-VUE Intercompany Net Balance as shown on the Estimated Company Net Cash Statement reflects a net payable by the VUE Companies to the USI/BV Companies, VUE shall pay such amount to the Company at the Closing in consideration for the cancellation of all intercompany balances included in the computation of the USI-VUE Intercompany Net Balance. If the USI-VUE Intercompany Net Balance as shown on the Estimated Company Net Cash Statement reflects a net payable by the USI/BV Companies to the VUE Companies, the Company shall pay such amount to VUE at the Closing in consideration for the cancellation of all intercompany balances included in the computation of the USI-VUE Intercompany Net Balance, provided that in the event the amount payable by the Company under this sentence exceeds the amount of cash available to the Company, Vivendi shall cause USH3 to pay the shortfall.

                        (ii) If the USI-VU Intercompany Net Balance as shown on the Estimated Company Net Cash Statement reflects a net payable by the Vivendi Companies to the USI/BV Companies, Vivendi shall cause USH3 to pay such amount to the Company (for the benefit of NBC) in consideration for the cancellation of all intercompany balances included in the computation of the USI-VU Intercompany Net Balance. If the USI-VU Intercompany Net Balance as shown on the Estimated Company Net Cash Statement reflects a net payable by the USI/BV Companies to the Vivendi Companies, the Company shall pay such amount to USH3 in consideration for the cancellation of all intercompany balances included in the computation of the USI-VU Intercompany Net Balance, provided that if the amount payable by the Company to USH3 under this sentence exceeds the amount of cash available to the Company on the Closing Date, NBC shall pay the shortfall to USH3.

                        (iii) Vivendi shall cause USH3 to pay the Opening USI Cash Amount (expressed as a positive number) to the Company at the Closing.

                        (iv) Vivendi shall cause USH3 to pay the VUE Foreign Tax Closing Payment as reflected on the Estimated Company Net Cash Statement to NBC Holding at the Closing.

                     (e) VUE Closing Cash Adjustment Payments. Subject to any offsetting of payments pursuant to Section 3.6, the following payments shall be made immediately prior to, at or following the Closing, as the case may be (and all balances as of the close of business on the Closing Date taken into account under the definition of VUE-VU Intercompany Net Balance shall be cancelled):

                        (i) If the VUE-VU Intercompany Net Balance as shown on the Estimated Company Net Cash Statement reflects a net payable by the Vivendi Companies to the VUE Companies, Vivendi shall cause USH3 to pay such amount to VUE at the Closing in consideration for the cancellation of all intercompany balances included in the computation of the VUE-VU Intercompany Net Balance. If the VUE-VU Intercompany Net Balance as shown on the Estimated Company Net Cash Statement reflects a net payable by the VUE Companies to the Vivendi Companies, VUE shall pay such amount to USH3 in consideration for the cancellation of all intercompany balances included in the computation of the VUE-VU Intercompany Net Balance, provided that if the amount payable by VUE exceeds the amount of cash available to VUE at the Closing, NBC shall make an arm's-length loan in an amount equal to the shortfall to VUE and VUE shall pay such amount to USH3.

                        (ii) NBC shall pay USH3 an amount equal to 93.06% of the Opening VUE Cash Amount at the Closing.

                     (f) USI BV Receivable. Prior to Closing, Vivendi shall either (i) repay the USI BV Receivable and cause Universal Studios International BV to distribute the proceeds to VUE or (ii) cause Universal Studios International BV to distribute the USI BV Receivable to VUE, whereupon the provisions of Sections 3.4 and 3.6, as the case may be, shall apply as between VUE and Vivendi and its Affiliates.

                     (g) Final Company Net Cash Statement. Within 45 days after the last day of the month in which the Closing occurs, Vivendi shall prepare and deliver to NBC and GE, a statement setting forth the VUE-VU Intercompany Net Balance, the USI-VU Intercompany Net Balance, the USI-VUE Intercompany Net Balance and the VUE Foreign Tax Closing Payment, in each case as of the close of business on the Closing Date (the "FINAL COMPANY NET CASH STATEMENT"). NBC shall, and shall cause the Target Companies to, provide Vivendi and its independent auditors with reasonable access, during regular business hours, to the employees, books, records or properties of the Target Companies for the purpose of preparing the Final Company Net Cash Statement.

                     (h) Post-Closing Adjustments. During the 30-day period following delivery of the Final Company Net Cash Statement, GE and its independent auditors may review and perform related audit procedures with respect to (i) reasonably available supporting information prepared by Vivendi in preparing the Estimated Company Net Cash Statement and the Final Company Net Cash Statement, and (ii) the books and records, schedules and other documents prepared, used or otherwise generated by Vivendi relating to cash and intercompany balances, bank statements and intercompany funding movements. The Final Company Net Cash Statement shall become final and binding upon the parties on the 30th day following delivery thereof, unless GE gives a separate written notice of its disagreement with respect to the Final Company Net Cash Statement, in which case the parties shall follow the dispute resolution procedures set forth in Sections 3.1(b) and (c), provided that (A) the $50 million threshold set forth therein shall not apply for purposes of this Section 3.4(h) and (B) all references to the Company Net Operating Statement shall be deemed to be references to the Final Company Net Cash Statement. If it is determined (I) that there are differences in the VUE-VU Intercompany Net Balance, the USI-VU Intercompany Net Balance, the USI-VUE Intercompany Net Balance or the VUE Foreign Tax Closing Payment, in each case as shown on the final and binding Final Company Net Cash Statement, and the VUE-VU Intercompany Net Balance, the USI-VU Intercompany Net Balance, the USI-VUE Intercompany Net Balance or the VUE Foreign Tax Closing Payment, in each case as shown on the Estimated Company Net Cash Statement, respectively, or (II) in the dispute resolution process that the payments or loans actually made pursuant to this Section 3.4 differed from the payments or loans that should have been made, reconciliation payments or loans, as the case may be, shall be made among the parties within three Business Days of such determination.

                     (i) Access to Information. Promptly following the delivery of the Estimated Company Net Cash Statement to GE under Section 3.4(c) and the delivery of the Final Company Net Cash Statement to GE under Section 3.4(h), as the case may be, Vivendi shall provide GE and its independent auditors with reasonable access, during regular business hours, to the employees, books, records or properties of Vivendi and, prior to the Closing, the Target Companies in connection with GE's review of such statements.

                     Section 3.5 NBC Net Cash Adjustment.

                     (a) Opening Cash Amounts. GE represents and warrants that the net cash balance of the NBC Companies as of September 30, 2003 is ($8,352,794,000) (a negative number) (the "OPENING NBC CASH AMOUNT"), which represents the sum of (i) the Cash of the NBC Companies, plus (ii) the NBC-GE Intercompany Net Balance (which, for the avoidance of doubt, is a negative number and such number (expressed as a positive number) has been subtracted from the amount referred to in clause (i) above), calculated in the manner set forth on Schedule 3.5(a), in each case as of September 30, 2003. Vivendi and GE agree that the Opening NBC Cash Amount shall be for the account of GE. Such net cash balance (expressed as a positive number) shall be paid by NBC Holding to NBC in accordance with this Section 3.5.

                     (b) Interim Cash Flows. GE and Vivendi agree that from October 1, 2003 (inclusive) through the close of business on the Closing Date, any increase or decrease in the net cash balance of the NBC Companies shall be for the account of GE and Vivendi in accordance with their proportionate equity interests in NBC immediately after Closing. The changes in such net cash balance shall be accounted for in accordance with this Section 3.5.

                     (c) NBC Cash Pooling Arrangements. From the date hereof until the Closing Date (but not thereafter), each of the NBC Companies shall be permitted to make readily identifiable payments to GE or any of its Affiliates pursuant to lawful cash pooling arrangements presently existing at any of the NBC Companies as modified pursuant to this Section 3.5 and Section 3.11 (such arrangements, as so modified, the "NBC CASH POOLING ARRANGEMENTS"). After September 30, 2003, no payments shall be made or accrue under any Tax Sharing Agreement (other than the GE-NBC Universal Tax Sharing Agreement pursuant to which payments may be made or accrued the day after the Closing) involving GE or any of its Affiliates (other than any NBC Company), on the one hand, and any NBC Company, on the other hand. Except as provided under Section 7.29, as of the close of business on the Closing Date, GE shall, and shall cause the NBC Companies to, (i) cease all payments under the NBC Cash Pooling Arrangements and
(ii) prevent any other change in the NBC-GE Intercompany Net Balance. No later than two Business Days prior to the Closing, GE shall prepare and deliver to Vivendi a statement setting forth the NBC-GE Intercompany Net Balance and the NBC Foreign Tax Closing Payment, in each case as of the close of business on the last day of the month immediately preceding the Closing Date (the "ESTIMATED NBC NET CASH STATEMENT").

                     (d) NBC Closing Cash Adjustment Payments. Subject to any offsetting of payments pursuant to Section 3.6, the following payments shall be made at the Closing (and all balances as of the close of business on the Closing Date taken into account under the definition of NBC-GE Intercompany Net Balance shall be cancelled):

                        (i) If the NBC-GE Intercompany Net Balance as shown on the Estimated NBC Net Cash Statement reflects a net payable by the GE Group Companies to the NBC Companies, GE shall cause NBC Holding to pay such amount to NBC at the Closing in consideration for the cancellation of all intercompany balances included in the computation of the NBC-GE Intercompany Net Balance. If the NBC-GE Intercompany Net Balance as shown on the Estimated NBC Net Cash Statement reflects a net payable by the NBC Companies to the GE Group Companies, NBC shall pay such amount to NBC Holding at the Closing in consideration for the cancellation of all intercompany balances included in the computation of the NBC-GE Intercompany Net Balance.

                        (ii) GE shall cause NBC Holding to pay the Opening NBC Cash Amount (expressed as a positive number) to NBC at the Closing.

                        (iii) GE shall cause NBC Holding to pay the NBC Foreign Tax Closing Payment as reflected on the Estimated NBC Net Cash Statement to USH3 at the Closing.

                     (e) Final NBC Net Cash Statement. Within 45 days after the last day of the month in which the Closing occurs, GE shall prepare and deliver to Vivendi, a statement setting forth the NBC-GE Intercompany Net Balance and the NBC Foreign Tax Closing Payment, in each case as of the close of business on the Closing Date (the "FINAL NBC NET CASH STATEMENT").

                     (f) Post-Closing Adjustments. During the 30-day period following the delivery of the Final NBC Net Cash Statement, Vivendi and its independent auditors may review and perform related audit procedures with respect to (i) reasonably available supporting information prepared by GE or NBC in preparing the Estimated NBC Net Cash Statement and the Final NBC Net Cash Statement, and (ii) the books and records, schedules and other documents prepared, used or otherwise generated by GE or NBC relating to cash and intercompany balances, bank statements and intercompany funding movements. The Final NBC Net Cash Statement shall become final and binding upon the parties on the 30th day following delivery thereof, unless Vivendi gives separate written notice of its disagreement with respect to the Final NBC Net Cash Statement, in which case the parties shall follow the dispute resolution procedures set forth in Sections 3.1(b) and (c), provided that (A) the $30 million threshold set forth therein shall not apply for purposes of this Section 3.5(f) and (B) all references to the NBC Net Operating Statement shall be deemed to be references to the Final NBC Net Cash Statement. If it is determined (I) that there are differences in the NBC-GE Intercompany Net Balance or the NBC Foreign Tax Closing Payment, in each case as shown on the final and binding Final NBC Net Cash Statement, and the NBC-GE Intercompany Net Balance or the NBC Foreign Tax Closing Payment, in each case as shown on the Estimated NBC Net Cash Statement, respectively, or (II) in the dispute resolution process that the payments actually made pursuant to this Section 3.5 differed from the payments that should have been made, reconciliation payments shall be made among the parties within three Business Days of such determination.

                     (g) Access to Information. Promptly following the delivery of the Estimated NBC Net Cash Statement to Vivendi under Section 3.5(c) and the delivery of the Final NBC Net Cash Statement to Vivendi under Section 3.5(f), as the case may be, GE shall, and shall cause the NBC Companies to, provide Vivendi and its independent auditors with reasonable access, during regular business hours, to the employees, books, records or properties of GE or any of the NBC Companies in connection with Vivendi's review of such statements.

                     Section 3.6 Offsetting Payments. In the event that any Person required to make a payment (the "FIRST PARTY") under Section 3.4 or 3.5 to a Person (the "SECOND PARTY") is entitled to receive a payment from the Second Party, the two payments shall be offset against the other, and only the net amount resulting from such offsetting shall be payable by the First Party or the Second Party, as the case may be.

                     Section 3.7 Payment to USH3 and NBC Holding in Respect of Certain Foreign Income Taxes.

                     (a) Upon the payment after the Closing Date of any Covered Foreign Taxes with respect to any Target Company, Vivendi shall cause USH3 to pay NBC Holding an amount equal to the product of (i) 40%, (ii) 80% and (iii) the amount of such Covered Foreign Taxes. Upon the payment of any Covered Foreign Taxes with respect to any NBC Company (excluding for the avoidance of doubt any Target Company) after the Closing Date, GE shall cause NBC Holding to pay USH3 an amount equal to the product of (i) 40%, (ii) 20% and (iii) the amount of such Covered Foreign Taxes.

                     (b) As promptly as practicable after the filing of the U.S. federal consolidated income tax return of the Universal Common Parent for the year including the Closing Date, Vivendi shall cause USH3 to pay to NBC Holding the VUE Foreign Tax Credit Shortfall Amount, plus interest on such amount at GE's bank borrowing rate. As promptly as practicable after the filing of the U.S. federal consolidated income tax return of GE for the year including the Closing Date, GE shall cause NBC Holding to pay to USH3 the NBC Foreign Tax Credit Shortfall Amount, plus interest on such amount at Vivendi's bank borrowing rate. If the amount of foreign tax credit carryforwards or the amount of Covered Foreign Taxes (including by reason of a payment of Covered Foreign Taxes after the Closing that has not previously been taken into account under this Section 3.7(b)) taken into account for purposes of the VUE Foreign Tax Credit Shortfall Amount or the NBC Foreign Tax Credit Shortfall Amount is adjusted following the date payment under this Section 3.7 is made, appropriate reconciliation payments shall be made to account for such adjustment.

                     Section 3.8 Interest on Overdue Payments. Any amounts due a party under this Article 3 shall bear interest from the date such payment is due at an interest rate equal to GE's or Vivendi's bank borrowing rate, as the case may be, for such period as notified by such party.

                     Section 3.9 Coordination with Other Tax Provisions. Notwithstanding any provision to the contrary in Section 7.12 or Article 11, and except to the extent provided in this Article 3, none of the Vivendi Companies shall be responsible for or required to pay any Covered Operating Taxes attributable to any Target Company (or any Covered Foreign Taxes attributable to any Target Company taken into account under this Article 3) and none of the GE Group Companies shall be responsible for or required to pay any Covered Operating Taxes attributable to any NBC Company (or any Covered Foreign Taxes attributable to any NBC Company taken into account under this Article 3).

                     Section 3.10 Interest on Intercompany Balances and Opening Cash Amounts. Vivendi and GE agree that during the Interim Period, interest on the Opening VUE Cash Amount, the Opening USI Cash Amount and the Opening NBC Cash Amount and on intercompany balances arising during the Interim Period will be treated as follows:

                     (a) The payment of the Opening USI Cash Amount by USH3 to the Company pursuant to Section 3.4(d)(iii) shall be increased by the amount of any interest (i) paid by the Company to USH3 during the Interim Period on the intercompany balance giving rise to such Opening USI Cash Amount or (ii) payable by the Company to USH3 that accrues on the intercompany balance giving rise to such Opening USI Cash Amount.

                     (b) The payment of the Opening VUE Cash Amount by NBC to USH3 pursuant to Section 3.4(e)(ii) shall be increased by interest as follows:
(i) the portion of the Opening VUE Cash Amount that consists of cash deposits of the VUE Companies under the Film Securitization Facility Agreement shall be increased by 93.06% of the amount of any interest earned on such deposits during the Interim Period and (ii) the remaining portion of the Opening VUE Cash Amount shall be increased by 93.06% of the amount of any interest (A) paid by Vivendi to VUE on such portion during the Interim Period or (B) payable by Vivendi to VUE that accrues on such portion during the Interim Period.

                     (c) The payment of the NBC Opening Cash Amount by NBC Holding to NBC pursuant to Section 3.5(d)(ii) shall be increased by the amount of any interest (i) paid by NBC to GE on the Opening NBC Cash Amount during the Interim Period or (ii) payable by NBC to GE that accrues on the NBC Opening Cash Amount during the Interim Period.

                     (d) All other intercompany balances arising after October 1, 2003 and taken into account in the determination of the NBC-GE Intercompany Net Balance, the VUE-VU Intercompany Net Balance, the USI-VU Intercompany Net Balance and the USI-VUE Intercompany Net Balance shall accrue interest in the ordinary course of business consistent with past practices.

                     Section 3.11 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings.

                     "CASH" means cash and cash equivalents, it being agreed that foreign currencies shall be deemed converted into U.S. dollars at the prevailing exchange rates in effect on September 20, 2003 for GE and the NBC Companies and September 24, 2003 for Vivendi and the Target Companies, on the last day of the month immediately preceding the Closing Date or on the Closing Date, as the case may be.

                     "COVERED OPERATING TAXES" means Operating Taxes that (i) are paid by, or withheld from payments to, any of the NBC Companies or the Target Companies, as the case may be, during the Interim Period, (ii) are attributable to the Interim Period, (iii) relate exclusively to the business and assets that will be held by NBC and its Subsidiaries after the Closing (and do not relate to any other business or asset) and (iv) arise and are paid in the ordinary course of business, consistent with past practice and do not arise from or relate to any extraordinary transaction (including any transaction which is the subject of any indemnity under this Agreement or any of the Ancillary Agreements).

                     "COVERED FOREIGN TAXES" means non U.S. federal, state or local Taxes (other than Operating Taxes) that (i) are paid by, or withheld from payments to, any of the NBC Companies or the Target Companies, as the case may be, during the Interim Period (or are paid after the Closing Date, but only to the extent such Taxes are duly and timely paid upon the initial filing of a Tax Return after the Closing Date in accordance with Section 7.12), (ii) are attributable to the Interim Period, (iii) relate exclusively to the business and assets that will be held by NBC and its Subsidiaries after the Closing (and do not relate to any other business or asset) and (iv) arise and are paid in the ordinary course of business, consistent with past practice and do not arise from or relate to any extraordinary transaction (including any transaction which is the subject of any indemnity under this Agreement or any of the Ancillary Agreements), provided that in the case of any such Taxes paid by, or withheld from payments to, any of the VUE Companies, Covered Foreign Taxes shall mean 94.56% of such Taxes.

                     "COVERED TAXES" means Covered Operating Taxes and Covered Foreign Taxes (determined without regard to the proviso).

                     "GE GROUP COMPANIES" means GE and its Affiliates (other than the NBC Companies).

                     "INTERIM PERIOD" means the period beginning October 1, 2003 and ending on the Closing Date.

                     "NBC FOREIGN TAX AMOUNT" means the Covered Foreign Taxes paid by, or withheld from payments to, any NBC Company.

                     "NBC FOREIGN TAX CLOSING PAYMENT" means the product of (i) 40%, (ii) 20% and (iii) the Covered Foreign Taxes paid by, or withheld from payments to, any of the NBC Companies during the Interim Period. "NBC FOREIGN TAX CREDIT SHORTFALL AMOUNT" means the product of (i) 20% and (ii) the excess (if any) of (A) 60% of the NBC Foreign Tax Amount over (B) 60% of the foreign tax credit carryforward (for U.S. federal income tax purposes) of the NBC Companies (other than any foreign subsidiaries) to the first taxable year beginning after the Closing.

                     "NBC-GE INTERCOMPANY NET BALANCE" means the intercompany net balance of the NBC Companies with the GE Group Companies, which intercompany net balance shall be (a) determined by GE in accordance with its past practice and (b) expressed as (I) a positive number if such balance reflects a net payable by the GE Group Companies to the NBC Companies and (II) a negative number if such balance reflects a net payable by the NBC Companies to the GE Group Companies, provided that the following items shall be accounted for as follows: (i) trade balances arising in the ordinary course of business under Contracts in effect as of the date hereof or permitted, or not prohibited, by
Section 7.2(b) or (d) shall be excluded; (ii) any cash expenditures made by the NBC Companies that relate to an expense or obligation to be borne by GE under this Agreement or under the IACI Matters Agreement, including under Sections 10.2(a)(iii) - (viii), Section 10.7, Section 11.3(b) and Section 12.14 shall be deemed to give rise to an intercompany balance payable by GE to NBC; (iii) the transactions contemplated by Schedule 2.1 and any distribution by NBC to GE of the proceeds (net of all related transaction expenses) from the sale of any assets transferred in accordance with Schedule 2.1 by any NBC Company to a Person (other than another NBC Company) shall not give rise to any intercompany balance but shall be treated as a permitted dividend, payment or distribution under Section 7.2(d)(x); (iv) any Tax payment made by (or any Tax withheld from any payment to) any NBC Company (other than a Covered Tax) shall be deemed to give rise to an intercompany balance payable by GE to NBC, and any Covered Tax payment made or incurred by any NBC Company shall not give rise to an intercompany balance; and (v) any balances stated in foreign currencies shall be deemed converted into U.S. dollars at the prevailing exchange rates in effect on September 20, 2003, on the last day of the month immediately preceding the Closing Date or on the Closing Date, as the case may be.

                     "OPERATING TAXES" means real, personal and intangible property Taxes, payroll Taxes, sales and use Taxes, value added Taxes and any other similar Taxes not based on or measured by income.

                     "USI/BV COMPANIES" means the Target Companies (other than the VUE Companies).

                     "USI-VU INTERCOMPANY NET BALANCE" means the intercompany net balance of the USI/BV Companies with the Vivendi Companies, which intercompany net balance shall be (a) determined by Vivendi in accordance with its past practice and (b) expressed as (I) a positive number if such balance reflects a net payable by the Vivendi Companies to the USI/BV Companies and (II) a negative number if such balance reflects a net payable by the USI/BV Companies to the Vivendi Companies, provided that the following items shall be accounted for as follows: (i) trade balances arising in the ordinary course of business under Contracts in effect as of the date hereof or permitted pursuant to Section 7.2(c)(xxii) shall be excluded; (ii) any cash expenditures made by any USI/BV Company that relate to an expense or obligation to be borne by Vivendi under this Agreement or the IACI Matters Agreement, including under Sections 10.1(a)(iii) - (xii), Section 10.7, Section 11.2(b), and Section 12.14, shall be deemed to give rise to an intercompany balance payable by Vivendi to the Company; (iii) any distribution by any USI/BV Company to the Vivendi Companies of the proceeds (net of all related transaction expenses) from the sale of any Excluded Asset shall not give rise to any intercompany balance but shall be treated as a permitted dividend, payment or distribution for purposes of Section 7.2(c)(viii); (iv) any payments made to the Company by Vivendi or any of its Affiliates in connection with the transactions contemplated by Section 7.5 shall not give rise to an intercompany balance; (v) an amount equal to 93.06% (if the Diller Put or Diller Call is not exercised at or prior to the Closing) or 94.56% (if the Diller Put or Diller Call is exercised at or prior to the Closing) of any cash dividends paid by VUE on the Class B Preferred Interests during the Interim Period shall give rise to an intercompany balance in such amount payable by Vivendi to the Company; (vi) any Tax payment made by (or any Tax withheld from any payment to) any USI/BV Company and 94.56% of any Tax payment made by (or any Tax withheld from any payment to) any VUE Company (other than in either case a Covered Tax) shall be deemed to give rise to an intercompany balance payable by Vivendi to the Company, and any Covered Tax payment made or incurred by any Target Company shall not give rise to an intercompany balance; and (vii) any balances stated in foreign currencies shall be deemed converted into U.S. dollars at the prevailing exchange rates in effect on September 24, 2003, on the last day of the month immediately preceding the Closing Date or on the Closing Date, as the case may be.

                     "USI-VUE INTERCOMPANY NET BALANCE" means the intercompany net balance of the USI/BV Companies with the VUE Companies, which intercompany net balance shall be (a) determined by Vivendi in accordance with its past practice and (b) expressed as (I) a positive number if such balance reflects a


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
net payable by the VUE Companies to the USI/BV Companies and (II) a negative number if such balance reflects a net payable by the USI/BV Companies to the VUE Companies, provided that the following items shall be accounted for as follows:
(i) trade balances arising in the ordinary course of business under Contracts in effect as of the date hereof or permitted pursuant to Section 7.2(c)(xxii) shall be excluded and (ii) any balances stated in foreign currencies shall be deemed converted into U.S. dollars at the prevailing exchange rates in effect on September 24, 2003, on the last day of the month immediately preceding the Closing Date or on the Closing Date, as the case may be.

                     "VIVENDI COMPANIES" means Vivendi and its Affiliates (other than the Target Companies).

                     "VUE COMPANIES" means VUE and its Subsidiaries.

                     "VUE FOREIGN TAX AMOUNT" means the Covered Foreign Taxes paid by, or withheld from payments to, any of the Target Companies.

                     "VUE FOREIGN TAX CLOSING PAYMENT" means the product of (i) 40%, (ii) 80% and (iii) the Covered Foreign Taxes paid by, or withheld from payments to, any of the Target Companies during the Interim Period.

                     "VUE FOREIGN TAX CREDIT SHORTFALL AMOUNT" means the product of (i) 80% and (ii) the excess (if any) of (A) 60% of the VUE Foreign Tax Amount over (B) 60% of the foreign tax credit carryforward (for U.S. federal income tax purposes) of the Company and its Subsidiaries (other than the VUE Companies) to the taxable year beginning the date after the Closing.

                     "VUE-VU INTERCOMPANY NET BALANCE" means the intercompany net balance of the VUE Companies with the Vivendi Companies, which intercompany net balance shall be determined (a) by Vivendi in accordance with its past practice and (b) expressed as (I) a positive number if such balance reflects a net payable by the Vivendi Companies to the VUE Companies and (II) a negative number if such balance reflects a net payable by the VUE Companies to the Vivendi Companies, provided that the following items shall be accounted for as follows: (i) trade balances arising in the ordinary course of business under Contracts in effect as of the date hereof or permitted pursuant to Section 7.2(c)(xxii) shall be excluded; (ii) any cash expenditures made by any VUE Company that relate to an expense or obligation to be borne by Vivendi under this Agreement or the IACI Matters Agreement, including under Sections 10.1(a)(iii) - (xii), Section 10.7, Section 11.2(b) and Section 12.14, shall be deemed to give rise to an intercompany balance payable by Vivendi to VUE; (iii) any distribution by VUE to Vivendi of the proceeds (net of all related transaction expenses) from the sale of any Excluded Asset shall not give rise to any intercompany balance and shall be treated as a permitted dividend, payment or distribution under Section 7.2(c)(viii); and (iv) any balances stated in foreign currencies shall be deemed converted into U.S. dollars at the prevailing exchange rates in effect on September 24, 2003, on the last day of the month immediately preceding the Closing Date or on the Closing Date, as the case may be.

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
                     Section 3.12 Amendment Upon IACI Limited Partners Tag. The parties hereto shall make appropriate amendments to this Article 3 in the event any of the IACI Limited Partners exercises its tag-along rights in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 4

                                     CLOSING

                     Section 4.1 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement shall have been abandoned pursuant to Article 9, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at 10:00 a.m., New York City time, at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, on the third Business Day following the date on which all conditions precedent set forth in Article 8 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place or time or on such other date as GE and Vivendi may agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the "CLOSING DATE". The Closing shall be deemed to occur and be effective as of the close of business on the Closing Date.

                     Section 4.2 Closing Deliveries.

                     (a) At the Closing, Vivendi or USH3, as the case may be, shall deliver, or cause to be delivered, to the applicable GE Company in accordance with the terms of this Agreement the following:

                        (i) a certificate or certificates representing (A) all of the outstanding shares of Company Common Stock and all of the outstanding shares of Company Preferred Stock, (B) 1,929 shares of BV1 Common Stock and (C) all of the outstanding shares of BV2 Common Stock, in each case duly endorsed in blank or accompanied by stock transfer powers;

                        (ii) written resignations of each of the directors of the Company and the BV Entities or the removal of such directors by USH3, the BV1 Shareholder or the BV2 Shareholders, as applicable;

                        (iii) the Ancillary Agreements; and

                        (iv) the certificates and other documents to be delivered pursuant to Section 8.2.

                     (b) At the Closing, one of the GE Companies shall deliver, or cause to be delivered, to Vivendi, USH3, the BV1 Shareholder or the applicable BV2 Shareholder, as the case may be, in accordance with the terms of this Agreement the following:

                        (i) (A) the Company Share Contribution Consideration payable to USH3, including the certificate or certificates representing the shares of NBC Class B Common Stock issued in the name of USH3 pursuant to
Section 2.3(a), (B) the BV1 Share Contribution Consideration payable to the BV1 Shareholder and (C) the BV2 Share Contribution Consideration allocated among and payable to each of the BV2 Shareholders in accordance with its pro rata ownership of the shares of BV2 Common Stock as set forth on Schedule 2.2(b)(ii);

                        (ii) the Ancillary Agreements; and

                        (iii) the certificates and other documents to be delivered pursuant to Section 8.3.

                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF VIVENDI AND USH3

                     Vivendi and USH3, jointly and severally, represent and warrant to GE:

                     Section 5.1 Organization; Good Standing and Qualification.

                     (a) Each of Vivendi, USH3, the Company, BV1 and BV2 is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own or lease and operate its properties and to own and operate its business as now conducted.

                     (b) Each of BV1, BV2 and the Company is duly qualified to do business and, where applicable, is in good standing in each jurisdiction where the nature of its business and properties makes such qualification legally necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                     (c) Vivendi has previously made available to GE a complete and correct copy of the Organizational Documents of each of the Company Material Subsidiaries, as amended through the date hereof. The Organizational Documents of each of the Company and the Company Material Subsidiaries are in full force and effect, and no resolution is pending or has been adopted providing for the amendment thereof (except as reflected therein) or for the dissolution or winding up of any such company. Neither the Company nor any Company Material Subsidiary is in violation of any of the provisions of its Organizational Documents.

                     Section 5.2 Authorization.

                     (a) Each of Vivendi and USH3 has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its respective obligations hereunder and thereunder. The execution and delivery by each of Vivendi and USH3 of this Agreement and the Ancillary Agreements to which it is a party, and the performance of its respective obligations hereunder and thereunder, have been duly authorized by all requisite action (corporate or other), including, in the case of Vivendi, in the manner required by Article L225-35 of the French Code du Commerce.

                     (b) This Agreement and the IACI Matters Agreement have been, and the other Ancillary Agreements will be at the Closing, duly executed and delivered by each of Vivendi and USH3 to the extent it is a party thereto, and, assuming the due authorization, execution and delivery by all the other parties to this Agreement and the IACI Matters Agreement and, upon their execution, the other Ancillary Agreements, each of this Agreement and the IACI Matters Agreement constitutes and the other Ancillary Agreements will constitute valid and binding obligations of Vivendi and USH3 to the extent it is a party thereto, enforceable against each of Vivendi and USH3 in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                     (c) Vivendi is able to pay its debts as they fall due and is not, and will not be on the Closing Date, insolvent under the applicable Laws of any relevant jurisdiction.

                     Section 5.3 Capitalization.

                     (a) The Company. The authorized capital stock of the Company consists of (i) 10,000 shares of Company Common Stock and (ii) 200,000 shares of Company Preferred Stock (collectively, "COMPANY CAPITAL STOCK"), of which 2,984.57080 shares of Company Common Stock and 69,316 shares of Company Preferred Stock were issued and outstanding as of the date hereof. Such issued and outstanding shares of Company Capital Stock constitute the only issued and outstanding shares of capital stock of the Company as of the date hereof and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.3(a), (A) there are no outstanding capital calls, warrants, options, agreements, subscriptions, convertible or exchangeable securities, rights of first refusal or first offer, preemptive rights, calls, puts or other commitments or obligations pursuant to which the Company is or may become obligated to issue, sell, purchase, repurchase, return or redeem, or any other Person is or may become obligated to purchase, any shares of Company Capital Stock or other securities of the Company, (B) no equity securities of the Company are reserved for issuance for any purpose and (C) except for this Agreement, no member of the Seller Group is a party to any Contract for the sale of or is otherwise obligated to sell, transfer or otherwise dispose of any equity securities, or any securities convertible into or exchangeable for any equity securities, of the Company. USH3 is the sole record and beneficial owner of 2,984.57080 shares of Company Common Stock and 69,316 shares of Company Preferred Stock, free and clear of any Liens (other than Liens securing Vivendi debt which shall be released prior to the Closing and any restrictions under the Securities Act and other applicable securities Laws). At the Closing, USH3 shall deliver good and valid title to all such shares to NBC Sub, free and clear of all Liens (other than Liens created by NBC Sub and any restrictions under the Securities Act and other applicable securities Laws).

                     (b) BV1. The authorized capital stock of BV1 consists of 5,000 shares of BVI Common Stock, of which 2,089 shares are issued and outstanding as of the date hereof. Such issued and outstanding shares of BV1 Common Stock constitute the only issued and outstanding Shares of capital stock of BV1 and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.3(b), (i) there are no outstanding capital calls, warrants, options, agreements, subscriptions, convertible or exchangeable securities, rights of first refusal or first offer, preemptive rights, calls, puts or other commitments or other obligations pursuant to which BV1 is or may become obligated to issue, sell, purchase, repurchase, return or redeem, or any other Person is or may become obligated to purchase, any shares of capital stock or other securities of BV1, (ii) no equity securities of BV1 are reserved for issuance for any purpose and (iii) except for this Agreement, neither Vivendi nor BV1 is a party to any Contract for the sale of or is otherwise obligated to sell, transfer or otherwise dispose of any equity securities, or any securities convertible into or exchangeable for any equity securities, of BV1. The BV1 Shareholder is the record and beneficial owner of 1,929 shares of BV1 Common Stock, free and clear of any Liens (other than Liens securing Vivendi debt which shall be released prior to the Closing and any restrictions under the Securities Act and other applicable securities Laws). At the Closing, Vivendi shall cause the BV1 Shareholder to deliver good and valid title to all such shares to NBC Sub, free and clear of all Liens (other than Liens created by NBC Sub and any restrictions under the Securities Act and other applicable securities Laws).

                     (c) BV2. The authorized capital stock of BV2 consists of 2,500,000 shares of BV2 Common Stock, of which 1,000,000 shares are issued and outstanding as of the date hereof. Such issued and outstanding shares constitute the only issued and outstanding shares of capital stock of BV2 and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on
Schedule 5.3(c), (i) there are no outstanding capital calls, warrants, options, agreements, subscriptions, convertible or exchangeable securities, rights of first refusal or first offer, preemptive rights, calls, puts or other commitments or obligations pursuant to which BV2 is or may become obligated to issue, sell, purchase, repurchase, return or redeem, or any other Person may become obligated to purchase, any shares of capital stock or other securities of BV2, (ii) no equity securities of BV2 are reserved for issuance for any purpose and (iii) except for this Agreement, neither Vivendi nor BV2 is a party to any Contract for the sale of or is otherwise obligated to sell, transfer or otherwise dispose of any equity securities, or any securities convertible into or exchangeable for any equity securities, of BV2. Each of the BV2 Shareholders is the record and beneficial owner of shares of BV2 Common Stock indicated as being owned by such BV2 Shareholder on Schedule 2.2(b)(ii), free and clear of any Liens (other than Liens securing Vivendi debt which shall be released prior to the Closing and any restrictions under the Securities Act and other applicable securities Laws). At the Closing, Vivendi shall cause each of the BV2 Shareholders to deliver good and valid title to all such shares to NBC Sub, free and clear of all Liens (other than Liens created by NBC Sub and any restrictions under the Securities Act and other applicable securities Laws).

                     (d) VUE. The authorized partnership interests of VUE consist solely of Common Interests, Class A Preferred Interests and Class B Preferred Interests as set forth on Schedule 5.3(d), which sets forth the name of each registered holder of Common Interests, Class A Preferred Interests and Class B Preferred Interests. With respect to each registered holder of Common Interests, Schedule 5.3(d) sets forth the Participation Percentage (as defined in the VUE Partnership Agreement) of each such holder, and with respect to each holder of Class A Preferred Interests or Class B Preferred Interests, Schedule 5.3(d) sets forth the Face Value (as defined in the VUE Partnership Agreement) of each such holder's interest, plus any accrued and unpaid distributions thereon, as of June 30, 2003. As of the Closing, the Company will, directly or indirectly, hold at least 85.360% of the Common Interests and the BV Entities will, directly or indirectly, hold in the aggregate at least 7.700% of the Common Interests, in each case free and clear of any Liens (other than Liens securing debt reflected on the Company Financial Statements, any restrictions under the Securities Act and other applicable securities Laws or the restrictions under Section 10.04 of the VUE Partnership Agreement). Except as set forth on Schedule 5.3(d), all of the outstanding partnership interests of VUE are duly authorized and validly issued. Except as set forth in the VUE Documents or on Schedule 5.3(d), (i) there are no capital calls, warrants, options, agreements, subscriptions, convertible or exchangeable securities, rights of first refusal or first offer, preemptive rights, calls, puts or other commitments or obligations pursuant to which VUE is or may become obligated to issue, sell, purchase, return or redeem, or any other Person may become obligated to purchase, any partnership interest or other security of VUE, (ii) no equity securities of VUE are reserved for issuance for any purpose and (iii) none of the Company or the BV Entities or any of their respective Affiliates is a party to any Contract for the sale of or is otherwise obligated to sell, transfer or otherwise dispose of any equity securities, or any securities convertible into or exchangeable for any equity securities, of VUE.

                     (e) Matsushita Minority Interests. To the Knowledge of Vivendi, as of the date hereof, MHI is the direct or indirect beneficial owner of 160 shares of BV1 Common Stock (representing approximately 7.659% of the issued and outstanding shares of BV1 Common Stock) (the "MATSUSHITA MINORITY INTERESTS"), free and clear of any Liens (other than any restrictions under the Securities Act and other applicable securities Laws).

                     (f) Other than the Common Interests owned by it, each of BV1, BV2 and NYCSpirit Corp. II, a Delaware corporation ("NYCSPIRIT") owns no other equity interests or assets and has no Liabilities.

                     (g) Except for the IACI Limited Partners pursuant to
Section 10.04 of the VUE Partnership Agreement, no Person has any right to acquire any stock (or any instrument treated as stock for purposes of Section 1504 of the Code) of NBC or NBC Sub by virtue of any relationship with, or ownership of, any Target Company, Vivendi or any Affiliate of Vivendi. Except as set forth on Schedule 5.3(g) or 5.4(a), no Person has any right to acquire any stock (or any instrument treated as stock for purposes of Section 1504 of the Code) of any Company Material Subsidiary by virtue of any relationship with, or ownership of, any Target Company, Vivendi or any Affiliate of Vivendi.

                     Section 5.4 Subsidiaries; Investments.

                     (a) Schedule 5.4(a) sets forth the name and the jurisdiction of organization of each Company Material Subsidiary, the authorized and issued and outstanding capital stock or other equity securities of each such Company Material Subsidiary (other than VUE) and the number of shares of capital stock or other equity securities and the percentage ownership of each such Company Material Subsidiary (other than VUE) held by the Company or any other Target Company. Except as set forth on Schedule 5.4(a), each Company Material Subsidiary is duly organized, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of organization, with the corporate or other power and authority to own or lease and operate its properties and to own and operate its business as now conducted, and is duly qualified to do business and, where applicable, in good standing in each jurisdiction where the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 5.4(a), all of the outstanding shares of capital stock or other securities of each Company Material Subsidiary (other than VUE) are validly issued, fully paid and nonassessable, and the Company or another Target Company, as the case may be, owns such shares, free and clear of any Liens, other than Liens securing debt reflected on the Company Financial Statements and any restrictions under the Securities Act and other applicable securities Laws. Except as set forth on Schedule 5.4(a), (i) there are no capital calls, warrants, options, agreements, subscriptions, convertible or exchangeable securities, rights of first refusal or first offer, preemptive rights, calls, puts or other commitments or other obligations pursuant to which any Company Material Subsidiary is or may become obligated to issue, sell, purchase, return or redeem, or any other Person, who is not a Target Company, may be obligated to purchase, any shares of capital stock or other equity security of such Company Material Subsidiary (other than VUE), (ii) no equity securities of such Company Material Subsidiary (other than VUE) are reserved for issuance for any purpose and (iii) none of the Target Companies or any of their respective Affiliates that is a stockholder of such Company Material Subsidiary (other than VUE) is a party to any Contract for the sale of or is otherwise obligated to sell, transfer or otherwise dispose of any equity securities, or any securities convertible into or exchangeable for any equity securities, of such Company Material Subsidiary (other than VUE).

                     (b) Schedule 5.4(b) sets forth the name and jurisdiction of each Person that is not a Subsidiary of the Company or any of the BV Entities but in which any Target Company holds an equity interest (other than any such equity interest related to the Games Business or the Music Business) (i) having a value as of June 30, 2003 of $50,000,000 or more as reflected on the Company Balance Sheet or (ii) in respect of which the equity income or loss for the year ended December 31, 2002 as reflected in the Company Financial Statements was equal to or greater than $20,000,000 (collectively, together with Shanghai Universal Theme Park Co., Ltd., the "COMPANY MINORITY INTERESTS"). All of the Company Minority Interests are owned, directly or indirectly, by one or more of the Target Companies free and clear of any Liens (other than Permitted Encumbrances, any restrictions under the Securities Act and other applicable securities Laws or other Liens provided by the agreements or governing Organizational Documents of such entity). Except as set forth on Schedule 5.4(b), no Target Company has an obligation, contingent or otherwise, to fund or participate in the debts of any Person in which a Target Company holds a Company Minority Interest.

                     Section 5.5 Non-Contravention. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party by each of Vivendi and USH3 and the consummation by each of Vivendi, USH3, the BV1 Shareholder and the BV2 Shareholders of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Organizational Documents of Vivendi, USH3 or any of the Target Companies, (b) except as set forth on Schedule 5.5, subject to obtaining the consents contemplated in Section 5.6, conflict with, or result in the breach of, constitute a default or require a consent under, result in the termination, cancellation, modification, violation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of any of the Target Companies under, entitle any party to exercise any right under, or result in a loss of any benefit to which any of the Target Companies is entitled under, any Company Material Contract to which any of the Target Companies is a party or to which its assets are subject, (c) assuming compliance with the matters set forth in Sections 5.6 and 6.6, violate or result in a breach of or constitute a default under any Law to which either Vivendi, USH3 or any Target Company is subject or (d) result in the creation or imposition of any Lien on any properties or assets of any of the Target Companies, except in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                     Section 5.6 Governmental Authorization. Except as set forth on Schedule 5.6, the execution, delivery and performance by each of Vivendi and USH3 of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each of Vivendi and USH3 of the transactions contemplated hereby and thereby do not and will not require any consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority, except for (a) compliance with the applicable requirements of the HSR Act and the EU Merger Control Regulation, (b) such consents, approvals, authorizations, registrations, declarations or filings as may be required under applicable Competition Laws of any other jurisdiction, (c) compliance with the applicable requirements of the U.S. Communications Act of 1934, as amended, and the rules, regulations and policies of the U.S. Federal Communications Commission or any successor agency thereto (the "FCC") thereunder (collectively, the "COMMUNICATIONS ACT") and (d) such other consents, approvals, authorizations, registrations, declarations or filings, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                     Section 5.7 Company Financial Statements; Accounting Controls.

                     (a) VUE Financial Statements. Vivendi has delivered to GE
(i) the audited financial statements of VUE as of December 31, 2002 and December 31, 2001, set forth on Schedule 5.7(a)(i) (the "VUE AUDITED FINANCIAL

STATEMENTS") and (ii) the unaudited financial statements of VUE as of June 30, 2003, set forth on Schedule 5.7(a)(ii) (the "VUE INTERIM FINANCIAL STATEMENTS" and, together with the VUE Audited Financial Statements, the "VUE FINANCIAL STATEMENTS"). Except as set forth in Schedule 5.7(a)(iii), the VUE Financial Statements have been prepared in accordance with GAAP (other than the absence of notes) consistently applied and present fairly in all material respects the consolidated financial position, results of operations and cash flows of VUE as of the dates and for the periods indicated.

                     (b) Company Unaudited Financial Statements. Vivendi has delivered to GE (i) the unaudited pro forma financial statements of the Company as of and for the year ended December 31, 2002, set forth on Schedule 5.7(b)(i) (the "COMPANY 2002 PRO FORMA FINANCIAL STATEMENTS") and (ii) the unaudited financial statements of the Company as of and for the six-month period ended June 30, 2003, set forth on Schedule 5.7(b)(ii) (the "COMPANY INTERIM UNAUDITED FINANCIAL STATEMENTS" and, together with the Company 2002 Pro Forma Unaudited Financial Statements, the "COMPANY FINANCIAL STATEMENTS"). The Company 2002 Pro Forma Financial Statements give effect to the acquisition by VUE of the entertainment assets of USA Networks, Inc. (the "USA ACQUISITION") as if the acquisition had occurred on January 1, 2002. Except as set forth on Schedule 5.7(b)(iii), the Company Financial Statements have been prepared in accordance with GAAP (other than the absence of notes and, in the case of the Company 2002 Pro Forma Financial Statements, with respect to the pro forma adjustments for the USA Acquisition) consistently applied and present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated.

                     (c) Accounting Controls. The Acquired Companies have maintained systems of internal accounting controls with respect to the Company Business sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with management's general or specific authorization,
(ii) all transactions are recorded as necessary to permit the preparation of annual and interim financial statements in conformity with GAAP and to maintain proper accountability for items and (iii) access to their property and assets is permitted only in accordance with management's general or specific authorization.

                     (d) Exploitation Database. The Exploitation Database has been made available to the GE Companies prior to the date hereof. The information in the Exploitation Database has been maintained by VUE in the ordinary course of business, is derived from the books and records and the Exploitation Agreements of the Target Companies, and is relied on by the Target Companies in conducting the Company Business.

                     (e) Off-Balance Sheet Obligations. Except as set forth on
Schedule 5.7(e), the Target Companies have no off-balance sheet financing obligations in excess of $10,000,000 individually or $50,000,000 in the aggregate.

                     Section 5.8 No Undisclosed Liabilities.

                     (a) None of the Target Companies has any Liabilities that are of a nature that would be required to be disclosed on a consolidated balance sheet of the Company (or the notes thereto) prepared in accordance with GAAP, other than (i) Liabilities incurred in the ordinary course of business since June 30, 2003 that have not had and would not reasonably be expected to have a Company Material Adverse Effect, (ii) Liabilities reflected or reserved against on the Company Balance Sheet, (iii) Liabilities set forth on Schedules 5.8(a) or 5.10, (iv) Liabilities incurred solely as a result of the refusal of GE to consent to any actions set forth in Sections 7.2(a) or (c), (v) Liabilities incurred outside of the ordinary course of business with the consent of GE in accordance with Sections 7.2(a) or (c) or (vi) Liabilities not incurred in the ordinary course of business since June 30, 2003 that have not exceeded, and would not reasonably be expected to exceed, individually or in the aggregate, $15,000,000.

                     (b) Except as set forth on Schedule 5.8(b), none of the Target Companies has any Liability, directly or indirectly, as obligor, guarantor, surety, or otherwise for the indebtedness for borrowed money of any Person (other than on behalf of other Target Companies).

                     Section 5.9 Absence of Certain Changes. Except for actions required to be undertaken in accordance with this Agreement or the Ancillary Agreements or as set forth on Schedule 5.9, since June 30, 2003, (i) the Company Business has been conducted only in the ordinary course of business, and (ii) there have not been any changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

                     Section 5.10 No Litigation. Except as set forth on Schedule
5.10 and except as provided in Section 5.16 and the Schedules thereto, no Legal Proceeding is pending or, to the Knowledge of Vivendi, threatened against any of the Target Companies or any of their respective properties or assets, and no Target Company has received any subpoena or notice of any claim or investigation, that (a) involves or would reasonably be expected to result in a Loss (together with all Losses arising out of the same event or series of related events) in excess of $5,000,000 (other than Legal Proceedings or claims involving personal injury that are fully insured under insurance policies) or
(b) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby, nor is there any Order outstanding against, or, to the Knowledge of Vivendi, any investigation by any Governmental Authority, involving any of the Target Companies or any of their respective properties or assets, that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

                     Section 5.11 Compliance with Laws.

                     (a) This Section 5.11 does not address Environmental Laws (which are subject to Section 5.12), Taxes (which are subject to Section 5.16) or Company Employee Benefit Plans (which are subject to Section 5.17). Each of the Target Companies is in compliance in all material respects with all Laws


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applicable to the ownership of their respective assets and properties and the operation of the Company Business, and no Target Company has received any notice from any Governmental Authority alleging any material conflict with, material violation or breach of or material default under any such Law.

                     (b) Each of the Target Companies has all material permits, licenses, permissions, franchises, and amendments thereto, from any Governmental Authority necessary for the ownership and operation of the Company Business (the "COMPANY LICENSES"). Each of the Target Companies is in compliance in all material respects with the terms of the Company Licenses, and no Target Company has received any notice from any Governmental Authority alleging any material conflict with, violation or breach of any Company License.

                     Section 5.12 Environmental, Health and Safety Matters. Except as set forth on Schedule 5.12 or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

                     (a) Each Target Company has obtained or has timely submitted an application for or an application for renewal of all Environmental Permits required for the operation of its businesses as presently conducted, and is and has been in compliance with all Environmental Permits and applicable Environmental Laws (including in connection with equipment containing polychlorinated biphenyls).

                     (b) To the Knowledge of Vivendi, there are no facts, circumstances or conditions arising out of or relating to the past or present operations of any Target Company or real property currently or formerly owned, operated or leased by any Target Company reasonably likely to cause the Target Companies to incur Environmental Liabilities.

                     (c) There has not been any request, claim, or requirement seeking payment from Vivendi or any of its Affiliates for response to, or remediation of, Hazardous Substances at or arising from any current or past properties or operations of the Target Companies, or their predecessors in interest, which has not been resolved.

                     (d) No Target Company has entered into or agreed to, nor does any of them contemplate entering into, any settlement, consent decree or administrative or court order concerning applicable Environmental Laws in respect of the Company Business or the properties of the Target Companies, and none of them is subject to any settlement, administrative or court order relating to any compliance with Environmental Laws, or addressing the presence, Release or threatened Release of Hazardous Substances.

                     (e) No Environmental Law imposes any obligation upon any Target Company arising out of, or as a condition to, any transaction contemplated by this Agreement, including any requirement to modify or transfer any Environmental Permit, any requirement to file any notice or other submission with a Governmental Authority, the placement of any notice, restriction,


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
acknowledgement or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

                     (f) None of the Target Companies or any real property currently or, to the Knowledge of Vivendi, previously owned, operated or leased by or for any Target Company is subject to any pending, or to the Knowledge of Vivendi, threatened claim, summons, complaint, order, notice of violation, or notice of potential liability against such Target Company or involving any such real property or is the subject of any pending or, to the Knowledge of Vivendi, threatened proceeding or governmental investigation against such Target Company or involving any such real property under or pursuant to Environmental Laws.

                     (g) Vivendi has made available to NBC for review copies of all reports of material environmental investigations, studies, audits, reviews and other analyses conducted in relation to any operations, properties or facilities of the Target Companies now or previously owned or leased by the Target Companies, which are in the possession or control of the Target Companies.

                     (h) No Environmental Lien has attached to any property of any Target Company and, to the Knowledge of Vivendi, no current facts, circumstances or conditions exist that could reasonably be expected to result in any such Environmental Lien attaching to any such property.

                     This Section 5.12 constitutes the sole and exclusive representations and warranties with respect to environmental matters with respect to the Target Companies.

                     Section 5.13 Material Contracts.

                     (a) Schedule 5.13(a) sets forth a complete list as of the date of this Agreement of all of the following Contracts to which any Target Company is a party or by which it or any of its properties or assets are bound (in each case as amended, supplemented, waived or otherwise modified through the date of this Agreement, collectively, the "COMPANY MATERIAL CONTRACTS"):

                        (i) stock purchase agreements or asset purchase agreements (other than Contracts related to the purchase of goods and services (including services provided under Talent Contracts) entered into in the ordinary course of business) that (x) involve payment of fixed sums in excess of $20,000,000, (y) have not expired by, and have not been terminated in accordance with, their terms and (z) relate to the prospective acquisition or disposition of any Company Business Assets;

                        (ii) Contracts pursuant to which a Target Company currently leases any Company Business Assets (other than Company Real Property Leases, Contracts related to transactions involving its Library entered into in the ordinary course of business, and Contracts related to purchases of goods and services entered into in the ordinary course of business) and in respect of which any Target Company is obligated, as of September 30, 2003, to make, on or after the date hereof, aggregate payments of fixed sums in excess of $20,000,000;

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
                        (iii) (A) material joint venture, partnership and limited liability company operating agreements pursuant to which any Target Company is presently obligated to make, on or after the Closing Date and on a non-contingent basis, aggregate payments of specified sums in excess of $50,000,000 and (B) Organizational Documents of other material joint ventures, partnerships and limited liability companies as are set forth on Schedule 5.4(b) (the "COMPANY MATERIAL JV AGREEMENTS");

                        (iv) Contracts prohibiting or materially restricting the ability of any Company Material Subsidiary to engage in any business, operate in any geographical area or compete in any line of business related to the Company Business, other than geographic exclusivity and channel distribution restrictions contained in Exploitation Agreements entered into in the ordinary course of business;

                        (v) Contracts relating to the borrowing of money or extension of credit involving amounts in excess of $50,000,000;

                        (vi) Company Real Property Leases where any Target Company is required to pay base rent in excess of $20,000,000 over the base term of the lease (excluding any option for renewal);

                        (vii) Affiliation Agreements representing (w) the top ten (10), as of the date hereof (ranked by the aggregate distribution fees received by the Target Companies), programming service distribution arrangements for the USA Cable Network; (x) the top ten, as of the date hereof (ranked by the aggregate distribution fees received by the Target Companies), programming service distribution arrangements for the SciFi Cable Network; (y) the top four, as of the date hereof (ranked by the number of subscribers), programming service distribution arrangements for the Trio Digital Network; and (z) the top four, as of the date hereof (ranked by the number of subscribers), programming service distribution arrangements for the NWI Digital Network;

                        (viii) each Contract pursuant to which any Target Company licenses any television exhibition rights in Programs to third parties for any period ending on or after September 30, 2003 on an output basis (i.e., which grants television exhibition rights to Library Pictures, or films that will become Library Pictures, that will become available for such exhibition during a specified prospective multiyear period of time, and under which not all Library Pictures are specifically identified by title) ("OUTPUT AGREEMENTS") pursuant to which the relevant Target Companies have, as of the date of this Agreement, budgeted in respect thereof the receipt of annual revenue to the Target Companies (or that the applicable Target Companies anticipate that a budget entry in respect thereof will be made in the applicable budgeting cycle in an amount) in excess of $10,000,000 in either of fiscal year 2003 or 2004;

                        (ix) Company Intellectual Property Contracts, except for Exploitation Agreements;

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                        (x) Talent Contracts with writers, producers, directors,
creators, show runners, actors or other talent ("TALENT CONTRACTS") pursuant to which one or more Target Companies is required, as of September 30, 2003, to pay on or after the date hereof, aggregate fixed sums of $20,000,000 or more;

                        (xi) "term deals" as commonly understood in the motion picture and television industry pursuant to which one or more Target Companies is obligated, as of September 30, 2003, or reasonably anticipates being required to pay, on or after the date hereof and on a non-contingent basis, aggregate compensation of fixed sums in excess of $10,000,000;

                        (xii) infomercial or similar paid programming Contracts granting any Person the right to program any block of time on the Universal Networks pursuant to which one or more Target Companies is entitled, as of September 30, 2003, to receive, on or after the date hereof and on a non-contingent basis, aggregate consideration of fixed sums of more than $10,000,000;

                        (xiii) Contracts for the acquisition, lease or servicing of satellite transponders and other uplink and downlink and terrestrial transmission (including fiber optic) arrangements relating to the distribution of the Universal Networks; and

                        (xiv) the Contracts listed on Schedule 5.13(a)(xiv).

                     (b) The Company has made available to NBC complete copies of all written Company Material Contracts, together with any amendments thereto, and accurate descriptions of all material terms of any oral Company Material Contracts. Except as set forth on Schedule 5.13(b), each of the Company Material Contracts is in full force and effect and is a legal, valid and binding obligation of the applicable Target Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in Schedule 5.13(b), none of the Target Companies is in breach or in material default under any Company Material Contract, nor does there exist under any Company Material Contract any event or condition that, after notice or lapse of time or both, would constitute a material breach or event of default thereunder on the part of any Target Company or, to the Knowledge of Vivendi, any other Person.

                     (c) Except as set forth in Schedule 5.13(c), (i) no Exploitation Agreement pursuant to which the Company's theme park business licenses material Intellectual Property contains any MFN, and (ii) no Target Company has received any written notice of any violation or breach of any MFN included in any such Exploitation Agreement.

                     Section 5.14 Intellectual Property.

                     (a) Title. All of the Intellectual Property necessary for the conduct of or otherwise material to the Company Business (the "COMPANY INTELLECTUAL PROPERTY") either: (i) is Company Owned Intellectual Property, (ii)


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
is licensed to a Target Company pursuant to a Company Intellectual Property Contract, or (iii) is Intellectual Property that a Target Company has the right to use under Law. Except as set forth on Schedule 5.14(a), all of the Company Owned Intellectual Property is free of any Liens (other than Permitted Encumbrances).

                     (b) No Infringement. To the Knowledge of Vivendi, (i) the conduct of the Company Business by a Target Company does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property, moral rights or neighboring rights to the extent such infringement or conflict would reasonably be expected to have a material adverse effect on the Company Business, and (ii) except for such infringements that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or infringements arising from the unauthorized reproduction, performance or distribution by peer-to-peer file sharing or piracy, none of the Company Intellectual Property is being infringed or misappropriated.

                     (c) No Intellectual Property Legal Proceedings. To the Knowledge of Vivendi, except as set forth in Schedule 5.14(c), no material Legal Proceedings are pending or threatened in writing, nor are there any material written claims or demands of any Person, that (i) assert that any Target Company is infringing or misappropriating any Intellectual Property, moral rights or neighboring rights of any Person or (ii) assert that any Company Owned Intellectual Property material to the Company Business is invalid or unenforceable.

                     (d) Due Registration, Etc. Where necessary, and consistent with customary industry practices as of the date hereof, except as set forth in
Schedule 5.14(d), each item of the Company Owned Intellectual Property material to the Company Business has been duly registered with, filed in or issued by, as the case may be, the U.S. Patent and Trademark Office, the U.S. Copyright Office or, in the case of trademarks, foreign trademark offices, to the extent necessary to ensure full protection under any applicable Law. Except as set forth in Schedule 5.14(d), all maintenance fees have been paid and all such registrations, filings and issuances and other actions remain in full force and effect, in each case to the extent such registration is material to the Company Business.

                     (e) Trade Secrets. Each Target Company has taken security measures reasonable in the industry in which it operates to protect the secrecy, confidentiality and value of all of the confidential Company Intellectual Property.

                     Section 5.15 Real Property.

                     (a) Schedule 5.15(a) sets forth a list, as of the date hereof, of all of the Company Owned Real Properties. Except as set forth on
Schedule 5.15(a), a Target Company, Universal City Development Partners, Ltd. ("UCDP") or Sundance Channel L.L.C. has good and valid fee title to each of the Company Owned Real Properties, free and clear of any Liens, other than Permitted Encumbrances.

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
(b) Schedule 5.15(b) sets forth a list, as of the date hereof, of the Company Real Property Leases. The Target Companies have good and valid leasehold estates in all real property affected by the Company Real Property Leases, free and clear of any Liens, other than Permitted Encumbrances. To the Knowledge of Vivendi, none of the Target Companies has received any written notice of any default under the Company Real Property Leases that remains uncured. No consent or approval under any of the Company Real Property Leases is required in connection with the consummation of the transactions contemplated by this Agreement, other than consents that cannot, by the terms of such Company Real Property Lease, be unreasonably withheld.

                     (c) Schedule 5.15(c) sets forth a list of all Company Real Property Leases as of June 30, 2003 between Vivendi or USH3 on the one hand, and any Target Company, on the other hand, that involve continuing Liabilities.

                     Section 5.16 Taxes.

                     (a) Except as set forth on Schedule 5.16(a):

                        (i) The Target Companies and each affiliated group (within the meaning of Section 1504 of the Code or any similar provision of any state, local or foreign Tax Law) of which any Target Company is or has been a member (A) have timely filed (or there has been timely filed on their behalf) with the appropriate Taxing Authority all material Tax Returns required to be filed, and all such Tax Returns are true, correct and complete in all material respects and (B) have paid all material Taxes due and payable or claimed or asserted in writing by any Taxing Authority to be due, from or with respect to them, or have provided for all such Taxes on their books and records, including in the Company Financial Statements, to the extent required under GAAP. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, each of the Target Companies has made due and sufficient current accruals for Taxes in their books and records, including the Company Financial Statements.

                        (ii) No audit report has been issued in the five (5) years prior to the date of this Agreement relating to any material Taxes due from or with respect to any of the Target Companies, their respective incomes, assets or operations. All material income and franchise Tax Returns filed in respect of any of the Target Companies have been examined by the relevant Taxing Authority, or the applicable statute of limitations on assessment with respect to such Tax Returns has expired.

                        (iii) No claim has been made by a Taxing Authority in a jurisdiction where any Target Company does not file Tax Returns to the effect that the Target Company is or may be liable for Taxes in that jurisdiction.

                        (iv) None of the Target Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect.

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
                        (v) All deficiencies for Taxes in excess of $1,000,000 asserted or assessed by the IRS or any other Taxing Authority relating to the Tax Returns of, covering or including any of the Target Companies or the business of any of the Target Companies, have been fully paid, and there are no other actions, controversies, suits, audits or, to the Knowledge of Vivendi, investigations or claims by any Taxing Authority in progress relating to the Target Companies or the business of the Target Companies, nor has any Target Company, or any of their respective shareholders, directors or officers received any written notice from any Taxing Authority that it intends to conduct such an audit or investigation, in each case, that may reasonably be anticipated to give rise to a Tax liability in excess of $1,000,000. No Target Company has received any private letter ruling of the IRS or comparable rulings of other Taxing Authorities (other than any such ruling that is subject to any confidentiality provision) in the five (5) years prior to the date of this Agreement.

                        (vi) There are no material liens for Taxes (other than Permitted Encumbrances) upon the assets of the Target Companies.

                        (vii) All material Taxes that any of the Target Companies has been or is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid over to the appropriate Taxing Authority or accrued, reserved against and entered on the books and records of the applicable Target Company or the applicable Target Company's Affiliates.

                        (viii) None of the Target Companies, or any other Person on behalf of any Target Company, has (A) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of foreign, state or local Law (other than any such agreement that is subject to any confidentiality provision) with respect to any of the Target Companies that is currently in effect; (B) filed a consent pursuant to Section 341(f) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) or agreed to have Section 341(f)(2) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any of the Target Companies; (C) extended the time within which to file any Tax Return (other than an automatic extension not requiring the consent of any Taxing Authority), which Tax Return has since not been filed; or (D) granted to any Person any power of attorney that is currently in force with respect to any Tax matter (other than any federal Tax matter) relating to any of the Target Companies.

                        (ix) Except for the group of which Vivendi Universal Holding II Corp. is the Universal Common Parent that files a consolidated federal income Tax Return, to the Knowledge of Vivendi, for the fifteen (15) years prior to the date hereof, none of the Target Companies is or was a member of any consolidated, combined or affiliated group of corporations that filed or was required to file a consolidated, combined or unitary Tax Return.


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
                        (x) USH3 is not a foreign person within the meaning of
Section 1445 of the Code.

                        (xi) None of the Target Companies (A) is a party to, bound by, or obligated under, any Tax Sharing Agreement (excluding, for the avoidance of doubt, the GE-NBC Universal Tax Sharing Agreement) pursuant to which it will have any obligation to make any payments to any Person (other than to another Target Company) after the Closing, and (B) to the Knowledge of Vivendi, no Target Company is or may be liable for Taxes of any other Person (other than any member of the group that includes the Universal Common Parent) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law giving rise to or imposing joint and several liability for Taxes), as a member of an affiliated group, a transferee or successor, or similar principle.

                        (xii) No Target Company has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or a "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

                        (xiii) No Target Company constitutes or owns, directly or indirectly, an interest in a taxable mortgage pool within the meaning of
Section 7701(i) of the Code.

                        (xiv) None of the Target Companies has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code.

                        (xv) None of the Target Companies has any "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

                        (xvi) None of the Target Companies will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date and as a result of any agreement to or requirement to make any adjustments pursuant to Section 481(a) of the Code (or any predecessor provision) or any similar provision of foreign, state or local Law by reason of a change in accounting methods initiated by any of the Target Companies, or has any knowledge that the IRS or any other Taxing Authority has proposed any such adjustment or change in accounting methods or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the business or operations of any of the Target Companies. There is no taxable income of any of the Target Companies that will be reportable in a taxable period beginning after the Closing Date that is attributable to a transaction (such as an installment sale) that occurred prior to the Closing.


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
                        (xvii) None of the Target Companies has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(c)(3)(i)(A).

                        (xviii) Vivendi and USH3 have made available to GE true and correct copies of all material income or franchise Tax Returns of the Target Companies (or, in the case of Tax Returns filed for an affiliated group, the portions of such consolidated, combined or unitary Tax Returns relating to the Target Companies) relating to the taxable periods ending on or after June 30, 2001.

                        (xix) Other than Sections 2.07, 3.01(c), 5.05(a)(i), 5.05(a)(v), 5.05(a)(vi) and 5.05(b) of the VUE Partnership Agreement, Section 7.02(b) of the VUE Transaction Agreement and the VUE Film Securitization Consent Letter, there are no agreements, understandings or arrangements as to which any Target Company is a party concerning the tax consequences to IACI or any of its Affiliates of the transaction effected pursuant to the VUE Documents.

                     (b) No Target Company is currently a party to a "gain recognition agreement," as such term is defined in Treasury Regulation Section 1.367(a)-8.

                     (c) To the Knowledge of Vivendi, a valid election under
Section 1295 of the Code has been made for each Target Company that is or has been prior to the date hereof a "passive foreign investment company," as defined in Section 1297 of the Code, such that the provisions of Section 1291 of the Code (other than Section 1291(d)(1) of the Code) will not apply to any distribution from, or any disposition of, such Target Company.

                     (d) Except as set forth on Schedule 5.16(d), none of VUE, UCF Hotel Venture or UCDP has elected the "traditional method with curative allocations" described in Section 1.704-3(c) of the Treasury Regulations or the "remedial allocation method" described in Section 1.704-3(d) of the Treasury Regulations.

                     (e) The (i) Matsushita Minority Interests that may be acquired by Vivendi or GE, as the case may be and (ii) the shares of common stock, par value $0.01 per share, of IACI and Class B common stock, par value $0.01 per share, of IACI to be transferred to one or more of the Target Companies at or prior to the Closing pursuant to Section 7.19 will have a tax basis upon the completion of such transfer equal to the fair market value of such stock.

                     (f) The consolidated group of which the Universal Common Parent is the parent does not have a "consolidated overall foreign loss" or "consolidated separate limitation loss," each within the meaning of Section 1.1502-9 of the Treasury Regulations.

                     (g) None of the shares of any of the Target Companies is "section 306 stock," as defined in Section 306(c) of the Code.

                     (h) For purposes of this Section 5.16, any reference to a Target Company shall be deemed to include any predecessor thereto.


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                     Section 5.17 Employee Benefits; Labor Matters.

                     (a) Schedule 5.17(a)(i) sets forth a list of all material "employee benefit plans," as defined in section 3(3) of ERISA (whether or not subject to ERISA) other than a "multiemployer plan," as defined in Section 3(37) of ERISA, and each material bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, loan, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, maintained inside the jurisdiction of the U.S. (A) under which any Company Employee or former employee of the Company Business (including any beneficiaries and dependents thereof) is or may become eligible to participate or derive a benefit and that is or has been maintained, established or contributed to by Vivendi, any Target Company, or any trade or business, whether or not incorporated, which, together with any Target Company, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under Section 414 of the Code (such other trades and businesses, the "COMPANY RELATED PARTIES"), or (B) under which any Target Company may have any material outstanding liability or obligation ("COMPANY U.S. BENEFIT PLAN").
Schedule 5.17(a)(ii) sets forth a list of all Company U.S. Benefit Plans that are sponsored by any of the Target Companies (the "COMPANY STAND-ALONE Plans"), and such plans are the only Company U.S. Benefit Plans sponsored or maintained by any of the Target Companies for the benefit of Company Employees (U.S.). With respect to each Company U.S. Benefit Plan, a copy of each of the following documents (if applicable) has been provided or made available to GE: (i) the most recent plan document or agreement and all amendments thereto; (ii) the most recent summary plan description and all related summaries of material modifications; and (iii) with respect to each Company Stand-Alone Plan, the most recent trust document or any third party funding vehicle (including insurance) and all amendments thereto, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, and the most recent IRS determination letter. Except as set forth in Schedule 5.17(a)(iii), none of the Company U.S. Benefit Plans is, or in the last six years has been, subject to
Section 4063, 4064 or 4202 of ERISA. Except as set forth in Schedule 5.17(a)(iv), none of the Target Companies sponsors a Company U.S. Benefit Plan subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA. All contributions required to have been made by the applicable Target Company under any Company U.S. Benefit Plan or any applicable Law to any trusts established thereunder or in connection therewith have been made in all material respects by the due date therefor (including any extensions). The Company U.S. Benefit Plans have been administered in accordance with their terms and are in compliance with applicable Laws, in each case in all material respects.

                     (b) Schedule 5.17(b)(i) sets forth a list of all material "employee benefit plans," within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), and each material bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, loan, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or


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unwritten, maintained outside the jurisdiction of the U.S. (A) under which any
Company Employee or any former employee of the Company Business (including any beneficiaries and dependents thereof) is or may become eligible to participate or derive a benefit and that is or has been maintained, established or contributed to by Vivendi or any Target Company, or (B) under which any Target Company may have any material outstanding liability or obligation, other than any such plans or arrangements required to be maintained pursuant to applicable Law (collectively, "COMPANY NON-U.S. BENEFIT PLANS"). With respect to each Company Non-U.S. Benefit Plan, a copy of each of the following documents (if applicable) has been provided or made available to GE: (i) the most recent plan document or agreement and all amendments thereto; (ii) the most recent summary of such plan (and all amendments thereto); and (iii) the most recent trust document or any third party funding vehicle (including insurance) and all amendments thereto, the two most recent annual reports required to have been filed with a Governmental Authority and all schedules thereto, and the most recent determination letter issued by a Governmental Authority as to the tax-qualified status of any such plan if any. Except as set forth in Schedule 5.17(b)(ii), all contributions required to have been made by the applicable Target Company under any Company Non-U.S. Benefit Plan or any applicable Law to any trusts established thereunder or in connection therewith have been made in all material respects by the due date therefor (including any extensions). Except as set forth in Schedule 5.17(b)(iii), the Company Non-U.S. Benefit Plans have been administered in accordance with their terms and are in compliance with applicable Laws, in each case in all material respects.

                     (c) Schedule 5.17(c) sets forth a list of each collective bargaining agreement with any labor union, or other agreement with any works council or association representing any Company Employee. Since January 1, 2002 there have been no strikes, work stoppages, slowdowns, lockouts or grievances or other labor disputes pending or, to the Knowledge of Vivendi, threatened against or involving any Target Company, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Target Companies are and have been in compliance with all Laws relating to employment practices, terms and conditions of employment (including termination of employment), wages, hours of work and occupational safety and health, and worker classification, and are not engaged in any unfair labor practices, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Target Company has received notice of the intent of any Governmental Authority responsible for the enforcement of any labor or employment Laws to conduct an investigation with respect to or relating to Company Employees, former employees of, or consultants to, the Company Business and, to the Knowledge of Vivendi, no such investigation is threatened or in progress which would, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                     (d) Except as set forth in Schedule 5.17(d)(i), there are no Company Employee Benefit Plans currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement (either alone or in combination with any other event or events) that would give rise to a payment that is nondeductible by reason of Section 280G or would be subject to


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withholding under Section 4999 of the Code. Schedule 5.17(d)(ii) sets forth a list of all Company Employee Benefit Plans pursuant to which any amounts may become vested or payable as a result of the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event or events).

                     (e) Except as set forth on Schedule 5.17(e) or as specifically contemplated by this Agreement, as of the date hereof, none of Vivendi, any Target Company and any Affiliate thereof has communicated to any Company Employee or former employees of the Company Business any intention or commitment to materially modify any Company Employee Benefit Plan or to establish or implement any other employee or retiree benefit or compensation plan or arrangement (other than as required by applicable Law or any collective bargaining agreement).

                     (f) Except as set forth in Schedule 5.17(f), each Company U.S. Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and to the Knowledge of Vivendi, nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status; provided that, if any such Company U.S. Benefit Plan has not received a favorable determination letter, then, to the Knowledge of Vivendi, such plan and any trust forming a part thereof is qualified under Section 401(a) and 501(a) of the Code.

                     (g) No Target Company or any Company Related Party has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the Knowledge of Vivendi, no event, transaction or condition has occurred or exists that could reasonably be expected to result in any such material liability to any Target Company, any such Company Related Party or, following the Closing, any GE Company or any of their respective Affiliates.

                     (h) There are no pending or threatened claims against any Company Employee Benefit Plans, by any Company Employee or former employees of the Company Business or otherwise involving any such Company Employee Benefit Plans or the assets of any Company Employee Benefit Plans (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of the Target Companies), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                     (i) Schedule 5.17(i) lists each multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Target Company is, or within the preceding two years was, obligated to contribute (a "TARGET COMPANY MULTIEMPLOYER PLAN"), and there is no potential liability under any other multiemployer plan to which any Target Company is, or within the preceding six years was, obligated to contribute. No condition exists and no event has


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occurred with respect to any Target Company Multiemployer Plan that presents a material risk of a complete or partial withdrawal of a Target Company under subtitle E of Title IV of ERISA and neither the Target Companies nor any Company Related Party has, within the preceding six years, withdrawn in a complete or partial withdrawal from any Target Company Multiemployer Plan or incurred any contingent liability under Section 4204 of ERISA. To the Knowledge of Vivendi, no Target Company Multiemployer Plan is in "reorganization" or "insolvent."

                     Section 5.18 Insurance. All material insurance policies maintained by or for the benefit of any Target Company, including all existing errors and omission insurance policies, are in full force and effect. The Target Companies have complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is adequate and suitable for the Company Business in all material respects having regard to insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business. Except as set forth on Schedule 5.18, no claim has been made since January 1, 2002 with respect to the Library Rights under any errors and omissions policy of the Target Companies.

                     Section 5.19 Affiliate Transactions. Schedule 5.19 contains a complete list, as of the date hereof, of all Contracts to or by which any Target Company, on the one hand, and Vivendi or any of its Affiliates (other than any Target Company), on the other hand, are currently a party or otherwise bound or affected excluding immaterial commercial arrangements entered into on an arm's-length basis (the "COMPANY AFFILIATE TRANSACTIONS").

                     Section 5.20 Assets.

                     (a) The Target Companies have good and valid title to, or in the case of leased property have good and valid leasehold interests in, or license to, or reasonable equivalents thereof outside of the U.S. (subject to the terms of the relevant lease or license) in, all of the properties and assets (other than (i) Company Owned Real Properties and all real property subject to the Company Real Property Leases, which are addressed in Section 5.15, and (ii) the Company Intellectual Property rights, which are addressed in Section 5.14), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Company Business (the "COMPANY BUSINESS ASSETS") in each case free and clear of any Liens, except Permitted Encumbrances.

                     (b) The Target Companies have maintained all tangible Company Business Assets that are material to the Company Business in good working order, subject only to ordinary wear and tear. Vivendi has no Knowledge of any facts or circumstances that would require a material write down of any Company Business Assets under GAAP.

                     Section 5.21 Library Rights.


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                     (a) Schedule 5.21(a)(i) sets forth a list of certain of the
Target Companies' Programs (the "LISTED TITLES"). The Target Companies have made available to NBC complete copies of the Contracts, together with any amendments thereto, pursuant to which they acquired their rights to Exploit the Listed Titles. All Exploitation Agreements relating to Listed Titles have been entered into in the ordinary course of business of the Target Companies.

                     (b) Except for Permitted Encumbrances or as set forth on
Schedule 5.21(b):

                        (i) There are no Liens created by any Target Company encumbering any of the Listed Titles or the Company's rights of Exploitation therein.

                        (ii) The Target Companies have taken reasonable and prudent actions (in accordance with industry custom and practice) necessary to ensure that neither the Listed Titles, nor the Library Rights relating thereto, nor the Exploitation thereof by any Target Company libels, defames or violates the rights of privacy or publicity of any Person.

                        (iii) All of the rights in the music compositions and sound recordings contained in the Listed Titles (that are not Works in Progress or Significant Unproduced Properties) and necessary for any current or presently anticipated Exploitation by the Target Companies of the music contained in the Listed Titles are (A) duly licensed to, or otherwise owned by, a Target Company with sufficient rights to permit such Exploitation, (B) in the public domain throughout the world or (C) are otherwise available to the Target Companies for such Exploitation under Law.

                     (c) Except as set forth on Schedule 5.21(c), no Target Company has received, nor does Vivendi have any Knowledge that any Target Company will receive, from any registration or filing office of requisite authority in any jurisdiction, any notice from any third party terminating or purporting to terminate copyright assignments pursuant to 17 U.S.C. ss. 203 or ss. 304 and relating to the Listed Titles.

                     Section 5.22 Listed Titles Participants. The memoranda provided by the Target Companies to the NBC Companies, dated as of October 3, 2003, set forth a description of those Participation obligations of any Target Company as of the date of this Agreement with respect to the Exploitation of the Listed Titles. No Participation set forth in such memoranda is subject to acceleration in any manner whatsoever as a result of or by reason of the consummation of the transactions contemplated hereby.

                     Section 5.23 Library Tangible Assets.

                     (a) An original negative or master of each of the Library Pictures currently being Exploited has been properly stored, in each case in accordance with standards customarily applied by major theatrical, television and home video distributors, as applicable, or the Target Company has access to printable elements of such Library Pictures. Such original negatives, masters or printable elements are, in all material respects, in a commercially reasonable


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condition. Schedule 5.23(a) sets forth, as of the date hereof, a list, which is true and complete in all material respects, of the physical locations of such original negatives, masters, or printable elements, and to the extent such physical locations are owned or controlled by third parties, the Target Companies are party to customary access agreements.

                     (b) Other than such Library Tangible Assets related to the Listed Titles set forth in Schedule 5.23(a), the Library Tangible Assets for the Listed Titles are stored and maintained in accordance with standard industry practices for the use and preservation of such materials, and the Target Companies have customary access thereto sufficient to Exploit the Listed Titles.

                     Section 5.24 Distribution Fees.

                     (a) To the Knowledge of Vivendi, except as set forth on
Schedule 5.24, each of such distributors for which Affiliation Agreements have been provided pursuant to Section 5.13(a)(vii) is obligated to pay, and is paying, a monthly license fee in an amount at least equal to the per subscriber rate set forth in the applicable Affiliation Agreements (excluding launch incentives). Except as set forth on Schedule 5.24, no distributor of the USA Cable Network, the SciFi Cable Network, the Trio Digital Network or the NWI Digital Network who is distributing such programming service pursuant to an Affiliation Agreement that has not been provided pursuant to Section 5.13(a)(vii), is authorized to pay or is paying a monthly license fee at a per subscriber rate for the respective service that is less than that provided in the applicable Affiliation Agreement (excluding launch incentives). The representations contained in this Section 5.24(a) exclude deductions from monthly license fees taken by distributors for marketing support, channel placement, bad debts and a 29% tax applicable to gross license fees from subscribers in Puerto Rico.

                     (b) Excluding payments which have not been made as a result of the bankruptcy of Adelphia Communications Corporation and certain related entities, as of the date hereof, no distributor of Universal Networks programming for which an Affiliation Agreement has been provided pursuant to
Section 5.13(a)(vii), is in arrears in the payment of the entire distribution fee due any Target Company for any month by more than 90 days.

                     (c) With respect to any Affiliation Agreement containing a delete right, no multichannel video programming distributor has notified any Target Company of its intention to delete or materially reposition any programming service.

                     (d) As of August 31, 2003, (i) the USA Cable Network had not less than 78,000,000 billable subscribers, (ii) the SciFi Cable Network had not less than 72,000,000 billable subscribers, (iii) the Trio Digital Network had not less than 15,000,000 billable subscribers and (iv) the NWI Digital Network had not less than 15,000,000 billable subscribers.

                     Section 5.25 DreamWorks Agreements.


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                     (a) VUE is the holder, beneficially and of record, of
3,000,000 shares of "CLASS U PREFERRED STOCK" (as such term is defined in the DreamWorks LLC Agreement) (the "DW CLASS U SHARES") and all right, title and interest in and to the DW Class U Shares. Complete copies of the DreamWorks LLC Agreement and the DreamWorks Master Agreement previously have been made available to NBC. The DreamWorks LLC Agreement has not been restated, amended, supplemented or modified other than to reflect the admission of new members holding interests in DreamWorks that do not constitute "CLASS U PARITY STOCK" or "CLASS U SENIOR STOCK" (each as defined under the DreamWorks LLC Agreement). To the Knowledge of Vivendi, the DW Class U Shares are duly and validly issued, fully paid and non-assessable. The DW Class U Shares are free and clear of any Liens created by the Target Companies other than the Lien granted pursuant to the Credit Agreement and, to the Knowledge of Vivendi, are free and clear of any Liens created by any other Person. There are no existing options, warrants, rights, calls or similar commitments relating to the DW Class U Shares, other than the rights of redemption of the holder and the issuer thereof expressly provided for in the DreamWorks LLC Agreement. Except as set forth on Schedule 5.25(a), no Target Company has granted any consent, approval, authorization or waiver in respect of the issuance of any Class U Preferred Stock (other than the DW Class U Shares) or any Class U Parity Stock or Class U Senior Stock, or that would otherwise adversely affect in any manner VUE's rights as holder of the DW Class U Shares. No Person has any option, right of first refusal, preemptive right, subscription right, right of participation or similar right created or granted by any Target Company in respect of the DW Class U Shares. To the Knowledge of Vivendi, the DW Class U Shares constitute all of the issued and outstanding shares of Class U Preferred Stock. Except as set forth on Schedule 5.25(a), to the Knowledge of Vivendi, there are no issued and outstanding shares of Class U Parity Stock or Class U Senior Stock. Other than the DreamWorks LLC Agreement and the DreamWorks Master Agreement, or as set forth on Schedule 5.25(a), there are no other Contracts currently in effect between DreamWorks and any member of the Seller Group which would amend, alter or otherwise affect the DreamWorks LLC Agreement and the DreamWorks Master Agreement

                     (b) To the Knowledge of Vivendi, (i) DreamWorks has not made any tax distributions pursuant to Section 8.02 of the DreamWorks LLC Agreement, and (ii) DreamWorks' "Commitments" (as referenced in Section 4.07(e) of the DreamWorks LLC Agreement) do not exceed $1,500,000,000, and accordingly, no event has occurred which would result in the conversion of any outstanding shares of Class U Preferred Stock into subordinated debt of DreamWorks, as contemplated by such Section 4.07(e).

                     (c) No Class U Non-Cash Amount (as defined in the DreamWorks LLC Agreement) has become or is due and payable-in-kind or deemed paid, or a combination thereof, as a result of the provisions of Section 8.01 (or any other provision) of the DreamWorks LLC Agreement, and accordingly, no amount has been or is required to be added to the Class U Investment Amount (as defined in the DreamWorks LLC Agreement) in accordance with the terms of Section
8.01 (or any other provision) of the DreamWorks LLC Agreement.


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                     (d) Except as set forth in Schedule 5.25(d), (i) to the
Knowledge of Vivendi no event has occurred which, with or without the passage of time or the giving of notice, would require DreamWorks to redeem any shares of Class U Preferred Stock pursuant to the provisions of Section 8.01(a)(iv) (or any other provision) of the DreamWorks LLC Agreement and (ii) no Target Company has received notice from DreamWorks that any such event has occurred.

                     (e) The exercise by Dream Works of its termination right under the DreamWorks Master Agreement for a "VUE Change of Control" (as defined in the DreamWorks Master Agreement) will not cause any of the Target Companies to be in material breach of any material third-party agreement.

                     (f) As used in this Agreement, (i) "DREAMWORKS" means DreamWorks, LLC, a Delaware limited liability company, (ii) "DREAMWORKS LLC AGREEMENT" means that certain Sixth Amended and Restated Limited Liability Company Agreement of DreamWorks, dated as of March 21, 2003, as amended to date, among the members of DreamWorks, as amended by that certain Amendment thereto consented to as of June 6, 2003, (iii) "DREAMWORKS MASTER AGREEMENT" means that certain DreamWorks/Universal Studios, Inc. Master Agreement, dated as of June 14, 1995, as amended and restated as of June 20, 2001, between DreamWorks and the Company, as amended as of May 30, 2003 pursuant to Amendment No. 1 to the Master Agreement and Amendment No. 1 to Exhibit A of the Master Agreement and Amendment No. 4 to Exhibit B of the Master Agreement, (the "2003 DW AMENDMENT") (and includes the Videogram Agreement and Theatrical Agreement), (iv) "VIDEOGRAM AGREEMENT" means that certain Memorandum of Agreement between DreamWorks and the Company, which is Exhibit B (Home Video Fulfillment Services) to the DreamWorks Master Agreement, as (A) amended and restated as of June 20, 2001 pursuant to a DW/Universal Studios, Inc. Master Agreement, (B) amended as of January 15, 2002, pursuant to Amendment No. 2 to such Exhibit B, and (C) amended as of January 15, 2003 pursuant to Amendment No. 3 to such Exhibit B, and (D) amended as of May 30, 2003 by the 2003 DW Amendment, (v) "THEATRICAL AGREEMENT" means that certain Memorandum of Agreement between DreamWorks and the Company, which is Exhibit A (Foreign Theatrical Distribution) to the Master Agreement (A) as amended and restated as of June 20, 2001 pursuant to the Master Agreement and (B) as amended as of May 30, 2003 pursuant to the 2003 DW Amendment and (vi) "ADVANCE" has the meaning set forth in the DreamWorks Master Agreement. Capitalized terms used in this Section 5.25 shall have the respective meanings accorded to them in the DreamWorks LLC Agreement unless otherwise defined herein.

                     Section 5.26 Target Agreements. Except as set forth in
Schedule 5.26, (a) no Target Company has received any written notice of any violation or breach of any MFN included in any Affiliation Agreement, and (b) Vivendi has no Knowledge of any assertion, allegation or claim by any Person that any Target Company currently is, or in the past has been, in breach or violation in any material respect of any MFN included in any Affiliation Agreement.

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
                     Section 5.27 Consultant Agreement. The Target Companies have made available to NBC a complete copy of the Agreement, dated January 20, 1987 as amended on February 5, 2001 and July 15, 2003 ("CONSULTANT AGREEMENT"), between UCDP and an individual (the "CONSULTANT"). Other than the Consultant Agreement and the Guarantee, dated as of November 4, 1988, by MCA Inc. and Cineplex Odeon Corporation of the performance of Universal City Florida Partners, there are no Contracts currently in effect between the Consultant and any member of the Seller Group which amend or supplement the Consultant Agreement. Pursuant to the Consultant Agreement, the Company guaranteed the performance by UCDP of UCDP's obligations to the Consultant.

                     Section 5.28 IACI/Diller Arrangements. The Company has made available to NBC complete copies of all VUE Documents. Other than the VUE Documents, as of the date hereof, there are no Contracts currently in effect between IACI, Diller or any of their respective Affiliates, on the one hand, and any Target Company, on the other hand, other than Contracts entered into in the ordinary course of business or Contracts that are at arm's-length relating to commercial or trade matters.

                     Section 5.29 German/UK Financing. Except as set forth in detail in Schedule 5.29, no Target Company has any future obligation (other than contingent participation payments) pursuant to or in connection with any of the German/U.K. Film Financing Agreements or the transactions contemplated thereby.

                     Section 5.30 Investment Intent. USH3 is not acquiring the NBC Class B Common Stock to be issued as Company Share Contribution Consideration with a view to or for sale (as defined in the Securities Act) in connection with any distribution (within the meaning of the Securities Act) thereof except pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement thereunder.

                     Section 5.31 Brokers. No broker, investment banker, financial advisor or other Person, other than Citigroup Global Markets Limited, Goldman, Sachs & Co., Societe Generale and BNP Paribas, the fees and expenses of which will be paid by Vivendi, is or shall be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements as a result of arrangements made by or on behalf of Vivendi, USH3 or any of the Target Companies or any of their respective Affiliates.

                     Section 5.32 No Other Representations or Warranties; Schedules; No Implied Representations. Except for the representations and warranties contained in this Agreement, neither Vivendi, USH3 nor any other Person makes any representation or warranty herein, express or implied, with respect to Vivendi, USH3, the Company Business, the Target Companies, the Company Minority Interests, Company Capital Stock, BV1 Common Stock or BV2 Common Stock or the transactions contemplated by this Agreement or the Ancillary Agreements, and Vivendi and USH3 disclaim all such other representations or warranties. The disclosure of any matter or item in any Schedule shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material to the representations and warranties set forth in this Agreement or that such matter would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                                    ARTICLE 6

              REPRESENTATIONS AND WARRANTIES OF GE AND NBC HOLDING

                     GE and NBC Holding, jointly and severally, represent and warrant to Vivendi:

                     Section 6.1 Organization; Good Standing and Qualification.

                     (a) Each of the GE Companies is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own or lease and operate its properties and to own and operate its business as now conducted.

                     (b) NBC is duly qualified to do business and, where applicable, is in good standing in each jurisdiction where the nature of its business and properties makes such qualification legally necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect.

                     (c) GE has previously made available to Vivendi a complete and correct copy of the Organizational Documents of each of the NBC Material Subsidiaries, as amended through the date hereof. The Organizational Documents of each of NBC Holding, NBC, NBC Sub and the NBC Material Subsidiaries are in full force and effect and no resolution is pending or has been adopted providing for the amendment thereof (except as reflected therein) or for the dissolution or winding up of any such NBC Company. None of NBC Holding, NBC, NBC Sub or any NBC Material Subsidiary are in violation of any of the provisions of its respective Organizational Documents.

                     Section 6.2 Authorization.

                     (a) Each of the GE Companies has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its respective obligations hereunder and thereunder. The execution and delivery by each of the GE Companies of this Agreement and the Ancillary Agreements to which it is a party, and the performance of its respective obligations hereunder and thereunder, have been duly authorized by all requisite action (corporate or other).

                     (b) This Agreement and the IACI Matters Agreement have been, and the other Ancillary Agreements will be at the Closing, duly executed and delivered by each of the GE Companies to the extent it is a party thereto, and, assuming the due authorization, execution and delivery by all the other parties to this Agreement and the IACI Matters Agreement, upon their execution, the other Ancillary Agreements, each of this Agreement and the IACI Matters Agreement constitutes and the other Ancillary Agreements will constitute valid


                                       67
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and binding obligations of the GE Companies to the extent it is a party thereto, enforceable against each of the GE Companies, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                     Section 6.3 Capitalization.

                     (a) NBC Holding. The authorized capital stock of NBC Holding consists of 100 shares of common stock, no par value, of NBC Holding ("NBC HOLDING COMMON STOCK"), of which 100 shares of NBC Holding Common Stock are issued and outstanding. Such issued and outstanding shares of NBC Holding Common Stock constitute the only issued and outstanding shares of capital stock of NBC Holding and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 6.3(a), (i) there are no outstanding capital calls, warrants, options, agreements, subscriptions, convertible or exchangeable securities, rights of first refusal or first offer, preemptive rights, calls, puts or other commitments or obligations pursuant to which NBC Holding is or may become obligated to issue, sell, purchase, repurchase, return or redeem, or any other Person is or may become obligated to purchase, any shares of capital stock or other securities of NBC Holding, (ii) no equity securities of NBC Holding are reserved for issuance for any purpose and (iii) except for this Agreement, no GE Company is a party to any Contract for the sale of or is otherwise obligated to sell, transfer or otherwise dispose of any equity securities, or any securities convertible into or exchangeable for any equity securities, of NBC Holding. GE is the sole record and beneficial owner of 100 shares of NBC Holding Common Stock, free and clear of any Liens (other than any restrictions under the Securities Act and other applicable securities Laws).

                     (b) NBC.

                        (i) As of the date hereof, the authorized capital stock of NBC consists of 100 shares of common stock, no par value, of NBC ("EXISTING NBC COMMON Stock"), of which 100 shares of Existing NBC Common Stock were issued and outstanding. As of the date hereof, such issued and outstanding shares of Existing NBC Common Stock constitute the only issued and outstanding shares of capital stock of NBC and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 6.3(b)(i), (A) there are no outstanding capital calls, warrants, options, agreements, subscriptions, convertible or exchangeable securities, rights of first refusal or first offer, preemptive rights, calls, puts or other commitments or obligations pursuant to which NBC is or may become obligated to issue, sell, purchase, repurchase, return or redeem, or any other Person is or may become obligated to purchase, any shares of capital stock or other securities of NBC, (B) no equity securities of NBC are reserved for issuance for any purpose and (C) except for this Agreement, no GE Company is a party to any Contract for the sale of or is otherwise obligated to sell, transfer or otherwise dispose of any equity securities, or any securities convertible into or exchangeable for any equity securities, of NBC. As of the date hereof, NBC Holding is the sole record and


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beneficial owner of 100 shares of Existing NBC Common Stock, free and clear of any Liens (other than any restrictions under the Securities Act and other applicable securities Laws).

                        (ii) After the NBC Restructuring, the authorized capital stock of NBC will consist of shares of NBC Class A Common Stock and shares of NBC Class B Common Stock, having terms set forth on Schedule 2.1. After the NBC Restructuring and as of the Closing, such issued and outstanding shares of capital stock of NBC will constitute the only issued and outstanding shares of capital stock of NBC and will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 6.3(b)(ii), after the NBC Restructuring (A) there will be no outstanding capital calls, warrants, options, agreements, subscriptions, convertible or exchangeable securities, rights of first refusal or first offer, preemptive rights, calls, puts or other commitments or obligations pursuant to which NBC is or may become obligated to issue, sell, purchase, repurchase, return or redeem, or any other Person is or may become obligated to purchase, any shares of capital stock or other securities of NBC, (B) no equity securities of NBC will be reserved for issuance for any purpose and (C) except for this Agreement, no GE Company is a party to any Contract for the sale of or is otherwise obligated to sell, transfer or otherwise dispose of any equity securities, or any securities convertible into or exchangeable for any equity securities, of NBC. After the NBC Restructuring and as of the Closing, NBC Holding will be the sole record and beneficial owner of all of the shares of NBC Class A Common Stock, free and clear of any Liens (other than any restrictions under the Securities Act and other applicable securities Laws). The shares of NBC Class B Common Stock to be issued pursuant to this Agreement shall be duly authorized, validly issued, fully paid and nonassessable. At the Closing, GE shall cause NBC Sub to deliver to USH3 good and valid title to the shares of NBC Class B Common Stock issuable to USH3 hereunder free and clear of all Liens (other than Liens created by Vivendi or USH3 and any restrictions under the Securities Act and other applicable securities Laws).

                     Section 6.4 Subsidiaries; Investments.

                     (a) Schedule 6.4(a) sets forth the name and the jurisdiction of organization of each NBC Material Subsidiary, the authorized and issued and outstanding capital stock or other equity securities of each such NBC Material Subsidiary and the number of shares of capital stock or other equity securities and the percentage ownership of each such NBC Material Subsidiary held by NBC or any other NBC Company. Each NBC Material Subsidiary is duly organized, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of organization, with the corporate or other power and authority to own or lease and operate its properties and to own and operate its business as now conducted, and is duly qualified to do business and, where applicable, in good standing in each jurisdiction where the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect. Except as set forth on Schedule 6.4(a), all of the outstanding shares of capital stock or other securities of each NBC Material Subsidiary are validly issued, fully paid and nonassessable, and NBC or another NBC Company, as the case may be, owns


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
such shares, free and clear of any Liens (other than restrictions under the Securities Act and other applicable securities Laws). Except as set forth on
Schedule 6.4(a), (i) there are no capital calls, warrants, options, agreements, subscriptions, convertible or exchangeable securities, rights of first refusal or first offer, preemptive rights, calls, puts or other commitments or obligations pursuant to which any NBC Material Subsidiary is or may become obligated to issue, sell, purchase, return or redeem, or any other Person is or may become obligated to purchase, any shares of capital stock or other equity security of such NBC Material Subsidiary, (ii) no equity securities of such NBC Material Subsidiary are reserved for issuance for any purpose and (iii) none of the NBC Companies or any of their respective Affiliates that is a stockholder of such NBC Material Subsidiary is a party to any Contract for the sale of or is otherwise obligated to sell, transfer or otherwise dispose of any equity securities, or any securities convertible into or exchangeable for any equity securities, of such NBC Material Subsidiary.

                     (b) Schedule 6.4(b) sets forth the name and jurisdiction of each Person that is not a Subsidiary of NBC but in which any NBC Company holds an equity interest (i) having a value as of June 30, 2003 of $50,000,000 or more as reflected on the NBC Balance Sheet, or (ii) in respect of which the equity income or loss for the year ended December 31, 2002 as reflected in the NBC Financial Statements was equal to or greater than $20,000,000 (collectively, the "NBC MINORITY INTERESTS"). All of the NBC Minority Interests are owned, directly or indirectly by one of the NBC Companies free and clear of any Liens (other than Permitted Encumbrances, any restrictions under the Securities Act and other applicable securities Laws or other Liens provided by the agreements or Organizational Documents of such entity). Except as set forth on Schedule 6.4(b), no NBC Company has an obligation, contingent or otherwise, to fund or participate in the debts of any Person in which an NBC Company holds an NBC Minority Interest.

                     Section 6.5 Non-Contravention. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party by each of the GE Companies and the consummation by any of the GE Companies of the transactions contemplated hereby (including, for the avoidance of doubt, the NBC Restructuring) and thereby do not and will not (a) violate any provision of the Organizational Documents of any of the GE Companies or any of the NBC Companies, (b) except as set forth on Schedule 6.5, subject to obtaining the consents contemplated in Section 6.6, conflict with, or result in the breach of, constitute a default or require a consent under, result in the termination, cancellation, modification, violation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of any of the NBC Companies under, entitle any party to exercise any right under, or result in a loss of any benefit to which any of the NBC Companies is entitled under, any NBC Material Contract to which any of the NBC Companies is a party or to which its assets are subject, (c) assuming compliance with the matters set forth in Sections 5.6 and 6.6, violate or result in a breach of or constitute a default under any Law to which any of GE or any NBC Company is subject, or (d) result in


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the creation or imposition of any Lien on any properties or assets of any of the
NBC Companies, except in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect.

                     Section 6.6 Governmental Authorization. Except as set forth on Schedule 6.6, the execution, delivery and performance by each of the GE Companies of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each of the GE Companies of the transactions contemplated hereby (including, for the avoidance of doubt, the NBC Restructuring) and thereby do not and will not require any consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority, except for (a) compliance with the applicable requirements of the HSR Act and the EU Merger Control Regulation, (b) such consents, approvals, authorizations, registrations, declarations or filings as may be required under applicable Competition Laws of any other jurisdiction, (c) compliance with the applicable requirements of the Communications Act, and the rules, regulations and policies of the FCC and (d) such other consents, approvals, authorizations, registrations, declarations or filings, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect.

                     Section 6.7 NBC Financial Statements; Accounting Controls.

                     (a) NBC has delivered to Vivendi (i) the unaudited consolidated balance sheets of the NBC Companies as of December 31, 2002 and 2001 and the related unaudited consolidated statements of income and of cash flows for such years then ended, including the schedules thereto, set forth on
Schedule 6.7(a)(i), and (ii) the unaudited consolidated balance sheet of the NBC Companies as of June 30, 2003 and the related unaudited consolidated statements of income and cash flows for the six month period then ended set forth on
Schedule 6.7(a)(ii) (such unaudited statements, including the schedules thereto, are referred to herein as the "NBC FINANCIAL STATEMENTS"). Except as set forth on Schedule 6.7(a)(iii), each of the NBC Financial Statements has been prepared in accordance with GAAP (other than the absence of notes) consistently applied and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the NBC Companies as of the dates and for the periods indicated.

                     (b) Accounting Controls. The NBC Companies have maintained systems of internal accounting controls with respect to the NBC Business sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with management's general or specific authorization, (ii) all transactions are recorded as necessary to permit the preparation of annual and interim financial statements in conformity with GAAP and to maintain proper accountability for items and (iii) access to their property and assets is permitted only in accordance with management's general or specific authorizations.

                     (c) Off-Balance Sheet Obligations. Except as set forth on
Schedule 6.7(c), the NBC Companies have no off-balance sheet financing obligations in excess of $10,000,000 individually or $50,000,000 in the aggregate.

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                     (d) Station Venture Holdings. NBC owns indirectly 79.62% of the ownership interests of Station Venture Holdings, LLC ("STATION VENTURE HOLDINGS"), and a 0.25% general partnership interest in Station Venture Operations, L.P. ("STATION VENTURE OPERATIONS"). Station Venture Holdings owns directly a 99.75% limited partnership interest in Station Venture Operations. Station Venture Holdings had, as of June 30, 2003, indebtedness in the aggregate amount of $815 million, which indebtedness is not included in or consolidated with the liabilities reflected on the balance sheet included in the NBC
Financial Statements.

                     Section 6.8 No Undisclosed Liabilities.

                     (a) None of the NBC Companies has any Liabilities that are of a nature that would be required to be disclosed on a consolidated balance sheet of the NBC Companies (or the notes thereto) prepared in accordance with GAAP, other than (i) Liabilities incurred in the ordinary course of business since June 30, 2003 that have not had and would not reasonably be expected to have a NBC Material Adverse Effect, (ii) Liabilities reflected or reserved against on the NBC Balance Sheet, (iii) Liabilities set forth on Schedules 6.8(a) or Schedule 6.10, (iv) Liabilities incurred solely as a result of the refusal of Vivendi to consent to any actions set forth in Section 7.2(b) or (d),
(v) Liabilities incurred outside of the ordinary course of business with the consent of Vivendi in accordance with Section 7.2(b) or (d) or (vi) Liabilities not incurred in the ordinary course of business since June 30, 2003 that have not exceeded and would not reasonably be expected to exceed, individually or in the aggregate, $15,000,000.

                     (b) Except as set forth on Schedule 6.8(b), none of the NBC Companies has any Liability, directly or indirectly, as obligor, guarantor, surety or otherwise for the indebtedness for borrowed money of any Person (other than on behalf of other NBC Companies).

                     Section 6.9 Absence of Certain Changes. Except for actions requested to be undertaken in accordance with this Agreement or the Ancillary Agreements or as set forth on Schedule 6.9, since June 30, 2003, (a) the NBC Business has been conducted only in the ordinary course of business and (b) there have not been any changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have a NBC Material Adverse Effect.

                     Section 6.10 No Litigation. Except as set forth on Schedule
6.10 and except as provided in Section 6.16 and the Schedules thereto, no Legal Proceeding is pending or, to the Knowledge of GE, threatened against any of the NBC Companies or any of their respective properties or assets, and no NBC Company has received any subpoena or notice of any claim or investigation that
(a) involves or would reasonably be expected to result in a Loss (together with all Losses arising out of the same event or series of related events) in excess of $5,000,000 (other than Legal Proceedings or claims involving personal injury that are fully insured under GE or NBC insurance policies or self-insurance programs) or (b) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby, nor is there any Order outstanding against, or, to the Knowledge of GE, any investigation by any Governmental Authority, involving any of the NBC Companies or any of their


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
respective properties or assets, that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

                     Section 6.11 Compliance with Laws; Permits.

                     (a) This Section 6.11 does not address Environmental Laws (which are subject to Section 6.12), Taxes (which are subject to Section 6.16) or NBC Employee Benefit Plans (which are subject to Section 6.17). Each of the NBC Companies is in compliance in all material respects with all Laws applicable to the ownership of their respective assets and properties and the operation of the NBC Business, and no GE Company has received any notice from any Governmental Authority alleging any material conflict with, material violation or breach of or material default under any such Law.

                     (b) Each of the NBC Companies has all material permits, licenses, permissions, franchises, and amendments thereto, from any Governmental Authority (including those required under the Communications Act, the "FCC LICENSES") necessary for the ownership and operation of the NBC Business (the "NBC Licenses"). Each of the NBC Companies is in compliance in all material respects with the terms of the NBC Licenses, and no GE Company has received any notice from any Governmental Authority alleging any material conflict with, violation or breach of any NBC License.

                     (c) Schedule 6.11(c) sets forth a complete list of the material FCC Licenses held by the NBC Companies currently in effect and all applications pending before any Governmental Authority with respect to the material FCC Licenses or the Stations (as hereinafter defined). The material NBC Licenses are in full force and effect and are not subject to any restrictions or conditions other than those generally applicable to television broadcasting licensees under the Communications Act. The NBC Companies have filed all reports, notifications and filings with the FCC necessary to maintain all material FCC Licenses in full force and effect, have timely paid all FCC regulatory fees with respect thereto and, to the Knowledge of GE, there are no facts, events or conditions based upon which the FCC might reasonably be expected to revoke, suspend, cancel, rescind, terminate, require the disposition of, or fail to renew any of the material FCC Licenses or, except as set forth on
Schedule 6.11(c), fail to grant any pending FCC application or petition for a material FCC License. The NBC Companies maintain public files for the Stations as required by FCC rules. The NBC Companies are operating only those facilities for which an appropriate FCC authorization has been obtained in accordance with such authorization in all material respects.

                     (d) Schedule 6.11(d) lists each of the full-power television stations owned and operated by the NBC Companies (the "STATIONS") and provides information concerning carriage (or non-carriage) of each such station by (i) the cable television systems serving its local television market (as defined in Section 76.55 of the rules and regulations of the FCC, 47 CFR Section 76.55) and (ii) satellite carriers providing local-into-local television service (as defined in Section 76.66 of the rules and regulations of the FCC, 47 CFR
Section 76.66). With respect to each Station, each of the NBC Companies, during


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
the period of ownership of such Station by such NBC Company in accordance with
Section 76.64 of the FCC Rules (47 CFR Section 76.64), has made the required election between retransmission consent or must carry status with respect to each multi-channel video programming distributor serving all or any part of the television market (as defined by the FCC) of such Station. The Stations, their respective physical facilities, electrical and mechanical systems and transmitting and studio equipment are being operated in compliance with the applicable FCC Licenses and the requirements of the Communications Act in all material respects. NBC and the Stations are in compliance, in all material respects, with all requirements of the FCC and the Federal Aviation Administration with respect to the construction and/or alteration of the antenna structures owned or used by the any of the NBC Companies.

                     (e) Except as set forth in Schedule 6.11(e), no application, action or proceeding is pending for the renewal or modification of any material FCC Licenses and, except for actions or proceedings affecting television broadcast stations generally, no application, complaint, action or proceeding is pending or, to the Knowledge of GE, threatened that seeks or is reasonably likely to result in (i) the denial of an application for renewal of a material FCC License, (ii) the revocation, adverse modification, non-renewal or suspension of any of the material FCC Licenses, (iii) the issuance of a material cease-and-desist order or (iv) the imposition of any material administrative or judicial sanction with respect to any of the Stations. There is not now issued, outstanding, pending or to the knowledge of GE, threatened, by or before the FCC or any court, any order to show cause, notice of violation, notice of apparent liability, notice of forfeiture or complaint with respect to any of the FCC Licenses or the Stations that would, individually or in the aggregate, reasonably be expected to have an NBC Material Adverse Effect.

                     Section 6.12 Environmental, Health and Safety Matters. Except as set forth on Schedule 6.12, or as would not, individually or in the aggregate, reasonably be expected to have an NBC Material Adverse Effect:

                     (a) Each NBC Company has obtained or has timely submitted an application for or an application for renewal of all Environmental Permits required for the operation of its businesses as presently conducted, and is and has been in compliance with all Environmental Permits and applicable Environmental Laws (including, in connection with equipment containing polychlorinated biphenyls).

                     (b) To the Knowledge of GE, there are no facts, circumstances or conditions arising out of or relating to the past or present operations of any NBC Company or real property currently or formerly owned, operated or leased by any NBC Company reasonably likely to cause the NBC Companies to incur Environmental Liabilities.

                     (c) There has not been any request, claim, or requirement seeking payment from GE or any of its Affiliates for response to, or remediation of, Hazardous Substances at or arising from any current or past properties or operations of the NBC Companies, or their predecessors in interest, which has not been resolved.

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
                     (d) No NBC Company has entered into or agreed to, nor does any of them contemplate entering into, any settlement, consent decree or administrative or court order concerning applicable Environmental Laws in respect of the Company Business or the properties of the NBC Companies, and none of them is subject to any settlement, administrative or court order relating to any compliance with Environmental Laws, or addressing the presence, Release or threatened Release of Hazardous Substances.

                     (e) No Environmental Law imposes any obligation upon any NBC Company arising out of, or as a condition to, any transaction contemplated by this Agreement, including any requirement to modify or transfer any Environmental Permit, any requirement to file any notice or other submission with a Governmental Authority, the placement of any notice, restriction, acknowledgement or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

                     (f) None of the NBC Companies or any real property currently or, to the Knowledge of GE, previously owned, operated or leased by or for any NBC Company is subject to any pending, or to the Knowledge of GE, threatened claim, summons, complaint, order, notice of violation, or notice of potential liability against such NBC Company or involving any such real property or is the subject of any pending or, to the Knowledge of GE, threatened proceeding or governmental investigation against such NBC Company or involving any such real property under or pursuant to Environmental Laws.

                     (g) NBC has made available to Vivendi for review copies of all reports of material environmental investigations, studies, audits, reviews and other analyses conducted in relation to any operations, properties or facilities of the NBC Companies now or previously owned or leased by the NBC Companies, which are in the possession or control of the NBC Companies.

                     (h) No Environmental Lien has attached to any property of any NBC Company and, to the Knowledge of GE, no current facts, circumstances or conditions exist that could reasonably be expected to result in any such Environmental Lien attaching to any such property.

                     This Section 6.12 constitutes the sole and exclusive representations and warranties with respect to environmental matters with respect to the NBC Companies.

                     Section 6.13 Material Contracts.

                     (a) Schedule 6.13 sets forth a complete list as of the date of this Agreement of all of the following Contracts to which any NBC Company is a party or by which it or any of its properties or assets may be bound (in each case as amended, supplemented, waived or otherwise modified through the date of this Agreement, collectively, the "NBC MATERIAL CONTRACTS"):

                        (i) stock purchase agreements or asset purchase agreements (other than Contracts related to the purchase of goods and services (including services provided under Talent Contracts) entered into in the


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ordinary course of business) that (x) involve payment of fixed sums in excess of
$20,000,000, (y) have not expired by, and have not been terminated in accordance with, their terms, and (z) relate to the prospective acquisition or disposition of any NBC Business Assets;

                        (ii) Contracts pursuant to which an NBC Company currently leases any NBC Business Assets (other than NBC Real Property Leases, Contracts related to transactions involving its Library entered into in the ordinary course of business, and Contracts related to purchases of goods and services entered into in the ordinary course of business) and in respect of which any NBC Company is obligated, as of September 30, 2003, to make, on or after the date hereof, aggregate payments of fixed sums in excess of $20,000,000;

                        (iii) (A) material joint venture, partnership and limited liability company operating agreements pursuant to which any NBC Company is presently obligated to make, on or after the Closing Date and on a non-contingent basis, aggregate payments of specified sums in excess of $50,000,000 and (B) Organizational Documents of other material joint ventures, partnerships and limited liability companies as are set forth on Schedule 6.13(a)(iii) (the "NBC MATERIAL JV AGREEMENTS");

                        (iv) Contracts prohibiting or materially restricting the ability of any NBC Material Subsidiary to engage in any business, operate in any geographical area or compete in any line of business related to the NBC Business, other than geographic exclusivity and channel distribution restrictions contained in Exploitation Agreements entered into in the ordinary course of business;

                        (v) Contracts relating to the borrowing of money or extension of credit involving amounts in excess of $50,000,000;

                        (vi) NBC Real Property Leases where any NBC Company is required to pay base rent in excess of $20,000,000 over the base term of the lease (excluding any option for renewal);

                        (vii) Affiliation Agreements representing the top ten
(10) as of the date hereof (ranked by aggregate distribution fees) programming service distribution agreements for each of CNBC and MSNBC;

                        (viii) the Foreign Distribution Agreements (which constitute all Output Agreements of the NBC Companies);

                        (ix) "term deals" as commonly understood in the television industry pursuant to which one or more NBC Companies is obligated, as of September 30, 2003, or reasonably anticipates being required to pay, on or after the date hereof and on a non-contingent basis, aggregate compensation of fixed sums in excess of $10,000,000;

                        (x) Contracts between NBC and the owners of broadcast television stations in the top 50 designated market areas pursuant to which NBC


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Television Network programming is provided to and telecast by such broadcast television stations;

                        (xi) NBC Intellectual Property Contracts, except for Exploitation Agreements;

                        (xii) infomercial or similar paid programming Contracts granting any Person the right to program any block of time on the Stations or NBC Cable Networks pursuant to which one or more NBC Companies is entitled, as of September 30, 2003, to receive, on or after the date hereof and on a non-contingent basis, aggregate consideration of fixed sums of more than $10,000,000;

                        (xiii) Contracts for the acquisition, lease or servicing of satellite transponders and other uplink and downlink and terrestrial transmission (including fiber optic) arrangements relating to the distribution of the NBC television network or NBC cable networks; and

                        (xiv) the Contracts listed on Schedule 6.13(a)(xiv).

                     (b) NBC has made available to Vivendi complete copies of all written NBC Material Contracts, together with any amendments thereto, and accurate descriptions of all material terms of any oral NBC Material Contracts. Except as set forth on Schedule 6.13(b), each of the NBC Material Contracts is in full force and effect and is a legal, valid and binding obligation of the applicable NBC Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in Schedule 6.13(b), none of the NBC Companies is in breach or in material default under any NBC Material Contract, nor does there exist under any NBC Material Contract any event or condition that, after notice or lapse of time or both, would constitute a material breach or event of default thereunder on the part of any NBC Company or, to the Knowledge of any GE Company, any other Person.

                     Section 6.14 Intellectual Property.

                     (a) Title. All of the Intellectual Property necessary for the conduct of or otherwise material to the NBC Business of any NBC Company (the "NBC INTELLECTUAL PROPERTY"), either (i) is NBC Owned Intellectual Property,
(ii) is licensed to an NBC Company pursuant to an NBC Intellectual Property Contract, or (iii) is Intellectual Property that an NBC Company has the right to use under Law. Except as set forth on Schedule 6.14(a), all of the NBC Owned Intellectual Property is free of any Liens (other than Permitted Encumbrances).

                     (b) No Infringement. To the Knowledge of GE, (i) the conduct of the NBC Business by an NBC Company does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property, moral rights or neighboring rights to the extent such infringement or conflict would reasonably be expected to have a material adverse effect on the NBC


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Business, and (ii) except for such infringements that would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect or infringements arising from the unauthorized reproduction, performance or distribution by peer-to-peer file sharing or piracy, none of the NBC
Intellectual Property is being infringed or misappropriated.

                     (c) No Intellectual Property Legal Proceedings. To the Knowledge of GE, except as set forth in Schedule 6.14(c), no material Legal Proceedings are pending or threatened in writing, nor are there any material claims or demands of any Person, that (i) assert that any NBC Company is infringing or misappropriating any Intellectual Property, moral rights or neighboring rights of any Person, or (ii) assert that any NBC Owned Intellectual Property material to the NBC Business is invalid or unenforceable.

                     (d) Due Registration, Etc. Where necessary, and consistent with customary industry practices as of the date hereof, except as set forth in
Schedule 6.14(d), each item of the NBC Owned Intellectual Property material to the NBC Business has been duly registered with, filed in or issued by, as the case may be, the U.S. Patent and Trademark Office, the U.S. Copyright Office or, in the case of trademarks, foreign trademark offices, to the extent necessary to ensure full protection under any applicable Law. Except as set forth in Schedule 6.14(d), all maintenance fees have been paid and all such registrations, filings and issuances and other actions remain in full force and effect, in each case to the extent such registration is material to the NBC Business.

                     (e) Trade Secrets. Each NBC Company has taken security measures reasonable in the industry in which it operates to protect the secrecy, confidentiality and value of all of the confidential NBC Intellectual Property.

                     Section 6.15 Real Property.

                     (a) Schedule 6.15(a) sets forth a list, as of the date hereof, of all of the NBC Owned Real Properties. Except as set forth on Schedule 6.15(a), an NBC Company has good and valid fee title to each of the NBC Owned Real Properties, free and clear of any Liens, other than Permitted Encumbrances.

                     (b) Schedule 6.15(b) sets forth a list, as of the date hereof, of the NBC Real Property Leases. The NBC Companies have good and valid leasehold estates in all real property affected by the NBC Real Property Leases, free and clear of any Liens, other than Permitted Encumbrances. To the Knowledge of GE, none of the NBC Companies has received any written notice of any default under the NBC Real Property Leases that remains uncured. No consent or approval under any of the NBC Real Property Leases is required in connection with the consummation of the transactions contemplated by this Agreement, other than consents that cannot, by the terms of such NBC Real Property Lease, be unreasonably withheld.

                     (c) Schedule 6.15(c) sets forth a list of all NBC Real Property Leases as of June 30, 2003 between any of the GE Companies on the one hand, and any NBC Company, on the other hand, that involve continuing Liabilities.

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                     Section 6.16 Taxes.

                     (a) Except as set forth on Schedule 6.16(a):

                        (i) The NBC Companies and each affiliated group (within the meaning of Section 1504 of the Code or any similar provision of any state, local or foreign Tax Law) of which any NBC Company is or has been a member (A) have timely filed (or there has been timely filed on their behalf) with the appropriate Taxing Authority all material Tax Returns required to be filed, and all such Tax Returns are true, correct and complete in all material respects and
(B) have paid all material Taxes due and payable or claimed or asserted in writing by any Taxing Authority to be due, from or with respect to them, or have provided for all such Taxes on their books and records, including in the NBC Financial Statements, to the extent required under GAAP. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, each of the NBC Companies has made due and sufficient current accruals for Taxes in their books and records, including the NBC Financial Statements.

                        (ii) No audit report has been issued in the five (5) years prior to the date of this Agreement relating to any material Taxes due from or with respect to any of the NBC Companies, their respective incomes, assets or operations. All material income and franchise Tax Returns filed in respect of any of the NBC Companies have been examined by the relevant Taxing Authority, or the applicable statute of limitations on assessment with respect to such Tax Returns has expired.

                        (iii) No claim has been made by a Taxing Authority in a jurisdiction where any NBC Company does not file Tax Returns to the effect that the NBC Company is or may be liable for Taxes in that jurisdiction.

                        (iv) None of the NBC Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect.

                        (v) All deficiencies for Taxes in excess of $1,000,000 asserted or assessed by the IRS or any other Taxing Authority relating to the Tax Returns of, covering or including any of the NBC Companies or the business of any of the NBC Companies, have been fully paid, and there are no other actions, controversies, suits, audits or, to the Knowledge of GE, investigations or claims by any Taxing Authority in progress relating to the NBC Companies or the business of the NBC Companies, nor has any NBC Company, or any of their respective shareholders, directors or officers received any written notice from any Taxing Authority that it intends to conduct such an audit or investigation, in each case, that may reasonably be anticipated to give rise to a Tax liability in excess of $1,000,000. No NBC Company has received any private letter ruling of the IRS or comparable rulings of other Taxing Authorities (other than any such ruling that is subject to any confidentiality provision) in the five (5) years prior to the date of this Agreement.


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                        (vi) There are no material liens for Taxes (other than
Permitted Encumbrances) upon the assets of the NBC Companies.

                        (vii) All material Taxes that any of the NBC Companies has been or is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid over to the appropriate Taxing Authority or accrued, reserved against and entered on the books and records of the applicable NBC Company or the applicable NBC Company's Affiliates.

                        (viii) None of the NBC Companies, or any other Person on behalf of any NBC Company, has (A) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of foreign, state or local Law (other than any such agreement that is subject to any confidentiality provision) with respect to any of the NBC Companies that is currently in effect; (B) filed a consent pursuant to Section 341(f) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) or agreed to have Section 341(f)(2) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any of the NBC Companies; (C) extended the time within which to file any Tax Return (other than an automatic extension not requiring the consent of any Taxing Authority), which Tax Return has since not been filed; or (D) granted to any Person any power of attorney that is currently in force with respect to any Tax matter (other than any federal Tax matter) relating to any of the NBC Companies.

                        (ix) Except for the group of which GE is the NBC Common Parent that files a consolidated federal income Tax Return, to the Knowledge of GE, for the fifteen (15) years prior to the date hereof, none of the NBC Companies is or was a member of any consolidated, combined or affiliated group of corporations that filed or was required to file a consolidated, combined or unitary Tax Return.

                        (x) NBC is not a foreign person within the meaning of
Section 1445 of the Code.

                        (xi) None of the NBC Companies (A) is a party to, bound by, or obligated under, any Tax Sharing Agreement (excluding, for the avoidance of doubt, the GE-NBC Universal Tax Sharing Agreement) pursuant to which it will have any obligation to make any payments to any Person (other than to another NBC Company) after the Closing, and (B) to the Knowledge of GE, no NBC Company is or may be liable for Taxes of any Person (other than any member of the group that includes the NBC Company Parent) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law giving rise to or imposing joint and several liability for Taxes), as a member of an affiliated group, a transferee or successor, or similar principle.

                        (xii) No NBC Company has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to


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the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or a "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

                        (xiii) No NBC Company constitutes or owns, directly or indirectly, an interest in a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

                        (xiv) None of the NBC Companies has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code.

                        (xv) None of the NBC Companies has any "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

                        (xvi) None of the NBC Companies will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date and as a result of any agreement to or requirement to make any adjustments pursuant to Section 481(a) of the Code (or any predecessor provision) or any similar provision of foreign, state or local Law by reason of a change in accounting methods initiated by any of the NBC Companies, or has any knowledge that the IRS or any other Taxing Authority has proposed any such adjustment or change in accounting methods or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the business or operations of any of the NBC Companies. There is no taxable income of any of the NBC Companies that will be reportable in a taxable period beginning after the Closing Date that is attributable to a transaction (such as an installment sale) that occurred prior to the Closing.

                        (xvii) None of the NBC Companies has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(c)(3)(i)(A).

                        (xviii) GE has made available to Vivendi true and correct copies of all material income and franchise Tax Returns of the NBC Companies (or, in the case of Tax Returns filed for an affiliated group, the portions of such consolidated, combined or unitary Tax Returns relating to the NBC Companies) relating to the taxable periods ending after December 31, 2001 and the Tax Returns of the NBC Companies filed as part of the GE federal consolidated Tax Return for the tax year ending December 31, 2002.

                     (b) Except as set forth on Schedule 6.16(b), none of the NBC Companies that are treated as partnerships for U.S. federal income tax purposes has elected the "traditional method with curative allocations" described in Section 1.704-3(c) of the Treasury Regulations or the "remedial allocation method" described in Section 1.704-3(d) of the Treasury Regulations.

                     (c) None of the shares of any of the NBC Companies is "section 306 stock," as defined in Section 306(c) of the Code.


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                     (d) NBC Sub is an existing corporation not formed for the
purpose of entering into this transaction.

                     (e) Assuming that the Closing were effected in accordance with the terms hereof, based on current Law and its current understanding of relevant facts, GE believes that the NBC Companies would be eligible to be included on GE's consolidated U.S. federal income tax return after the Closing.

                     (f) For purposes of this Section 6.16, any reference to a NBC Company shall be deemed to include any predecessor thereto.

                     Section 6.17 Employee Benefits; Labor Matters.

                     (a) Schedule 6.17(a)(i) sets forth a list of all material "employee benefit plans," as defined in Section 3(3) of ERISA (whether or not subject to ERISA) other than a "multiemployer plan," within the meaning of
Section 3(37) of ERISA, and each material bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, loan, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, maintained inside the jurisdiction of the U.S. (A) under which any NBC Employee or any former employee of the NBC Business (including any beneficiaries and dependents thereof) is or may become eligible to participate or derive a benefit and that is or has been maintained, established or contributed to by GE, any NBC Company or any trade or business, whether or not incorporated, which, together with any NBC Company, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under Section 414 of the Code (such other trades and businesses, the "NBC RELATED PARTIES"), or (B) under which any NBC Company may have any material outstanding liability or obligation, but excluding such plans applicable to any NBC Employee based solely on service with an NBC Related Party other than an NBC Company ("NBC U.S. BENEFIT PLANS"). Except as set forth in
Schedule 6.17(a)(ii), none of the NBC Companies sponsors any material "employee benefit plans" (within the meaning of Section 3(3) of ERISA). With respect to each NBC U.S. Benefit Plan, a copy of each of the following documents (if applicable) has been provided or made available to Vivendi: (i) the most recent plan document or agreement and all amendments thereto; (ii) the most recent summary plan description and all related summaries of material modifications; and (iii) the most recent trust document or any third party funding vehicle (including insurance) and all amendments thereto, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, and the most recent IRS determination letter. Except as set forth in Schedule 6.17(a)(iii), none of the NBC U.S. Benefit Plans is, or in the last six years has been, subject to Section 4063, 4064 or 4202 of ERISA. Except as set forth in Schedule 6.17(a)(iv), none of the NBC Companies sponsors a NBC U.S. Benefit Plan subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA. All contributions required to have been made by the applicable NBC Company under any NBC U.S. Benefit Plan or any applicable Law to any trusts established thereunder or in connection therewith have been made in all material respects by the due date therefor (including any extensions). The NBC U.S. Benefit Plans have been


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administered in accordance with their terms and are in compliance with applicable Laws, in each case in all material respects.

                     (b) Schedule 6.17(b)(i) sets forth a list of all material "employee benefit plans," as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and each material bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, loan, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, maintained outside the jurisdiction of the United States (A) under which any NBC Employee or former employee of the NBC Business (including any beneficiaries and dependents thereof) is or may become eligible to participate or derive a benefit and that is or has been maintained, established or contributed to by any NBC Company or any of their Affiliates, or (B) under which any NBC Company may have any material outstanding liability or obligation, other than any such plans or arrangements required to be maintained pursuant to applicable Law (collectively, "NBC NON -U.S. BENEFIT PLANS"). With respect to each NBC Non-U.S. Benefit Plan, a copy of each of the following documents (if applicable) has been provided or made available to Vivendi: (i) the most recent plan document or agreement and all amendments thereto; (ii) the most recent summary of such plan (and all amendments thereto); and (iii) the most recent trust document or any third party funding vehicle (including insurance) and all amendments thereto, the two most recent annual reports required to have been filed with a Governmental Authority and all schedules thereto, and the most recent determination letter issued by a Governmental Authority as to the tax-qualified status of any such plan if any. Except as set forth in Schedule 6.17(b)(ii), all contributions required to have been made by the applicable NBC Company under any NBC Non-U.S. Benefit Plan or any applicable Law to any trusts established thereunder or in connection therewith have been made in all material respects by the due date therefor (including any extensions). Except as set forth in Schedule 6.17(b)(iii), the NBC Non-U.S. Benefit Plans have been administered in accordance with their terms and are in compliance with applicable Laws, in each case in all material respects.

                     (c) Schedule 6.17(c) sets forth a list of each collective bargaining agreement with any labor union, or other agreement with any works council or association representing any NBC Employee. Since January 1, 2002, there have been no strikes, work stoppages, slowdowns, lockouts or grievances or other labor disputes pending or to the Knowledge of GE threatened against or involving any NBC Company, except as would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect. The NBC Companies are and have been in compliance with all Laws relating to employment practices, terms and conditions of employment (including termination of employment), wages, hours of work and occupational safety and health, and worker classification, and are not engaged in any unfair labor practices, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect. No NBC Company has received notice of the intent of any Governmental Authority responsible for the enforcement of any labor or employment Laws to conduct an investigation with respect to or relating to NBC Employees, former employees of, or consultants to,


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the NBC Business and, to the Knowledge of GE, no such investigation is threatened or in progress which would, in the aggregate, reasonably be expected to have a NBC Material Adverse Effect.

                     (d) There are no NBC Employee Benefit Plans currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement (either alone or in combination with any other event or events) that would give rise to a payment that is nondeductible by reason of
Section 280G or would be subject to withholding under Section 4999 of the Code.
Schedule 6.17(d) sets forth a list of all NBC Employee Benefit Plans pursuant to which any amounts may become vested or payable as a result of the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event or events).

                     (e) Except as specifically contemplated by this Agreement, as of the date hereof, none of the NBC Companies has communicated to any NBC Employee or former employees of the NBC Business any intention or commitment to materially modify any NBC Employee Benefit Plan or to establish or implement any other employee or retiree benefit or compensation plan or arrangement (other than as required by applicable Law or any collective bargaining agreement).

                     (f) Each NBC U.S. Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and, to the Knowledge of GE, nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status; provided that, if any such NBC U.S. Benefit Plan has not received a favorable determination letter, then, to the Knowledge of GE, such plan and any trust forming a part thereof is qualified under Sections 401(a) and 501(a) of the Code.

                     (g) No NBC Company has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the Knowledge of GE, no event, transaction or condition has occurred or exists that could reasonably be expected to result in any such material liability to any NBC Company or, following the Closing, Vivendi or any of its Affiliates.

                     (h) There are no pending or threatened claims against any NBC Employee Benefit Plans, by any NBC Employee or former employees of the NBC Business or otherwise involving any such NBC Employee Benefit Plans or the assets of any NBC Employee Benefit Plans (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of the NBC Companies), except as would not, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect.


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                     (i) Schedule 6.17(i) lists each multiemployer plan (as
defined in Section 4001(a)(3) of ERISA) to which any NBC Company is, or within the preceding two years was, obligated to contribute (a "NBC MULTIEMPLOYER PLAN"), and there is no potential liability under any other multiemployer plan to which any NBC Company is, or within the preceding six years was, obligated to contribute. No condition exists and no event has occurred with respect to any NBC Multiemployer Plan that presents a material risk of a complete or partial withdrawal of a NBC Company under subtitle E of Title IV of ERISA and none of the NBC Companies has, within the preceding six years, withdrawn in a complete or partial withdrawal from any NBC Multiemployer Plan or incurred any contingent liability under Section 4204 of ERISA. To the Knowledge of GE, no NBC Multiemployer Plan is in "reorganization" or "insolvent."

                     Section 6.18 Insurance. All material insurance policies maintained by or for the benefit of any NBC Company, including all existing errors and omission insurance policies, are in full force and effect. The NBC Companies have complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is adequate and suitable for the NBC Business in all material respects having regard to insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business.

                     Section 6.19 Affiliate Transactions. Schedule 6.19 contains a complete list, as of the date hereof, of all Contracts entered into other than on an arm's-length basis, to or by which any NBC Company, on the one hand, and GE or any of its Affiliates (other than any NBC Company), on the other hand, are currently a party or otherwise bound or affected and which are intended to be in effect following the Closing (the "NBC AFFILIATE TRANSACTIONS").

                     Section 6.20 Assets.

                     (a) The NBC Companies have good and valid title to, or in the case of leased property have good and valid leasehold interests in or license to, or reasonable equivalents thereof outside of the U.S. (subject to the terms of the relevant lease or license), all of the properties and assets (other than (i) NBC Owned Real Properties and all real property subject to the NBC Real Property Leases, which are addressed in Section 6.15, and (ii) the NBC Intellectual Property rights, which are addressed in Section 6.14), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the NBC Business (the "NBC BUSINESS ASSETS"), in each case free and clear of any Liens, except Permitted Encumbrances.

                     (b) The NBC Companies have maintained all tangible NBC Business Assets that are material to the NBC Business in good working order subject only to ordinary wear and tear. GE has no Knowledge of any facts or circumstances that would require a material write down of any NBC Business Assets under GAAP.

                     Section 6.21 NBC Agreements. Except as set forth in
Schedule 6.21, with respect to the CNBC, MSNBC and Bravo cable services in the NBC Business, (a) no NBC Company has received any written notice of any


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violation or breach of any MFN included in any Affiliation Agreement or television broadcasting affiliate Contract and (b) GE has no Knowledge of any assertion, allegation or claim by any Person that any NBC Company currently is, or in the past has been, in breach or violation in any material respect of any MFN included in any Affiliation Agreement or television broadcasting affiliate Contract.

                     Section 6.22 Foreign Distribution Agreements. NBC has made available to Vivendi complete copies of each of the Foreign Distribution Agreements, together with any amendments thereto, and there are no amendments or supplements relating to the Foreign Distribution Agreements that are not described in the definition of each such term as set forth in this Agreement. Neither NBC nor any of its Affiliates is party to any other Contract (other than the Foreign Distribution Agreements) pursuant to which it licenses any television rights in its Programs on an output basis (i.e., which grants television exhibition rights to Programs that will be available for such exhibition during a specified multiyear period of time and which Programs are not specifically identified by title).

                     Section 6.23 Brokers. No broker, investment banker, financial advisor or other Person, other than Credit Suisse First Boston LLC and AGM Partners, LLC, the fees and expenses of which will be paid by GE, is or shall be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements as a result of arrangements made by or on behalf of GE or any of the NBC Companies or any of their respective Affiliates.

                     Section 6.24 No Other Representations or Warranties; Schedules; No Implied Representations. Except for the representations and warranties contained in this Agreement, none of the GE Companies or any other Person makes any other representation or warranty herein, express or implied, with respect to the GE Companies, the NBC Business, the NBC Companies or the transactions contemplated by this Agreement or the Ancillary Agreements, and GE and NBC Holding disclaim all other representations or warranties. The disclosure of any matter or item in any Schedule shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material to the representations and warranties set forth in this Agreement or that such matter would, individually or in the aggregate, reasonably be expected to have a NBC Material Adverse Effect.

                                    ARTICLE 7

                                    COVENANTS

                     Section 7.1 Access to Information.

                     (a) From and after the date hereof and pending Closing, upon reasonable advance notice, Vivendi shall, and shall cause the Company and the BV Entities to, permit GE, NBC and their respective representatives to have reasonable access, during regular business hours, to the properties, assets,


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employees, books and records of any of the Target Companies relating to the
Company Business and the Target Companies, including for purposes of integration planning, and shall furnish, or cause to be furnished, to GE or NBC such financial, tax, accounting and operating data and other reasonably available information with respect to the Company Business as GE or NBC shall from time to time reasonably request; provided, however, that no such access shall unreasonably interfere with any Target Company's operation of the Company Business.

                     (b) From and after the date hereof and pending Closing, upon reasonable advance notice, GE shall, and shall cause NBC to, permit Vivendi and its representatives to have reasonable access, during regular business hours, to the properties, assets, employees, books and records of any of the NBC Companies relating to the NBC Business and the NBC Companies, and shall furnish, or cause to be furnished, to Vivendi such financial, tax, accounting and operating data and other reasonably available information with respect to the NBC Business as Vivendi shall from time to time reasonably request; provided, however, that no such access shall unreasonably interfere with any NBC Company's operation of the NBC Business.

                     (c) For a period of one year from the Closing Date, upon reasonable advance notice, Vivendi and its Affiliates and their respective representatives shall have reasonable access, during regular business hours, to the assets, employees, books and records of NBC or any of its controlled Affiliates for the purpose of examining the assets and liabilities of the NBC Companies as of the Closing Date (the "POST-CLOSING INSPECTION PERIOD"). On the twelfth (12th) month anniversary of the Closing Date, NBC shall deliver to Vivendi a certificate signed by an authorized officer of NBC certifying that to the knowledge of such authorized officer, none of the representations or warranties relating to the NBC Companies contained in this Agreement have been breached in a manner which would reasonably be expected to allow Vivendi to seek indemnification from GE pursuant to Article 10 or 11.

                     (d) Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior written consent of Vivendi, which will not be unreasonably withheld or delayed, none of the GE Companies shall contact any suppliers to, or customers of, the Company Business other than contacts with such Persons in the ordinary course of business relating to commercial matters not related to the transactions contemplated by this Agreement.

                     (e) All information received by Vivendi that is given by or on behalf of GE or NBC with respect to the NBC Business and all information received by GE or NBC that is given by or on behalf of Vivendi with respect to the Company Business in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby will be held by the receiving party and its Affiliates, agents and representatives as "Business Information," as defined in, and pursuant to the terms of, the Confidentiality Agreement.

                     (f) After the date of this Agreement and prior to the Closing, each of NBC and Vivendi shall deliver to the other complete copies of such monthly financial statements as are prepared by management of the NBC


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Companies and the Target Companies, respectively, and provided to senior management of NBC and the Company promptly upon such financial statements being made available to such senior management. Each of NBC and Vivendi shall deliver to the other monthly cash tracking reports that set forth in reasonable detail the cash position of the NBC Companies and the Target Companies, respectively.

                     Section 7.2 Conduct of the Business.

                     (a) After the date of this Agreement, and prior to the Closing, except (i) as expressly contemplated by this Agreement or any of the Ancillary Agreements, (ii) as required by applicable Law or (iii) with the prior written consent of GE (which consent shall not be unreasonably withheld and which consent or non-consent shall be given in a timely manner taking into account the time considerations of the request), Vivendi shall cause the Target Companies to conduct the Company Business in the ordinary course of business, preserve the Company Business intact, and endeavor to keep available the services of the current key officers and employees of the Company Business and endeavor to maintain the existing relations in all material respects with customers, authors, producers, directors, actors, suppliers, advertisers, distributors, business partners and others having business dealings with the Target Companies.

                     (b) Prior to the Closing, except (i) as expressly contemplated by this Agreement or any of the Ancillary Agreements, (ii) as required by applicable Law or (iii) with the prior written consent of Vivendi (which consent shall not be unreasonably withheld and which consent or non-consent shall be given in a timely manner taking into account the time considerations of the request), NBC shall, and GE and NBC shall cause the other NBC Companies to, conduct the NBC Business in the ordinary course of business, preserve the NBC Business intact, and endeavor to keep available the services of the current key officers and employees of the NBC Business and endeavor to maintain the existing relations in all material respects with customers, authors, producers, directors, actors, suppliers, advertisers, distributors, business partners and others having business dealings with the NBC Companies.

                     (c) Notwithstanding Section 7.2(a) above, after the date of this Agreement and prior to the Closing, except (i) as set forth on Schedule 7.2(c), (ii) as expressly contemplated by this Agreement or any of the Ancillary Agreements, (iii) as required by applicable Law or (iv) with the prior written consent of GE (which consent shall not be unreasonably withheld and which consent or non-consent shall be given in a timely manner taking into account the time considerations of the request), Vivendi shall cause the Target Companies not to:

                        (i) acquire by merging or consolidating with, or by purchasing all or substantially all of the assets of, or by any other manner, any business, or any corporation, partnership, association, or other business organization or division thereof, in each case, for consideration (including any assumed debt for borrowed money), individually in excess of $10,000,000 or, in the aggregate, in excess of $50,000,000, provided such aggregate cap of $50,000,000 shall not prohibit or restrict any Target Company's ability to enter


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into any Library Underlying Agreement or to acquire any Library Literary
Properties, in each case in the ordinary course of business and for consideration on a per transaction basis of $10,000,000 or less;

                        (ii) (A) transfer, sell, dispose of, lease, license, mortgage, pledge or encumber or otherwise subject to any Lien (other than Permitted Encumbrances) any of the Company Business Assets, Company Owned Real Properties or Company Intellectual Property, other than in the ordinary course of business, for consideration, individually in excess of $20,000,000 or, in the aggregate, in excess of $50,000,000, provided that this Section 7.2(c)(ii) shall not prohibit any Exploitation Agreement entered into in the ordinary course of business and involving payments to a Target Company, or (B) other than in the ordinary course of business, transfer or grant or dispose of any rights to any material Company Intellectual Property;

                        (iii) (A) create, incur, guarantee or assume any indebtedness for borrowed money other than (1) in the ordinary course of business as permitted under the Credit Agreement or the Film Securitization Facility Agreement or (2) with respect to VUE and its controlled Affiliates, for the purpose of the Defeasance or for the purposes of acquiring the Class A Preferred Interests, or (B) sell any debt securities or prepay any indebtedness for borrowed money other than as required under the applicable Contracts governing such debt;

                        (iv) make any material change in the accounting practices, policies or principles applied in the preparation of the Company Financial Statements, unless such change is required by GAAP;

                        (v) amend the Organizational Documents of any Company Material Subsidiary;

                        (vi) change any election concerning Taxes or Tax Returns, change an annual accounting period, change any accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain or enter into any Tax ruling, in each case, if taking such action would affect the Taxes of any Target Company after the Closing Date;

                        (vii) issue or sell any shares of any equity securities of any Target Company, or any securities convertible into or exchangeable for any such equity securities, or issue, sell, grant, or enter into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such equity securities, or any securities convertible into or exchangeable for such equity securities, or effect any recapitalization, reclassification, stock split or like change in the capitalization of any Target Company other than to any Target Companies in connection with internal reorganizations;


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                        (viii) declare, set aside, make or pay any dividend or
other distribution in respect of its capital stock or otherwise purchase or redeem, directly or indirectly, any equity securities, or make any loan to, or otherwise transfer any cash to any member of the Seller Group (other than any Target Company), except for (A) payments made in accordance with the Company Cash Pooling Arrangements and (B) payments made to any member of the Seller Group under commercial arrangements which terminate on or prior to the Closing or which continue after the Closing pursuant to Section 7.31 or which may be terminated at will by the relevant Target Companies;

                        (ix) forgive, cancel, compromise, waive, release, assign, sell, transfer or relinquish any debts, rights, or receivables except for debts, rights and receivables against any Person (other than a member of the Seller Group (other than the Target Companies)) forgiven, cancelled, compromised, waived, released, assigned, sold, transferred or relinquished in the ordinary course of business;

                        (x) modify, amend, renew or terminate any Company Material Contract if such modification, amendment or termination would reasonably be expected to involve the payment by any Target Company of additional cash or non-cash consideration under such Company Material Contract of more than $20,000,000 or could reasonably reduce the cash or non-cash consideration payable to the Target Companies party to such Company Material Contract by more than $20,000,000;

                        (xi) enter into any Contract that would constitute a Company Material Contract other than (A) Exploitation Agreements (not including Output Agreements) in each case entered into in the ordinary course of business and involving aggregate consideration payable by a Target Company not in excess of $20,000,000 or involving payments to the Company, (B) Output Agreements entered into in the ordinary course of business and in each case involving aggregate consideration not in excess of $50,000,000, or (C) subject to clauses
(xv)-(xviii), Talent Contracts entered into in the ordinary course of business and in each case (x) not involving the payment of non-contingent fixed sums in excess of $20,000,000 (or such higher amount consistent with such Talent's current quote), or (y) which do not constitute agreements to pay a pre-break gross participation (as commonly understood in the U.S. entertainment industry) other than to Talent whose current quote includes such provision;

                        (xii) enter into any Affiliation Agreement involving aggregate consideration in excess of $20,000,000 or take any action with respect to any such Affiliation Agreement that would have a material negative impact on the Target Companies' cable and satellite distribution business;

                        (xiii) enter into, renew or extend the term of any leases or subleases (other than pursuant to Section 7.33) or other Contracts with respect to real property (other than (x) Contracts with lessors in the ordinary course of business for an aggregate annual fixed rental payment to be made on or after the Closing Date not to exceed $2,000,000 and (y) Contracts with respect to the rental or lease of real property for the purpose of motion picture production (on motion pictures for which production has not concluded), the costs of which are included in the budgets for such motion pictures), or


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accept any payments under any Company Real Property Lease more than thirty days in advance or purchase or exercise any option for the purchase or lease of any real property and provided that such lease, sublease or Contract does not result in the imposition or assumption of any Environmental Liabilities;

                        (xiv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or effect any recapitalization, reclassification, restructuring or other reorganization of any Target Company other than in connection with internal reorganizations that do not have a material adverse effect on the Target Companies;

                        (xv) recognize any union, negotiate, enter into or amend any collective bargaining agreement or any agreement with any works council, oppose any union organizing campaign, participate in any union decertification campaign, settle any material grievances or unfair labor practice charges, file any unfair labor practice charges, or otherwise take any action similar to the foregoing other than in the ordinary course of business or as required by Law;

                        (xvi) grant any increase in the compensation payable to any of Target Companies' officers, directors, employees, agents or consultants (other than increases in the ordinary course of business that do not exceed 5% on an annualized basis in the aggregate or as required pursuant to the terms of existing agreements);

                        (xvii) (i) enter into, renew or amend any employment, severance, consulting, termination or other agreement (other than (A) employment or similar agreements with a term no longer than two years or annual base salary and target bonus opportunity less than $350,000 (or the foreign currency equivalent thereof) or (B) in the case of any amendment, an amendment that is immaterial) with, or make any loan or advance (except with respect to the advance or reimbursement of employee expenses in the ordinary course of business) to any of the officers, directors, employees, agents or consultants of the Company Business, or (ii) make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise, except as may be required by Law or as permitted by Section 7.2(c)(xviii);

                        (xviii) except to the extent unconditionally obligated to do so on the date hereof pursuant to the terms of the existing agreements, plans or otherwise, (i) in any material respect, adopt or amend, or pay, agree to pay, arrange for payment of, make any accrual with respect to, grant, issue, or accelerate any awards, benefits (including retirement allowance or unused benefits) or other payments pursuant to, any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, vacation, retirement or other employee benefit plan, agreement, policy, or arrangement, or any employment or consultant agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, or (ii) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing; provided, however, that nothing in this
Section 7.2(c)(xviii) shall limit the ability of Vivendi and its Affiliates to


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take actions, or to cause any of the Target Companies to take actions, with respect to Company Employee Benefit Plans to the extent such actions relate generally to the employees of Vivendi or any of its Affiliates that participate in such plans;

                        (xix) approve, or fail to exercise its rights to prevent, any extension of the Showtime Management Agreement beyond December 31, 2005;

                        (xx) prepay or delay payment on any material accounts payable, or accelerate or delay, or permit the acceleration or delay of, payment on any material accounts receivable, in each case other than in the ordinary course of business;

                        (xxi) settle any Legal Proceeding (other than the RTL Litigation) on terms reasonably expected to result in a payment by a Target Company in excess of $5,000,000 in excess of the amount reserved on the Company Financial Statements with respect thereto;

                        (xxii) enter into (A) any Contract (other than subleases pursuant to Section 7.33) with Vivendi or any of its Affiliates (other than another Target Company) that either (I) is not on an arms'-length basis or (II) is not terminable at will and without prior notice or (B) foreign exchange hedging Contracts that will become subject to Section 7.30 and that involve notional amounts in excess of $25,000,000;

                        (xxiii) amend, supplement or modify any Output Agreement or enter into any similar agreement if any content produced, co-produced, presented by, distributed by, or otherwise acquired by any NBC Company will be covered by, or included in any grant of rights made in any such Output Agreements or other agreement; or

                        (xxiv) agree or otherwise commit to take any of the actions described in the foregoing subsections (i) through (xxiii).

                     (d) Notwithstanding Section 7.2(b) above, after the date of this Agreement and prior to the Closing, except (i) as set forth on Schedule 7.2(d), (ii) as expressly contemplated by this Agreement or any of the Ancillary Agreements, (iii) as required by applicable Law or (iv) with the prior written consent of Vivendi (which consent shall not be unreasonably withheld and which consent or non-consent shall be given in a timely manner taking into account the time considerations of the request), NBC shall not, and GE and NBC shall cause the other NBC Companies not to:

                        (i) acquire by merging or consolidating with, or by purchasing all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof, in each case, for consideration (including any assumed debt for borrowed money), individually, in excess of $10,000,000 or, in the aggregate, in excess of $50,000,000 provided such aggregate cap of $50,000,000 shall not prohibit or restrict any NBC Company's ability to enter into any Library Underlying Agreement, to acquire any Library Literary Properties or to acquire any Telemundo broadcast television stations in the ordinary course of business;

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                        (ii) transfer, sell, dispose of, lease, license,
mortgage, pledge or encumber or otherwise subject to any Lien (other than Permitted Encumbrances) any of the NBC Business Assets, other than in the ordinary course of business, for consideration, individually in excess of $20,000,000 or, in the aggregate, in excess of $50,000,000 provided this Section 7.2(d)(ii) shall not prohibit any Exploitation Agreement entered into in the ordinary course of business and involving payments to a NBC Company or, other than in the ordinary course of business transfer or grant or dispose of any rights to any material Intellectual Property owned by the NBC Companies;

                        (iii) (A) create, incur, guarantee or assume any indebtedness for borrowed money other than intercompany debt between NBC Companies and other than in the ordinary course of business, or (B) sell any debt securities or prepay any indebtedness for borrowed money other than as required under the applicable Contracts governing such indebtedness;

                        (iv) make any material change in the accounting policies applied in the preparation of the NBC Financial Statements, unless such change is required by GAAP;

                        (v) amend the Organizational Documents of any NBC
Company;

                        (vi) change any election concerning Taxes or Tax Returns, change an annual accounting period, change any accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain or enter into any Tax ruling, in each case, if taking such action would have a materially adverse effect on the Taxes of the NBC Companies, taken as a whole, after the Closing Date;

                        (vii) issue or sell any shares of any equity securities of an NBC Company, or any securities convertible into or exchangeable for any such equity securities, or issue, sell, grant, or enter into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such equity securities, or any securities convertible into or exchangeable for such equity securities, or effect any recapitalization, reclassification, stock split or like change in the capitalization of any NBC Company other than to any NBC Target Companies in connection with internal reorganizations;

                        (viii) transfer any property to NBC Sub within six (6) months of the Closing Date, other than (A) in the ordinary course of its business, (B) in connection with a transaction unrelated to this Agreement or
(C) as part of a transaction contemplated by this Agreement;

                        (ix) adopt a plan of complete or partial liquidation, dissolution, merger or consolidation, or effect any recapitalization, reclassification, restructuring, reorganization, stock split or like change in the capitalization of any NBC Company other than in connection with internal


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reorganizations that do not have a material adverse effect on the NBC Companies;

                        (x) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or otherwise purchase or redeem, directly or indirectly, any equity securities or make any loan to, or otherwise transfer any cash to GE or any Affiliate of GE (other than any NBC Company), except for (A) payments made in accordance with the NBC Cash Pooling Arrangements and (B) payments made to GE or any Affiliates of GE under commercial arrangements which terminate on or prior to the Closing or may be terminated at will by the relevant NBC Companies;

                        (xi) amend, supplement or modify any Foreign
Distribution Agreement or enter into any similar agreement to provide, or enter into any similar agreement that provides, that any content produced, co-produced, presented by, distributed by, or otherwise acquired by any Target Company will be covered by, or included in any grant of rights made in, such Foreign Distribution Agreement or other agreement; or

                        (xii) agree or otherwise commit to take any of the actions described in the foregoing subsections (i) through (xi).

                     Section 7.3 Reasonable Best Efforts; FCC; Antitrust.

                     (a) Subject to the terms and conditions herein provided, each of the parties agree to use all reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Ancillary Agreements. Subject to appropriate confidentiality protections, each party hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

                     (b) Each of the parties shall cooperate with one another and use all reasonable best efforts to prepare all necessary documentation (including furnishing all information required under the Communication Act or any other communications or broadcast Laws, the HSR Act, the EU Merger Control Regulation and Competition Laws of any other jurisdiction), to effect promptly all necessary filings and to obtain all consents, waivers and approvals necessary to consummate the transactions contemplated by this Agreement. Each of the parties shall provide the other parties with copies of all filings made by such party with any Governmental Authority and, upon request, any other information supplied by such party to a Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

                     (c) (i) Without limiting the generality of the undertakings pursuant to this Section 7.3, the parties hereto shall provide or cause to be provided as promptly as practicable to Governmental Authorities with regulatory jurisdiction over enforcement of any applicable Competition Laws (a "GOVERNMENTAL ANTITRUST ENTITY") information and documents requested by any


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Governmental Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including filing any notification and report form and related material required under the HSR Act and the EU Merger Control Regulation as promptly as practicable following the date of this Agreement and thereafter to respond promptly to any request for additional information or documentary material that may be made under the EU Merger Control Regulation and the HSR Act; (ii) GE shall, or shall cause the other GE Companies to use their reasonable best efforts to take such actions as are necessary or reasonably advisable to obtain approval of consummation of the transactions contemplated by this Agreement by any Governmental Antitrust Entity. Notwithstanding anything in this Agreement to the contrary, in no event will GE or any Affiliate of GE be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of GE, could be expected to (1) limit the right of GE or any Affiliate of GE to own or operate all or any portion of the Company Business or of GE or any Affiliate of GE to own or operate any portion of their existing businesses or assets, (2) require GE or any Affiliate of GE to license any of their Intellectual Property or to modify any existing license of their Intellectual Property. Each party hereto shall provide to the other parties copies of all correspondence between it (or its advisors) and any Governmental Antitrust Entity relating to the transactions contemplated by this Agreement or any of the matters described in this Section 7.3, and, to the extent reasonably practicable, all telephone calls and meetings with a Governmental Antitrust Entity regarding the transaction contemplated by this Agreement or any of the matters described in this Section 7.3 shall include representatives of USH3, Vivendi, GE and NBC.

                     (d) Without limiting the generality of the undertakings pursuant to this Section 7.3, GE shall, or shall cause one of the other GE Companies to, (i) prepare and file, or cause to be prepared and filed, with the FCC, any necessary applications for the approval of the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, but in no event later than twenty (20) Business Days after the date hereof, and thereafter use its reasonable best efforts to respond promptly to requests for additional information or documentary material and (ii) use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable to avoid or eliminate impediments to, and to obtain, the necessary approvals of the FCC to complete the transactions contemplated by this Agreement. GE shall provide Vivendi with copies of all correspondence between it (or its advisors) and the FCC relating to the transactions contemplated by this Agreement.

                     Section 7.4 Publicity. None of the parties shall issue any press release or make any public announcement concerning this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby without obtaining the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed, unless a party determines, based upon advice of counsel, that disclosure is otherwise required by applicable Law or the rules or regulations of any stock exchange upon which the securities of such party is listed, provided that to the extent any such release or disclosure is so required, prior to making such release or disclosure, the party intending to


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make such release or disclosure shall use its reasonable best efforts consistent with such applicable Law or stock exchange rules or regulations to consult with the other parties with respect to the text thereof.

                     Section 7.5 Diller Put/Call. The parties agree that any purchase of the Common Interests of Diller and his assignees ("DILLER COMMON INTERESTS") pursuant to the Diller Put or the Diller Call under the VUE Partnership Agreement or the VUE Transaction Agreement shall be effected through a purchase by the Company using funds or Vivendi Ordinary Shares (as defined in the VUE Partnership Agreement) provided to the Company as a contribution to capital for no additional consideration by Vivendi, whether before or after the Closing. In the event that Diller exercises the Diller Put prior to the Closing, Vivendi shall cause the Company to consummate the purchase of the Diller Common Interests as promptly as practicable. In the event that Diller exercises the Diller Put after the Closing, NBC shall notify Vivendi, and Vivendi and NBC shall cooperate to effect the consummation of the purchase of the Diller Common Interests as promptly as practicable following receipt of notice of such exercise. In the event that the Diller Put has not been exercised as of May 7, 2004, Vivendi, if the Closing has not occurred, shall cause, or NBC, if the Closing has occurred, may cause, the Company to exercise the Diller Call. In the event that the Diller Common Interests are purchased by the Company after the Closing, Vivendi will deliver to the Company the purchase price for the Common Interests at the closing for the purchase of the Diller Common Interests.

                     Section 7.6 Stock Options and Equity Awards. On or prior to the Closing Date, Vivendi or its Affiliates shall take all actions necessary to cause all equity awards granted to Company Employees under the Vivendi Stock Option Plan, the 1997 and 2000 USA Networks Stock and Annual Incentive Plans, and the 1992 and 1996 The Seagram Company Ltd. Incentive Plans (collectively, the "VIVENDI EQUITY PLANS") to be fully vested as of the Closing Date, and such equity awards shall remain exercisable in accordance with the terms of the Vivendi Equity Plans and any agreements thereunder; except that for purposes of the period of exercisability of such awards, a Company Employee shall not be deemed to have terminated employment from Vivendi and its Affiliates merely as a result of the transactions contemplated by this Agreement.

                     Section 7.7 Employee Matters.

                     (a) During the one year period following the Closing Date or such longer period of time required by applicable Law, NBC shall provide, or cause to be provided, to each Company Employee, for as long as such Company Employee remains employed with the Target Companies or their Affiliates or their respective successor(s) after the Closing Date, (i) the same level of compensation consisting of salary, wages and opportunities for commissions and bonuses and (ii) employee benefits that are substantially comparable in the aggregate to those provided to Company Employees immediately prior to the Closing, and (iii) a location of employment that is within 50 miles of such Company Employee's location of employment immediately prior to Closing or, if outside such 50 mile area, that does not increase the distance of such employee's commute; provided that NBC shall provide, or cause to be provided, to


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each Company Employee whose employment with the Company or one of its Affiliates is terminated within one year following the Closing severance benefits no less favorable than those that would be provided under the applicable severance plan or arrangement covering such Company Employee immediately prior to the Closing Date; provided, further, that no plans or arrangements of the Target Companies or their Affiliates providing for the issuance of, shares of capital stock, warrants, options or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements shall be taken into account for purposes of determining whether compensation and employee benefits are substantially comparable in the aggregate, nor shall NBC or any of its Affiliates have any obligation to issue, or adopt any plans or arrangements providing for the issuance of shares of capital stock, warrants, options or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements; and provided, further, that no retention or incentive arrangement set forth on Schedule 7.7(a), which NBC agrees to honor in accordance with Section 7.7(c), shall be taken into account for purposes of determining whether employee benefits are substantially comparable in the aggregate.

                     (b) For purposes of eligibility and vesting (but not benefit accrual) under the employee benefit plans (including vacation and any other benefit for which service is relevant) providing benefits to Company Employees (the "NBC PLANS") following the Closing Date, NBC shall cause the NBC Plans to credit each Company Employee with the same years of service as the Target Companies credited such Company Employee immediately prior to the Closing for such service under any corresponding or similar Company Employee Benefit Plan (unless such service credit would result in a duplication of benefits for the same period). The NBC Plans providing welfare benefits shall not deny Company Employees coverage on the basis of pre-existing conditions or any waiting period requirement and shall credit such Company Employees for any deductibles and out-of-pocket expenses paid in the year of initial participation in the NBC Plans.

                     (c) Nothing contained in this Agreement shall be construed to prevent the termination of employment of any individual Company Employee or, subject to NBC's compliance with Section 7.7(a), any change in the employee benefits available to any individual Company Employee or the amendment or termination of any particular Company Employee Benefit Plan to the extent permitted by its terms as in effect immediately prior to the Closing; provided, however, that notwithstanding Section 7.7(a), that NBC shall cause the Target Companies to honor, comply with and perform all of the respective terms and obligations of the Target Companies under any severance, retention, incentive, supplemental incentive, transaction bonus or employment agreement or arrangement of any Company Employee in effect as of the Closing Date (excluding any equity based incentive plan), and to the extent not paid out prior to the Closing Date,
(i) NBC shall ensure that the 2003 incentive plan is paid by the Target Companies in accordance with its terms in the ordinary course consistent with past practice, and (ii) the Target Companies shall ensure that the 2003 supplemental incentive and transaction bonus plans are paid in accordance with their terms in effect as of the Closing Date and for which Vivendi shall be responsible.

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                     (d) Effective as of the Closing Date, Vivendi or one of its
Affiliates shall cause each Company Employee who participates in the Vivendi Retirement Account Plan, Vivendi 401(k) Plan and VUE Supplemental Retirement Account Plan to be fully vested in his or her accrued benefit and/or account balance, as applicable, under such plans as of the Closing Date.

                     (e) On or prior to the Closing Date, Vivendi shall cause VUE to amend the VUE Supplemental Retirement Account Plan to provide that all benefit accruals shall cease effective as of the Closing. Vivendi shall, or shall cause one of its Affiliates other than the Target Companies to, assume or maintain sponsorship of and be solely responsible for, all benefits accrued under each Company Benefit Plan which is a pension plan or retiree health plan, including the Vivendi Retirement Account Plan, Vivendi 401(k) Plan, the VUE Supplemental Retirement Account Plan, and the Universal City Studios, Inc. Employees Retirement Plan.

                     (f) On or prior to the Closing Date, Vivendi shall, or shall cause one of its Affiliates to, (i) assume responsibility for complying with the requirements of Section 4.4(q) of the Merger Agreement, dated as of June 19, 2000, among Vivendi S.A., Canal Plus S.A., Sofiee S.A., 3744531 Canada Inc. and The Seagram Company Ltd. with respect to Company Employees and former employees of the Company Business, (ii) assume responsibility for providing post-retirement health and life insurance benefits to certain appointed executives of USI Services Company LLC in accordance with the "Executive Benefits Update" memorandum effective as of April 1, 2000 (which benefits may not be terminated), and (iii) assume responsibility for, and be bound by, any other individual or group plans, policies or arrangements which provide (or will provide) post-employment health and/or life insurance benefits to any Company Employee or former employee of the Company Business in accordance with their terms and conditions except for any such post-employment health and/or life insurance benefits sponsored or maintained by one of the GE Companies or one of its Affiliates (collectively, the post employment health and/or life insurance benefits are referred to as the "VIVENDI RETIREE HEALTH PLAN").

                     (g) From and after the Closing Date, NBC and the Target Companies shall be liable for all accrued but unpaid liabilities under the plans or arrangements providing non-qualified deferred compensation benefits to any Company Employee or former employee of the Company Business under the plans and arrangements set forth on Schedule 7.7(g) (the "VUE DEFERRED COMPENSATION PLANS"), which liabilities do not exceed as of September 30, 2003 the aggregate amount set forth on Schedule 7.7(g). Vivendi and its Affiliates shall remain liable for all amounts under the VUE Deferred Compensation Plans in excess of the sum of (i) the aggregate amount set forth on Schedule 7.7(g), (ii) additional deferrals in the ordinary course prior to the Closing Date and (iii) interest in the ordinary course on such amounts in accordance with the terms of such plans.

                     (h) Company Non-U.S. Benefit Plans.


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                        (i) Vivendi shall, or shall cause one it its Affiliates
to, amend any Company Non-U.S. Pension Plan to provide that each participating Company Employee (non-U.S.) shall be fully vested under such plan as of the Closing. Effective as of the Closing, Vivendi shall assume, or shall cause one of its Affiliates to assume, sponsorship of each Company Non-U.S. Benefit Plan sponsored or maintained by any of the Target Companies and that is a pension plan, retiree medical plan or that otherwise provides payments or benefits following termination of employment (except for such plan that provides solely for payment of severance) to current or former employees of the Company Business ("COMPANY NON-U.S. PENSION PLANS"). From and after the Closing, none of GE, NBC, any of the Target Companies or their respective Affiliates shall have any liability with respect to any Company Non-U.S. Pension Plan.

                        (ii) If the assumption by Vivendi or its Affiliates of a Company Non-U.S. Pension Plan is not permissible under applicable Law, the applicable Target Company shall retain sponsorship of such Company Non-U.S. Pension Plan and Vivendi or its Affiliates shall transfer or cause to be transferred to the applicable Target Company or the applicable pension plan any shortfall between the liabilities of such plan and the fair market value of the assets of such plan, in each case determined as of the Closing Date. Calculation of a Company Non-U.S. Pension Plan's liabilities shall be calculated based on assumptions to be agreed to by Vivendi and NBC (in consultation with their respective independent actuaries) prior to Closing (it being understood that the intent of such calculation is to put NBC and its Affiliates in the same economic position as if Vivendi or one of its Affiliates had assumed such Company Non-U.S. Pension Plan and all liabilities (and assets) thereof). In the event that the actuarial assumptions cannot be agreed to prior to Closing, the parties shall select an independent actuary to resolve any remaining disputes relating thereto, and such independent actuary's conclusions shall be binding on all parties to this Agreement. The costs of the independent actuary shall be borne equally between Vivendi and NBC.

                        (iii) If applicable Law requires that a Company Employee (non-U.S.) transfer his or her pension rights to a plan, scheme or arrangement of a Target Company following the Closing, or applicable Law permits a Company Employee (non-U.S.) to do so and such employee elects to do so in the manner prescribed by applicable Law, the provisions of the preceding paragraph shall be used to determine the amount of the assets to be transferred (or any additional amount required to be transferred by Vivendi as a result of a shortfall), provided that the amount so transferred shall be not less than the amount required to be transferred under applicable Law.

                     (i) If NBC (i) causes NBC Sub to consolidate with or merge into any other Person and NBC or NBC Sub is not the ultimate parent of the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of NBC Sub's assets to any other Person, then, and in each such case, proper provision shall be made by NBC so that the successors and assigns of NBC shall assume all of the obligations of NBC set forth in this Section 7.7.

                     (j) Vivendi and its Affiliates shall be responsible for all legally mandated continuation of health coverage for any current or former employee of Vivendi and its Affiliates other than any Company Employees or


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former employees of the Target Companies and their covered dependents ("VIVENDI
COBRA BENEFICIARIES"), who participated in a Company Plan and who have a loss of health care coverage due to a qualifying event occurring prior to, on or following the Closing Date. NBC shall be responsible for all legally mandated continuation coverage for all Company Employees and former employees of the Target Companies and their covered dependents who have a loss of health care coverage due to a qualifying event occurring prior to, on or following the Closing Date.

                     (k) With respect to any current or former employee of Vivendi or any of its Affiliates and their covered dependents other than any Company Employees or former employees of the Target Companies and their covered dependents (the "VIVENDI EMPLOYEES"), Vivendi and its Affiliates shall be responsible for all liabilities and obligations arising under any Company Employee Benefit Plan that is a group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to claims incurred (whether or not reported) prior to, on or following the Closing Date.

                     (l) Employee Census. Within (A) seven days with respect to Company Employees (U.S.) and (B) 14 days with respect to Company Employees (non-U.S.), following the execution of this Agreement, Vivendi shall provide NBC with an employee census listing for each Company Employee as of September 1, 2003, such Company Employee's (i) name, (ii) division and business unit, (iii) title, (iv) location of employment, (v) date of hire, (vi) salary, (vii) target or expected bonus (or if not available, most recent annual bonus), (viii) whether a party to an employment contract or other similar agreement and if so, the scheduled expiration thereof and (ix) whether covered under a collection bargaining agreement and if so the identity of such agreement. Vivendi shall provide to NBC an update of the employee census provided for in this section on a monthly basis through the Closing.

Section 7.8 Further Assurances. From time to time after the Closing, upon the reasonable request of any party, the other party or parties shall execute and deliver or cause to be executed and delivered such further instruments, and take such further action, as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions hereof.

                     Section 7.9 Pre-Closing Reorganization; Excluded Assets.

                     (a) Prior to the Closing, Vivendi shall cause each of the following to be transferred to one or more Affiliates of Vivendi (other than the Target Companies) or, in the case of clause (ii) below, to a third party:

                        (i) each of the entities holding the Music Business or the Games Business (together, the "EXCLUDED BUSINESSES"); provided, however, that to the extent that any such entity owns or has the exclusive right to use any asset used in, or required for the operation of, the Company Business or has any outstanding liabilities incurred in connection with the Company Business, prior to the Closing, Vivendi shall cause such assets to be transferred to, and


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such liabilities to be assumed by, a Subsidiary of the Company, in each case, in a manner reasonably satisfactory to GE; and

                        (ii) the real property described on Schedule 7.9(a) (collectively, the "EXCLUDED PROPERTIES"), in a manner reasonably satisfactory to NBC. If any of the Excluded Properties have not been sold or otherwise disposed of as of the Closing Date, Vivendi shall (A) cause VUE to arrange for the Excluded Properties to be held in a trust for the benefit of Vivendi and the IACI Limited Partners in a manner reasonably satisfactory to GE and (B) use its reasonable best efforts to sell or otherwise dispose of the Excluded Properties as soon as practicable after the Closing. The parties acknowledge that Vivendi and the IACI Limited Partners are entitled to the after-Tax proceeds from a sale or other disposition of the Excluded Properties.

                     (b) Prior to the Closing, Vivendi shall use its reasonable best efforts to sell or otherwise dispose of each of (i) the equity interest in United Cinemas International Multiplex BV, a company organized under the Laws of the Netherlands ("UCI"), and the loan made by VUE to UCI as described on
Schedule 7.9(b) (collectively, the "UCI ASSETS") and (ii) the equity interest in or the assets of NWI. If any of the UCI Assets have not been sold or otherwise disposed of as of the Closing Date, Vivendi shall (A) cause VUE to arrange for the UCI Assets to be held in a trust for the benefit of Vivendi and the IACI Limited Partners in a manner reasonably satisfactory to GE and (B) use its reasonable best efforts to sell or otherwise dispose of the UCI Assets as soon as practicable after the Closing. The parties acknowledge that the after-Tax proceeds from a sale or other disposition of the UCI Assets and the proceeds from the sale of NWI shall be subject to the Company Cash Pooling Arrangements if such sales or other dispositions are consummated prior to the Closing. Prior to the Closing, Vivendi shall cause VUE to arrange for Peliculas Nueva Universal de Cuba, S.A. to be held in a trust for the benefit of Vivendi and the IACI Limited Partners in a manner reasonably satisfactory to GE.

                     (c) Prior to the Closing, Vivendi shall use its reasonable best efforts to complete an arrangement with MHI in a manner reasonably satisfactory to GE, allowing Vivendi or GE to purchase the Matsushita Minority Interests at the Closing.

                     Section 7.10 VUE Debt. NBC shall either (a) obtain or cause to be obtained and delivered to Vivendi at the Closing an irrevocable waiver of, or binding amendment to waive, pertinent provisions of the Credit Agreement and the Film Securitization Facility Agreement such that the transactions contemplated hereby will not constitute an "Event of Default" under the Credit Agreement or an "Early Amortization Event" under the Film Securitization Facility Agreement or (b) subject to Sections 7.11(d) and 10.3, repay the outstanding indebtedness under the Credit Agreement or the Film Securitization Facility Agreement with Refinancing Debt (as defined and to the extent permitted under the VUE Partnership Agreement) or, if the Closing occurs after May 7, 2004, repay or permit to self-amortize such indebtedness as otherwise permitted under the VUE Partnership Agreement. Vivendi shall, and shall cause VUE to, cooperate with NBC in connection with NBC obtaining such waivers or repaying such debt, including providing all such information relating to the Company


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Business and the Target Companies and such access to the employees of the Target
Companies as NBC shall reasonably request, including, in connection with any Refinancing Debt, causing VUE to enter into such agreements and take such actions as NBC shall reasonably request.

                     Section 7.11 Obligations Under the VUE Documents.

                     (a) At the Closing, Vivendi and NBC shall enter into an assignment and assumption agreement, pursuant to which Vivendi shall assign to NBC all of Vivendi's rights and post-Closing obligations under the VUE Partnership Agreement (the "VUE ASSIGNMENT AND ASSUMPTION AGREEMENT"). From and after the Closing, NBC shall perform all post-Closing obligations of Vivendi under the VUE Assignment and Assumption Agreement.

                     (b) From and after the Closing, NBC shall cause the Company and each of the other Target Companies (including the general partner of VUE) to perform all of their respective post-Closing obligations under each of the VUE Documents and, except as contemplated by Section 7.11(d), to refrain from taking any action or failing to take any action that would, directly or indirectly, trigger or result in any Loss to, or indemnification obligation of, Vivendi or any of its Affiliates (other than any of the Target Companies) under any of the VUE Documents.

                     (c) From and after the Closing, NBC shall perform all of the post-Closing obligations of Vivendi (to the extent relating to post-Closing events or circumstances) set forth in:

                        (i) Section 4.16 of the VUE Transaction Agreement, including complying with the terms of Section 10.03(a) of the VUE Partnership Agreement and so much of Sections 10.03(c), (d), (e) and (f) thereof as relate to such Section 10.03(a); and

                        (ii) the VUE Film Securitization Consent Letter.

                     (d) From and after the Closing, at NBC's written request, Vivendi shall make an election pursuant to Section 7.02(b)(ii) of the VUE Transaction Agreement that any of the covenants set forth in Section 5.05(b) of the VUE Partnership Agreement shall not apply; provided, however, that Vivendi shall not be required to make such election unless prior to the making of such election NBC confirms in writing to Vivendi that NBC's indemnification obligation under Section 10.3 shall apply.

                     (e) If Vivendi becomes an Indemnifying Party or is otherwise required to defend a Third Party Claim (each as defined in and pursuant to Section 7.06 of the VUE Transaction Agreement), NBC shall, and shall cause each of the Target Companies to, provide to Vivendi and each of its officers, directors, employees, counsel, advisors, accountants, financial advisors and representatives, access during normal business hours (and at such other times as the parties may mutually agree), upon reasonable notice, to such properties, books, contracts, commitments, records and personnel of, and other information relating to, the Target Companies as may be reasonably requested by Vivendi to permit Vivendi to defend such Third Party Claim.


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                     (f) From and after the Closing, if Vivendi or any of its
Affiliates is required to purchase Common Interests in connection with the "tag along" provisions in Section 10.04(d) of the VUE Partnership Agreement, Vivendi shall promptly provide written notice of such requirement to GE and NBC, provided that the failure to provide such notice shall not relieve GE and NBC of their obligations under this Section 7.11(f). Vivendi shall be entitled to purchase such Common Interests on behalf of GE and NBC, and, in such event, GE, NBC and Vivendi shall take such steps as may be necessary to cause the consequences of such transaction to be substantially identical to those that would obtain if such Common Interests were (i) in the case of an exercise of such "tag along" provisions in connection with the transaction contemplated by this Agreement, purchased in accordance with Schedule 7.13 or (ii) in all other cases, purchased directly by NBC.

                     (g) Notwithstanding any of the foregoing, NBC shall not be liable to Vivendi or any of its Affiliates for any failure to perform any covenants under the VUE Documents to the extent that such failure is attributable to (A) any action or failure to act by Vivendi or its Affiliates occurring on or prior to the Closing, (B) any action which gives rise to an indemnification obligation of Vivendi under Section 4.3 of the IACI Matters Agreement or (C) any action or failure to act by Vivendi or any of its Affiliates after the Closing that would cause a breach of any of the covenants under the VUE Documents (other than (i) any action or failure to act taken at the written request of NBC (including pursuant to Section 7.11(d)), and (ii) any action or failure to act required to be taken by Vivendi or any of its Affiliates under the IACI Matters Agreement).

                     Section 7.12 Tax Matters. This Section 7.12 shall apply from and after the Closing Date.

                     (a) Termination of Existing Tax Sharing Agreements. Vivendi and USH3 shall cause all Tax Sharing Agreements involving the Universal Common Parent or its Affiliate (other than a Target Company), on the one hand, and involving a Target Company, on the other hand, to be terminated with respect to such Target Company on or prior to the Closing Date such that, after the Closing, such Target Company shall neither be bound thereby nor have any liability thereunder. GE shall cause all Tax Sharing Agreements (other than, for the avoidance of doubt, the GE-NBC Universal Tax Sharing Agreement) involving the NBC Common Parent or its Affiliate (other than a NBC Company), on the one hand, and involving a NBC Company, on the other hand, to be terminated with respect to such NBC Company on or prior to the Closing Date such that, after the Closing, such NBC Company shall neither be bound thereby nor have any liability thereunder. On or prior to the Closing Date, GE and the NBC Companies shall enter into the GE-NBC Universal Tax Sharing Agreement. Immediately after the Closing Date, the GE-NBC Universal Tax Sharing Agreement shall be the sole tax sharing agreement between GE and NBC.

                     (b) Tax Certificates. USH3 shall provide NBC Sub, on or prior to the Closing Date, with an affidavit pursuant to section 1445(b)(2) of the Code stating, under penalties of perjury, that USH3 is not a foreign person.


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                     (c) Preparation and Filing of Tax Returns; Payment of
Taxes.

                        (i) Consolidated and Combined Returns for Target Companies' Pre-Closing Periods. Where required or permitted by applicable Law, the USH3 Group and its Affiliates shall include the Target Companies, or cause the Target Companies to be included in, and shall file or cause to be filed, (A) the U.S. consolidated federal income Tax Returns of the Universal Common Parent for the taxable periods (or portions thereof) of the Acquired Companies ending on or prior to the Closing Date and (B) where applicable, all other consolidated and combined or unitary Tax Returns for the taxable periods of the Target Companies ending on or prior to the Closing Date, and Vivendi and USH3 shall pay or cause to be paid any and all Taxes due with respect to the returns referred to in clause (A) or (B) of this Section 7.12(c)(i).

                        (ii) Separate Returns for Target Companies' Pre-Closing Periods. In addition to the Tax Returns described in Section 7.12(c)(i), the USH3 Group shall prepare (or cause to be prepared) all U.S. federal, state, local and foreign Tax Returns (A) required to be filed by any of the Target Companies on or prior to the Closing Date (taking into account any applicable extension periods), and (B) required to be filed by any of the Target Companies after the Closing Date (taking into account any applicable extension periods) for a taxable period ending on or before the Closing Date. With respect to Tax Returns described in clause (A), the USH3 Group shall cause the applicable Target Company to file such Tax Returns and Vivendi and USH3 shall pay or cause to be paid any Taxes shown as due on such Tax Return (as initially filed). With respect to Tax Returns described in clause (B), Section 7.12(c)(vi) shall apply and the GE Companies shall cause the applicable Target Company to execute and file such Tax Returns. Vivendi and USH3 shall be responsible for and shall pay any Taxes shown as due on Tax Returns described in clause (B) (as initially filed).

                        (iii) Certain NBC Tax Returns. GE shall be responsible for preparing and filing, or causing to be prepared and filed, all Tax Returns of, or which include, the NBC Companies that relate to any taxable period ending on or prior to the Closing Date. With respect to any Combined NBC Return that is for a taxable period ending on or prior to the Closing Date, GE shall pay or cause to be paid any Taxes shown as due on such Tax Return (as initially filed). With respect to any Standalone NBC Return that is for a taxable period ending on or prior to the Closing Date, GE shall be responsible for and shall pay or cause to be paid any Taxes shown as due on such Tax Return (as initially filed).

                        (iv) Straddle Period Returns. Sections 7.12(c)(v) and 7.12(c)(vi) shall apply to all Straddle Period Returns. NBC shall be responsible for preparing and filing or causing to be prepared and filed, all Straddle Period Returns other than a Vivendi Straddle Period Return. NBC and Vivendi shall cooperate in the joint preparation of each Vivendi Straddle Period Return and NBC shall cause VUE and the BV Entities, as applicable, to file the applicable Vivendi Straddle Period Return. Notwithstanding anything to the contrary herein, GE shall have the sole discretion to determine whether to cause the general partner of VUE to make an election under Section 754 of the Code for any Vivendi Straddle Period Return to the extent such election is permitted


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under the VUE Partnership Agreement. Vivendi and USH3 shall be responsible for and shall pay any Taxes shown as due on any Straddle Period Return (as initially filed) (other than any Combined NBC Return or Standalone NBC Return) of or which includes any of the Target Companies to the extent attributable to any Pre-Closing Period. GE shall be responsible for and shall pay any portion of the Taxes shown as due on the Straddle Period Returns (as initially filed) of or which include any of the NBC Companies to the extent attributable to any Pre-Closing Period.

                        (v) Allocating Taxable Income. For purposes of allocating Taxes with respect to a Straddle Period Return and for purposes of Sections 11.2 and 11.3, (i) real, personal and intangible property Taxes shall be allocated on a per diem basis, (ii) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, will be apportioned ratably between such periods on a per diem basis and (iii) other Taxes (including income taxes and taxes in lieu of income taxes to the extent not governed by clause (ii)), shall be allocated based on a closing of the books as of the close of business on the Closing Date (including, without limitation, a closing of the books as of the close of business on the Closing Date for purposes of allocating income, gain, deduction and loss attributable to VUE between the Universal Common Parent and the NBC Common Parent consistent with Treasury Regulation Sections 1.1502-76(b)(1)(ii)(A) and 1.1502-76(b)(2)(vi)). The principles of this Section 7.12(c)(v) shall apply in determining the extent to which any Tax is attributable to the Interim Period under the definitions of Covered Operating Tax and Covered Foreign Tax, except that (x) where appropriate, September 30, 2003 shall be substituted for the Closing Date and
(y) in applying clause (iii) of this Section 7.12(c)(v), there shall be a closing of the books as of the close of business on September 30, 2003 and the Closing Date.

                        (vi) Procedures for Reviewing Tax Returns and Paying Taxes.

                           (A) All Tax Returns relating to taxable periods
ending on or prior to the Closing Date but filed after the Closing Date, and all Straddle Period Returns, in each case including any Target Company, shall be prepared in a manner consistent with prior practice unless an alternative method is available under applicable Tax Laws and consent is granted by Vivendi (such consent not to be unreasonably withheld) or is otherwise required by applicable Tax Laws. The party responsible for preparing any such Tax Return (the "RESPONSIBLE PARTY") shall provide the party responsible for filing such Tax Return or the party responsible for paying any Taxes shown as due on such Tax Return (the "OTHER PARTY") with copies of such Tax Return at least twenty (20) days prior to the due date for filing such return (taking into account any applicable extensions). The Other Party shall have the right to review and approve (which approval shall not be unreasonably withheld) such Tax Returns for ten (10) days following receipt thereof. The failure of the Other Party to propose any changes to any such Tax Return within such ten (10) days shall be deemed to be an indication of its approval thereof.

                           (B) Not later than five (5) days before the due date
for filing any Tax Return described in this Section 7.12(c)(vi) (taking into account any applicable extensions), the party responsible for paying the Taxes


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shown as due on such Tax Return to the extent attributable to a Pre-Closing
Period (the "PAYING PARTY") shall pay to the party responsible for filing such Tax Return (the "FILING PARTY") an amount equal to that portion of the Taxes (if any) shown on such return for which such Paying Party has an obligation to pay pursuant to this Agreement.

                           (C) If a dispute arises with respect to the
preparation of the underlying Tax Return or the amount of Taxes for which the Paying Party is responsible and is not resolved within five (5) days prior to the due date of the underlying Tax Return (taking into account any applicable extensions), the Paying Party shall pay to the Filing Party the amount that the Paying Party deems to be due and owing and the Filing Party shall file such Tax Return as proposed by the Paying Party on or prior to such due date. The dispute will be settled by an independent accounting firm mutually acceptable to both parties and will be final and binding on all parties. Any and all costs arising from, and expenses incurred in connection with, the independent accounting firm shall be borne equally by both parties. Within five (5) days following resolution of the dispute, any amounts determined to be due upon final resolution of the dispute (including interest and penalties with respect to any underpayment of Tax) shall be promptly paid by the Paying Party and where applicable, the Filing Party shall file amended Tax Returns. Notwithstanding the foregoing, the Filing Party shall not be required to file a Tax Return as proposed by the Paying Party if the Filing Party determines in its reasonable discretion that (x) such Tax Return is false, misleading or fraudulent in any respect or (y) there is a material possibility that the filing of such Tax Return would give rise to the imposition of a penalty, excise tax or similar item on or with respect to any individual connected with the filing (including without limitation the individual that would sign such Tax Returns). In any such case, the Filing Party may make corrections to such Tax Return in the manner it reasonably determines to be appropriate to remove the effects of the offending provision(s) and the procedures set forth herein, including the obligation of the Paying Party to pay the amounts shown as due, shall apply to such corrected Tax Returns.

                        (vii) Amended Returns; Refund Claims.

                           (A) The USH3 Group and its Affiliates shall have the
right to prepare and file, or cause to be prepared and filed, any amended Tax Return or claim for refund in respect of any Tax Return as to which the USH3 Group was the Responsible Party and, where required, the GE Companies shall cause the Target Companies to execute such documents (including a power of attorney) and take such actions in connection with such filing as the USH3 Group shall reasonably request, provided that the USH3 Group shall not have the right to prepare or file any such amended Tax Return or claim for refund, without the prior written consent of GE (which may, in its sole and absolute discretion, withhold such consent), if such amended Tax Return or claim for refund would have a material and adverse effect on GE, NBC or any of their Affiliates in a post Closing period, except to the extent such amendment is required by applicable Law. Notwithstanding the foregoing, the GE Companies shall not be required to file an amended Tax Return as proposed by the USH3 Group if GE determines in its reasonable discretion that (x) such Tax Return is false, misleading or fraudulent in any respect or (y) there is a material possibility that the filing of such Tax Return would give rise to the imposition of a


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penalty, excise tax or similar item on or with respect to any individual connected with the filing (including without limitation the individual that would sign such Tax Return).

                           (B) To the extent any determination of Tax liability
of any Target Company, whether as the result of an audit or examination, a claim for refund, the filing of an amended Tax Return or otherwise, results in any refund of U.S. federal, state, local or foreign Taxes attributable to any Pre-Closing Period, such refund shall belong to the USH3 Group, except to the extent such refund (x) results from the carryback of a loss or credit arising in a taxable year (or a portion thereof) beginning after the Closing Date, (y) relates to any Covered Operating Tax or (z) relates to any Covered Foreign Tax to the extent it does not give rise to a payment under Section 3.4 or 3.7. NBC shall promptly pay or cause to be paid the portion of any such refund received by it or any Subsidiary (unless such Subsidiary is not wholly owned, in which case only a pro rata portion shall be paid to the USH3 Group) and that belongs to the USH3 Group (including interest actually received thereon but less any Taxes imposed in connection with such refund or interest and any expenses related to such refund or interest) to the USH3 Group. Any and all Tax refunds that do not belong to the USH3 Group shall belong to the applicable Target Company and to the extent any such refund is received by the USH3 Group or any of their Affiliates (other than NBC or the Target Companies), the USH3 Group shall promptly pay such refund (plus any interest actually received thereon less any Taxes imposed in connection with such refund or interest and any expenses related to such refund or interest) to the applicable Target Company. Notwithstanding the foregoing, a refund for foreign Taxes relating to Pre-Closing Periods of the Target Companies shall not belong to the USH3 Group to the extent such refund relates to a refund claim filed on or after the Closing Date. To the extent any such foreign refund is received by the USH3 Group or any of their Affiliates, the USH3 Group shall promptly pay such refund (plus any interest actually received thereon less any Taxes imposed in connection with such refund or interest and any expenses related to such refund or interest) to the applicable Target Company.

                           (C) To the extent any determination of Tax liability
of any NBC Company, whether as the result of an audit or examination, a claim for refund, the filing of an amended Tax Return or otherwise, results in any refund of U.S. federal, state, local or foreign Taxes attributable to any Pre-Closing Period shall belong to GE, except to the extent such refund (x) results from the carryback of a loss or credit arising in a taxable year (or a portion thereof) beginning after the Closing Date, (y) relates to any Covered Operating Tax or (z) relates to any Covered Foreign Tax to the extent it does not give rise to a payment under Section 3.5 or 3.7. NBC shall promptly pay or cause to be paid the portion of any such refund received by it or any Subsidiary (unless such Subsidiary is not wholly owned, in which case only a pro rata portion shall be paid to GE) and that belongs to GE (including interest actually received thereon but less any Taxes imposed in connection with such refund or interest and any expenses related to such refund or interest) to GE. Any and all Tax refunds that do not belong to GE shall belong to NBC or the applicable NBC Company and to the extent any such refund is received by GE or any of their Affiliates (other than the NBC Companies), GE shall promptly pay such refund (plus any interest actually received thereon less any Taxes imposed in


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connection with such refund or interest and any expenses related to such refund or interest) to NBC or the applicable NBC Company. Notwithstanding the foregoing, a refund for foreign Taxes relating to Pre-Closing Periods of the NBC Companies shall not belong to GE to the extent such refund relates to a refund claim filed on or after the Closing Date. To the extent any such foreign refund is received by GE or its Affiliates (other than the NBC Companies or the Target Companies), GE shall promptly pay such refund (plus any interest actually received thereon less any Taxes imposed in connection with such refund or interest and any expenses related to such refund or interest) to the applicable NBC Company.

                           (D) The GE Companies shall cause the Target Companies
and NBC Companies to elect, where permitted by applicable Law, to carry forward any Tax asset arising in a taxable period beginning after the Closing Date, that would, absent such election, be carried back to a taxable period ending on or before the Closing Date.

                        (viii) Elections. The GE Companies shall not, without the prior written consent of the USH3 Group (which may, in its sole and absolute discretion, withhold such consent), make, or cause to be made, any Tax election, or adopt or change any method of accounting on or following the Closing with respect to any Target Company, that would by its terms have a material adverse effect on the USH3 Group or its Affiliates (including any Target Company) for any taxable period (or portion thereof) ending on or prior to the Closing Date, unless such election, adoption or change is required by applicable Law or is consistent with prior practice of the relevant Target Company or unless GE shall indemnify the USH3 Group from and against such material adverse effect.

                     (d) Transfer Taxes. Vivendi and USH3 shall be liable for and shall pay all Transfer Taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Taxing Authority on any Target Company or caused by the transfer of any assets in connection with the transactions contemplated by this Agreement. GE shall be liable for and shall pay all Transfer Taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Taxing Authority on any NBC Company or caused by the transfer of any assets in connection with the transactions contemplated by this Agreement.

                     (e) Cooperation with Respect to Tax Returns. The parties agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to the Target Companies and/or the NBC Companies as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. The USH3 Group shall have the right to make copies (including in electronic form) of, and to retain all, Tax Returns, financial records and supporting work papers relating to, Taxes of the Target Companies relating to


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any taxable period (or portion thereof) ending on or prior to the Closing Date.
In addition, the GE Companies shall (or shall cause the Target Companies to) retain, and shall provide the USH3 Group reasonable access to (including the right to make copies of), such supporting books and records and any other materials that the USH3 Group may specify with respect to Tax matters relating to any taxable period (or portion thereof) ending on or prior to the Closing Date until the relevant statute of limitations has expired. After such time, such material may be disposed of; provided that prior to such disposition, the GE Companies and the applicable Target Companies shall give the USH3 Group a reasonable opportunity to take possession of such materials.

                     (f) Valuation of Excluded Businesses. Vivendi and USH3 shall, at least 30 days prior to the Closing Date, provide GE with a valuation study prepared by a nationally recognized independent appraisal firm specifying such firm's reasonable determination of the value of each entity holding an Excluded Business to be transferred to one or more Affiliates of Vivendi pursuant to Section 7.9(a).

                     Section 7.13 IACI Limited Partners Tag-Along Rights. At any time, but in any case no later than 75 days, after the date hereof, Vivendi shall deliver a copy of the Tag-Along Notice to each of the Tag-Along Offerees. The parties agree that the tag-along procedures will be substantially as set forth on Schedule 7.13, and that the economic and equity ownership effects on the parties of such arrangements and of any exercise by IACI of its tag-along rights shall be those set forth on Schedule 7.13.

                     Section 7.14 Put and Call Rights on the Common Interests of IACI.

                     (a) NBC and its controlled Affiliates shall have the right and shall assume all obligations to purchase the IACI Common Interests under and as contemplated by Section 10.03(a) of the VUE Partnership Agreement. NBC and its controlled Affiliates may, but shall be under no obligation to, exercise the Call right thereunder at any time it chooses.

                     (b) If at any time or from time to time Vivendi or any of its Affiliates is required to purchase any Common Interests of IACI and its Affiliates pursuant to Section 4.16 of the VUE Transaction Agreement and Section 10.03(a) of the VUE Partnership Agreement, Vivendi shall promptly provide written notice of such requirement to NBC, provided that the failure to provide such notice shall not relieve NBC of its obligations under this Section 7.14(b). Vivendi shall be entitled to purchase such Common Interests on behalf of NBC and, in such event, Vivendi and NBC shall take such steps as may be necessary to cause the consequences of such transaction to be substantially identical to those that would obtain if such Common Interests were purchased directly by NBC. Vivendi shall not other than as provided in this Section 7.14(b) purchase any Common Interests held by IACI under Section 10.3(a) of the VUE Partnership Agreement.

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                     Section 7.15 The Defeasance. Prior to the Closing, Vivendi
shall cause VUE to make inapplicable the covenants set forth in Sections 5.05(a)(ii), (iii) and (iv) of the VUE Partnership Agreement in accordance with
Section 5.05(a) of the VUE Partnership Agreement (the "DEFEASANCE"), and VUE or one of its controlled Affiliates shall borrow sufficient funds (on terms reasonably satisfactory to NBC) to purchase sufficient collateral for the purpose of securing the letter of credit to be issued in connection with the Defeasance.

                     Section 7.16 Insurance.

                     (a) Following the Closing, the Target Companies shall be entitled to the benefit of any occurrence-based insurance policies maintained by Vivendi (if any) for the benefit of the Target Companies or the Company Business prior to the Closing Date, including any and all rights of indemnity and the right to be defended by or at the expense of the insurer, covering any loss, liability, damage or claim relating to any of the Target Companies or the Company Business arising out of the occurrences on or prior to the Closing Date (including all claims pending as of the Closing Date). Vivendi shall (i) cooperate with NBC and the Target Companies in submitting claims (and pursuing claims previously made), (ii) use its commercially reasonable efforts to obtain recoveries for the Target Companies with respect to the claims pursuant to such insurance policies and (iii) remit to the Target Companies any recovery obtained by it pursuant to such claims.

                     (b) Prior to Closing, upon the expiration of the workers' compensation, auto liability and general liability insurance policy currently issued to Vivendi (the "VU BUSINESS INSURANCE POLICY") for which VUE and the Company Business is named insured, Vivendi shall use its commercially reasonable efforts to cause VUE to obtain its own insurance policy for such coverage, and, upon receipt of such coverage, VUE shall thereafter cease to be a named insured on the VU Business Insurance Policy. To the extent required by the insurer in connection with such VUE insurance policy, Vivendi shall cause VUE to post any collateral under such new insurance policy and otherwise comply with any additional terms and conditions reasonably imposed by the insurer.

                     Section 7.17 Ancillary Agreements. Each of GE and Vivendi shall execute, or cause to be executed, at the Closing each of the Ancillary Agreements of which the form is attached hereto as an Exhibit and will use their reasonable best efforts to negotiate and to execute and deliver at the Closing each of the Ancillary Agreements for which a term sheet is attached hereto as an Exhibit.

                     Section 7.18 Vivendi Noteholders' Consent. Prior to the Closing, Vivendi shall use its reasonable best efforts to obtain the necessary approvals or consents, if any, of the transactions contemplated by this Agreement required under (i) the Indenture, dated as of April 8, 2003, between Vivendi and The Bank of New York, as trustee, and (ii) the Indenture, dated as of July 10, 2003, between Vivendi and The Bank of New York, as trustee (the "NOTEHOLDERS' CONSENT").

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                     Section 7.19 Company to Hold IACI Shares and NYCSpirit. At
or prior to the Closing, Vivendi shall cause the Company and/or one or more of the other Target Companies (other than NYCSpirit) to hold, directly or indirectly, in the aggregate (a) 43,181,308 shares of common stock, par value $0.01 per share, of IACI, (b) 13,430,000 shares of Class B common stock, par value $0.01 per share, of IACI (in each case, as adjusted for stock splits, stock dividends and the like) and (c) 100% of the issued and outstanding capital stock of NYCSpirit that owns 5.13% of the Common Interests.

                     Section 7.20 Release of Liens. On or before the Closing Date, Vivendi shall secure a release of all Liens as of the Closing on the Company Common Stock, the Company Preferred Stock, the BV1 Common Stock and the BV2 Common Stock (other than any restrictions under the Securities Act and other applicable securities Laws).

                     Section 7.21 Certain Real Property Matters. GE shall perform those obligations with respect to real property matters set forth on
Schedule 7.21.

                     Section 7.22 Commercial Arrangements. Each of Vivendi and GE shall enter into (or cause their respective Affiliates to enter into) the commercial arrangements described on Schedule 7.22 (the "COMMERCIAL ARRANGEMENTS"); provided that if such arrangements are not entered into on or prior to the Closing Date, the obligations under this provision shall continue after the Closing Date and the parties shall enter into such commercial arrangements within 30 days following the Closing. The commitment to enter into such arrangements is an integral part of the transactions contemplated by this Agreement, and each of Vivendi and GE and their respective Affiliates shall negotiate in good faith the terms thereof. The Commercial Arrangements will be promoted and monitored by the Stockholder Strategic Committee (as defined in the Stockholders Agreement).

                     Section 7.23 Baseline. Prior to the Closing, GE shall consult in good faith with Vivendi to establish a new baseline for GE charges to the combined company based on the increased size of the venture, which baseline shall be established using the same GE methodology for such charges in effect prior to the Closing.

                     Section 7.24 Music Compositions and Sound Recordings. After the date hereof and prior to the Closing Date, Vivendi shall cause all entities included within UMG not to transfer, grant, dispose of, encumber, license or exploit, except in the ordinary course of their business, any right, title or interest in all or a portion of the musical compositions and sound recordings to be assigned to NBC Sub pursuant to the Music Assignment Agreement. If between the date hereof and the Closing Date Vivendi shall transfer, convey, sell or otherwise dispose of any entity (or any portion thereof) included within UMG which owns any portion of the rights to be granted to NBC Sub as set forth in the Music Assignment Agreement, Vivendi shall ensure that the purchaser of such entity (i) shall be bound by (or shall cause such entity to abide by) the covenant set forth above until the Closing Date, and (ii) shall be required to execute (or cause such entity to execute) the Music Assignment Agreement on the Closing Date in order to give effect to the provisions thereof.


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                     Section 7.25 Supplemental Disclosure. Vivendi and/or USH3
shall promptly notify in writing GE and NBC of, and furnish GE and NBC with any information it may reasonably request with respect to, any event or condition or the existence of any fact that would cause any of the conditions to the GE Companies' obligation to consummate the transactions contemplated by this Agreement not to be satisfied. GE shall promptly notify in writing Vivendi and USH3 of, and furnish Vivendi and USH3 with any information it may reasonably request with respect to, any event or condition or the existence of any fact that would cause any of the conditions to USH3's and Vivendi's obligations to consummate the transactions contemplated by this Agreement not to be satisfied.

                     Section 7.26 Environmental Work Plans. (a) Within 60 days after the date hereof, (i) NBC shall provide to Vivendi a schedule, based on NBC's due diligence or Vivendi's Disclosure Schedule, of instances in which, in the reasonable judgment of NBC, the Target Companies are not in compliance with applicable Environmental Laws and (ii) Vivendi shall provide to NBC a schedule, based on Vivendi's due diligence or NBC's Disclosure Schedule, of instances in which, in the reasonable judgment of Vivendi, the NBC Companies are not in compliance with applicable Environmental Laws. Following the delivery of such schedules, Vivendi and NBC shall develop a work plan for correcting the Target Companies' and NBC's instances of non-compliance with Environmental Laws, respectively (collectively, the "EHS WORK PLANS"). All EHS Work Plans and documents prepared in connection therewith shall be subject to the Confidentiality Agreement and all matters shall be treated, to the maximum extent feasible, in a manner to preserve applicable privileges.

                     (b) All actions taken pursuant to the EHS Work Plans shall be performed in a diligent manner, with reasonable speed and in accordance with the standards and requirements of all applicable Environmental Laws. A party shall have satisfied its obligations under this Section when any non-compliance matter identified in the EHS Work Plans is brought into compliance with applicable Environmental Laws in effect as of the date hereof. Vivendi, with respect to development of the EHS Work Plans for the Target Companies, and NBC, with respect to development of the EHS Work Plans for the NBC Companies, shall each bear its own costs.

                     (c) In connection with the EHS Work Plans and the obligations of the parties set forth in paragraph (b), above, Vivendi and NBC shall act in good faith to (i) identify instances of non-compliance with Environmental Laws, (ii) reach agreement on the scope of the EHS Work Plans,
(iii) resolve any non-compliance matters identified in the EHS Work Plans, and
(iv) resolve any disputes.

                     (d) If Vivendi disagrees with the schedule provided under
(a)(i) above, Vivendi shall, within 15 days following receipt of such schedule, submit a written notice of dispute to NBC identifying in reasonable detail the specific items in dispute and the nature of such dispute, including reasonable supporting documentation. If NBC disagrees with the schedule provided under
(a)(ii) above, NBC shall, within 15 days following receipt of such schedule, submit a written notice of dispute to Vivendi identifying in reasonable detail the specific items in dispute and the nature of such dispute, including


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reasonable supporting documentation. In each case, for a period of 15 days following receipt of any such written notice, the parties shall work together in good faith to resolve any disagreement. In the event the parties are not able to resolve any such dispute within such 15-day period, they shall promptly submit all such disputes in writing for resolution to an independent third party environmental professional or environmental attorney reasonably agreed upon by the parties, which professional or attorney shall not have provided services to either Vivendi or NBC at any time during the five years prior to the Closing Date; provided, further, that such environmental professional or environmental attorney shall not be an environmental professional or environmental attorney associated with the transactions contemplated by this Agreement. If Vivendi and NBC do not agree on the scope of the EHS Work Plans, such dispute, whether with regard to the corrective action required, the schedule for implementing such corrective action, or the extent of such corrective action, shall be submitted in writing to the independent professional or attorney agreed upon by the parties, whose resolution shall be final and binding upon the parties. The cost of such third party professional or attorney shall be borne equally by NBC and Vivendi.

                     Section 7.27 Transition Services.

                     (a) Prior to the Closing, each of GE and Vivendi shall use their reasonable best efforts to negotiate and to execute and deliver at the Closing a transition services agreement pursuant to which Vivendi and its Affiliates will provide certain transition services to be mutually agreed upon with NBC, and pursuant to which NBC will provide certain transition services to Vivendi and its Affiliates for periods of time to be agreed and at a cost equal to the fair market value for such services to be mutually agreed in good faith, provided that NBC shall not be required to provide any services to Vivendi or any of its Affiliates with respect to human resources, personnel, payroll, or benefits of the employees of Vivendi or its Affiliates pursuant to such transition services agreement.

                     (b) On or before the earlier of (i) January 1, 2004, or
(ii) the Closing, Vivendi shall cause the transfer to the payroll of VUE of the employees of UMG who work primarily in the UMVD division and are located in the U.S., including without limitation the employees listed on Schedule 7.27(b). If any of such employees are parties to employment contracts with UMG, Vivendi shall cause such contracts to be assigned from UMG to VUE. With respect to other employees of the UMVD division of UMG providing information technology, credit and/or collection or warehouse services to VUE, the parties agree to negotiate in good faith and resolve, prior to the Closing Date, commercially reasonable terms and conditions for continuation of services provided to VUE as of the date of this Agreement by such employees. To the extent that UMG incurs any costs with respect to the disposition of any UMVD employees outside the U.S., VUE (prior to the Closing) or NBC Sub (after the Closing) shall reimburse UMG for all such costs.

                     Section 7.28 Music Videos. The parties hereto agree to negotiate in good faith and to resolve prior to the Closing Date an agreement on commercially reasonable terms to transfer to UMG the Copyrights in the music videos acquired from Polygram, substantially including those music videos listed


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on Schedule 7.28, taking into account the arrangements and any agreements existing as of the date of the date hereof regarding Exploitation of such music videos.

                     Section 7.29 Cash Pooling Post-Closing. The parties shall perform those agreements with respect to cash pooling arrangements set forth on
Schedule 7.29.

                     Section 7.30 Guarantees.

                     (a) Each of GE and NBC shall use its commercially reasonable efforts to cause NBC or one or more of NBC's respective Subsidiaries or Affiliates to be substituted in all respects for Vivendi and its Subsidiaries (other than the Target Companies), effective as of the Closing, in respect of all obligations of Vivendi or any of its Subsidiaries (other than the Target Companies) under each of the guarantees, sureties, letters of credit, escrow deposits, foreign exchange hedging Contracts related to particular Contracts of the Company Business (and not for investment or financing purposes) and letters of comfort (collectively, the "GUARANTEES") made by Vivendi or such Subsidiaries (other than the Target Companies) for the benefit of the Target Companies. If GE and NBC are unable to effect such a substitution with respect to any such Guarantee after using their commercially reasonable efforts to do so, and Vivendi has made a written request to NBC to pay on its behalf amounts due under a non-transferred Guarantee, NBC shall indemnify and hold harmless Vivendi and its Affiliates from and against any and all Losses resulting from or arising out of or relating to such Guarantees. As a result of the substitution contemplated by the first sentence of this Section 7.30 and/or the indemnity obligation contemplated by the second sentence of this Section 7.30, and subject to the provisions of Section 10.3, Vivendi and its Affiliates (other than the Target Companies) shall, from and after the Closing, cease to have any obligations whatsoever arising from or in connection with the Guarantees, except for obligations, if any, for which Vivendi or its Affiliates will be fully indemnified pursuant to the second sentence of this Section 7.30 or Section 10.3.

                     (b) On or before the Closing Date, Vivendi shall use commercially reasonable efforts to secure a release of all Guarantees made by the Company or any of its Affiliates for the benefit of UCI. In the event that on the Closing Date any such Guarantees have not been released, Vivendi shall indemnify and hold harmless GE and its Affiliates from and against any and all Losses resulting from or arising out of or relating to such Guarantees.

                     (c) On or before the Closing Date, Vivendi shall use commercially reasonable efforts to secure a release of all Guarantees made by any of the Target Companies for the benefit of (i) Vivendi or any of its Affiliates involved in the Music Business or the Games Business or (ii) otherwise to the extent relating to any Excluded Business or Excluded Asset. In the event that on the Closing Date any such Guarantees have not been released, Vivendi shall indemnify and hold harmless GE and its Affiliates from and against any and all Losses resulting from or arising out of or relating to such Guarantees.

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                     Section 7.31 Affiliate Transactions. Prior to the Closing,
NBC and Vivendi will agree on those Contracts set forth on Schedule 5.19 that should continue in effect from and after the Closing. Vivendi shall take such actions as are necessary to terminate as of the Closing Date on commercially reasonable terms all Contracts on Schedule 5.19 that NBC and Vivendi agree should not continue in effect after the Closing.

                     Section 7.32 Records. From and after the Closing, NBC shall preserve and keep the records held by the Target Companies relating to the Company Business, and Vivendi shall preserve and keep the records held by Vivendi relating to the Target Companies, in each case in accordance with its document retention policies. Each of NBC and Vivendi shall make such records available to the other, as the expense of the requesting party, in such manner as shall mutually be agreed in connection with, among other things, any insurance claim, audit or Legal Proceeding or investigation relating to the Company Business.

                     Section 7.33 Vivendi Intercompany Leases.

                     (a) Prior to the Closing, Vivendi shall identify all real property leases under which a Target Company is a lessee, obligor or guarantor but where such leased space is occupied either partially or entirely by Vivendi or its Subsidiaries (other than a Target Company) (the "VIVENDI TENANT ENTITY"). Vivendi shall use commercially reasonable efforts to cause each lease for space occupied entirely by a Vivendi Tenant Entity to be assigned to and assumed by Vivendi or the Vivendi Tenant Entity, and the provisions of Section 7.30 shall apply to any related guarantee. In the event that on the Closing Date any lease for space which is occupied entirely by a Vivendi Tenant Entity has not been so assigned and assumed, such Vivendi Tenant Entity and VUE or an Affiliate of VUE shall undertake to execute a sublease for such facility on commercially reasonable terms reasonably satisfactory to Vivendi and NBC, except that (i) the rent payable under any such sublease shall be equal to the rent payable under the master lease and (ii) the term of any such sublease shall not exceed the term of the master lease. With respect to leased space partially occupied by a Vivendi Tenant Entity, Vivendi shall use commercially reasonable efforts to cause the Target Company lessee to sublease that portion of the leased space occupied by the Vivendi Tenant Entity to the Vivendi Tenant Entity on commercially reasonable terms reasonably satisfactory to Vivendi and NBC, except that (i) the rent payable under any such sublease shall be equal to the Vivendi Tenant Entity's pro rata share of the rent payable under the master lease and
(ii) the term of any such sublease shall not exceed the term of the master lease. Vivendi shall indemnify and hold harmless NBC and its Affiliates from and against any and all Losses resulting from or arising out of or relating to the breach of any sublease by a Vivendi Tenant Entity after the Closing.

                     (b) Prior to the Closing, Vivendi shall identify all real property leases under which Vivendi or its Subsidiaries (other than a Target Company) is a lessee, obligor or guarantor but where such leased space is occupied either partially or entirely by a Target Company (the "TARGET COMPANY TENANT ENTITY"). Vivendi shall use commercially reasonable efforts to cause each lease for space occupied entirely by a Target Company Tenant Entity to be


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assigned to and assumed by NBC or the Target Company Tenant Entity, and the provisions of Section 7.30 shall apply to any related guarantee. In the event that on the Closing Date any lease for space which is occupied entirely by a Target Company Tenant Entity has not been so assigned and assumed, such Target Company Tenant Entity and Vivendi or its Subsidiary shall undertake to execute a sublease for such facility on commercially reasonable terms reasonably satisfactory to Vivendi and NBC, except that (i) the rent payable under any such sublease shall be equal to the rent payable under the master lease and (ii) the term of any such sublease shall not exceed the term of the master lease. With respect to leased space partially occupied by a Target Company Tenant Entity, Vivendi shall use commercially reasonable efforts to cause the Vivendi lessee to sublease that portion of the leased space occupied by the Target Company Tenant Entity to the Target Company Tenant Entity on commercially reasonable terms reasonably satisfactory to Vivendi and NBC, except that (i) the rent payable under any such sublease shall be equal to the Target Company Tenant Entity's pro rata share of the rent payable under the master lease and (ii) the term of any such sublease shall not exceed the term of the master lease. NBC shall indemnify and hold harmless Vivendi and its Affiliates from and against any and all Losses resulting from or arising out of or relating to the breach of any sublease by a Target Company Tenant Entity after the Closing.

                                    ARTICLE 8

                         CONDITIONS PRECEDENT TO CLOSING

                     Section 8.1 Conditions Precedent to Obligations of Vivendi, USH3 and the GE Companies. The respective obligations of Vivendi, USH3 and the GE Companies to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions precedent:

                     (a) No Injunctions, Orders. There shall not be in effect any injunction, order or decree issued by a court or Governmental Authority of competent jurisdiction that enjoins or restrains the consummation of the transactions contemplated by this Agreement.

                     (b) Antitrust. A decision under Article 6(1) or 8(2) of Council Regulation No. 4064/89 of the European Community shall have been received, and the waiting period required under the HSR Act, including any extensions thereof, shall have expired or been terminated, and the approvals of the other Governmental Antitrust Entities that are required by Law to be obtained prior to consummation of the transactions contemplated by this Agreement shall have been received and any applicable waiting periods shall have expired or have been terminated or waived.

                     (c) Noteholders' Consent. Vivendi shall have obtained the Noteholders' Consent, if applicable.


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                     (d) FCC Approval. The parties shall have obtained any
necessary approval or order from the FCC and such approval or order shall have become effective.

                     (e) VUE Partnership Agreement. The Defeasance shall have occurred or the covenants contained in Section 5.05(a)(ii), (iii) and (iv) of the VUE Partnership Agreement shall otherwise have been eliminated (or modified in a manner reasonably satisfactory to GE).

                     (f) Other Approvals. The approvals of Governmental Authorities, other than the Governmental Antitrust Entities, or any other third party necessary for the consummation of the transactions contemplated by this Agreement shall have been received, except where the failure to obtain such approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or, in the case of approvals of Governmental Authorities, would not expose any party hereto, or any of their respective officers or directors, to criminal liability or other sanctions by such Governmental Authorities.

                     (g) Certain Transfers. The transfers of the Excluded Businesses and the Excluded Properties provided for under Section 7.9 and the NBC Restructuring shall have been completed.

                     Section 8.2 Conditions Precedent to Obligations of the GE Companies. The obligations of the GE Companies to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, solely by
GE:

                     (a) Representations and Warranties. The representations and warranties of Vivendi and USH3 contained in this Agreement (without giving effect to any qualifications or limitations as to materiality or Company Material Adverse Effect set forth therein), shall be true and correct, in each case as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. GE shall have received a certificate dated as of the Closing Date and signed by an authorized officer of each of Vivendi and USH3 (without any personal Liability), certifying as to the fulfillment of the foregoing.

                     (b) Agreements. Vivendi and USH3 shall have performed and complied in all material respects with all of their respective undertakings, covenants, conditions and agreements required by this Agreement and the IACI Matters Agreement to be performed or complied with by Vivendi and USH3 prior to or at the Closing. GE shall have received a certificate dated the Closing Date and signed by an authorized officer of each of Vivendi and USH3 (without any personal Liability), certifying to the fulfillment of the foregoing.


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                     (c) Ancillary Agreements. Vivendi and each of its
Affiliates that is a party to any of the Ancillary Agreements shall have duly executed and delivered to GE a copy of each Ancillary Agreement to which it is a party.

                     Section 8.3 Conditions Precedent to Obligations of Vivendi and USH3. The respective obligations of Vivendi and USH3 to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, solely by Vivendi:

                     (a) Representations and Warranties. The representations and warranties of GE and NBC Holding contained in this Agreement (without giving effect to any qualifications or limitations as to materiality or NBC Material Adverse Effect set forth therein) shall be true and correct, in each case as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates, individually or in the aggregate, would not reasonably be expected to have a NBC Material Adverse Effect. Vivendi shall have received a certificate, dated as of the Closing Date and signed by an authorized officer of each of GE and NBC Holding (without any personal Liability), certifying as to the fulfillment of the foregoing.

                     (b) Agreements. The GE Companies shall have performed and complied in all material respects with all of all of their respective undertakings, covenants, conditions and agreements required by this Agreement and the IACI Matters Agreement to be performed or complied with by the GE Companies prior to or at the Closing. Vivendi shall have received a certificate dated the Closing Date and signed by an authorized officer of each of the GE Companies (without any personal Liability), certifying to the fulfillment of the foregoing.

                     (c) Ancillary Agreements. GE and each of its Affiliates that is a party to any of the Ancillary Agreements shall have duly executed and delivered to Vivendi a copy of each Ancillary Agreement to which it is a party.

                     Section 8.4 Satisfaction of Conditions. None of the conditions precedent set forth in this Article 8 shall be deemed to be satisfied until all such conditions precedent shall have been satisfied or waived in accordance with this Agreement.

                                    ARTICLE 9

                                   TERMINATION

                     Section 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                     (a) by the mutual written consent of Vivendi and GE;


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                     (b) by either Vivendi or GE if any permanent Order
preventing the consummation of the transaction, contemplated by this Agreement shall have become final and non-appealable;

                     (c) by either Vivendi or GE, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or before the first anniversary of the date hereof, provided that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill in any material respect any obligations under this Agreement has caused or resulted in the failure of the Closing to occur on or before such date; or

                     (d) by GE, by giving written notice of termination to Vivendi, in the event that GE shall not have received, on or before November 5, 2003, a tax opinion in form and substance reasonably satisfactory to GE (the "TAX OPINION") from Debevoise & Plimpton or other tax counsel to the effect that, immediately following the Closing, NBC and GE will be members of an affiliated group (as defined in Section 1504 of the Code).

                     Section 9.2 Effect of Termination.

                     (a) In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any Liability to any party hereto or its respective Affiliates, directors, officers or employees, except that (i) the obligations of the parties hereto contained in this Section 9.2, in Sections 7.1(e) and 7.4 and in Article 12 (other than Sections 12.9 and 12.11) shall survive such termination and (ii) nothing herein will relieve any party from Liability for any breach of this Agreement.

                     (b) In the event this Agreement shall be terminated and at such time any party is in material breach of or in default under any term or provision hereof, such termination shall be without prejudice to, and shall not affect, any and all rights to damages that any other party may have hereunder or otherwise under applicable Law.

                                    ARTICLE 10

                                 INDEMNIFICATION

                     Section 10.1 Indemnification by Vivendi.

                     (a) Subject to the provisions of this Article 10, after the Closing, Vivendi shall, or shall cause USH3 to, indemnify and hold harmless, without duplication, GE and its Affiliates, and, if applicable, their respective directors, officers, agents, advisors, representatives, employees, successors and assigns from and against any and all claims, actions, causes of action, suits, proceedings, judgments, awards, Liabilities, losses, costs, damages or expenses (including expenses of investigation and of enforcing any of their respective rights hereunder, and attorneys' fees and expenses in connection with any claim or Legal Proceeding whether involving a Third Party Claim or a claim


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solely among or between the parties hereto) (collectively, a "LOSS" or the
"LOSSES") resulting from or arising out of or relating to any of the following:

                        (i) any breach of the representations or warranties (which, for purposes of this Article 10, shall each be read without reference to Company Material Adverse Effect, materiality or any similar materiality qualifier (other than as to the listing of Company Material Contracts under Section 5.13(a)) made by Vivendi and USH3 in this Agreement (other than Section 5.16) or deemed made pursuant to Section 8.2(a);

                        (ii) any breach by Vivendi or USH3 of their respective covenants and agreements set forth in this Agreement (other than with respect to Taxes);

                        (iii) any indemnification obligation of Vivendi set forth in the fourth paragraph under the title "Indemnification by Vivendi" in the VUE Film Securitization Consent Letter which obligation NBC agreed to perform pursuant to Section 7.11(c) of this Agreement, but only to the extent that such indemnification obligation arises from, relates to or otherwise is in respect of any Default (as defined in the VUE Film Securitization Consent Letter) that occurred on or prior to the Closing;

                        (iv) (A) the ownership and operation of the Excluded Businesses and the Excluded Assets prior to and after the consummation of the reorganization transactions contemplated by Section 7.9, (B) any trust arrangement for the UCI Assets established pursuant to Section 7.9(b), (C) the VUE Supplemental Retirement Account Plan, (D) the Vivendi Retiree Health Plan and (E) the transactions involving the Excluded Assets and the Excluded Businesses referred to in Sections 7.9(a) and (b);

                        (v) any Liabilities arising out of claims related to the most favored nations or similar provisions set forth in the Contracts listed on
Schedule 10.1(a);

                        (vi) any Liabilities arising out of claims made under the VUE Documents relating to any event or occurrence or action or failure to act by Vivendi or any of its Affiliates on or prior to the Closing, or otherwise relating to a breach of the VUE Documents that is attributable to any action or failure to act by Vivendi or any of its Affiliates (other than (i) any action or failure to act taken at the written request of NBC (including pursuant to Section 7.11(d)), and (ii) any action or failure to act required to be taken by Vivendi or any of its Affiliates under the IACI Matters Agreement).

                        (vii) any Company Employee Benefit Plan for which Vivendi or its Affiliates assume sponsorship and/or remain responsible as of the Closing, or any liability retained by Vivendi or its Affiliates, in each case pursuant to Sections 7.6 and 7.7 (the "RETAINED PLANS");

                        (viii) any employee benefit plan, including a multiemployer plan, sponsored currently or during the past six years by any Person (other than the Target Companies) that would, together with the Target Companies, be treated as a controlled group of corporations or as a group of


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trades or businesses under common control pursuant to Sections 414(b), (c), (m)
or (o) of the Code or Section 4001(b) of ERISA (the "COMPANY RELATED PARTY LIABILITIES");

                        (ix) the acquisition of the Diller Common Interests, including (A) the fees and expenses of any legal, financial and accounting advisors incurred by GE, NBC or any Target Company, solely in connection with the exercise of the Diller Put or the Diller Call, (B) any amounts payable to Diller or any of his assignees (other than tax distributions paid by VUE in the ordinary course) after the Closing Date, solely in respect of the exercise of the Diller Common Interests, (C) any Taxes payable by the Company, solely in connection with the Diller Put or the Diller Call and (D) any other disputes related solely to the exercise of the Diller Put or the Diller Call or the purchase of the Diller Common Interests;

                        (x) any dispute (whether currently existing or arising) between Vivendi or any of its Affiliates, on the one hand, and Diller or any of its Affiliates (other than IACI or any of its Affiliates) or IACI or any of its Affiliates, on the other hand, relating to the transactions contemplated by this Agreement or the Ancillary Agreements;

                        (xi) Liabilities referred to in item 17 of Schedule 5.8(a); and

                        (xii) (A) fines or penalties arising from and the actual out-of-pocket cost to cure any violation of any Environmental Law by the Target Companies or any of their Affiliates or any predecessors in interest with respect to the Target Companies occurring or first commencing on or prior to the Closing Date and not provided for in the EHS Work Plan pursuant to Section 7.26;
(B) the reasonable out-of-pocket cost of Remedial Action from the Release of any Hazardous Substance (y) on, at or from any operation, facility or property currently or formerly owned or operated by the Target Companies or their Affiliates or predecessors in interest on or prior to the Closing Date, or (z) at any property to which Hazardous Substances used or generated by the Target Companies or their Affiliates, subsidiaries or predecessors in interest were first sent or first came to be present on or prior to the Closing Date; provided, however, that such costs are excluded for Remedial Action that (i) was undertaken despite being in compliance with applicable Environmental Laws or to the extent not undertaken in a commercially reasonable and cost-effective manner, which would include, where appropriate, natural attenuation, (ii) was not required by applicable Environment Laws, and/or (iii) exceeded cleanup standards applicable to the specific property, including, where available, risk-based cleanup standards and deed restrictions (unless such restrictions materially impair the use or value of such property for the property's use as of the Closing Date), and/or (iv) is the sole legal obligation of an independent third party and none of Vivendi or its Affiliates has any obligation therefor unless and until the responsible third party fails to comply with its obligations; or (C) claims alleging personal injury (including death), property damage or adverse health effects as a result of exposure to or Release of Hazardous Substances or violations of Environmental Laws on or prior to the Closing Date and made by third parties, including any past or present employees of any Target Company or its Affiliates, to the extent such claims are not otherwise covered by workers' compensation or other similar insurance; provided,


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however, such indemnity obligation is subject to the limitations in Sections
10.6 and 10.7(e) hereof.

                     (b) GE shall take and shall cause its Affiliates to take commercially reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does give rise to, any Loss. In connection with any Loss for which GE or any of its Affiliates (including NBC) may seek indemnification from Vivendi under this Agreement that is a Loss incurred by NBC, Vivendi shall, without duplication, (i) make all payments directly to NBC for the Losses incurred by NBC and (ii) make all payments to GE or any such Affiliate (other than NBC) for any other Losses incurred by such entities in connection with such Loss except as otherwise directed by GE.

                     Section 10.2 Indemnification by GE.

                     (a) Subject to the provisions of this Article 10, after the Closing, GE shall, or shall cause NBC Holding to, indemnify and hold harmless, without duplication, each of USH3 and Vivendi and each of their respective Affiliates, and, if applicable, their respective directors, officers, agents, advisors, representatives, employees, successors and assigns from and against any Loss or Losses resulting from or arising out of or relating to any of the following:

                        (i) any breach of the representations or warranties (which, for purposes of this Article 10, shall each be read without reference to NBC Material Adverse Effect, materiality or any similar materiality qualifier (other than as to the listing of NBC Material Contracts under Section 6.13(a)) made by GE and NBC Holding in this Agreement (other than Section 6.16) or deemed made pursuant to Section 8.3(a);

                        (ii) any breach by GE or NBC Holding of their respective covenants and agreements set forth in this Agreement (other than with respect to Taxes);

                        (iii) (A) the ownership of (1) the business and assets of the entities listed on Schedule 1.1(e) and (2) the business and assets to be transferred pursuant to paragraph 2 of Schedule 2.1, in each case both prior to and after the NBC Restructuring, and (B) the NBC Restructuring;

                        (iv) any indemnification obligation of Vivendi arising under Section 7.01(a)(ii) of the VUE Transaction Agreement which is attributable to or caused by any failure by the Company or its controlled Affiliates described in such Section, but only to the extent that such failure occurred after the Closing and is not attributable to any action or failure to act by Vivendi or its Affiliates and is not an action which gives rise to an indemnification obligation of Vivendi under Section 4.3 of the IACI Matters Agreement.

                        (v) (A) any indemnification obligation of Vivendi arising under Section 7.01(a)(iv) of the VUE Transaction Agreement, but only to the extent that the "Excluded Liability" (as defined in Annex A to the VUE Transaction Agreement) is a Liability of the Company Business acquired by NBC hereunder;

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                           (B) any indemnification obligation of Vivendi arising
under Section 7.01(a)(v) of the VUE Transaction Agreement in respect of any event described in such Section, but only to the extent that such event occurred after the Closing and is not attributable to any action or failure to act of Vivendi or its Affiliates and is not an action which gives rise to an indemnification obligation of Vivendi under Section 4.3 of the IACI Matters Agreement;

                        (vi) any indemnification obligation of Vivendi arising under Section 7.02(b)(i) of the VUE Transaction Agreement which is attributable to or caused by any breach by the Company or its controlled Affiliates described in such Section, but only to the extent that such breach occurred after the Closing, and is not attributable to any action or failure to act of Vivendi or its Affiliates and is not an action which gives rise to an indemnification obligation of Vivendi under Section 4.3 of the IACI Matters Agreement;

                        (vii) (A) fines or penalties arising from and the actual out-of-pocket cost to cure any violation of any Environmental Law by the NBC Companies or any of their Affiliates or any predecessors in interest with respect to the NBC Companies occurring or first commencing on or prior to the Closing Date and not provided for in the EHS Work Plan pursuant to Section 7.26;
(B) the reasonable out-of-pocket cost of Remedial Action from the Release of any Hazardous Substance (y) on, at or from any operation, facility or property currently or formerly owned or operated by the NBC Companies or their Affiliates or predecessors in interest on or prior to the Closing Date, or (z) at any property to which Hazardous Substances used or generated by the NBC Companies or their Affiliates, subsidiaries or predecessors in interest were first sent or first came to be present on or prior to the Closing Date; provided, however, that such costs are excluded for Remedial Action that (i) was undertaken despite being in current compliance with applicable Environmental Laws or to the extent not undertaken in a commercially reasonable and cost-effective manner, which would include, where appropriate, natural attenuation, (ii) was not required by applicable Environmental Laws, and/or (iii) exceeded cleanup standards applicable to the specific property, including, where available, risk-based cleanup standards and deed restrictions (unless such restrictions materially impair the use or value of such property for the property's use as of the Closing Date), and/or (iv) is the sole legal obligation of an independent third party and none of NBC or its Affiliates has any obligation therefor, unless and until the responsible third party fails to comply with its obligation; or (C) claims alleging personal injury (including death), property damage or adverse health effects as a result of exposure to or Release of Hazardous Substances or violations of Environmental Laws on or prior to the Closing Date and made by third parties, including any past or present employees of any NBC Company or its Affiliates, to the extent such claims are not otherwise covered by workers' compensation or other similar insurance; provided, however, that such indemnity obligation is subject to the limitations in Sections 10.6 and 10.7(e) hereof; and

                        (viii) any employee benefit plan, including a multiemployer plan, sponsored currently or during the past six years by any Person (other than the NBC Companies) that would, together with the NBC Companies, be treated as a controlled group of corporations or as a group of


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trades or businesses under common control pursuant to Section 414(b), (c), (m)
or (o) of the Code or Section 4001(b) of ERISA ("NBC RELATED PARTY
LIABILITIES").

                     (b) Vivendi shall take and shall cause its Affiliates to take commercially reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does give rise to, any Loss.

                     Section 10.3 Indemnification by NBC. Subject to the provisions of this Article 10, after the Closing, NBC shall indemnify and hold harmless Vivendi and its Affiliates, and, if applicable, their respective directors, officers, agents, employees, successors and assigns from and against any Loss or Losses resulting from or arising as a consequence of an election by Vivendi, at the written request of NBC pursuant to Section 7.11(d), pursuant to
Section 7.02(b)(ii) of the VUE Transaction Agreement that any of the covenants set forth in Section 5.05(b) of the VUE Partnership Agreement shall not apply, but only to the extent that such Loss is not attributable to any action or failure to act of Vivendi or its Affiliates which gives rise to an indemnification obligation of Vivendi under Section 4.3 of the IACI Matters Agreement.

                     Section 10.4 Third Party Claims.

                     (a) If any claim, demand or liability is asserted by any third party against any of the Persons entitled to be indemnified under this
Article 10 (the "INDEMNIFIED PARTY"), the Indemnified Party shall so notify in writing the party required to provide indemnity hereunder (the "INDEMNIFYING PARTY") of the assertion of any such third party claim or commencement of any action, suit or proceeding (a "THIRD PARTY CLAIM") for which indemnification pursuant to this Article 10 may be sought, but the failure of an Indemnified Party to give prompt notice to the Indemnifying Party shall not affect the rights of the Indemnified Party to indemnification hereunder, except (i) as provided in Section 10.6 or (ii) if (and then only to the extent that) the Indemnifying Party is materially prejudiced by reason of such failure to give timely notice. Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party (and so long as the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party for Losses related to such Third Party Claim), assume control of the defense of such Third Party Claim at the Indemnifying Party's own expense with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall be entitled to control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and (i) the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have a conflict of interest or different defenses available with respect to such Third Party Claim or (ii) the Indemnifying Party has not in fact employed counsel to assume control of such defense, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Losses" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such Third Party Claim and the defense thereof. The Indemnified Party shall not agree to any settlement of such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement of such Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably


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withheld; provided, however, that such consent shall not be withheld by the
Indemnified Party if the Indemnified Party's obligation under such settlement is limited to the payment of monetary damages for which the Indemnifying Party shall be entirely responsible and such settlement includes an unqualified release of the Indemnified Party from all liability in respect of the matters that were the subject of such Third Party Claim.

                     (b) The parties hereto shall reasonably cooperate in the defense or prosecution of any Third Party Claim, with such cooperation to include (i) the retention and the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and (ii) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.

                     Section 10.5 Direct Claims. With respect to claims for indemnification pursuant to this Article 10, other than Third Party Claims, the Indemnified Party shall use its reasonable best efforts promptly to notify in writing the Indemnifying Party of such claims, but the failure of the Indemnified Party so to give notice to the Indemnifying Party shall not affect the rights of the Indemnified Party to indemnification hereunder, except (i) as provided in Section 10.6 or (ii) if (and then only to the extent that) the Indemnifying Party is materially prejudiced by reason of such failure to give timely notice. The Indemnifying Party and the Indemnified Party will endeavor to negotiate in good faith to resolve such dispute for a period of twenty (20) days, if practicable, or such other period of time as they shall mutually agree in writing, and to the extent any such dispute is not so resolved, either party shall be entitled to pursue any and all remedies available at law or in equity with respect to such dispute.

                     Section 10.6 Expiration. Notwithstanding anything in this Agreement to the contrary, if the Closing shall have occurred, all representations and warranties made in Article 5 (other than Sections 5.2, 5.3(a), (b), (c) and (d), 5.16, and, to the extent provided in the last sentence of this Section 10.6, Section 5.3(g)), and Article 6 (other than Sections 6.2,
6.3 and 6.16), and all indemnification obligations under Sections 10.1(a)(i) and 10.2(a)(i) with respect to any such representation or warranty, shall terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any thereof or for any misrepresentation or inaccuracy with respect thereto shall be commenced after, the 15-month anniversary of the Closing Date, unless prior to such date a claim for indemnification with respect thereto shall have been made, with reasonable specificity, by written notice given in accordance with Section 10.4 or 10.5. Notwithstanding anything in this Agreement to the contrary, if the Closing shall have occurred, all indemnification obligations under Sections 10.1(a)(xii)(A) and (C) and 10.2(a)(vii)(A) and (C) shall terminate and expire on, and no action or proceeding seeking damages or other relief for indemnification thereunder shall be commenced after, the fifth anniversary of the Closing Date and the indemnification obligations under Sections 10.1(a)(xii)(B) and 10.2(a)(vii)(B) shall terminate and expire on, and no action or proceeding seeking damages or other relief for indemnification thereunder shall be commenced after the tenth anniversary of the Closing Date,


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unless prior to such date a claim for indemnification with respect thereto shall have been made, with reasonable specificity, by written notice given in accordance with Section 10.4 or 10.5. If the Closing shall have occurred, the representations and warranties contained in Section 5.16(a)(i), (a)(ii), (a)(v),
(a)(vi), (a)(vii), (a)(x), (a)(xiii), (a)(xiv) and (a)(xviii) and Section 6.16(a)(i), (a)(ii), (a)(v), (a)(vi), (a)(vii), (a)(x), (a)(xiii), (a)(xiv) and
(a)(xviii) shall terminate and expire on the Closing, and no action or proceeding seeking damages or other relief for breach of any thereof or for any misrepresentation or inaccuracy with respect thereto shall be commenced after the Closing. All other representations and warranties contained in Sections 5.3(g) (to the extent a breach thereof would give rise to an indemnification obligation under Section 11.2(a)(ii)), 5.16 and 6.16 shall terminate and expire sixty days after the expiration of the relevant statute of limitations.

                     Section 10.7 Certain Limitations.

                     (a) Notwithstanding the provisions of this Article 10, Vivendi shall not have any indemnification obligations for Losses under Section 10.1(a)(i), (i) for any individual item where the Loss (together with all Losses arising out of the same event or series of related events) relating thereto is less than $10,000,000 and (ii) in respect of each individual item where the Loss (together with all Losses arising out of the same event or series of related events) relating thereto is equal to or greater than $10,000,000, unless the aggregate amount of all such Losses exceeds $325,000,000, in which event Vivendi shall be required to pay the amount of such Losses which exceeds $325,000,000. In no event shall the aggregate indemnification to be paid by USH3 and/or Vivendi collectively under Section 10.1(a)(i) exceed $2,087,891,408.

                     (b) Notwithstanding the provisions of this Article 10, GE shall not have any indemnification obligations for Losses under Section 10.2(a)(i), (i) for any individual item where the Loss (together with all Losses arising out of the same event or series of related events) relating thereto is less than $10,000,000 and (ii) in respect of each individual item where the Loss (together with all Losses arising out of the same event or series of related events) relating thereto is equal to or greater than $10,000,000, unless the aggregate amount of all such Losses exceeds $325,000,000, in which event GE shall be required to pay the amount of such Losses which exceeds $325,000,000. In no event shall the aggregate indemnification to be paid by GE under Section 10.2(a)(i) exceed $2,087,891,408.

                     (c) Notwithstanding the provisions of this Article 10, Vivendi shall only have indemnification obligations for Losses under Section 10.1(a)(v), (i) for 50% of every dollar of Loss relating thereto up to an aggregate amount of all such Losses equal to $50,000,000 and (ii) for all Losses relating thereto in excess of $50,000,000.

                     (d) Notwithstanding any other provision of this Agreement, the rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter


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of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of any party shall not be affected or deemed waived by reason of any investigation made by or on behalf of any other party (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that such other party or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

                     (e) Notwithstanding the provisions of this Article 10, with respect to claims for indemnification under Section 10.1(a)(xii), the aggregate Losses shall be allocated as follows:

                        (i) aggregate Losses up to and including $15,000,000 shall be borne by Vivendi (or Vivendi shall cause USH3 to bear such Losses);

                        (ii) aggregate Losses greater than $15,000,000 up to but not exceeding $57,000,000 shall be allocated 50 percent (50%) to Vivendi (or Vivendi shall cause USH3 to bear such allocation of Losses) and 50 percent (50%) to GE; and

                        (iii) aggregate Losses greater than $57,000,000 shall be borne by NBC after Closing;

provided, however, that any Losses required to be borne by Vivendi (and/or USH3) or GE, as the case may be, shall be paid directly to third parties by Vivendi (and/or USH3) or GE as required hereunder, and provided further that any Losses borne by Vivendi (and/or USH3) for implementation (but not development) of the EHS Work Plan of Vivendi as contemplated by Section 7.26 of this Agreement shall count as Losses for purposes of such allocation.

                     (f) Notwithstanding the provisions of this Article 10, with respect to claims for indemnification under Section 10.2(a)(vii), the aggregate Losses shall be allocated as follows:

                        (i) aggregate Losses up to and including $36,000,000 shall be borne solely by GE; and

                        (ii) aggregate Losses greater than $36,000,000 shall be borne by NBC after Closing;

provided, however, that any Losses required to be borne by GE shall be paid directly to third parties by GE as required hereunder, and provided further that any Losses borne by GE for implementation (but not development) of the EHS Work Plan of GE as contemplated by Section 7.26 of this Agreement shall count as Losses for purposes of such allocation.

                     Section 10.8 Exclusive Remedy. The parties hereto acknowledge and agree that after the Closing the remedies provided for in this Agreement and in the IACI Matters Agreement shall be the parties' sole and


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exclusive remedy with respect to the subject matter of this Agreement and the
IACI Matters Agreement, excluding any claims for common law fraud or intentional misrepresentation.

                     Section 10.9 Limitation on Damages. Notwithstanding anything to the contrary contained herein, no party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any unforeseeable or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof, other than any such damages arising in connection with a Third Party Claim.

                     Section 10.10 Calculation of Losses.

                     (a) The amount of any Loss for which indemnification is provided under Section 10.1, 10.2 or 10.3 shall be net of any amounts actually recovered by the Indemnified Party under insurance policies with respect to such Loss and of any amounts recovered pursuant to third-party indemnification agreements, adjusted in accordance with Section 10.10(b) and characterized in accordance with Section 10.11. To the extent that indemnification for any Loss is provided under Sections 10.1, 10.2 or 10.3 and subsequently amounts are recovered by the Indemnified Party under insurance policies with respect to such Loss or from any third party pursuant to third-party indemnification agreements, the Indemnified Party shall pay to the Indemnifying Party all such amounts recovered by the Indemnified Party promptly following the receipt of such amounts.

                     (b) To the extent provided herein, the amount of any Loss (including for purposes of this Section 10.10(b), any liability for Taxes) that gives rise to an indemnification payment pursuant to this Agreement shall be (without duplication) (i) increased by any Taxes incurred by the Indemnified Party as a result of the receipt of the indemnity payment (as increased pursuant to this Section 10.10(b) and (ii) reduced to the extent provided in this Section 10.10(b) by any decrease in Taxes as a result of Tax deduction or credit (a "TAX BENEFIT") actually realized by the Indemnified Party as a result of the event giving rise to the indemnity payment. If any such Tax Benefit is actually realized before the date of an indemnification payment, such indemnification payment shall be reduced to take into the account the reduction in the relevant Loss as a result of such Tax Benefit. If such Tax Benefit is actually realized after the date of an indemnification payment but before the end of fifth year following the year in which the relevant Loss occurred, the Indemnified Party shall promptly after such Tax Benefit is actually realized make a payment to the applicable Indemnifying Party to take into account the reduction in the relevant Loss as a result of such Tax Benefit, such payments by an Indemnified Party not to exceed the indemnification payments previously received by such Indemnified Party from the Indemnifying Party in respect of such Loss. If the ceiling set forth in the last sentence of Section 10.7(a) or Section 10.7(b), as the case may be, has been met, no further payments to the applicable Indemnifying Party described in the preceding sentence shall be required to be made. A Tax Benefit that results from an event giving rise to the indemnity payment shall be considered actually realized by an Indemnified Party only to the extent that, but for such Tax Benefit, such Indemnified Party's Tax liability would be higher than it is with such Tax Benefit (e.g., deductions credits or losses of the Indemnified Party that do not result from the event giving rise to the indemnity


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payment shall be deemed to be used prior to the use of any deduction, credit or loss that does result from the event giving rise to the indemnity payment). If a realized Tax Benefit that has been taken into account under this Section 10.10(b) is rendered unavailable by reason of a carryback of any Tax Benefit from a subsequent period, the Indemnifying Party shall make an appropriate reconciliation payment to the Indemnified Party, provided that the Indemnified Party shall be required to take such previously realized Tax Benefit into account in accordance with this Section 10.10(b) without regard to the five year limitation described above. The amount of any increase, reduction or payment hereunder shall be adjusted to reflect any final determination with respect to the Indemnified Party's liability for Taxes, and if necessary, payments shall be made between the parties to this Agreement to reflect such adjustment. Determinations of any Tax Benefit or Tax cost relating to NBC and its Subsidiaries shall for purposes of this Section 10.10 be made using the NBC Standalone Tax Principles. No assignment (including any assignment of the NBC Shares) by any party shall increase the other party's obligations under this
Section 10.10(b) other than by virtue of any reduction in the USH3 Common Equity Ratio or GE Common Equity Ratio. For purposes of applying this Section 10.10(b) to any indemnity for Taxes under Article 11, GE and Vivendi shall be deemed to be Indemnified Parties and Tax Benefits shall include any such benefits realized by their respective Subsidiaries.

                     Section 10.11 Characterization of Indemnity Payments. All persons entitled to indemnifications under this Agreement shall treat any indemnity payment made pursuant to this Article 10 or Article 11 as an adjustment to the purchase consideration for all U.S. federal, state, local and foreign income Tax purposes.

                     Section 10.12 Liberty Litigation and SEC and COB Investigations.

                     (a) Notwithstanding anything to the contrary herein, none of the provisions of this Article 10 (except the definition of "Loss" and except Sections 10.4(b), 10.8 and 10.9), shall apply to this Section 10.12.

                     (b) After the Closing, Vivendi shall indemnify and hold harmless GE, the Company, NBC and their Affiliates (without duplication) and, if applicable, their directors, officers, agents, employees, advisors and representatives, successors and assigns from and against all Losses resulting or arising from any of the Liberty Litigation, the SEC Investigation and COB Investigation.

                     (c) Vivendi and its Affiliates shall have the exclusive right to control, at their own expense, the Liberty Litigation, the SEC Investigation and the COB Investigation.


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                                    ARTICLE 11

                        TAX CONTROVERSY; TAX INDEMNITIES

                     Section 11.1 Tax Controversy.

                     (a) Each party shall notify the other party in reasonable detail of such party's (or any of its Affiliate's) receipt from a Taxing Authority of any notice of the commencement of any Tax audit, examination or judicial or administrative proceeding or receipt from a Taxing Authority of any proposed adjustment, demand or notice of deficiency which if determined adversely to the relevant taxpayer or after the lapse of time would be grounds for indemnification by Vivendi or USH3 under Section 11.2 or GE under Section
11.3 (each, a "COVERED PROCEEDING"). To the extent a party fails to give notice as required in the preceding sentence and such failure is actually prejudicial to the other party, such other party shall not have an obligation to indemnify the party failing to give notice in connection with the portion (if any) of such asserted Tax obligation that would not have been incurred but for such failure.

                     (b) Subject to the other provisions of this Section 11.1,
(i) USH3 shall have the right to control any Covered Proceeding with respect to a Tax Return described in Section 7.12(c)(i) or 7.12(c)(ii) and shall notify GE in writing within 30 days of the commencement of such Covered Proceeding and
(ii) GE shall have the right to control any Covered Proceeding which USH3 does not control under clause (i).

                     (c) With respect to any Covered Proceeding, (i) the party controlling such Covered Proceeding shall (A) control and direct such proceeding through representatives of its own choosing and its expense, (B) notify the other party of significant developments with respect to such proceeding and keep the other party reasonably informed and consult with the other party with respect to any issue that reasonably could be expected to have an adverse effect on the other party or any of its Affiliates, (C) give to the other party a copy of any Tax adjustment proposed in writing with respect to such Covered Proceeding and copies of any other correspondence with the relevant Taxing Authority relating to such Covered Proceeding, and (D) otherwise permit the other party to participate in such proceeding at such other party's own expense,
(ii) if and to the extent required, the party not controlling such Covered Proceeding shall promptly execute or cause to be executed by the relevant taxpayer reasonable powers of attorney or other documents authorizing such representatives of the party controlling such Covered Proceeding to act in connection with such Covered Proceeding, and (iii) the party controlling such Covered Proceeding shall not pay or compromise any Tax liability asserted in such Covered Proceeding which (A) purports to bind the other party or any of its Affiliates or (B) reasonably could be expected to have a material adverse effect on the other party, without the other party's prior written consent, which consent must not be unreasonably withheld or delayed. Except with respect to a Vivendi Straddle Period Return, this Section 11.1(c) shall not apply to any GE Consolidated Return Liability (as defined in the GE-NBC Universal Tax Sharing Agreement), with respect to which the provisions of Section 5 of the GE-NBC Universal Tax Sharing Agreement shall control.

                     Section 11.2 Tax Indemnification by Vivendi and USH3.

                     (a) From and after the Closing Date, Vivendi and USH3 shall (without duplication) pay GE an amount equal to the product of the GE Common Equity Ratio as of the date of payment and the amount of any liabilities or Losses of any Target Company resulting from or arising out of any of the following:

                        (i) any Taxes imposed on or with respect to any Target Company with respect to any Pre-Closing Period;

                        (ii) any breach or inaccuracy of any of the representations or warranties contained in Section 5.3(g) (to the extent such liabilities or Losses relate to Taxes) or Section 5.16 that survive the Closing or the failure to perform any covenant contained in this Agreement with respect to Taxes;

                        (iii) any Taxes arising as a result of an inclusion under Section 951(a) of the Code (or any similar or corresponding provision of state or local Tax law) with respect to any Target Company attributable to (a) "subpart F income," within the meaning of Section 952(a) of the Code (or any similar or corresponding provision of state or local Tax law), received or accrued on or prior to the Closing Date or (b) the holding of "United States property," within the meaning of Section 956 of the Code (or any similar or corresponding provision of state or local Tax law), made on or prior to the Closing Date;

                        (iv) any Taxes imposed upon or with respect to the Excluded Businesses, UCI Assets or any of the pre-closing reorganization transactions contemplated by Section 7.9, or that are attributable to any deferred intercompany transaction or any excess loss account being taken into income as a result of any of the transactions contemplated by this Agreement;

                        (v) any Taxes arising out of the payment or cancellation of intercompany indebtedness between any Target Company and the USH3 Group or any of their Affiliates;

                        (vi) any Taxes that would not have arisen but for the filing of an amended Tax Return pursuant to the first sentence of Section 7.12(c)(vii)(A);

                        (vii) any Taxes arising as a result of the distribution, transfer, settlement or repayment of, or other transaction involving the USI BV Receivable (or any distribution or transfer of the proceeds received in respect of any such receivable) on or prior to the Closing Date, including without limitation any Taxes incurred after the Closing Date as a result of any increase in the earnings and profits of BV1 or BV2 arising therefrom; and

                        (viii) any Dutch Tax (including withholding Tax) payable by BV1 or BV2 as a result of VUE's being treated as a fiscally nontransparent entity under Dutch Law, in respect of income earned prior to the Closing Date by any Acquired Company.

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
                     (b) From and after the Closing, Vivendi and USH3 shall be responsible for, pay, indemnify, defend and hold harmless each of NBC and its Subsidiaries and if applicable each of their respective directors, officers, agents, advisors, representatives, employees, successors and assigns for, from and against any and all liabilities or Losses resulting from or arising from any Taxes of any Person other than any of the Target Companies for which any of the Target Companies is liable (A) by virtue of Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a result of being a member (or a predecessor to a member) of a consolidated, combined, unitary or similar group on or prior to the Closing Date or (B) by virtue of any contractual obligations entered into prior to the Closing Date (other than this Agreement or any Ancillary Agreement) with respect to Taxes attributable to a Pre-Closing Period.

                     Section 11.3 Tax Indemnification by GE.

                     (a) From and after the Closing Date, GE shall (without duplication) pay USH3 an amount equal to the product of the USH3 Common Equity Ratio as of the date of payment and the amount of any liabilities or Losses of any NBC Company (excluding, for the avoidance of doubt, any Target Company) resulting from or arising out of any of the following:

                        (i) any Taxes imposed on or with respect to any NBC Company in connection with the NBC Restructuring;

                        (ii) any Taxes imposed on any NBC Company (other than any Target Company) (including any such Taxes compensated by a payment made by NBC to GE under Section 5(c) of the GE-NBC Universal Tax Sharing Agreement) with respect to any Pre-Closing Period;

                        (iii) any breach or inaccuracy of any of the representations or warranties contained in Section 6.16 that survive the Closing or the failure to perform any covenant contained in this Agreement with respect to Taxes;

                        (iv) any Taxes arising as a result of an inclusion under
Section 951(a) of the Code (or any similar or corresponding provision of state or local Tax law) with respect to any NBC Company (other than any Target Company) attributable to (a) "subpart F income," within the meaning of Section 952(a) of the Code (or any similar or corresponding provision of state or local Tax law), received or accrued on or prior to the Closing Date or (b) the holding of "United States property," within the meaning of Section 956 of the Code (or any similar or corresponding provision of state or local Tax law), made on or prior to the Closing Date;

                        (v) any Taxes that would not have arisen but for the filing of an amended Tax Return by a NBC Company at the direction of GE for a Pre-Closing Period that results in a Tax in a post-Closing period; and

                        (vi) any Taxes arising out of the payment or cancellation of intercompany indebtedness between any NBC Company and GE or any of its Affiliates.

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
                     (b) From and after the Closing, GE shall be responsible for, pay, indemnify, defend and hold harmless each of NBC and its Subsidiaries and if applicable each of their respective directors, officers, agents, advisors, representatives, employees, successors and assigns for, from and against any and all liabilities or Losses resulting from or arising from any Taxes of any Person other than any of the NBC Companies for which any of the NBC Companies (other than any Target Company) may be liable (A) by virtue of Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a result of being a member (or a predecessor to a member) of a consolidated, combined, unitary or similar group on or prior to the Closing Date or (B) by virtue of any contractual obligations entered into prior to the Closing Date (other than this Agreement or any Ancillary Agreement) with respect to Taxes attributable to a Pre-Closing Period.

                     (c) Taxes referred to in Sections 11.2(a) and 11.3(a) shall be determined using the NBC Standalone Tax Principles, provided that, to the extent such tax principles do not already do so, any such principles shall take into account the deductibility of local Taxes from state Taxes and the deductibility of state and local Taxes from federal Taxes (using the highest state and federal marginal rates applicable to entities of the relevant type for the relevant Tax period).

                     Section 11.4 Time Limits. Any claim for indemnity under this Article 11 shall be made prior to sixty (60) days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).

                     Section 11.5 Payment. Any indemnification payment required to be made by Vivendi or USH3 pursuant to Section 11.2 or by GE pursuant Section
11.3 shall be made within five business days following written notice from the other party that payment of such liability is due. Any other payments required to be made pursuant to this Article 11 shall be made within five business days of the event that establishes the entitlement to such payment. In the event that a payment is made pursuant to Section 7.12, Section 10.10(b) or this Article 11 and there is a change in the underlying facts giving rise to such payment, the party originally receiving payment shall make a reconciliation payment to the other party.

                     Section 11.6 Coordination of Provisions. In case of any inconsistency between Article 10 and Article 11, Article 11 shall control with respect to Tax matters (other than Section 10.10(b)). No provision of this
Article 11 shall apply until immediately after the Closing.

                                   ARTICLE 12

                               GENERAL PROVISIONS

                     Section 12.1 Frustration of the Closing Conditions. Neither USH3, Vivendi nor the GE Companies may rely on the failure of any condition precedent set forth in Article 8 to be satisfied if such failure was caused by such party's (or parties') failure to act in good faith or to use its reasonable


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
best efforts to consummate the transactions contemplated by this Agreement.

                     Section 12.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to agreements to be performed entirely within such state, including all matters of construction, validity and performance, without regard to principles of conflicts of law thereof.

                     Section 12.3 Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five (5) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent electronically or by facsimile, during the normal business hours on any Business Day of the recipient, or one Business Day after the date sent, if sent electronically or by facsimile, after the normal business hours of the recipient, provided that the electronic message is promptly confirmed by facsimile confirmation thereof and the sending party receives written confirmation that the facsimile has been successfully transmitted in its entirety to the intended recipient, (c) when delivered, if delivered personally to the intended recipient and (d) one (1) Business Day following sending by overnight delivery via a national courier service (two (2) Business Days following sending by overnight international delivery via international courier service), in each case, addressed to a party at the following address for such party:

           To Vivendi or USH3:

                     Vivendi Universal, S.A.
                     42, avenue de Friedland
                     75380 Paris cedex 08
                     France
                     Attention: General Counsel
                     Facsimile: 33 1 71 71 11 79

                     and

                     Vivendi Universal, S.A.
                     800 Third Avenue
                     Fifth Floor
                     New York, New York 10022
                     Attention: General Counsel
                     Facsimile: 212-512-7496

           With a copy to (which shall not constitute notice):

                     Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, New York 10153
                     Attention: Akiko Mikumo, Esq.
                                Jeffrey Nadler, Esq.
                     Facsimile: 212-310-8007

           To any of the GE Companies:

                     General Electric Company
                     3135 Easton Turnpike, W3
                     Fairfield, Connecticut  06431
                     Attention: Vice President and Senior Counsel for
                                Transactions
                     Facsimile: 203-373-3008

                     and

                     National Broadcasting Company, Inc.
                     30 Rockefeller Center
                     New York, New York 10112
                     Attention: Executive Vice President and General Counsel
                     Facsimile: 212-664-4733

           With a copy to (which shall not constitute notice):

                     Debevoise & Plimpton
                     919 Third Avenue
                     New York, New York 10022
                     Attention: Jeffrey J. Rosen, Esq.
                                Paul S. Bird, Esq.
                     Facsimile: 212-909-6836

Such names and addresses may be changed by notice given in accordance with this
Section 12.3.

                     Section 12.4 Entire Agreement. This Agreement (including the Exhibits and Schedules, all of which are a part hereof), the Confidentiality Agreement and the Ancillary Agreements contain the entire understanding of the parties hereto and thereto with respect to the subject matters contained herein and therein, supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

                     Section 12.5 Amendment; Waiver. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. Any of the parties hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument. The failure of a party to assert any of its rights hereunder shall not constitute a waiver of such rights nor in any way affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every provision of this Agreement. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

                     Section 12.6 Headings; References.

                     (a) The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles," "Sections," "Schedules" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Schedules or Exhibits hereto unless otherwise indicated.

                     (b) The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed by Vivendi, USH3, GE or NBC Holding on any one Schedule shall be deemed disclosed by such party for purposes of another Schedule if and only to the extent that the relevance of the matter so disclosed to the disclosure called for by such other Schedule is readily apparent from the text of such disclosure.

                     Section 12.7 Return of Information. If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, each party hereto shall promptly return to the disclosing party all books and records furnished to the receiving party or any of its Affiliates, agents, employees, or representatives (including all copies, summaries and abstracts, if any, thereof) in accordance with the terms of the Confidentiality Agreement.

                     Section 12.8 Counterparts. This Agreement may be executed in multiple counterparts (including via facsimile) and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

                     Section 12.9 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties. Prior to and following the Closing, Vivendi shall have no right to assign its rights under this Agreement in connection with any Demerger (as defined in the Stockholders Agreement) unless such consent is not required under the Stockholders Agreement (assuming for this purpose that the Stockholders Agreement is in full force and effect as of the date hereof) provided that in any event the entities resulting from the Demerger shall have joint and several liability for Vivendi's obligations under this Agreement pursuant to a writing reasonably satisfactory to GE. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. This Agreement shall be for the sole benefit of the parties hereto, and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit, remedy or claim hereunder.

                     Section 12.10 Severability; Enforcement. The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by Law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                     Section 12.11 Specific Performance. The parties hereto agree that the remedy at Law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief.

                     Section 12.12 Jurisdiction; Waiver of Jury Trial.

                     (a) Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the Ancillary Agreements shall be brought in the United States District Court for the Southern District of New York, unless federal jurisdiction does not exist, in which case any such action, suit or proceeding shall be brought in the Delaware Chancery Court or, if such court lacks jurisdiction, the Supreme Court of the State of New York, New York County. Each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of any such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, any of the Ancillary Agreements, or the subject matter hereof or thereof may not be enforced in or by any such court. Each party hereto further and irrevocably submits to the jurisdiction of any such court in any action, suit or proceeding.

                     (b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any right that such party may have to a trial by jury of any claim or cause of action directly or indirectly based upon or arising out of this Agreement, any of the Ancillary Agreements or any of the transactions contemplated herein or therein.

                     Section 12.13 Mediation. Prior to commencing legal action with respect to any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation hereof, any Ancillary Agreement or the interpretation thereof, or any arrangements relating hereto or thereto or contemplated herein or therein or the breach, termination or invalidity hereof or thereof (collectively, "DISPUTES"), a party will notify the other party in writing of any such Dispute (a "DISPUTE NOTICE"). Following receipt of a Dispute Notice by a party, the parties shall jointly appoint a mediator and shall attempt in good faith to resolve any Dispute promptly by confidential mediation pursuant to the then current mediation procedures of the CPR Institute for Dispute Resolution (the "CPR"). If the parties cannot agree upon a mediator within five (5) days of receipt of the Dispute Notice by a party, the parties will ask the CPR to appoint a mediator promptly. If the Dispute is not resolved for any reason within thirty (30) days of the Dispute Notice (unless the period of time is extended by the parties in writing), either party may commence legal action in accordance with the other provisions hereof. Nothing contained in this Section 12.13 shall preclude a party from seeking injunctive relief if the prerequisites to obtaining injunctive relief, including irreparable harm, are otherwise satisfied.

                     Section 12.14 Fees and Expenses. Except as contemplated by
Article 10, Article 11 and Section 7.12(c)(vi)(C), each of the parties hereto shall pay the fees and expenses of its counsel, accountants, financial advisors and other experts (including, in the case of GE, of such advisors to NBC and, in the case of Vivendi, of such advisors to the Company and VUE) and shall pay all other costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.





                            [Signature Page Follows]

                     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.


                               GENERAL ELECTRIC COMPANY

                               By: /s/ Robert C. Wright
                                   -----------------------------------------
                                   Name: Robert C. Wright
                                   Title: Vice-Chairman


                               NATIONAL BROADCASTING COMPANY HOLDING, INC.

                               By: /s/ Robert C. Wright
                                   -----------------------------------------
                                   Name: Robert C. Wright
                                   Title: Chairman and Chief Executive Officer


                               NATIONAL BROADCASTING COMPANY, INC.

                               By: /s/ Robert C. Wright
                                   -----------------------------------------
                                   Name: Robert C. Wright
                                   Title: Chairman and Chief Executive Officer


                               UNIVERSAL STUDIOS HOLDING III CORP.

                               By: /s/ George E. Bushnell III
                                   -----------------------------------------
                                   Name: George E. Bushnell III
                                   Title: President


                               VIVENDI UNIVERSAL, S.A.

                               By: /s/ Jean-Rene Fourtou
                                   -----------------------------------------
                                   Name: Jean-Rene Fourtou
                                   Title: Chairman and Chief Executive Officer

                                                                     EXHIBIT A

                              TAX SHARING AGREEMENT


                                                         _____________, 2004


Vivendi Universal, S.A.
42 avenue de Friedland
75380 Paris cedex 08
France
Attention:  General Counsel

Universal Studios Holding III Corp.
c/o Vivendi Universal, S.A.
800 Third Avenue
Fourth Floor
New York, New York  10022
Attention:  General Counsel

Dear Sirs:

                     The purpose of this letter agreement (this "Agreement") is to set forth our agree-ment and understanding as to various matters relating to the transactions contemplated by the agreements listed on Schedule I hereto (each, an "Other Agreement" and, collectively, the "Other Agreements") among Vivendi Universal, S.A., a societe anonyme organized and existing under the laws of France ("Vivendi"), Universal Studios Holding III Corp., a Delaware corporation ("Holding"), and/or their respective affiliates, on the one hand, and the General Electric Company, a New York corporation ("GE"), and/or its affiliates, on the other hand. Capitalized terms used herein have the meanings assigned to them herein (including the Schedule attached hereto, which is incorporated herein) or, if not defined herein, then such terms will have the meanings assigned to them in the Stockholders Agreement (as defined in Schedule
I) or, if not defined in the Stockholders Agreement, in the Tax Sharing Agreement (as defined in Schedule I).

                     In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement and in the Other Agreements, and intending to be legally bound hereby, Vivendi, Holding and GE agree as set forth below.

                     1. If (a) any Election Notice is delivered pursuant to the Liquidity Rights Agreement, (b) any amount would be payable by GE to NBC in respect of any Tax Attribute (or portion thereof) pursuant to Paragraph 4(b) of the Tax Sharing Agreement but for the proviso in the first sentence thereof and
(c) any portion of such amount is shown as a net tax asset on NBC's financial statements as of the most recent quarter end, then GE will pay such portion of such amount to NBC immediately prior to the completion of the Offering contemplated by such Election Notice. For the avoidance of doubt, if more than one Election Notice is delivered, then Paragraph 1 of this Agreement will be applied successively with respect to each such Election Notice but without requiring any duplication of payments.

                     2. So long as the shares of the Company Stock collectively Beneficially Owned by the members of the Vivendi Group constitute at least 5% of the total voting power represented by the outstanding shares of Company Stock, and there has been no Vivendi Change of Control, (a) the Tax Sharing Agreement will not be amended without the consent of the Vivendi Representative if such amendment would have an adverse effect on Vivendi and (b) Paragraph 4(f) of the Tax Sharing Agreement will be applied in a manner consistent with the principles reflected in the other provisions of such Tax Sharing Agreement.

                     3. In no event will GE be required to make any payment pursuant to this Agreement or any other Transaction Document that is duplicative (to any extent) of any payment pursuant to this Agreement or the Tax Sharing Agreement. By way of illustrating (and not limiting) the preceding sentence, GE will not be required to make any payment in respect of any Tax Attribute (or portion thereof) pursuant to Paragraph 1 of this Agreement if and to the extent that payment in respect of such Tax Attribute (or portion thereof) has been made to Vivendi pursuant to any Transaction Document.

                     4. This Agreement and the rights and obligations hereunder will not be assignable or transferable by Vivendi, Holding or GE without the prior written consent of the other party hereto. Any attempted assignment in violation of this Section 4 will be void.

                     5. This Agreement is for the sole benefit of the parties hereto and the parties to the Other Agreements and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any person, other than the parties hereto and the parties to the Other Agreements and such assigns, any legal or equitable rights hereunder.

                     6. (a) Whenever the words "include", "includes" or "including" are used in this Agreement, they should be deemed to be followed by the words "without limitation". The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

                     (b) For all purposes hereof:

                     "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                     7. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more such counterparts have been signed by one party and delivered to the other party.

                     8. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such determination that any such provision is invalid, illegal or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                     9. Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for the Southern District of New York, unless federal jurisdiction does not exist, in which case any such action, suit or proceeding shall be brought in the Delaware Chancery Court or, if such court lacks jurisdiction, the Supreme Court of the State of New York, New York County. Each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of any such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof may not be enforced in or by any such court. Each party hereto further and irrevocably submits to the jurisdiction of any such court in any action, suit or proceeding.

                     10. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                     11. Each party hereby waives and agrees not to assert to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and
(b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.

                     12. All notices or other communications required or permitted to be given hereunder will be in writing and will be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when received, as provided in Section 6.1 of the Stockholders Agreement (relating to Notices).

           Please sign in the appropriate space below to indicate your agreement with the foregoing.

                                    GENERAL ELECTRIC COMPANY

                                    By: __________________________________
                                        Name:
                                        Title:



AGREED:

VIVENDI UNIVERSAL, S.A.

By: ______________________________
    Name:
    Title:

By: ______________________________
    Name:
    Title:


UNIVERSAL STUDIOS HOLDING III CORP.

By: ____________________________
    Name:
    Title:

By: ____________________________
    Name:
    Title:

                                   SCHEDULE I


                     1. The Business Combination Agreement (including all Exhibits and Schedules thereto) dated as of October [ ], 2003 by and among GE, [National Broadcasting Company Holding, Inc., a Delaware corporation, National Broadcasting Company, Inc., a Delaware corporation ("NBC"),] Vivendi, and Holding (the "Business Combination Agreement").

                     2. The Stockholders Agreement, dated as of October ___, 2003 by and among NBC, a Delaware corporation (including its successors, the "Company"), GE1, Vivendi, Holding, and the other signatories thereto.

                     3. The Tax Sharing Agreement dated as of October ___, 2003, between GE, NBC and certain NBC Subsidiaries as defined therein (the "Tax Sharing Agreement").

                     4. All other Transaction Documents (as defined in such Tax Sharing Agreement).






------------------
1 [Assumes that GE is the Stockholder, if an intermediate holding company is used, will need to revise accordingly.]

                              TAX SHARING AGREEMENT


                     This AGREEMENT is dated as of ________________, 2003, between the General Electric Company, a New York corporation ("GE"), and National Broadcasting Company, Inc., a Delaware corporation ("NBC"), and [specify all NBC Subsidiaries as defined below].

                                   WITNESSETH

                     WHEREAS, GE and NBC have joined in the filing of consolidated Federal income tax returns for the affiliated group of corporations (within the meaning of Section 1504(a) of the Code (as defined below)) of which GE is the common parent and NBC is a member (the "GE AFFILIATED GROUP"); and

                     WHEREAS, pursuant to the Business Combination Agreement (including all Exhibits and Schedules thereto) dated as of October [ ], 2003 by and among GE, National Broadcasting Company Holdings, Inc., a Delaware corporation ("Parent"), NBC, [NBC Sub], a Delaware corporation, Vivendi Universal, S.A., a societe anonyme organized under the laws of France, and Universal Studios Holding III Corp., a Delaware corporation (the "BUSINESS COMBINATION AGREEMENT"), NBC will cease to be wholly-owned by Parent; and

                     WHEREAS, it is the intent and desire of GE and NBC in this Agreement to provide for the amount and timing of payments by NBC to GE and for the amount and timing of payments by GE to NBC with respect to United States Federal, State, and local, and foreign, taxes;

                     NOW, THEREFORE, GE and NBC [and the NBC Subsidiaries], intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

1.         DEFINITIONS

           (a) "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time. A reference to any section of the Code means such section (or comparable provision of any successor law) as in effect from time to time.

           (b) "CLOSING DATE" means the Closing Date as defined in the Business Combination Agreement.

           (c) "CORPORATION" means a corporation as defined in Section 7701(a)(3) of the Code and the Treasury Regulations thereunder.

           (d) "FORMER MEMBER" means NBC or any NBC Subsidiary after such time as NBC or such NBC Subsidiary ceases to be eligible to be included in a GE Consolidated Tax Return.

           (e) "SEPARATE RETURN TAX LIABILITY" has the meaning ascribed thereto in Paragraph 3(b)(1).

           (f) "GE CONSOLIDATED RETURN LIABILITY" has the meaning ascribed thereto in Paragraph 3(a).

           (g) "GE CONSOLIDATED TAX RETURN" has the meaning ascribed thereto in Paragraph 2(a).

           (h) "TAX" or "TAXES" means all taxes of any kind, together with interest, penalties, and other additions thereto, imposed by any Taxing Authority.

           (i) "TAX ATTRIBUTE" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, targeted jobs tax credit, credit for research activities, alternative minimum tax credit, charitable deduction, deduction for worthless stock or securities or any other credit or tax attribute (or carryforward or carryback thereof) which could reduce any Tax.

           (j) "TAXABLE YEAR" means a taxable year as defined in Section 441(b) of the Code (and thus may include a period of less than 12 months for which a return is made).

           (k) "TAXING AUTHORITY" means the Internal Revenue Service ("IRS") or any other domestic or foreign governmental authority responsible for the administration of any Tax.

           (l) "TAX LIABILITY" has the meaning ascribed thereto in Paragraph 3(b)(2).

           (m) "TAX RETURN" means any return, filing, or other document filed or required to be filed, including any request for extension of time, filing made with estimated Tax payment, claim for refund or amended return that may be filed for any Taxable Year (or portion thereof) with any Taxing Authority in connection with any Tax or Taxes (whether or not payment is required to be made with respect to such filing).

           (n) "TRANSACTION DOCUMENTS" means the Business Combination Agreement (including the Exhibits and Schedules thereto), the Stockholders Agreement (as defined in the Business Combination Agreement), the Confidentiality Agreement (as defined in the Business Combination Agreement), the Ancillary Agreements (as defined in the Business Combination Agreement) and any other agreements among the parties executed in connection with the transactions and arrangements contemplated by any of the foregoing.

           (o) "NBC SUBSIDIARY" means a corporation which is controlled, directly or indirectly, by NBC.

           (p) "UTILIZED TAX ATTRIBUTE" has the meaning ascribed thereto in Paragraph 4(b).

           (q) Unless otherwise indicated herein, all other capitalized terms have the meaning ascribed thereto in the Stockholders Agreement.

2.         GE CONSOLIDATED TAX RETURN

           (a) Subject to Paragraph 2(a)(2) hereof, GE will continue to file consolidated Federal income Tax Returns pursuant to Section 1501 of the Code, and consolidated, combined, joint, or other similar Tax Returns with respect to income or other Taxes pursuant to applicable provisions of any State or local or foreign law, that include both NBC or an NBC Subsidiary and GE or a GE Subsidiary other than NBC and the NBC Subsidiaries (each such Tax Return a "GE CONSOLIDATED TAX RETURN"). In connection therewith, (1) NBC and each eligible NBC Subsidiary will be included in the GE Consolidated Tax Returns until such time as NBC or such NBC Subsidiary ceases to be eligible to be so included (which disaffiliation of NBC or the NBC Subsidiary may be the result of actions taken by GE in its sole and absolute discretion) and (2) subject to the provisions of applicable law, GE will retain the sole and absolute discretion whether to file any GE Consolidated Tax Return for any Taxable Year.

           (b) GE will be responsible for managing the filing of the GE Consolidated Tax Returns, any amendment to the GE Consolidated Tax Returns, and any audits or disputes with Tax Authorities relating to the GE Consolidated Tax Returns. Except as otherwise expressly provided herein, GE will be responsible for the final determination of all calculations required under this Agreement. Without receiving the prior written consent of GE (which shall not be unreasonably withheld), neither NBC nor any of the NBC Subsidiaries will knowingly take any Tax reporting position or claim any Tax Attribute, or agree with a Taxing Authority as to any such position or the allowance of any Tax Attribute, if such position, claim, allowance, or agreement is inconsistent with a Tax reporting position or claim of a Tax Attribute by GE or any entity included in a GE Consolidated Tax Return.

           (c) NBC and each of the NBC Subsidiaries will furnish GE upon request with pro forma Tax Returns, Tax Return packages, work papers, and other requested information and documentation relevant for the preparation of the GE Consolidated Tax Returns and other United States Federal, State, and local, and foreign, Tax Returns (the "TAX DATA"). As promptly as is practicable, GE will provide NBC with a schedule with respect to each GE Consolidated Tax Return setting forth the differences, if any, between the pro forma Tax Return or other tax data submitted by NBC and the NBC Subsidiaries and the information reported on the GE Consolidated Tax Return (each a "TAX SCHEDULE").

           (d) If NBC owns or acquires, directly or indirectly, control of any corporation that is not an NBC Subsidiary on the date hereof, and such corporation thus becomes an NBC Subsidiary, NBC will cause such corporation to become a party to this Agreement and to agree to be bound by the terms and provisions of this Agreement.

3.         CALCULATION OF TAX LIABILITY

           (a) Except to the extent otherwise provided in this Agreement, and subject to the payments by NBC and the NBC Subsidiaries contemplated by this Agreement, GE will be solely responsible and liable for the payment of all Taxes in respect of all GE Consolidated Tax Returns (the "GE CONSOLIDATED RETURN LIABILITY").

           (b) The portion of the GE Consolidated Return Liability for any Taxable Year or transaction of NBC or any NBC Subsidiary ending after the Closing Date that is payable by NBC and the NBC Subsidiaries will be determined in the following manner:

                      (1) If any Taxable Year or transaction of NBC or any NBC Subsidiary ending after the Closing Date is included in a GE Consolidated Tax Return, the related Tax Liability (as defined below) of NBC or such NBC Subsidiary for such Taxable Year or event will be determined on a hypothetical separate Tax Return basis as if NBC and the NBC Subsidiaries had never been included in any such GE Consolidated Tax Return. To the extent that NBC and any of such NBC Subsidiaries could have filed a separate consolidated, combined, joint, or other similar Tax Return for such type of Tax and Taxable Year or transaction, such Tax Liability will be computed on the basis of such a hypothetical consolidated, combined, joint, or other similar Tax Return for such Taxable Year or transaction and for prior Taxable Years (e.g., without any hypothetical effects of deconsolidation from the GE Affiliated Group, but with prior adjustments to basis in the stock of NBC Subsidiaries). (For each GE Consolidated Tax Return, the sum of such consolidated, combined or joint Tax Liabilities, together with the separate Tax Liabilities of NBC and any such NBC Subsidiaries that could not have been included in the hypothetical consolidated, combined or joint Tax Returns, is referred to as the "SEPARATE RETURN TAX Liability.")

                      (2) For purposes of this Agreement, "TAX LIABILITY" means a hypothetical Federal, State, local, or foreign Tax liability, including any applicable alternative minimum Tax (as defined in Section 55 of the Code) and any State or local or foreign minimum Tax. In addition, the following modifications and additional rules will apply in determining Tax Liability: (i) where the GE Consolidated Return Liability with respect to any State or local or foreign Tax Return is calculated using an apportionment ratio based on the combined factors of the entities included in such Tax Return, the apportionment of net income or loss of NBC and each relevant NBC Subsidiary will be determined using the separate apportionment ratio of such entity or hypothetical group, (ii) no carryback of any net operating loss or other Tax Attribute from any Taxable Year ending after the Closing Date to any Taxable Year ending on or before the Closing Date will be taken into account but will instead be available as a carryover to Taxable Years ending after the Closing Date, (iii) no carryover of any net operating loss or other Tax Attribute from any Taxable Year ending on or before the Closing Date will be taken into account, (iv) each other election, method of accounting, and method of calculation will be the same as used in calculating the GE Consolidated Return Liability, and Tax Liability will be determined in all other respects in a manner consistent with the calculation of the related GE Consolidated Return Liability; (v) estimated Tax payments made pursuant to Paragraph 4(a) of this Agreement will not be included in the calculation of Tax Liability; (vi) notwithstanding anything in this Agreement to the contrary, if GE makes a payment in respect of a Tax Attribute or portion thereof pursuant to Paragraph 4(b) or 4(f) of this Agreement or any Transaction Document, such Tax Attribute or portion thereof will be excluded in determining Tax Liability; (vii) if any Taxable Year of NBC or any NBC Subsidiary includes (but does not end with) the Closing Date, the portion of such Taxable Year ending on the Closing Date and the remainder of such Taxable Year will be treated as two separate Taxable Years, and the income, deductions, gains, losses, and other items of NBC or such NBC Subsidiary will be allocated between such separate Taxable Years in a manner consistent with the principles of Treasury Regulation
           Section 1.1502-76(b)(2) without any deemed ratable allocation election under Section 1.1502-76(b)(2)(ii)(D); and (viii) if any portion of any Taxable Year of NBC or any NBC Subsidiary is included in a GE Consolidated Tax Return, but the remainder of such Taxable Year of NBC or such NBC Subsidiary is not included in such GE Consolidated Tax Return, then such portion of such Taxable Year and the remainder of such Taxable Year will be treated as two separate Taxable Years, and the income, deductions, gains, losses, and other items of NBC or such NBC Subsidiary will be allocated between such two separate Taxable Years in a manner consistent with the principles of Treasury Regulation Section 1.1502-76(b)(2) without any deemed ratable allocation election under Section 1.1502-76(b)(2)(ii)(D).

           (c) For each Taxable Year ending after the Closing Date, NBC will calculate each Separate Return Tax Liability on a quarterly basis for GE's review. In addition, GE will make a final calculation of each Separate Return Tax Liability for such Taxable Year and will provide such calculation to NBC (with a certification that it is consistent with this Agreement) within 90 days after the filing of the related GE Consolidated Tax Return. For each Taxable Year NBC or any NBC Subsidiary has ceased to be included in any GE Consolidated Tax Return but computation of the Tax liability of NBC or any NBC Subsidiary is relevant under this Agreement, NBC will prepare a computation of such Tax liability (or a computation similar to the Separate Return Tax Liability computation if NBC is a member, but not the parent corporation, of a separate group filing consolidated Tax Returns) and provide such computation and supporting documentation to GE for its review and approval. In the event of any disagreement relating to such computation that is not resolved within 90 days after such computation and supporting documents have been provided to GE, such disagreement will be referred to a mutually satisfactory "BIG FOUR" accounting firm (or other mutually acceptable accounting firm) for its determination, which determination will be final and binding on all parties.

           (d) If any Taxable Year of NBC or any NBC Subsidiary includes (but does not end with) the Closing Date or a date on which it ceases to be included in a GE Consolidated Tax Return, any allocation of income, deductions, gains, losses and other items of NBC or such NBC Subsidiary will be allocated between the portions of such Taxable Year in a manner consistent with the principles of Treasury Regulation Section 1.1502-76(b)(2) without any deemed ratable allocation election under Section 1.1502-76(b)(2)(ii)(D).

4.         PAYMENT

           (a) NBC and the NBC Subsidiaries will be jointly and severally liable to pay to GE the amount of each Separate Return Tax Liability, as determined on a quarterly basis under Paragraph 3, for each Taxable Year ending after the Closing Date. Such payments will be made in immediately available funds no later than the business day immediately preceding the due date (including extensions) for GE's payment of estimated Federal income Tax for such Taxable Year, and such payments will be credited toward the related Separate Return Tax Liability for such Taxable Year. Within 10 days after the filing of the Federal GE Consolidated Tax Return for any such Taxable Year, NBC and the NBC Subsidiaries will pay to GE the unpaid portion of each Separate Return Tax Liability, if any, for such Taxable Year. In the event the payments of estimated Tax to GE for any such Taxable Year exceed the Separate Return Tax Liability for such Taxable Year, the excess will be refunded by GE to NBC within 30 days after the due date (including extensions) of the Federal GE Consolidated Tax Return for such Taxable Year.

           (b) GE will pay to NBC the amount of any reduction in GE Consolidated Return Liability due to any Tax Attribute of NBC or an NBC Subsidiary if (1) the Tax Attribute arises in any Taxable Year of NBC or such NBC Subsidiary ending after the Closing Date or in a Taxable Year of USI ending on or prior to the Closing Date, (2) the GE Consolidated Return Liability for any Taxable Year is reduced or eliminated due to such Tax Attribute or portion thereof, and (3) the Separate Return Tax Liability payable to GE under this Agreement after taking into account any amount reimbursable by GE under this Agreement (other than in connection with such Tax Attribute or portion thereof) is not and has not been reduced or eliminated for such Taxable Year or for any other Taxable Year due to such Tax Attribute or portion thereof (a "UTILIZED TAX ATTRIBUTE"); provided, however, that GE will be liable for such payment only if and to the extent that
(i) the actual Tax liability of NBC or such NBC Subsidiary (for a Taxable Year in which NBC or such NBC Subsidiary is not included in the Federal GE Consolidated Tax Return) would have been reduced due to such Tax Attribute had such Tax Attribute not been applied to reduce or eliminate any GE Consolidated Return Liability, or (ii) the Separate Return Tax Liability (for any Taxable Year in which NBC or such NBC Subsidiary is included in the Federal GE Consolidated Tax Return) would have been reduced or eliminated (but for Paragraph 3(b)(2)(vi)) due to such Tax Attribute. Such payment will be due and payable by GE (I) within 90 days after the due date (including extensions) of the separate Tax Return (for a Taxable Year to which clause (i) of the preceding sentence applies) for which the actual Tax liability would have been reduced, or
(II) within 90 days after the due date of the GE Consolidated Tax Return (for a Taxable Year to which clause (ii) of the preceding sentence applies and where the tax reduction is not due to a carryback of a Tax Attribute), or (III) within 90 days after the receipt of a refund (for a Taxable Year to which clause (ii) of the preceding sentence applies and the tax reduction is due to a carryback to a Tax Attribute). Notwithstanding any other provision of this Agreement, GE shall not be required to make any payment with respect to a Tax Attribute or portion thereof with respect to which GE has already made a payment under this Agreement or any other Transaction Document.

           (c) For purposes of this Agreement, the amount of any reduction in GE Consolidated Tax Liability, Separate Return Tax Liability, or actual separate Tax liability, as the case may be, for any Taxable Year due to any Tax Attribute will be equal to the excess (if any) of (1) the GE Consolidated Tax Liability, Separate Return Tax Liability, or actual separate Tax liability, as the case may be, for such Taxable Year determined without regard to such Tax Attribute, over
(2) the actual GE Consolidated Tax Liability, Separate Return Tax Liability, or actual separate Tax liability, as the case may be, for such Taxable Year.

           (d) If NBC or any NBC Subsidiary claims or is entitled to any deduction for any excess of compensation paid by GE or any member of the GE Affiliated Group (other than NBC or any NBC Subsidiary) in cash, stock, or other property (including on the exercise of any option or the vesting of any restricted stock) over the amount paid by NBC or such NBC Subsidiary to GE in connection with such compensation, then (i) the calculation of Tax Liability under Paragraph 3(b) will be made without regard to such deduction, and (ii) if the actual Tax liability of NBC or any NBC Subsidiary is reduced due to such deduction in any Taxable Year of NBC or such NBC Subsidiary that is not included in a GE Consolidated Tax Return, NBC and the NBC Subsidiaries will pay to GE the amount of any such reduction (determined in accordance with Paragraph 4(c)). Such payment shall be due and payable by NBC and the NBC Subsidiaries on the due date (including extensions) of the Tax return of NBC or the NBC Subsidiary for which such actual Tax liability is reduced.

           (e) In the event that any payment required to be made under this Agreement is made after the date on which such payment is due, interest will accrue on such amount from (but not including) the due date of the payment to (and including) the date such payment is actually made at the rate designated from time to time in Section 6621(a)(2) of the Code, compounded on a daily basis.

           (f) If, for a Taxable Year ending after the Closing Date, NBC or any NBC Subsidiary achieves reduction of its foreign tax liability by reason of tax items shifted under group relief or similar foreign tax rules from GE or a GE

Subsidiary (other than NBC and the NBC Subsidiaries) without regard to inclusion of NBC or such NBC Subsidiary in a GE Consolidated Tax Return, then NBC and the NBC Subsidiaries will pay promptly to GE the amount of the net benefit of such foreign tax reduction. If, for a Taxable Year ending after the Closing Date, GE or any GE Subsidiary (other than NBC and the NBC Subsidiaries) achieves reduction of its foreign tax liability by reason of tax items shifted under group relief or similar foreign tax rules from NBC or an NBC Subsidiary without regard to inclusion of NBC or such NBC Subsidiary in a GE Consolidated Tax Return, then GE will pay promptly to NBC the amount of the net benefit of such foreign tax reduction.

5.         ADJUSTMENTS/CONTESTS

           (a) GE will be solely responsible for, and will have sole and absolute discretion with respect to, claiming, agreeing to, making, contesting, or settling any adjustment (including as the result of any carryback) to the GE Consolidated Return Liability. GE will pay any deficiency in, or receive any refund with respect to, any GE Consolidated Return Liability for any Taxable Year. GE, on one hand, and NBC or any NBC Subsidiary, on the other hand, will promptly notify the other in writing upon the commencement of any Tax audit, administrative or judicial proceeding, or other similar matter (a "CONTEST") that could affect the GE Affiliated Group, NBC, or any NBC Subsidiary. Each such notice will contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and will include copies of any notice or other document received from the relevant Taxing Authority. GE will be entitled to conduct and control any such contest. GE will allow NBC an opportunity to review and comment upon any settlement, agreement, discharge, or compromise proposed by a Taxing Authority with respect to the GE Consolidated Return Liability to the extent it may adversely impact the Tax Liability of NBC or a NBC Subsidiary or any payments under Paragraph 4. NBC and each NBC

Subsidiary will provide GE, and GE will provide to NBC, reasonable access to books, records, and other information necessary or useful in connection with any contest, and will fully cooperate in any other matter related to Taxes, with respect to any Taxable Year (or portion thereof) in which NBC or any NBC Subsidiary is included in a GE Consolidated Tax Return.

           (b) In the event any adjustment is made (i) to any GE Consolidated Tax Return pursuant to Paragraph 5(a), (ii) with respect to any Tax Attribute of USI taken into account pursuant to Paragraph 4(b)(1), or (iii) to any other item that is taken into account in determining the amount of any payment pursuant to this Agreement, the amounts to be paid or received by GE or NBC pursuant to Paragraph 4 will be recomputed in a manner consistent with such adjustment, and GE will pay to NBC or NBC and the NBC Subsidiaries will pay to GE, as the case may be, the amount of any resulting differences plus any interest or penalties (computed under the principles of Paragraph 3(b) except subject to any interest rate adjustments under Code sections 6621(a)(1) or 6621(c) or similar statutes that apply to the GE Consolidated Return Liability) not later than 90 days after the date of the relevant payment or receipt to or from a Taxing Authority; provided, however, that to the extent such adjustment results from a Tax position taken by GE inconsistent with the Tax Data provided by NBC or a NBC Subsidiary, as shown on a Tax Schedule, the penalties attributable to such adjustment will be solely for the account of GE.

           (c) If any adjustment is made with respect to any income, deduction, gain, loss, credit, or other item of NBC or any NBC Subsidiary for any Taxable Year ending on or prior to the Closing Date, any increase in GE Consolidated Return Liability for such Taxable Year or any other Taxable Year due to such adjustment (including interest and determined in accordance with the principles of Paragraph 4(c)) will be for the account of NBC and the NBC Subsidiaries, and

NBC and the NBC Subsidiaries will pay to GE the amount of any such increase within 30 days after such adjustment becomes final. GE shall be entitled to any refunds with respect to Taxable Years ending on or prior to the Closing Date even if they relate to items of NBC or an NBC Subsidiary.

6.         DISAFFILIATION

                     If NBC or any of the NBC Subsidiaries ceases to be included in a GE Consolidated Tax Return, and thus becomes a Former Member, the provisions of this Paragraph 6 will apply.

           (a) This Agreement will continue to apply with respect to any Taxable Year of such Former Member included in a GE Consolidated Tax Return or in which the actual Tax liability of such Former Member is reduced due to a deduction described in Paragraph 4(d) or a foreign tax described in Paragraph 4(f). Each Former Member will remain liable to GE for any payments required under this Agreement, including payments of Tax and estimated Tax, for any Taxable Year included in a GE Consolidated Tax Return and payments attributable to any adjustment referred to in Paragraph 5 of this Agreement.

           (b) GE will continue to make payments, if any, to any Former Member as may be required pursuant to Paragraphs 4(b), 4(f) and 5 of this Agreement.

7. PAYMENT OF FUNDS

                     Payments due to and from a party under this Agreement may be netted by a party, but no party will be entitled to apply any amounts due to it pursuant to this Agreement against any other amounts payable to the other party. GE may designate a member to act on its behalf in receiving and disbursing funds between or among the members. Such designation, if made in writing, will continue in force until rescinded.

8. AMENDMENT; TERMINATION; SURVIVAL

           (a) Except as provided in Paragraph 8(c), this Agreement will be terminated at the end of the last day on which NBC or any NBC Subsidiary is a member of the GE Affiliated Group or may be included in any GE Consolidated Tax Return; it being understood that, subject to the provisions of applicable law, GE will retain the sole and absolute discretion whether to file any GE Consolidated Tax Return for any Taxable Year.

           (b) Except as provided in Paragraph 8(a), this Agreement may be amended or terminated in whole or in part only by a written instrument signed by all the parties hereto, including any corporation that becomes a party after the effective date of this Agreement.

           (c) Paragraphs 2(b), 3(a), 4(b), 4(d), 4(e), 4(f), 5, 6, 7, 8(b), 9,
and 10 will survive the termination of this Agreement.

9. UNENFORCEABILITY

                     In the event that any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, unless the unenforceability or invalidity thereof causes a substantial departure from the underlying intent and sense of the remainder of this Agreement, the validity and enforceability of the remaining provision will not be affected thereby, except those remaining provisions of which the unenforceable or invalid provisions comprise an integral part or from which they are otherwise clearly inseparable. In the event any provision is held unenforceable or invalid, the parties will use their best efforts to agree upon an enforceable and valid provision which will be a reasonable substitute for such unenforceable or invalid provision in light of the purpose of this Agreement and, upon so agreeing, will incorporate such substitute provision in this Agreement.

10. CHOICE OF LAW

                     This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


GENERAL ELECTRIC COMPANY                   NATIONAL BROADCASTING COMPANY, INC.

By:                                        By:
    ---------------------------------          ---------------------------------
    Name:                                      Name:
    Title:                                     Title:



[NBC Subsidiary]                           [NBC Subsidiary]

By:                                        By:
    ---------------------------------          ---------------------------------
    Name:                                      Name:
    Title:                                     Title:



[NBC Subsidiary]                           [NBC Subsidiary]

By:                                        By:
    ---------------------------------          ---------------------------------
    Name:                                      Name:
    Title:                                     Title:

                                                                     EXHIBIT B






================================================================================


                           LIQUIDITY RIGHTS AGREEMENT

                                  BY AND AMONG

                                     [NEWCO]

                            GENERAL ELECTRIC COMPANY

                             VIVENDI UNIVERSAL S.A.

                                       AND

                       UNIVERSAL STUDIOS HOLDING III CORP.

                             DATED AS OF [________]


================================================================================

                                TABLE OF CONTENTS

                                                                                                                        PAGE
ARTICLE I                DEFINITIONS......................................................................................2

           1.1       Certain Definitions..................................................................................2
           1.2       Capitalized Terms....................................................................................7
           1.3       Other Definitions....................................................................................7

ARTICLE II               REGISTRATION RIGHTS..............................................................................8

           2.1       Special Demand Rights................................................................................8
           2.2       Additional Demand Rights............................................................................14
           2.3       Incidental Registrations............................................................................17
           2.4       Expenses............................................................................................19
           2.5       Registration Procedures.............................................................................19
           2.6       Underwritten Offerings..............................................................................23
           2.7       Holdback Agreements.................................................................................24
           2.8       Stock Splits; Adjustment to Share Numbers...........................................................25
           2.9       Indemnification.....................................................................................25
           2.10      Rule 144............................................................................................29
           2.11      Excess Proceeds.....................................................................................29

ARTICLE III              PARENT PURCHASE RIGHTS..........................................................................29

           3.1       Purchase Right Prior to the Closing under a Registration
                     Statement...........................................................................................29
           3.2       Purchase Right Following the Closing under a Registration Statement.................................31
           3.3       Parent Call Right...................................................................................33
           3.4       Payment.............................................................................................34
           3.5       Closing.............................................................................................34
           3.6       December 20 Closing.................................................................................34

ARTICLE IV               STOCKHOLDER SELL RIGHT..........................................................................35

           4.1       Sell Right..........................................................................................35
           4.2       Additional Consideration............................................................................37
           4.3       Closing.............................................................................................37
           4.4       December 20 Closing.................................................................................37

ARTICLE V                APPRAISAL.......................................................................................37

           5.1       Appraisal Procedures................................................................................37

ARTICLE VI               ADDITIONAL COVENANTS............................................................................40

           6.1       [intentionally omitted.]............................................................................40
           6.2       Parent Registration Rights..........................................................................40
           6.3       Stockholders Agreement..............................................................................41


                                       i

ARTICLE VII              REPRESENTATIONS AND WARRANTIES..................................................................41

           7.1       Representations and Warranties of each Stockholder..................................................41
           7.2       Representations and Warranties of the Issuer........................................................42

ARTICLE VIII             MISCELLANEOUS...................................................................................43

           8.1       Notices.............................................................................................43
           8.2       Stockholders Representative.........................................................................44
           8.3       Joint and Several Obligations.......................................................................45
           8.4       Entire Agreement; No Inconsistent Agreement.........................................................45
           8.5       No Third-Party Beneficiaries........................................................................45
           8.6       Assignment..........................................................................................45
           8.7       Interpretation......................................................................................46
           8.8       Amendment...........................................................................................46
           8.9       Governing Law.......................................................................................46
           8.10      Jurisdiction; Waiver of Jury Trial..................................................................46
           8.11      Mediation...........................................................................................47
           8.12      Remedies............................................................................................47
           8.13      Headings............................................................................................47
           8.14      Severability........................................................................................47
           8.15      Counterparts; Faxed Signatures......................................................................48


                           LIQUIDITY RIGHTS AGREEMENT

                     LIQUIDITY RIGHTS AGREEMENT, dated as of [___________, ____] (this "Agreement"), by and among [NewCo], a [Delaware corporation] (including its successors, the "Issuer"), General Electric Company, a New York corporation ("Parent")(1), Vivendi Universal S.A., a societe anonyme organized under the laws of France ("Vivendi"), Universal Studios Holding III Corp., a Delaware corporation ("Holding"), and the other signatories hereto (such other signatories, together with any Person added to this Agreement pursuant to
Section 8.6 and with Holding, the "Stockholders").(2)

                     WHEREAS, the parties to this Agreement have entered into that certain Business Combination Agreement, dated as of October 8, 2003, providing, among other things, for the combination of the respective businesses of [NewCo], Universal Studios, Inc., a Delaware corporation and a Subsidiary of Holding, Universal Pictures International Holdings B.V., a company organized under the laws of the Netherlands and a Subsidiary of Vivendi and Universal Pictures International Holdings 2 B.V., a company organized under the laws of the Netherlands and a Subsidiary of Vivendi (as the same may hereafter be amended, modified, supplemented or restated from time to time "Business Combination Agreement");

                     [Recitals regarding equity ownership to be added]; and

                     Whereas, the consummation of the transactions contemplated by the Business Combination Agreement is conditioned upon the execution and delivery of this Agreement by the parties hereto.

                     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereby agree, severally and not jointly, as follows:



---------------------------
(1) [Prior to Closing, appropriate revisions will need to be made to reflect intermediate Holdco.]

(2) [Need to add any other parties that may be receiving shares of Issuer Common Stock in the transaction.]

                                    ARTICLE I

                                   DEFINITIONS

                     1.1 Certain Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                     "Adjusted Public Market Value" means, as of a given time in connection with a particular proposed public offering (whether or not consummated), with respect to a share of Issuer Common Stock, (i) if the Issuer consummated such public offering, an amount equal to the per share price to the public of the Issuer Common Stock actually sold in such public offering; (ii) if the Issuer did not consummate such public offering, but has completed an IPO as of such time, an amount equal to the average of the daily volume weighted average per share closing price of the Issuer Common Stock on the primary exchange on which it trades for the 45 day trading period ending on the second trading day immediately preceding the date of the closing of the applicable purchase transaction pursuant to Section 3.2 or Section 4.1(ii), as the case may be; and (iii) if the Issuer did not consummate such public offering and has not consummated an IPO as of such time, an amount equal to the Fully Distributed Public Market Value of a share of Issuer Common Stock as determined by the appraisal process set forth in Section 5.1.

                     "Appraised Value Differential" means, with respect to the Appraised Value set forth in any two of the three Appraisals, the U.S. Dollar differential to two decimals between such two Appraised Values.

                     "beneficially own" means to possess beneficial ownership as determined under Rule 13d-3 under the Exchange Act.

                     "Board" means the board of directors of the Issuer.

                     "Closing" means the closing of the transactions contemplated by the Business Combination Agreement.

                     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                     "Financial Information" means, as of the date such information is furnished to the Appraisers pursuant to Section 5.1(c), (i) unaudited income statement results, together with the related statements of stockholders' equity and cash flow, for (A) each of the interim periods since the date of the last audited consolidated balance sheet of the Issuer, (B) each quarterly period contained therein and the balance sheet ending at the end of each such quarterly period and (C) the last twelve months prior to the date such information is furnished to the Appraisers, in each case on a consolidated basis and by business segment; (ii) projected income statement results for each of the remaining fiscal quarters in the applicable calendar year and each of the next two calendar years thereafter (which income statement results for the remaining quarters of the applicable calendar year only shall be by fiscal quarter, in each case on a consolidated basis and by business segment); (iii) the most recent audited consolidated balance sheet of the Issuer, together with the related statements of income, stockholders' equity and cash flows; and (iv) such other financial information as the Appraisers reasonably request in connection with the appraisal process set forth in Section 5.1, it being agreed that Financial Information shall include pro forma financial statements giving effect to any material acquisitions or divestitures and information necessary to make appropriate adjustment, if any, so that the Financial Information reflects Issuer as a Stand-alone Entity.

                     "Initial Transaction Value" means, with respect to a share of Issuer Common Stock, a fraction, the numerator of which is $41,404,040,226(3) and the denominator of which is the number of shares of Issuer Common Stock issued and outstanding immediately following the Closing.

                     "IPO" means an underwritten initial public offering of Issuer Common Stock under the Securities Act (whether involving an issuance of Issuer Common Stock and/or a resale of shares of Issuer Common Stock by a stockholder of the Issuer).

                     "Issuer Common Stock" means (a) the common stock of the Issuer, par value $[__] per share, and (b) any other securities of the Issuer or any other Person issued with respect to such Common Stock on a pro rata basis by way of a conversion, exchange, replacement, stock dividend or stock split or other distribution or in connection with a combination of shares, conversion, exchange, replacement, recapitalization, merger, consolidation or other reorganization or otherwise, including following an IPO in the case of (a) and
(b), any such common stock or other such securities issuable pursuant to any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights whether issued by the Issuer or any other Person.(4)

                     "Material Acquisition" means a material acquisition (whether such acquisition occurs by way of stock purchase or exchange, asset purchase, merger, consolidation or similar transaction) by the Issuer or any of its subsidiaries of the business or a line of business of a Person that is not affiliated with the Issuer.

                     "Material Adverse Condition" means (i) a suspension or material limitation in trading in securities generally on any national stock exchange in the United States or on NASDAQ; (ii) a general moratorium on commercial banking activities declared by either a Federal or New York Governmental Authority; (iii) any outbreak or escalation of hostilities or any


------------------------------
(3) [Amount to be increased in the event of an IACI tag.]

(4) [Prior to Closing, appropriate adjustments will have to be made to this definition and other Sections of this Agreement in order to reflect the dual class structure contemplated by the Business Combination Agreement.]

declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event, singly or together with any other such event, in the judgment of the bookrunning managers of a proposed offering under this Agreement makes it impracticable or inadvisable to proceed with the public offering at such time.

                     "Material Event Notice" means a notice signed by an officer of the Issuer stating that, as of the date of such notice, the Issuer has pending or in process a material transaction (including a financing transaction or a Material Acquisition), the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Issuer.

                     "NASD" means the National Association of Securities Dealers, Inc.

                     "NASDAQ" means the NASDAQ National Market.

                     "Nationally Recognized Investment Bank" means an investment bank that, pursuant to Securities Data Corporation, ranked among the top 15 U.S. equity bookrunning managers for the calendar year ended immediately prior to the Notice Receipt Date or such other nationally recognized investment banking firm as Parent and the Stockholders Representative agree, or, with respect to an Appraiser selected pursuant to Section 5.1(b), any of the following investment banks: The Goldman Sachs Group, Inc., Citigroup Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co., Merrill Lynch & Company, JP Morgan Chase & Co., Lehman Brothers Holdings Inc., Bank of America Corporation, UBS Investment Bank, Deutsche Bank AG, Societe Generale or BNP Paribas, including any successor to any of the foregoing by acquisition or merger, it being understood that the principal division of any such bank that performs valuation services in the US will be engaged and such division may have a slightly different name than is included in the foregoing list.

                     "Parent Common Stock" means the common stock of Parent, par value $0.06 per share.

                     "Parent Common Stock Market Value" means, with respect to a share of Parent Common Stock, an amount equal to the average of the daily volume weighted average per share closing price of Parent Common Stock on the New York Stock Exchange or such other exchange or market on which the common equity securities of Parent are principally traded for the 30 day trading period ending on the second trading day immediately preceding the date of the closing of the applicable purchase transaction pursuant to Article III, as the case may be.

                     "Preliminary Fully Distributed Public Market Value" means, with respect to any calendar year, a fraction, the numerator of which is $41,404,040,226(5) and the denominator of which is the aggregate number of


----------------------------
(5) [Amount to be increased in the event of an IACI tag.]

shares of Issuer Common Stock issued and outstanding as of December 20 of such calendar year.

                     "Preliminary Prospectus" means, with respect to a proposed offering, a preliminary prospectus, commonly referred to as a "red herring," permitted under the Securities Act to be delivered to potential investors before the effective date of the registration statement for such offering.

                     "Prime Rate" means the rate of interest per annum equal to the rate of interest published from time to time by the Wall Street Journal as the prime rate at the large U.S. money center banks.

                     "Prospectus" means the prospectus related to any registration statement (including a Preliminary Prospectus and a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415 or Rule 430A under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such prospectus.

                     "Public Market Value" means, as of a given time, with respect to a share of Issuer Common Stock, (i) if prior to an IPO, an amount equal to the Fully Distributed Public Market Value per share as determined by the appraisal process set forth in Section 5.1 or (ii) if following an IPO, an amount equal to the average of the daily volume weighted average per share closing price of the Issuer Common Stock on the primary exchange or market on which it trades for trading period of 45 days ending on the second trading day immediately preceding the date of consummation of the applicable purchase transaction pursuant to Sections 3.1, 3.3 or 4.1, as the case may be.

                     "Registrable Securities" means the Shares and any other Issuer Common Stock owned by the Stockholders, provided that Registrable Securities shall not include any such securities received in a transaction registered under the Securities Act. As to any particular securities referred to in the immediately preceding sentence, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) registration under the Securities Act is not required to permit the immediate disposition of such securities on any exchange on which such securities are listed or on NASDAQ; provided, in the case of any securities held by members of the Vivendi Group, such securities shall continue to constitute Registrable Securities until the aggregate amount of all Registrable Securities represents the lesser of (x) a fair market value of $500,000,000 and (y) 10% of the public market capitalization of the Issuer, (d) they shall have been otherwise transferred, and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Issuer and subsequent public distribution of them shall not, in the opinion of counsel to the holders (or in the opinion of counsel to the Issuer, which counsel and opinion are reasonably satisfactory to the holders), require registration of them under the Securities Act, or (e) they shall have ceased to be outstanding.

                     "Registration Expenses" means all costs, fees and expenses incident to the Issuer's performance of or compliance with Article II, including all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter", as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, the Issuer's internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Securities, fees and expenses of counsel for the Issuer and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liability insurance (if the Issuer elects to obtain such insurance), the fees and expenses of any special experts retained by the Issuer in connection with such registration, and the fees and expenses of other persons retained by the Issuer and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the Stockholders Representative), but not including any underwriting discounts, fees, commissions or transfer taxes relating to the Issuer Common Stock sold by the Stockholders, if any.

                     "Shares" means the shares of Issuer Common Stock received by the Stockholders pursuant to the Business Combination Agreement.

                     "Shortfall Number" means, with respect to a given Shortfall Notice, the shortfall in Registrable Securities determined in accordance with
Section 3.2; provided that as of any given time of determination, the Shortfall Number shall not exceed the remaining number of Registrable Securities held by the Stockholders at such time.

                     "Stand-alone Entity" means the Issuer on an independent basis, adjustments to be made by Issuer management as necessary to the Financial Information concerning the appropriate tax rate and deferred tax accounts for Issuer, arm's-length funding costs, and market-rate expenses (including but not limited to pension and OPEB costs and insurance premiums), all such expense items to be estimated without regard to benefits or burdens that affiliation with Parent or an Affiliate of Parent provides to Issuer.

                     "Stockholders Representative" means Vivendi, or, following a Transfer of Issuer Common Stock by Vivendi to any such Person, at the election of Vivendi, (a) a direct or indirect wholly-owned Subsidiary of Vivendi (it being agreed that certain - such entities may be up to 15% owned by MEI Holding Inc., a Matsushita Electric Company Ltd. subsidiary) or (b) if consent is - granted pursuant to Section 4.10 of the Stockholders Agreement, a Demerger Entity (as defined in the Stockholders Agreement).

                     "Stop Order Event" means any stop order, injunction or other order or requirement of the Commission or other Governmental Authority which (i) interferes with any registration pursuant to this Agreement and (ii) the Issuer fails to have removed, withdrawn or resolved to the Stockholders Representative's reasonable satisfaction within 30 days after the date on which it is first imposed or becomes effective.

                     "Target Amount" means, for the calendar year 2006, $3,000,000,000, and for each calendar year thereafter, $4,000,000,000 for each such calendar year.

                     "U.S. Dollar" means the lawful currency of the United
States.

                     "Vivendi Group" means, as of any given time of determination, Vivendi, any Stockholders Representative and all other Subsidiaries of Vivendi holding Issuer Common Stock.

                     1.2 Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Business Combination Agreement.

                     1.3 Other Definitions. The following capitalized terms are defined in the following sections of this Agreement:

Term                                                Section
----                                                -------

Additional Share Amount                             2.1(e)(i)
Agreement                                           Preamble
Aggregate Specified Amount                          3.1(a)(i)
Anticipated Offering Price                          2.1(c)(i)
Anticipated Required Share Number                   2.1(c)(i)
Appraisal                                           5.1(d)
Appraised Value                                     5.1(d)
Appraisers                                          5.1(b)
Business Combination Agreement                      First Recital
Call Notice                                         3.3
Call Period                                         3.3
Clause (ii) Additional Amount                       2.1(e)(ii)
Clause (ii) Aggregate Specified Amount              3.1(a)(i)
Demand Notice                                       2.2(a)
December 20 Closing                                 3.6
Election Notice                                     2.1(d)
Expected Actual Price                               2.1(e)
Fully Distributed Public Market Value               5.1
Holding                                             Preamble

Term                                                Section
----                                                -------

Initial Stated Amount                               2.1(a)
Issuer                                              Preamble
Maximum Realizable Amount                           2.1(c)(ii)
Maximum Realizable Share Number                     2.1(c)(ii)
Notice Receipt Date                                 5.1(a)
Parent                                              Preamble
Parent Appraiser                                    5.1(b)
Parent Call Right                                   3.3
Purchase Notice                                     3.1(a)
Revised Actual Price                                2.1(f)
Second Call Notice                                  3.3
Second Closing                                      3.6
Second Election Notice                              2.1(e)(i)(B)
Second Underwriters' Notice                         2.1(e)(i)(B)
Sell Notice                                         4.1
Sell Right                                          4.1
Shelf Registration Statement                        2.2(b)
Shortfall Notice                                    3.2(a)
Special Registration Notice                         2.1(a)
Special Registration Right                          2.1(a)
Specified Share Number                              2.1(d)(i)
Stockholders                                        Preamble
Stockholders Appraiser                              5.1(b)
Stockholders Shelf Registration Statement           2.2(c)
Third Appraiser                                     5.1(b)
Third Election Notice                               2.1(f)
Third Underwriters' Notice                          2.1(f)
Trigger Date                                        3.1(b)
Underwriters' Notice                                2.1(c)
Vivendi                                             Preamble

                                    ARTICLE II

                               REGISTRATION RIGHTS

                     2.1 Special Demand Rights.

                     (a) Special Registration Request. Subject in each case to
(i) Parent's purchase right under Section 3.1, (ii) the termination provisions in Section 2.1(j), (iii) Section 6.3 and (iv) Section 8.2, the Stockholders shall have the right, commencing January 1 of each of the calendar years 2006, 2007, 2008, 2009 and 2010, to request, by written notice delivered by the Stockholders Representative to the Issuer within 20 Business Days following January 1 of the applicable calendar year (any such notice, a "Special

Registration Notice") that the Issuer effect registration under the Securities Act to permit an underwritten public offering of such number of Registrable Securities as would permit the Stockholders to realize, in the aggregate, the amount of gross offering proceeds specified in such Special Registration Notice (with respect to a given Special Registration Notice, the "Initial Stated Amount"; such right to request registration in a given calendar year, the "Special Registration Right"); provided further that the Initial Stated Amount stated in any Special Registration Notice, together with any other gross offering proceeds realized by the Stockholders in connection with any other registration of Registrable Securities hereunder in the applicable calendar year (such proceeds to exclude for this purpose any amounts in respect of Registrable Securities that may be purchased by the bookrunning managers pursuant to the exercise of their overallotment (greenshoe) option in connection with such registration request, but to include any amounts in respect of Registrable Securities previously purchased by the bookrunning managers pursuant to the exercise of their overallotment option in connection with any other prior registration of Registrable Securities in such calendar year) shall in no event exceed the Target Amount for such calendar year; provided further, however, that in calendar year 2006, with the consent of Parent and the Issuer, such proceeds may exceed the Target Amount in an amount not in excess of $1,000,000,000.

                     (b) Special Registration Procedures. As long as Parent has not delivered a Purchase Notice in respect of the Registrable Securities that are the subject of a registration requested pursuant to this Section 2.1 (in which case this Section 2.1(b) shall not apply), the parties agree that notwithstanding anything to the contrary in Section 2.5, but subject to the other subsections of this Section 2.1, the following registration milestones will apply to any such registration:

                     (i) three bookrunning managers shall be named with respect to the requested offering in accordance with Section 2.6 no later than March 15 of the applicable calendar year;

                     (ii) a registration statement in respect of the requested offering shall be prepared and filed with the Commission no later than July 15 of the applicable calendar year;

                     (iii) the Underwriter's Notice shall be delivered to the Stockholders Representative in accordance with Section 2.1(c); and

                     (iv) such requested offering shall be consummated no later than September 30 of the applicable calendar year;

provided that if any of the foregoing milestones preceding the consummation of the requested offering are not achieved as specified above, the Stockholders shall have the right to deliver a Sell Notice to Parent in accordance with
Section 4.1, provided further that a Sell Notice may not be delivered (i) if the failure to meet any milestone was caused in whole or in part by any material breach of this Agreement by Vivendi or any Stockholder (including any delay in cooperating with the provisions of this Agreement by Vivendi or any Stockholder or any failure to timely deliver an Election Notice) or (ii) if the Stockholders Representative elects to terminate the offering under clause (v) of Section 2.1(d).

                     (c) Underwriters' Notice. The Issuer shall require the bookrunning managers for any registration requested under this Section 2.1 to deliver to the Stockholders Representative, the Issuer and Parent no later than ten Business Days prior to the anticipated date of the printing of the Preliminary Prospectus in respect of such requested registration, a joint written notice from the bookrunning managers (an "Underwriters' Notice") stating either:

                     (i) If the bookrunning managers, in light of prevailing market conditions, jointly anticipate that at least the Initial Stated Amount would be realized in the requested offering, (A) a number of Registrable Securities such bookrunning managers expect would be required to be sold in the offering to realize the Initial Stated Amount (the "Anticipated Required Share Number") at the lowest Anticipated Offering Price and (B) a range of offering prices per share such bookrunning managers expect would be the actual pricing of the offering (each price in such range, an "Anticipated Offering Price"); or

                     (ii) If such bookrunning managers, in light of prevailing market conditions, jointly anticipate that the requested offering (regardless of share price) would realize an amount less than the Initial Stated Amount, (x) the maximum amount of gross offering proceeds that such bookrunning managers expect would be realized in the offering (the "Maximum Realizable Amount"), (y) a number of Registrable Securities such bookrunning managers expect would be required to realize the Maximum Realizable Amount (the "Maximum Realizable Share Number") at the lowest price per share specified in clause (z) below and (z) a range of offering prices per share such bookrunning managers expect would be the actual pricing of the offering.

                     (d) Election by Stockholders. Following receipt of the Underwriters' Notice, the Stockholders shall elect one of the following alternatives with respect to the requested registration and the Stockholders Representative shall notify the Issuer and Parent of such election (an "Election Notice") within five Business Days following receipt of the Underwriters'
Notice:

                     (i) to include in the offering a specified number of Registrable Securities, in which case (A) such number shall neither exceed the Anticipated Required Share Number or the Maximum Realizable Share Number, as applicable, nor be less than such number of Registrable Securities as is anticipated (based on the lowest Anticipated Offering Price or lowest price per share specified in clause (ii)(z) of Section 2.1(c), as applicable) to yield gross proceeds of at least $1,000,000,000, (B) such number shall not include the shares that would satisfy the bookrunning managers' overallotment option, which option, if exercised, would be the responsibility of the Stockholders to satisfy and (C) for the avoidance of doubt, the Election Notice may not select a number that exceeds the Stockholders' remaining number of Registrable Securities after allowing for the potential exercise of the overallotment option) (the "Specified Share Number");

                     (ii) if such Underwriters' Notice anticipates that the Initial Stated Amount can be realized, to include in the offering such number of Registrable Securities as will be required (based on the pricing of the offering) to realize the Initial Stated Amount (or the highest amount (not to exceed the Initial Stated Amount) that can be realized using the remaining Registrable Securities owned by the Stockholders at such time, after allowing for the potential exercise of the overallotment option, which will be the responsibility of the Stockholders);

                     (iii) if such Underwriters' Notice does not anticipate that the Initial Stated Amount can be realized, to include in the offering as many shares of Registrable Securities as will be required (based on the pricing of the offering) to realize the Maximum Realizable Amount (or the highest amount (not to exceed the Maximum Realizable Amount) that can be realized using the remaining Registrable Securities owned by the Stockholders at such time, after allowing for the potential exercise of the overallotment option, which will be the responsibility of the Stockholders);

                     (iv) if such Underwriters' Notice anticipates that the Maximum Realizable Amount will be less than $1,000,000,000, to deliver, subject to Parent's right to deliver a Purchase Notice pursuant to Section 3.1(a), a Sell Notice to Parent in accordance with Section 4.1; or

                     (v) to terminate the offering.

           If the Stockholders Representative fails to provide an Election Notice as provided above, the Stockholders will be deemed for all purposes of this Agreement to have elected to terminate the offering.

                     (e) Second Underwriters' Notice. If at any time following the delivery of an Election Notice under clause (i) of Section 2.1(d), the bookrunning managers jointly determine that the actual pricing of the offering (the "Expected Actual Price") will be lower than (A) in the case of an offering contemplated by an Election Notice delivered in response to an Underwriters' Notice pursuant to clause (i) of Section 2.1(c), the lowest Anticipated Offering Price or (B) in the case of an offering contemplated by an Election Notice delivered in response to an Underwriters' Notice pursuant to clause (ii) of
Section 2.1(c), the lowest price per share set forth in clause (z) of Section 2.1(c)(ii), the bookrunning managers for the offering contemplated by the Election Notice shall deliver to the Stockholders Representative, the Issuer and Parent immediately following such determination a written notice (the "Second Underwriters' Notice") stating the Expected Actual Price. Following receipt of the Second Underwriters' Notice, the Stockholders will elect one of the following alternatives with respect to such offering and the Stockholders Representative shall notify the Issuer, Parent and the bookrunning managers of such election (a "Second Election Notice") no later than (i) 24 hours before pricing or (ii) if the Second Underwriters' Notice is received within 24 hours of pricing and the Stockholders Representative has been kept reasonably informed by the Issuer or the bookrunning managers during the 48 hours preceding the delivery of such Second Underwriters' Notice regarding pricing discussions with the bookrunning managers, promptly following receipt of the Second Underwriters' Notice (with promptness determined taking into account the time when the Second Underwriters' Notice is received and, most importantly, the prevailing market dynamics, including the bookrunning managers' advice regarding the necessary timetable for the completion of the offering; provided, however, without limiting any other rights Parent or the Issuer may have in respect of any such failure to respond promptly, if in the view of the bookrunning managers acting jointly and in writing, any delay in such response is a contributing factor to the failure to complete the offering as contemplated by the Second Underwriters' Notice, such failure will be deemed a material breach under the proviso to
Section 2.1(b) and no Sell Notice may be delivered in connection with such offering):

                     (i) in the case of an offering contemplated by an Election Notice delivered in response to an Underwriters' Notice pursuant to clause (i) of Section 2.1(c), if such Election Notice contained the election set forth in clause (i) of Section 2.1(d), then (x) to consummate such offering by continuing to include in such offering the Specified Share Number, (y) to consummate such offering, but to decrease the number of Registrable Securities to be included in such offering to an amount stated in the Second Election Notice or (z) to consummate such offering, but to increase the number of Registrable Securities to be included in such offering up to an amount (the "Additional Share Amount") equal to the difference between (1) such number of Registrable Securities required (based on the Expected Actual Price or Revised Actual Price (as defined below)) to realize the Initial Stated Amount and (2) the Specified Share Number; provided that in the case of clause (z), such notice shall indicate whether or not the Stockholders Representative desire that the bookrunning managers provide a Third Underwriters' Notice under Section 2.1(f);

                     (ii) in the case of an offering contemplated by an Election Notice delivered in response to an Underwriters' Notice pursuant to clause (ii) of Section 2.1(c), if such Election Notice contained the election set forth in clause (i) of Section 2.1(d), then (x) to consummate such offering by continuing to include in such offering the Specified Share Number, (y) to consummate such offering, but to decrease the number of Registrable Securities to be included in such offering to an amount stated in the Second Election Notice or (z) to consummate such offering, but to increase the number of Registrable Securities to be included in such offering up to an amount (the "Clause (ii) Additional Amount") equal to the difference between (1) such number of Registrable Securities required (based on the Expected Actual Price or the Revised Actual Price (as defined below)) to realize the highest Maximum Realizable Amount and
(2) the Specified Share Number; provided that in the case of clause (z), such notice shall indicate whether or not the Stockholders Representative desire that the bookrunning managers provide a Third Underwriters' Notice under Section 2.1(f); or

                     (iii) to terminate such offering.

In the event that such Second Election Notice elects an alternative set forth in clauses (i)(z) or (ii)(z) of this Section 2.1(e), and if such notice requests that the bookrunning managers provide a Third Underwriters' Notice then Section 2.1(f) shall apply. In the event that such Second Election Notice elects any of the alternatives set forth in clauses (i)(x), (i)(y), (ii)(x), (ii)(y) or (iii) of this Section 2.1(e), or elects the alternative in clauses (i) (z) or (ii) (z) of this Section 2.1(e), but does not request a Third Underwriters' Notice, then Parent's rights to purchase Registrable Securities pursuant to Sections 3.1 and
3.2 shall terminate with respect to the applicable registration request or offering, as the case may be, and the Stockholders Representative's right to require the Issuer to purchase Registrable Securities pursuant to Section 4.1 shall terminate with respect to such registration request or offering, as the case may be. If the Stockholders Representative fails to provide a Second Election Notice as provided above, the Stockholders will be deemed for all purposes of this Agreement to have elected to consummate such offering pursuant to the previously delivered Election Notice.

                     (f) Third Underwriters' Notice. If a Second Election Notice seeks to include in an offering additional shares and requests a Third Underwriters' Notice, the bookrunning managers, acting jointly, shall determine and notify the Issuer and the Stockholders Representative within 48 hours after receipt of such Second Election Notice as to the actual offering price for an offering including such additional shares (the "Revised Actual Price"). Promptly after receiving notice of such Revised Actual Price (such promptness to be determined with reference to the principles in Section 2.1(e)), the Stockholders Representative shall notify the Issuer and Parent as to whether the Stockholders have elected to proceed with the offering including such additional shares at the Revised Actual Price or to terminate the offering (such notice, a "Third Election Notice"). If the Stockholders Representative fails to provide a Third Election Notice as provided in the immediately preceding sentence, the Stockholders will be deemed for all purposes of this Agreement to have elected to terminate the offering. If the Third Election Notice elects to proceed with the offering, any delay in the consummation of the offering attributable to any required refiling of a registration statement or recirculation of a Preliminary Prospectus shall be deemed to extend the milestone set forth in clause (iv) of
Section 2.1(b) by a number of days equal to such delay period.

                     (g) Participation in Registration. The Issuer shall only have the right to include shares of Issuer Common Stock in a registration under this Section 2.1 if (i) it is seeking to include such shares in light of the Issuer's reasonable determination of its capital needs at such time and (ii) the bookrunning managers determine and notify the Issuer and the Stockholders Representative in writing that such additional shares can be included in the offering without adversely affecting the ability of the Stockholders to sell the Specified Share Number in such offering or the per share price to be obtained in such offering. For the avoidance of doubt, no other Person (other than the Stockholders or the Issuer pursuant to this Section 2.1(g)) shall have the right to include shares of Issuer Common Stock in a registration under this Section 2.1.

                     (h) Completion of Offering. Following delivery of an Election Notice (other than an Election Notice under clause (iv) or (v) of
Section 2.1(d)), the parties will seek to complete the offering contemplated by the Election Notice (as modified by any Second Election Notice or Third Election Notice), it being understood and agreed that the ultimate determination of offering price, marketing strategy, the number of shares to be included in the offering (other than any Specified Share Number) and the timing of the closing of the offering will be made by the Issuer in its reasonable discretion after consultation with the Stockholders Representative, taking into account the recommendations of the bookrunning managers. Vivendi and the Stockholders will cooperate on a timely basis with all reasonable requests of the Issuer consistent with this Agreement related to the consummation of such requested registration. Notwithstanding the foregoing and for the avoidance of doubt, if the Stockholders Representative sends an Election Notice pursuant to clause (ii) or (iii) of Section 2.1(d) above, then there shall be no obligation to prepare or send to the Stockholders Representative a Second Underwriters' Notice.

                     (i) Material Development. With respect to any requested registration under this Section 2.1, in the event that any of the bookrunning managers notifies the Issuer, Parent and the Stockholders Representative on one or more occasions of any Material Adverse Condition that occurs following the printing of the Preliminary Prospectus, the consummation of such requested offering shall be delayed for a reasonable period determined by such bookrunning managers, such period to expire not later than December 20 of the calendar year in which such registration was requested. The Issuer shall also have the right to delay the filing of a registration statement in accordance with this Section
2.1 upon delivery to the Stockholders Representative of a Material Event Notice for up to the earlier of (i) 60 days and (ii) the public disclosure of the material transaction which necessitated such Material Event Notice (and extend by an equal number of days the final date on which any registration statement is required to be filed under Section 2.1(b)); provided, however, that the Issuer may not delay filing of such registration statement pursuant to this Section 2.1(i) more than twice in any twelve month period.

                     (j) Termination of Special Demand Rights Upon IPO. All of the registration rights provided in this Section 2.1 shall automatically expire as of the date of closing of an IPO; provided that the registration right pursuant to Section 2.1 that is exercisable commencing January 1, 2006 may be exercised pursuant to Section 2.1 even if an IPO of the Issuer closed prior to such date.

                     2.2 Additional Demand Rights.

                     (a) Registration Request. Following the closing of an IPO and in each case subject to Parent's purchase right under Section 3.1 and
Section 6.3, the Stockholders Representative shall have the right to make six requests that the Issuer effect registration under the Securities Act of such number of the Registrable Securities owned by all of the Stockholders as the Stockholders Representative requests (each, a "Demand Notice"), provided that in each calendar year prior to 2009, such registration request shall not include any number of Registrable Securities as would reasonably be expected to permit the Stockholders to realize, in the aggregate with all other gross offering proceeds realized by the Stockholders in connection with any other registration of Registrable Securities hereunder in such calendar year (such proceeds to exclude for this purpose any amounts in respect of Registrable Securities that may be purchased by the bookrunning managers pursuant to the exercise of their overallotment option in connection with such registration request, but to include any amounts in respect of Registrable Securities previously purchased by the bookrunning managers pursuant to the exercise of their overallotment option in connection with any other prior registration of Registrable Securities in such calendar year), gross offering proceeds that are more than the Target Amount for such calendar year (provided that in calendar year 2006, with the consent of Parent and the Issuer, such proceeds may exceed the Target Amount in an amount not in excess of $1,000,000,000), such requests to specify the intended method or methods of disposition thereof (provided that disposition on a delayed or continuous basis shall be made in accordance with Section 2.2(c)); and provided further that, during any of the following periods or at any of the following times, the Issuer shall not have any obligation to cause a registration statement relating to the registration of such Registrable Securities to be filed with the Commission: (i) at any time prior to the six month anniversary of the closing of an IPO, (ii) during any period when a registration of Registrable Securities pursuant to Section 2.1, 2.2 or 2.3 hereof is pending, (iii) during the period prior to the 181st day following the effective date of the most recent registration previously effected pursuant to this Section 2.2, and (iv) from and after any time when a Shelf Registration Statement or a Stockholder Shelf Registration Statement in respect of all the Registrable Securities has been filed and the obligation to maintain such registration statement has not expired hereunder. A request made by the Stockholders pursuant to Section 2.2(c) shall be counted for purposes of the request limitation set forth above. A request made by the Stockholders shall not be counted for purposes of the request limitation set forth above (a) if the registration statement relating to any such request is not declared effective within 90 days of the date such registration statement is first filed with the Commission, (b) if the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such request are not satisfied (other than as a result of a default or breach thereunder by any Stockholders) or (c) if the offering that is the subject of such registration request does not result in the disposition of at least 80% of the Registrable Securities sought to be registered by such request.

                     Subject to Section 2.2(b) and Section 2.2(d), upon any such request, the Issuer will effect the registration of:

                     (i) the Registrable Securities requested to be registered by the Stockholders Representative;

                     (ii) such number of shares of Issuer Common Stock that the Issuer requests to be included in such registration in light of the Issuer's reasonable determination of its capital needs at such time; and

                     (iii) subject to the prior written consent of the Stockholders Representative, all other shares of Issuer Common Stock not held by the Stockholders which the Issuer has been requested to register by the holders thereof by written request given to the Issuer by such holders within 15 days after the giving of written notice of such registration by the Issuer to the holders; provided that the consent of the Stockholders Representative will not be required to include in such registration (subject to the cutbacks as provided in Section 2.2(d)) shares of Issuer Common Stock issued in connection with an acquisition or strategic relationship.

                     Notwithstanding the foregoing, but subject to the rights of holders of Registrable Securities under Section 2.3, if the Issuer at any time furnishes to the Stockholders Representative a Material Event Notice, the Issuer may defer the filing (but not the preparation) of a registration statement to be filed pursuant to this Section 2.2 for up to the earlier of (i) 60 days and (ii) the public disclosure of the material transaction which necessitated such Material Event Notice (but the Issuer shall use its reasonable best efforts to complete the transaction and to file the registration statement as soon as possible thereafter); provided, however, that the Issuer may not delay filing of such registration statement pursuant to this Section 2.2 more than twice in any twelve month period.

                     (b) Shelf Registration. At any time following receipt by the Issuer of a Demand Notice, the Issuer may, in lieu of effecting registration pursuant to Section 2.2(a), elect by written notice to the Stockholders Representative to prepare and file with the Commission a registration statement on Form S-3 (or, if such form is unavailable, such other form as the Issuer determines to be available and appropriate and selects with the consent of the holders of a majority of the Registrable Securities) that shall provide for sales of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) in accordance with the intended method or methods of disposition by the holders of the Registrable Securities (a "Shelf Registration Statement"). Notwithstanding anything to the contrary in Section 2.5, in the event the Issuer files a Shelf Registration Statement as provided above:

                     (i) once effective, the Issuer shall use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (x) such time as all Registrable Securities that could be sold under such Shelf Registration Statement have either been sold and (y) such time as there are no longer any Registrable Securities outstanding; and

                     (ii) if any holder of Registrable Securities shall propose to sell any Registrable Securities pursuant to this Section 2.2(b), the Stockholders Representative shall notify the Issuer of such holder's intent to do so at least five Business Days prior to such sale, and the provision of such notice to the Issuer shall be deemed to constitute a representation that any information previously supplied by the Stockholders Representative is accurate as of the date of such notice.

                     (c) Stockholders Shelf Registration. At any time following the one year anniversary of an IPO, the Stockholders may request, in lieu of requesting a registration pursuant to Section 2.2(a), by written notice of the

Stockholders Representative to the Issuer, that the Issuer prepare and file with the Commission a registration statement on Form S-3 to permit the Stockholders to sell Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) in accordance with the intended method or methods of disposition by the holders of the Registrable Securities (a "Stockholders Shelf Registration Statement"); provided that in each calendar year prior to 2009, the dollar value of Registrable Securities that may be sold under such Stockholders Shelf Registration Statement shall in no event exceed an amount of gross offering proceeds that, if added to all other gross offering proceeds realized by the Stockholders in connection with any other registration of Registrable Securities hereunder in such calendar year, is greater than the Target Amount for such calendar year; and provided further that any such request shall count as a request for purposes of the request limitation set forth in Section 2.2(a). Notwithstanding anything to the contrary in Section 2.5, in the event the Stockholders so request:

                     (i) once effective, the Issuer shall use reasonable best efforts to keep the Stockholders Shelf Registration Statement continuously effective until the earliest of (x) December 31 of the calendar year in which such registration statement becomes effective, (y) such time as all Registrable Securities that could be sold under such Stockholders Shelf Registration Statement have been sold and (z) such time as there are no longer any Registrable Securities outstanding; and

                     (ii) if any holder of Registrable Securities shall propose to sell any Registrable Securities pursuant to this Section 2.2(c), the Stockholders Representative shall notify the Issuer of such holder's intent to do so at least five Business Days prior to such sale, and the provision of such notice to the Issuer shall be deemed to constitute a representation that any information previously supplied by the Stockholders Representative is accurate as of the date of such notice.

                     (d) Priority in Demand Registrations. Subject to Section 6.2, if the bookrunning managers (or, in the case of an offering under this Section 2.2 which is not underwritten, a Nationally Recognized Investment Bank) shall advise the Issuer in writing (with a copy to the Stockholders Representative) that, in their opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number that can be sold in such offering without materially and adversely affecting the offering price, the Issuer will include in such registration, to the extent of the number that the Issuer is so advised can be sold in such offering without such effect, first, the Registrable Securities of the Stockholders, on a pro rata basis (based on the number of shares of Registrable Securities requested to be included by each Stockholder), and second, the shares of Issuer Common Stock owned by the Issuer or any other Person, on a pro rata basis.

                     2.3 Incidental Registrations. If the Issuer, at any time following the six month anniversary of the closing of an IPO, proposes to register any of its equity securities under the Securities Act for its own account (other than pursuant to a registration on Form S-4 or S-8 or any successor form) or on behalf of any holder other than the Stockholders, then the Issuer will give prompt written notice to all Stockholders regarding such proposed registration. Upon the written request of any Stockholder made within 15 Business Days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder and the intended method or methods of disposition thereof), the Issuer will, subject to Parent's purchase right under Section 3.1 and Section 6.3, include such Registrable Securities in such registration on a pro rata basis in accordance with such intended method or methods of disposition, provided that:

                     (a) if, at any time after giving written notice pursuant to this Section 2.3 of its intention to register equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register such equity securities, the Issuer may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to any rights of the Stockholders to request a registration in accordance with Section 2.1 or Section 2.2;

                     (b) subject to Section 6.2, if in connection with a registration pursuant to this Section 2.3, the bookrunning managers of such registration (or, in the case of an offering that is not underwritten, a Nationally Recognized Investment Bank) shall advise the Issuer in writing (with a copy to the applicable Stockholders) that the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, then in the case of any registration pursuant to this
Section 2.3, the Issuer will include in such registration to the extent of the number which the Issuer is so advised can be sold in such offering without such effect, first, the securities, if any, being sold by the Issuer or the Person for whose account the registration is being effected, and second, the Registrable Securities of the Stockholders (on a pro rata basis based on the number of shares of Registrable Securities owned by each such Stockholder) that are reasonably required to be registered and sold to cause the aggregate gross proceeds to the Stockholders during such calendar year to be equal to the Target Amount for such year, and third, the shares of Issuer Common Stock held by any Person not referred to above; and

                     (c) any Stockholder shall have the right to withdraw such Stockholder's request for inclusion of such Stockholder's Registrable Securities in any registration statement pursuant to this Section 2.3 by giving written notice to the Issuer of such withdrawal at any time prior to the printing of the Preliminary Prospectus.

                     No registration in accordance with this Section 2.3 shall relieve the Issuer from its obligation to effect a registration under Section
2.1 or Section 2.2, it being agreed that any gross offering proceeds realized by the Stockholders pursuant to a registration in accordance with this Section 2.3 (such proceeds to include for this purpose, if applicable, any amounts in respect of Registrable Securities purchased by the bookrunning managers pursuant to the exercise of their overallotment option) shall be taken into account for purposes of Section 2.1 or Section 2.2, as applicable, in measuring the aggregate gross proceeds realized in a given calendar year.

                     2.4 Expenses. The Issuer will pay all Registration Expenses in connection with any registration pursuant to Sections 2.1, 2.2 or 2.3; provided that each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law.

                     2.5 Registration Procedures. When the Issuer is required to effect the registration of any Registrable Securities under the Securities Act in accordance with Sections 2.1, 2.2 or 2.3, the Issuer will (except as expressly otherwise provided in Sections 2.1(b), 2.2(b) or 2.2(c)):

                     (a) prepare, and as soon as practicable, but in any event within 60 days thereafter, file with the Commission, a registration statement with respect to such Registrable Securities, make all required filings with the NASD and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable;

                     (b) prepare and promptly file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof (including any offering on a delayed or continuous basis pursuant to Section 2.2(c)), but in no event (except in the case of a Shelf Registration Statement or a Stockholders Shelf Registration Statement) for a period of more than four months after such registration statement becomes effective;

                     (c) furnish to counsel selected by the Stockholders Representative or the applicable Stockholders, as the case may be, copies of all documents proposed to be filed with the Commission in connection with such registration (and all documents incorporated by reference into the registration statement or Prospectus), and such documents shall be subject to the review of such counsel, it being agreed that (i) the Issuer shall not file any registration statement or any amendment or post-effective amendment or supplement to such registration statement or the Prospectus used in connection therewith as to which such counsel shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply (explaining why) in all material respects with the requirements of the Securities Act, and (ii) the limitation on filing under clause (i) shall not apply to the extent the Issuer determines that the filing of such amendment or supplement is required by law or necessary to avoid liability under the Securities Act;

                     (d) furnish to the Stockholders Representative or the applicable Stockholders, as the case may be, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the Prospectus included in such registration statement (including each Preliminary Prospectus and any summary Prospectus) (and all documents incorporated by reference into the registration statement or Prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Stockholders Representative or the applicable Stockholders, as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in accordance with the intended method or methods of disposition thereof;

                     (e) use reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Stockholders Representative, or the applicable Stockholders, as the case may be, shall reasonably request and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof; provided that the Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not so qualified, subject itself to taxation in any jurisdiction in which it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

                     (f) use best efforts to obtain and furnish to the Stockholders Representative, the applicable Stockholders and the bookrunning managers:

                     (i) an opinion of counsel for the Issuer experienced in securities law matters, dated the effective date of the registration statement (and, if such registration includes an underwritten public offering, the date of the closing under the underwriting agreement), and

                     (ii) a "comfort" letter (unless the registration is pursuant to Section 2.3 and such a letter is not otherwise being furnished to the bookrunning managers, if any, in such registration), dated the effective date of such registration statement (and if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued an audit report on the Issuer's financial statements or any other Person's financial statements included in the Prospectus included in the registration statement; provided that such comfort letter shall be delivered only to the Stockholders Representative or the applicable Stockholders, as the case may be, if the Stockholders Representative or the applicable Stockholders, as the case may be, represent to such accountants in a form reasonably satisfactory to such accountants that it or they are bookrunning managers or have performed the due diligence customarily performed by a bookrunning manager;

in each case covering such matters as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the bookrunning managers in underwritten public offerings of securities;

                     (g) notify the Stockholders Representative or the applicable Stockholders, as the case may be, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the registration statement or the Prospectus included in such registration statement (or any documents incorporated by reference into such registration statement or Prospectus), as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (i) in the case of a Shelf Registration Statement or a Stockholders Shelf Registration Statement, if the Stockholders have provided notice of an intent to sell, within five Business Days of such notice and (ii) in the case of any other registration statement hereunder, as promptly as is practicable but in any event, no later than 30 days after such notice (except to the extent the Issuer delivers a Material Event Notice, in which case such period may be up to 60 days but shall end upon public disclosure of the material transaction which necessitated such Material Event Notice), prepare and furnish to the Stockholders Representative or the applicable Stockholders, as the case may be, a reasonable number of copies of a supplement to or an amendment of such Prospectus or such registration statement as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus or such registration statement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                     (h) otherwise comply with all applicable rules and regulations of the Commission and, to the extent required, make available to the Stockholders Representative or the applicable Stockholders, as the case may be, as soon as reasonably practicable, an earnings statement of the Issuer (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement;

                     (i) notify the Stockholders Representative or the applicable Stockholders, as the case may be, (i) when the Prospectus has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or such Prospectus (or any documents incorporated by reference into such Registration Statement or such Prospectus) or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

                     (j) use reasonable best efforts to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement at the earliest possible moment;

                     (k) use its reasonable best efforts (i) (A) to list such Registrable Securities on any securities exchange or market on which the equity securities of the Issuer are then listed or, if no such equity securities are then listed, on an exchange selected by the Issuer, in each case if such listing is then permitted under the rules of such exchange, or (B) if such listing is not practicable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent (A) to release any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the Stockholders Representative, the applicable Stockholders or the bookrunning managers;

                     (l) furnish to the Stockholders Representative or the applicable Stockholders, as the case may be, on a confidential basis such information regarding the Issuer as the Stockholders Representative or the applicable Stockholders, as the case may be, may reasonably request in connection with any "due diligence" effort of any seller of Registrable Securities;

                     (m) take such other actions as the Stockholders Representative, or the bookrunning managers reasonably request consistent with this Agreement in order to expedite or facilitate the disposition of such Registrable Securities; and

                     (n) cooperate with the holders of Registrable Securities covered by such registration statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such registration statement, and enable such securities to be in such denominations and registered in such names as such holders may request.

                     As a condition to its registration of any Registrable Securities, the Issuer may require the Stockholders Representative or the applicable Stockholders, as the case may be, to execute powers-of-attorney, custody arrangements and other customary agreements appropriate to facilitate the offering and to furnish to the Issuer such information regarding such seller of any Registrable Securities as to which any registration is being effected, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Issuer may from time to time reasonably request in writing and as shall be required by law in connection therewith. The Stockholders Representative or the applicable Stockholders, as the case may be, agree to furnish promptly to the Issuer all such information required to be disclosed in order to make the information previously furnished to the Issuer by the Stockholders Representative or the applicable Stockholders, as the case may be, not materially misleading.

                     By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.5(g), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities (including any Shelf Registration Statement) until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(g). If so directed by the Issuer, the Stockholders Representative and each holder of Registrable Securities will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, in the Stockholders Representative or such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

                     2.6 Underwritten Offerings.

                     (a) Underwriting Agreement. If requested by the bookrunning managers for any underwritten offering pursuant to a registration requested under Section 2.1, 2.2 or 2.3, the Issuer and the Stockholders who seek to participate in such registration shall enter into an underwriting agreement with the bookrunning managers for such offering that shall contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in agreements of this type, including indemnities to the effect and to the extent provided in Section 2.9. No underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities, in their respective capacities as stockholders and/or controlling persons, to make any representations or warranties to or agreements with the Issuer or the bookrunning managers other than customary representations, warranties or agreements regarding such holder's power and authority to enter into the underwriting agreement, the absence of conflicts with such agreement and the enforceability of such agreement against such holder, the ownership of such holder's Registrable Securities and such holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder pursuant to Section 2.9. Notwithstanding anything to the contrary in this Agreement, any fees or commissions payable to any bookrunning manager pursuant to a registration requested under Section 2.1 shall be appropriate in light of (i) the fees or commissions paid or payable in similarly sized initial public offerings of U.S. equity and (ii) the competitive underwriting market for large U.S. equity offerings and shall be economically identical to the fees and commissions payable to the other two bookrunning managers. The aggregate amount of all such fees and commissions shall be subject to the reasonable approval of the Stockholders Representative; provided that such approval shall be evidenced by written notice to the Issuer and any such bookrunning managers prior to the execution of any underwriting agreements, and if the bookrunning managers to be designated by Parent do not agree to the proposed fees, Parent shall have the right to designate substitute bookrunning managers pursuant to the provisions of Section 2.6(b), subject to this Section 2.6(a). Any fees or commissions payable to any bookrunning managers pursuant to a registration request under Section 2.2 shall be subject to the approval of the Stockholders Representative.

                     (b) Selection of Underwriters. If a registration is requested under Section 2.1, the Issuer and the Stockholders Representative will have the right to select the bookrunning managers for such offering as follows: the Stockholders Representative will have the right to select, in its sole discretion, one lead bookrunning manager (which shall be a Nationally Recognized Investment Bank) and the Issuer will have the right to select, in its sole discretion, two lead bookrunning managers (which shall be Nationally Recognized Investment Banks). Such Nationally Recognized Investment Banks selected by the Stockholders Representative and the Issuer will act as the joint lead bookrunning managers of such offering. Whenever a registration requested pursuant to Section 2.2 is for an underwritten offering, the Stockholders Representative will have the right to select one or more bookrunning managers (which shall be Nationally Recognized Investment Banks) reasonably satisfactory to the Issuer to administer such offering. If the Issuer at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering as to which the Stockholders may participate under Section 2.3, the Issuer will have the right to select one or more bookrunning managers (which shall be Nationally Recognized Investment Banks) to administer the offering. The Issuer will have the right to designate the market stabilization agent in connection with any registration under (a)
Section 2.1 or (b) Section 2.3 if the Issuer at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering as to which the Stockholders may participate, and the Stockholders Representative after reasonable consultation with the Issuer will have the right to designate the market stabilization agent in connection with any registration under Section 2.2. For purposes of this Agreement, references to bookrunning managers shall mean the bookrunning managers selected in accordance with this Section 2.6(b).

                     2.7 Holdback Agreements.

                     (a) When the Issuer proposes to register any of its equity securities under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor form) or effects the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1, 2.2 or 2.3 or otherwise, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, or to request registration under Section 2.1 or Section 2.2 of any Registrable Securities within seven days prior to and 90 days (unless advised by the bookrunning managers that a longer period, not to exceed 180 days, is required, or such shorter period as the bookrunning managers for any underwritten offering may agree) after the effective date of the registration statement relating to such registration, except as part of such registration or unless, in the case of a sale or distribution not involving a public offering permitted under this agreement, the permitted transferee agrees in writing to be subject to this Section 2.7 even if such Registrable Securities cease to be Registrable Securities upon such transfer. If requested by such bookrunning managers, each holder of Registrable Securities agrees to execute an agreement (consistent with such bookrunning managers' customary form of holdback agreement) to such effect with the Issuer so long as each director and each officer of the Issuer, to the extent requested by the bookrunning managers, also executes such agreements.

                     (b) The Issuer agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (unless advised in writing by the bookrunning managers that a longer period, not to exceed 180 days, is required, or such shorter period as the bookrunning managers for any underwritten offering may agree) after the effective date of any registration statement filed pursuant to Section 2.1 or
Section 2.2 (except (i) as part of such registration, (ii) as permitted by the related underwriting, (iii) pursuant to an employee equity compensation plan,
(iv) pursuant to an acquisition or strategic relationship, bank, equipment or other financing or similar transaction or (v) pursuant to a registration on Form S-4 or S-8 or any successor form).

                     2.8 Stock Splits; Adjustment to Share Numbers. Each holder of Registrable Securities agrees that it will vote to effect a stock split, reverse stock split, recapitalization or combination with respect to any Registrable Securities in connection with any registration of any Registrable Securities hereunder, or otherwise, if the bookrunning managers shall advise the Issuer in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Issuer in writing) that in its opinion such a stock split, reverse stock split, recapitalization or combination would facilitate or increase the likelihood of success of the offering. The Issuer shall cooperate in all respects in effecting any such stock split, reverse stock split, recapitalization or combination. Notwithstanding anything herein to the contrary, any computation of a number of shares of Issuer Common Stock under this Agreement (and any related purchase price) shall be appropriately adjusted to take into account any stock split, reverse stock split, recapitalization or combination of Issuer Common Stock.

                     2.9 Indemnification.

                     (a) Indemnification by the Issuer. The Issuer shall, and hereby does, indemnify and hold harmless, in the case of any registration statement hereunder, each seller of any Registrable Securities covered by such registration statement and each Person who controls such seller and their respective directors, officers, partners, shareholders, employees, representatives, agents and Affiliates or controlling persons against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, partner, shareholder, employee, representative, agent, Affiliate or controlling person may become subject under the Securities Act or otherwise, including the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any Preliminary Prospectus, final Prospectus or summary Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Issuer will promptly reimburse each such seller and each such director, officer, partner, shareholder, employee, representative, agent, Affiliate and controlling person for any legal or any other expenses (including expense advances for investigation) reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Issuer shall not be liable (i) in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such Preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such seller expressly for use therein, unless prior to the printing of such Preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement the Issuer was furnished information which corrected or made not misleading the previously furnished information and the Issuer failed to incorporate such additional information into the registration statement and Prospectus amendment or supplement or (ii) for the use of any Prospectus after such time as the Issuer has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except for the use of the Prospectus as so amended or supplemented, or the use of any Prospectus after such time as the obligation of the Issuer to keep the same current and effective has expired. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such seller or any such director, officer, partner, shareholder, employee, representative, agent, Affiliate or controlling person and shall survive the transfer of such securities by such seller. The reimbursements required by this Section 2.9(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred and reasonable documentation of the same is provided to the indemnifying party.

                     (b) Indemnification by the Sellers. Each seller of any Registrable Securities and each other Person who controls such seller, within the meaning of the Securities Act shall, and hereby does, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.9(a)) the Issuer and each Person who controls the Issuer, and their respective directors, officers, partners, shareholders, employees, representatives, agents, Affiliates or controlling Persons, with respect to (i) any untrue statement or alleged untrue statement of a material fact contained in or any omission or alleged omission to state therein a material fact in any such registration statement, any Preliminary Prospectus, final Prospectus or summary Prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such seller, expressly for use therein, unless prior to the printing of such Preliminary

Prospectus, final Prospectus, summary Prospectus, amendment or supplement the Issuer was furnished information which corrected or made not misleading the previously furnished information and the Issuer failed to incorporate such additional information into the registration statement and Prospectus amendment or supplement, and (ii) the use of any prospectus after such time as the Issuer has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except for the use of the Prospectus as so amended or supplemented, or the use of any Prospectus after such time as the obligation of the Issuer to keep the same current and effective has expired; provided, however, that the liability of such indemnifying party under this Section 2.9(b) shall be limited to the amount of net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Issuer or any such director, officer, partner, shareholder, employee, representative, agent, Affiliate or controlling Person and shall survive the transfer of such securities by such seller. The reimbursements required by this Section 2.9(b) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred and reasonable documentation of the same is provided to the indemnifying party.

                     (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.9(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.9(a) or (b), as the case may be, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable out of pocket costs incurred in connection with complying with requests for production, depositions, interrogatories and the like; provided, however, that if the indemnified party believes it is advisable for it to be represented by separate counsel because it has been advised by counsel that there exists a potential conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be available to the indemnifying party, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all fees and expenses of such counsel in accordance with Section 2.9(a) or (b) as applicable. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its prior written consent. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that is the subject of an indemnification obligation hereunder which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party. No indemnified party shall consent to entry of judgment or enter into any settlement of such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably requested in connection with the defense of such claim and litigation resulting therefrom.

                     (d) Contribution. If the indemnification provided for in this Section 2.9 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party under Section 2.9(a) or
(b), as the case may be, in respect of any loss, claim, damage or liability, or any action or proceeding in respect thereof, then, in lieu of the amount paid or payable under Section 2.9(a) or (b), as the case may be, the indemnified party and the indemnifying party under Section 2.9(a) or (b), as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities (including reasonable legal or other expenses incurred in connection with investigating the same), to the extent permitted under applicable law in such proportion as is appropriate to reflect the relative fault of the Issuer and the prospective sellers of Registrable Securities covered by the registration statement in connection with the statements or omissions that resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations (the relative fault of the Issuer and such prospective sellers to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such prospective sellers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission). The parties hereto acknowledge that in no event shall the obligation of any indemnifying party to contribute under this
Section 2.9 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 2.9(a) or (b) had been available under the circumstances. The Issuer and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 2.9(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In no event shall any prospective seller be obligated to make a contribution pursuant to this Section 2.9(d) in excess of the amount of net proceeds received by such prospective seller in the offering giving rise to such obligation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent.


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
                     2.10 Rule 144. If the Issuer shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and it will take such further action as any holder of Registrable Securities or Issuer Common Stock may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities or Issuer Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rules or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities or Issuer Common Stock, the Issuer will deliver to such holder a written statement as to whether it has complied with such requirements.

                     2.11 Excess Proceeds. In the event that the actual per share offering price in an offering under Section 2.1 exceeds the lowest Anticipated Offering Price or the lowest anticipated per share price under clause (z) of Section 2.1(c)(ii), the Stockholders shall be entitled to receive the proceeds from such offering even if such excess results in the Stockholders realizing aggregate gross proceeds in a given calendar year above the Target Amount for such calendar year.

                                   ARTICLE III

                             PARENT PURCHASE RIGHTS

                     3.1 Purchase Right Prior to the Closing under a Registration Statement.

                     (a) Following a request for registration under Section 2.1,
Section 2.2 or Section 2.3, subject to the penultimate sentence of Section 2.1(e), Parent shall have the right, exercisable prior to the earliest of (i) the execution of an underwriting agreement in respect of an offering that is the subject of such registration request; (ii) the delivery by the Stockholders Representative of an Election Notice pursuant to Section 2.1(d)(iv); and (iii) the time when such offering is terminated by an Election Notice pursuant to
Section 2.1(d)(v), by written notice to the Issuer and the Stockholders Representative (any such notice, a "Purchase Notice"), to purchase from the Stockholders, and the Stockholders shall have the obligation to sell to Parent, free and clear of all Liens, the following number of Registrable Securities for the following aggregate purchase price (it being agreed that if the remaining number of Registrable Securities held by the Stockholders at such time is fewer than would be required to be purchased and sold under the following provisions, the number of Registrable Securities to be purchased and sold will be reduced to such remaining number of Registrable Securities and the aggregate purchase price required to be paid under the following provisions will be reduced proportionately):

                     (i) in the case of a registration request under Section 2.1, such number of Registrable Securities as is equal to:

                     (A) in all cases other than those addressed in clauses (B),
(C) and (D) below, the nearest whole number obtained by dividing (x) the Initial Stated Amount in such registration request by (y) the Public Market Value, in which case the aggregate purchase price for such Registrable Securities shall equal the Initial Stated Amount;

                     (B) if such Purchase Notice is sent after an Election Notice has been delivered in connection with such registration, but before the delivery of the Second Election Notice, if any, in which the Stockholders have elected to sell a Specified Share Number, the number of Registrable Securities shall be such Specified Share Number and the aggregate purchase price shall equal the aggregate Public Market Value for such Specified Share Number;

                     (C) if such Purchase Notice is sent after a Second Election Notice contemplated by Section 2.1(e)(i)(z) that requests a Third Underwriters' Notice has been delivered, the number of Registrable Securities shall be equal to the sum (the "Aggregate Specified Amount") of (x) the Specified Share Number and (y) the Additional Share Amount and the aggregate purchase price shall equal the aggregate Public Market Value for the Aggregate Specified Amount or

                     (D) if such Purchase Notice is sent after a Second Election Notice contemplated by Section 2.1(e)(ii)(z) has been delivered, the number of Registrable Securities shall be equal to the sum (the "Clause (ii) Aggregate Specified Amount") of (x) the Specified Share Number and (y) the Clause (ii) Additional Amount and the aggregate purchase price shall equal the aggregate Public Market Value for the Clause (ii) Aggregate Specified Amount;

provided that, in the case of clause (B) or (D) above, if an Underwriters' Notice pursuant to Section 2.1(c)(ii) has been delivered, Parent's purchase right pursuant to this Section 3.1(a) shall include such additional number of Registrable Securities as is equal to the nearest whole number obtained by dividing (i) the excess of (I) the Initial Stated Amount in such offering over
(II) the Maximum Realizable Amount in such offering by (ii) the Public Market Value (and the aggregate purchase price in each such case shall be increased by the excess of the Initial Stated Amount for such offering and the Maximum Realizable Amount in such offering, it being understood that Parent shall in no event be required to pay more to the Stockholders in the aggregate than the Initial Stated Amount in connection with the exercise of a purchase right under this Section 3.1); and

                     (ii) in the case of a registration request pursuant to
Section 2.2 or Section 2.3 all, but not less than all, of the Registrable Securities that the Stockholders seek to register pursuant to such registration request, and the aggregate purchase price in each such case shall equal the aggregate Public Market Value of such Registrable Securities.

                     (b) If a purchase right is exercised by Parent under this
Section 3.1 in respect of Registrable Securities that are the subject of a pending registration request under Section 2.1, and if such purchase is not consummated by September 30 of the calendar year in which such request for registration was made (as such date may be extended pursuant to Section 2.1(i); such date, the "Trigger Date"), the aggregate consideration to be paid by Parent to the Stockholders in accordance with Section 3.4 shall accrue simple interest at Prime Rate from the first day after the Trigger Date through and including the date on which such payment is made. Parent shall have the right to assign its purchase rights under this Section 3.1 to one or more of its Affiliates (including the Issuer), provided that Parent shall remain liable for the obligations of such Affiliates in connection with such transaction; provided, further that if Parent assigns any of its purchase rights under this Section 3.1 to the Issuer or any of the Issuer's Subsidiaries, the Registrable Securities purchased by the Issuer or the applicable Subsidiary of the Issuer pursuant to this Section 3.1 shall be cancelled and shall no longer by outstanding, in each case immediately following such purchase.

                     (c) Upon delivery of a Purchase Notice under this Section 3.1, the pending registration request of the Stockholders under Section 2.1,
Section 2.2 or Section 2.3 that triggered such Purchase Notice shall automatically be suspended and, upon completion of the purchase and sale contemplated by such Purchase Notice in accordance with this Article III, shall be terminated and have no further force or effect. If such terminated registration was initiated under Section 2.2, such terminated registration will reduce by one the number of permitted registration requests available to the Stockholders at such time under such Section 2.2.

                     3.2 Purchase Right Following the Closing under a Registration Statement.

                     (a) Subject to the penultimate sentence of Section 2.1(e), within five Business Days following the earlier of (x) the closing of an offering initiated pursuant to Section 2.1, and (y) the occurrence of a Stop Order Event, the Stockholders Representative shall notify Parent in writing (any such notice, a "Shortfall Notice") as follows:

                     (i) If an Underwriters' Notice contemplated by Section 2.1(c)(i) was delivered in connection with such offering, if the Stockholders Representative delivered an Election Notice contemplated by Section 2.1(d)(i), and (A) if a Second Election Notice was not delivered, the Shortfall Notice will state this and will specify the shortfall in Registrable Securities sold in such offering, which shall equal the number, if any, of Registrable Securities included within the Specified Share Number that were not sold in such offering or (B) if a Second Election Notice requesting a Third Underwriter's Notice was delivered as contemplated by Section 2.1(e)(i)(z), and thereafter a Third Election Notice to proceed with the offering pursuant to Section 2.1(f) was delivered, the Shortfall Notice will state this and will specify the shortfall in Registrable Securities sold in such offering, which shall equal the number, if any, of Registrable Securities included within the Aggregate Specified Amount that were not sold in such offering;

                     (ii) If an Underwriters' Notice contemplated by Section 2.1(c)(i) was delivered in connection with such offering, if the Stockholders Representative delivered an Election Notice contemplated by Section 2.1(d)(ii), and if the offering did not realize gross proceeds equal to, or in excess of, the Initial Stated Amount, the Shortfall Notice will state this and will specify the shortfall in Registrable Securities sold in such offering, which shall equal the number of Registrable Securities (to the nearest whole number) obtained by dividing (x) the excess of (I) the Initial Stated Amount in such offering over
(II) the gross proceeds realized in such offering by (y) the Adjusted Public Market Value in such offering;

                     (iii) If an Underwriter's Notice contemplated by Section 2.1(c)(ii) was delivered in connection with such offering, if the Stockholders Representative delivered an Election Notice contemplated by Section 2.1(d)(i) and (A) if a Second Election Notice was not delivered, the Shortfall Notice will state this and will specify the shortfall in Registrable Securities sold in such offering, which shall equal the sum of (x) the number, if any, of Registrable Securities included within the Specified Share Number that were not sold in such offering and (y) the number of Registrable Securities (to the nearest whole number) obtained by dividing (A) the excess of (I) the Initial Stated Amount in such offering over (II) the Maximum Realizable Amount in such offering by (B) the Adjusted Public Market Value in such offering or (B) if a Second Election Notice requesting a Third Underwriter's Notice was delivered as contemplated by
Section 2.1(e)(ii)(z) and thereafter a Third Election Notice to proceed with the offering pursuant to Section 2.1(f) was delivered, the Shortfall Notice will state this and will specify the shortfall in Registrable Securities sold in such offering, which shall equal the sum of (x) the number, if any, of Registrable Securities included within the Clause (ii) Aggregate Specified Amount that were not sold in such offering and (y) the number of Registrable Securities (to the nearest whole number) obtained by dividing (A) the excess of (I) the Initial Stated Amount in such offering over (II) the Maximum Realizable Amount in such offering by (B) the Adjusted Public Market Value in such offering; and

                     (iv) If an Underwriter's Notice contemplated by Section 2.1(c)(ii) was delivered in connection with such offering, if the Stockholders Representative delivered an Election Notice contemplated by Section 2.1(d)(iii), and if the offering did not realize gross proceeds equal to, or in excess of, the Maximum Realizable Amount in such offering, the Shortfall Notice will state this and will specify the shortfall in Registrable Securities sold in such offering, which shall equal the sum of (x) the number of Registrable Securities (to the nearest whole number) obtained by dividing (I) the excess of (A) the Maximum Realizable Amount in such offering over (B) the gross proceeds realized in such offering by (II) the Adjusted Public Market Value of a Registrable Security in such offering and (y) the number of Registrable Securities (to the nearest whole number) obtained by dividing (1) the excess of (i) the Initial Stated Amount over (ii) the Maximum Realizable Amount by (2) the Adjusted Public Market Value in such offering.

                     (b) For a period of 10 Business Days from receipt of a Shortfall Notice, Parent shall have the right, exercisable by delivery of a Purchase Notice to the Stockholders Representative, to purchase from the

Stockholders, on a pro rata basis, and the Stockholders shall have an obligation to sell to Parent, free and clear of all Liens, the Shortfall Number of Registrable Securities as specified in such Shortfall Notice at a price per share equal to the Adjusted Public Market Value in the offering; provided that
(i) if the remaining number of Registrable Securities held by the Stockholders at such time is fewer than Parent would be entitled to purchase and fewer than the Stockholders would be required to sell pursuant to this Section 3.2, the number of Registrable Securities to be purchased and sold will be reduced to such remaining number of Registrable Securities and the aggregate purchase price will be reduced proportionately and (ii) the aggregate consideration payable to the Stockholders by Parent upon the exercise of any such purchase right shall in no event exceed the excess of the Initial Stated Amount over the gross offering proceeds received by the Stockholders in the offering.

                     3.3 Parent Call Right. In addition to Parent's purchase rights pursuant to Section 3.1 and Section 3.2, Parent shall have the right to purchase from each Stockholder, and each Stockholder shall have the obligation to sell to Parent, free and clear of all Liens, such Stockholder's Issuer Common Stock (the "Parent Call Right"), such right to be exercisable at any time (or from time to time) during the 12 month period commencing on the fifth anniversary of the Closing (the "Call Period") by written notice to the Issuer and the Stockholders Representative (a "Call Notice") at any time during such 12 month period. Parent may elect to purchase during the Call Period either (i) all (but not less than all) of the shares of Issuer Common Stock held by the Stockholders or (ii) such number of shares of Issuer Common Stock as is equal to the nearest whole number obtained by dividing (I) $4,000,000,000 by (II) the greater of (x) the Public Market Value of a Registrable Security and (y) the Initial Transaction Value of a share of Issuer Common Stock. If Parent elects pursuant to clause (ii) of the immediately preceding sentence to purchase only a portion of the shares of Issuer Common Stock during the Call Period, Parent shall, by written notice to the Issuer and the Stockholder Representative (a "Second Call Notice") within 12 months following the expiration of the Call Period, purchase from each Stockholder, and each Stockholder shall sell to Parent, all, but not less than all, of the remaining shares of Issuer Common Stock of the Stockholders. The purchase price per share of Issuer Common Stock purchased by Parent under this Section 3.3 shall equal either (A) if such share is purchased during the Call Period, the greater of (1) the Public Market Value of such Issuer Common Stock as of the date of the Call Notice and (2) the Initial Transaction Value of such Issuer Common Stock or (B) if such share is purchased during the 12 month period following the Call Period, the greater of
(X) the aggregate Public Market Value of such remaining shares of Issuer Common Stock as of the date of the Second Call Notice and (Y) the aggregate Initial Transaction Value of such remaining shares of Issuer Common Stock. Parent shall have the right to assign the Parent Call Right to one or more of its affiliates (including the Issuer), provided that Parent shall remain liable for the obligations of such affiliates in connection with the exercise of such Parent Call Right; provided further that if Parent assigns any of the Parent Call Rights to the Issuer or any of the Issuer's Subsidiaries, shares of Issuer

Common Stock purchased by the Issuer or the applicable Subsidiary of the Issuer pursuant to the exercise of any such Parent Call Right shall be cancelled and shall no longer be outstanding, in each case immediately following such purchase.

                     3.4 Payment. Any payment obligation of Parent or its assignees pursuant to this Article III (including, for the avoidance of doubt, pursuant to Section 3.6) may be satisfied at Parent's election provided by written notice to the Stockholders Representative at least five Business Days prior to the closing of a purchase transaction contemplated by this Article III, in (a) cash, (b) shares of Parent Common Stock or (c) a combination thereof. To the extent that Parent elects to satisfy any such payment obligation, partially or wholly, in shares of Parent Common Stock (i) such shares shall immediately after issuance be the subject of an effective registration statement on Form S-3 allowing for the resale of such shares by the Stockholders in accordance with the Securities Act and (ii) the number of such shares issued to the Stockholders, on a pro rata basis, shall equal the number of shares of Parent Common Stock (to the nearest whole number) obtained by dividing (x) the cash consideration otherwise payable to the Stockholders in order to satisfy such payment obligation by (y) the Parent Common Stock Market Value.

                     3.5 Closing. The closing of any purchase transaction contemplated by this Article III shall occur, unless the parties to such transaction otherwise agree, on the later of (i) the 15th Business Day following receipt by the Stockholders Representative of the Purchase Notice, the Call Notice or the Second Call Notice and (ii) if an appraisal is required in order to establish the Fully Distributed Public Market Value of Registrable Securities that are subject to such purchase transaction, on the 15th Business Day following the completion of such appraisal process; provided, however, that if there shall be any governmental approvals (including the effectiveness of a resale registration statement on Form S-3 of Parent, if applicable, provided that if so applicable, Parent shall use its reasonable best efforts to cause such registration statement to be declared effective as soon as practicable following delivery by Parent of the Purchase Notice, the Call Notice or the Second Call Notice, or the case may be) or other regulatory waiting periods with respect to the consummation of such transaction, such closing shall take place on the fifth Business Day following the receipt of any such governmental approvals or the expiration or termination of any such regulatory waiting periods.

                     3.6 December 20 Closing. Notwithstanding anything to the contrary set forth herein, the closing of any purchase transaction resulting from the exercise of a purchase right pursuant to (a) Section 3.1 in respect of Registrable Securities that are the subject of a pending registration request under Section 2.1 or (b) Section 3.2, shall occur no later than December 20 of the year in which such registration was requested. If any such closing has not occurred prior to such date, such closing shall be held on December 20 or, if December 20 of the applicable year is not a Business Day, the next Business Day (any such closing, a "December 20 Closing"). If an appraisal is required in order to establish the Fully Distributed Public Market Value of Registrable Securities that are the subject of a December 20 Closing, but the appraisal process pursuant to Section 5.1 has not been completed by such closing date, Parent shall purchase, free and clear of all Liens, and the Stockholders shall sell, the Registrable Securities that are subject to such purchase transaction at the Preliminary Fully Distributed Public Market Value. Following such December 20 Closing, promptly upon the completion of the appraisal process pursuant to Section 5.1 (unless the Fully Distributed Public Market Value pursuant to such appraisal process is identical to the Preliminary Fully Distributed Public Market Value), a second closing (the "Second Closing") shall occur at which:

                     (a) if the Fully Distributed Public Market Value pursuant to such appraisal process is greater than the Preliminary Fully Distributed Public Market Value, Parent shall transfer to the Stockholders, on a pro rata basis and free and clear of all Liens, such number of Registrable Securities as is equal to the nearest whole number obtained by dividing (x) the excess of (A) the number of Registrable Securities sold at the December 20 Closing multiplied by the Fully Distributed Public Market Value pursuant to such appraisal process over (B) the number of Registrable Securities sold at the December 20 Closing multiplied by the Preliminary Fully Distributed Public Market Value by (y) the Fully Distributed Public Market Value pursuant to such appraisal process or

                     (b) if the Fully Distributed Public Market Value pursuant to such appraisal process is less than the Preliminary Fully Distributed Public Market Value, the Stockholders, on a pro rata basis, shall transfer to Parent free and clear of all Liens, such number of Registrable Securities as is equal to the nearest whole number obtained by dividing (x) the excess of (A) the number of Registrable Securities sold at the December 20 Closing multiplied by the Preliminary Fully Distributed Public Market Value over (B) the number of Registrable Securities purchased by Parent at the December 20 Closing multiplied by the Fully Distributed Public Market Value pursuant to such appraisal process by (y) the Fully Distributed Public Market Value pursuant to such appraisal; provided, however, that, if the remaining number of Registrable Securities held by the Stockholders at such time is fewer than the number that would be required to comply with this subsection (b), the Stockholders shall pay to Parent, pro rata, an aggregate cash amount equal to the excess of (A) the number of Registrable Securities sold at the December 20 Closing multiplied by the Preliminary Fully Distributed Public Market Value over (B) the product of (i) the aggregate number of Registrable Securities transferred by the Stockholders to Parent at both the December 20 Closing and the Second Closing and (ii) the Fully Distributed Public Market Value pursuant to such appraisal process.

                                    ARTICLE IV

                             STOCKHOLDER SELL RIGHT

                     4.1 Sell Right. Except as stated in the final proviso in
Section 2.1(b) or in the penultimate sentence of Section 2.1(e), for a period of 10 Business Days following (a) the failure to achieve any of the registration milestones set forth in clauses (i) through (iv) of Section 2.1(b) in connection with a registration requested pursuant to Section 2.1, (b) the expiration of the period during which Parent may exercise a purchase right under Section 3.2(b) in connection with a requested registration under Section 2.1, or (c) the delivery of an Election Notice pursuant to Section 2.1(d)(iv) the Stockholders Representative shall have the right (each, a "Sell Right"), exercisable by written notice to Parent (any such notice, a "Sell Notice"), to require Parent to purchase, and Parent shall purchase from the Stockholders, on a pro rata basis:

                     (i) in the case of clause (a) above, such number of Registrable Securities as is equal to either (A) the nearest whole number obtained by dividing (x) the Initial Stated Amount in such registration request by (y) the Public Market Value, in which case the aggregate purchase price for such Registrable Securities shall equal the Initial Stated Amount or (B) (I) if such Sell Notice is sent after an Election Notice has been delivered in connection with such registration in which the Stockholders have elected to sell a Specified Share Number (but prior to the delivery of any Second Election Notice), the number of Registrable Securities shall be such Specified Share Number and the aggregate purchase price shall equal the aggregate Public Market Value for such Specified Share Number, (II) if such Sell Notice is sent after a Second Election Notice contemplated by Section 2.1(e)(i)(z) has been delivered, the number of Registrable Securities shall be the Aggregate Specified Number and the aggregate purchase price shall equal the aggregate Public Market Value for the Aggregate Specified Number or (III) if such Sell Notice is sent after a Second Election Notice contemplated by Section 2.1(e)(ii)(z) has been delivered, the number of Registrable Securities shall be the Clause (ii) Aggregate Specified Number and the aggregate purchase price shall equal the aggregate Public Market Value for the Clause (ii) Aggregate Specified Number (provided that if the remaining number of Registrable Securities held by the Stockholders at such time is fewer than the number Parent would be required to purchase and fewer than the number the Stockholders would be entitled to sell pursuant to this Section 4.1, the number of Registrable Securities to be purchased and sold will be reduced to such remaining number of Registrable Securities and the aggregate purchase price will be reduced proportionately);

                     (ii) in the case of clause (b) above, such number of Registrable Securities, valued as provided in Section 3.2, as were subject to the purchase right of Parent under Section 3.2 in connection with such requested registration; or

                     (iii) in the case of clause (c) above, such number of Registrable Securities as is equal to the nearest whole number obtained by dividing (x) the Initial Stated Amount in such registration request by (y) the Public Market Value, in which case the aggregate purchase price for such Registrable Securities shall equal the Initial Stated Amount (provided that if the remaining number of Registrable Securities held by the Stockholders at such time is fewer than the number Parent would be required to purchase and fewer than the number the Stockholders would be entitled to sell pursuant to this
Section 4.1, the number of Registrable Securities to be purchased and sold will be reduced to such remaining number of Registrable Securities and the aggregate purchase price will be reduced proportionately).

                     4.2 Additional Consideration. If a Sell Right is exercised by Stockholders Representative under clause (a) of the first sentence of Section 4.1, such purchase shall be consummated no later than September 30 of the calendar year in which such request for registration was made (as such date may have been extended under Section 2.1(i)) and, if such purchase is not consummated by such date, the aggregate consideration to be paid by Parent to the Stockholders in accordance with Section 4.1 shall accrue simple interest at Prime Rate from October 1 (or the first day after the extension date under Section 2.1(i), if applicable) of such calendar year through and including the date on which such payment is made.

                     4.3 Closing. The closing of any purchase transaction contemplated by this Article IV shall occur, unless the parties to such transaction otherwise agree, on the later of (a) the 15th Business Day following receipt by Parent of the Sell Notice and (b) if an appraisal is required in order to establish the fully distributed public market value of Registrable Shares that are subject to such purchase transaction, on the 15th Business Day following the completion of such appraisal process; provided, however, that if there shall be any governmental approvals or other regulatory waiting periods with respect to the consummation of such transaction, such closing shall take place on the fifth Business Day following the receipt of any such governmental approvals or the expiration or termination of any such regulatory waiting periods. It is agreed that at any such closing (including, for the avoidance of doubt, pursuant to Section 4.4), the consideration paid by Parent may consist, in whole or in part, of shares of Parent Common Stock in which case the provisions set forth in the second sentence of section 3.4 shall apply.

                     4.4 December 20 Closing. Notwithstanding anything to the contrary set forth herein, the closing of any purchase transaction pursuant to
Section 4.1 shall occur no later than by December 20 of the calendar year in which such registration was requested. If any such closing has not occurred prior to such date, such closing shall be held on December 20 or, if December 20 of the applicable year is not a Business Day, the next Business Day and the provisions set forth in the third and fourth sentence of the introductory paragraph of Section 3.6 and Sections 3.6(a) and (b) shall apply.

                                    ARTICLE V

                                    APPRAISAL

                     5.1 Appraisal Procedures.(6) If in connection with a Purchase Notice, Call Notice, Second Call Notice or Sell Notice, as the case may be, a determination needs to be made with respect to the "fully distributed public market value" of shares of Issuer Common Stock, the following provisions shall apply. When used in this agreement, "Fully Distributed Public Market Value"


-------------------
(6) [Prior to the Closing, the parties will agree upon a mechanism for including in the appraised value under Section 5.1 the assets and business of [LicenseCo], as well as a mechanism for combining [LicenseCo] and [NewCo] prior to, or concurrently with, any IPO.]

means the anticipated trading price of a share of Issuer Common Stock on a national stock exchange or NASDAQ, following completion of an IPO and related market stabilization activities, it being understood that such valuation shall be established (i) using public market valuation methodologies that, for the avoidance of doubt, shall not include "comparable acquisitions analysis" or any "private market" assessment of the Issuer (without regard to any premiums in respect of the acquisition of a controlling interest or any discounts in respect of the acquisition of a minority interest), such as the value of such shares in a acquisition or other business combination transaction, or the price at which Issuer Common Stock prior to such date may have been acquired or sold or any proposals or expressions of interest to acquire the Issuer or Issuer Common Stock that may have been received prior to such date), (ii) assuming the Issuer is a Stand-alone Entity and (iii) based on all applicable facts and circumstances as of the second Business Day preceding the date of delivery of the Appraisals under Section 5.1(d).

                     (a) Negotiation Period. For a period of 10 calendar days following the date of receipt of a Purchase Notice, Call Notice, Second Call Notice or Sell Notice (a "Notice Receipt Date"), the Stockholders Representative and Parent shall, in good faith, attempt to establish the Fully Distributed Public Market Value to the extent such valuation is needed to establish Adjusted Public Market Value or Public Market Value, as applicable.

                     (b) Engagement of Appraisers. If the Stockholders Representative and Parent cannot agree on the Fully Distributed Public Market Value during the time period specified in Section 5.1(a), each of Parent and the Stockholders Representative shall engage one, and Parent and the Stockholders Representative shall jointly engage a third Nationally Recognized Investment Bank to deliver an Appraisal (as defined in Section 5.1(d)). Such third Nationally Recognized Investment Bank (i) shall be designated as set forth in the last sentence of this Section 5.1(b) if Parent and the Stockholders Representative are unable to agree and (ii) shall not have been engaged by GE or Vivendi or any of their respective Subsidiaries in connection with a material transaction other than a capital markets or commercial lending transaction during the six calendar months preceding the date of such engagement. The Persons so engaged are referred to herein, respectively, as the "Parent Appraiser", the "Stockholders Appraiser", the "Third Appraiser" and, collectively, as the "Appraisers". All such Appraisers shall be engaged within 20 calendar days of the applicable Notice Receipt Date. Each of Parent and the Stockholders Representative shall bear the costs of the Appraiser engaged by them and Parent and Stockholders Representative shall bear the costs of the Third Appraiser in equal parts. If Parent and the Stockholders Representative are unable to agree on the Third Appraiser, Parent shall select four Nationally Recognized Investment Banks (who meet the parameters of clause (ii) above) from which the Stockholders Representative shall select one to be the Third Appraiser.

                     (c) Information to be Furnished to Appraisers. Promptly following the engagement of all Appraisers pursuant to Section 5.1(b), the Issuer shall (i) provide each Appraiser with written instructions consistent with this Article V regarding the preparation of the Appraisals, including a copy of the pertinent sections of this Agreement; (ii) conduct one or more management presentations on such matters as are customarily covered by management presentations to the bookrunning managers in connection with an IPO, such management presentations to be attended by all three Appraisers; (iii) provide Financial Information to each Appraiser and (iv) provide supplemental information, orally or in writing, upon request by any Appraiser. Each Appraiser shall receive all and identical information pursuant to this Section 5.1(c), including any information supplied pursuant to (iv) above to any Appraiser.

                     (d) Preparation and Delivery of Appraisals. Upon receipt of such information, each Appraiser shall prepare and deliver a written report (each such report, an "Appraisal") to the Issuer setting forth (i) a range in U.S. Dollars of the Fully Distributed Public Market Value, (ii) the mid-point of such range (such mid-point, the "Appraised Value") and (iii) analyses and computations supporting the information set forth in clauses (i) and (ii). The Appraisals shall be delivered to Issuer sealed on the same designated date no later than 50 calendar days following the Notice Receipt Date.

                     (e) Determination of Fully Distributed Public Market Value. The Appraised Values delivered by the Parent Appraiser and the Stockholders Appraiser shall be opened by the Issuer at the same time, in the presence of a representative of each of Parent and the Stockholders Representative, if requested by either such party. If the higher of the two Appraised Values set forth in the Appraisals delivered by the Parent Appraiser and the Stockholders Appraiser is equal to or less than 120% of the lower of such two Appraised Values, the Appraised Value delivered by the Third Appraiser shall not be opened and the Fully Distributed Public Market Value shall be deemed the average of such two Appraised Values. If the higher of the two Appraised Values set forth in the Appraisals delivered by the Parent Appraiser and the Stockholders Appraiser is greater than 120% of the lower of such two Appraised Values, the Fully Distributed Public Market Value per share shall be deemed the average of the Appraised Values set forth in those two of the three Appraisals (including, for the avoidance of doubt, the Appraisal delivered by the Third Appraiser) with the smallest Appraised Value Differential, or, if two Appraised Value Differentials are identical, the average of all three Appraised Values. The determination of Fully Distributed Public Market Value pursuant to this Article V shall be deemed final, conclusive and binding on Parent, the Issuer, the Stockholders Representative and the Stockholders.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

                     6.1 [intentionally omitted.]

                     6.2 Parent Registration Rights.(7) The Stockholders acknowledge that the Issuer has granted registration rights to the Parent and its Subsidiaries in connection with shares of Issuer Common Stock. Notwithstanding anything to the contrary in this Agreement or any agreement relating to such agreement, Parent and the Stockholders agree as follows:

                     (a) Demand Registration Rights. As of any given time during any calendar year prior to 2010, if the Stockholders hold demand registration rights under Section 2.1 or Section 2.2 hereof as of such time and if as of such time they have not exceeded any applicable limitation on the number of Registrable Securities they may seek to register under such Section in such calendar year, Parent will not exercise any demand registration rights it may otherwise have with respect to shares of Issuer Common Stock unless if first notifies the Stockholders Representative of its intent to exercise such rights. The Stockholders Representative will have the right by responsive notice to Parent and the Issuer within 10 Business Days, to elect to exercise the registration rights of the Stockholders under Section 2.1 or Section 2.2, as applicable, in which case: (i) Parent will not seek to exercise its demand registration rights and (ii) Parent will only have the right to register its shares on an incidental basis, subject to the priority rights of the Stockholders in the event of any underwriter cutbacks. If the Stockholders Representative fails to deliver the responsive notice referred to above or if the Stockholders Representative is not entitled to be notified by Parent under the first sentence of this clause (a), Parent and its Subsidiaries shall be free to exercise their demand registration rights and the Stockholders will have the right to participate in such offering only on an incidental basis as provided in
Section 2.3 of this Agreement, subject to the priority rights of the Parent in the event of any underwriter cutbacks.

                     (b) Incidental Registration Rights. In the event of an Issuer initiated registration as to which Parent and its Subsidiaries, on the one hand, and the Stockholders, on the other, are each entitled to exercise incidental registration rights to participate in such registration, Parent and its Subsidiaries, on the one hand, and the Stockholders, on the other, shall be of equal priority in the event of any underwriter cutbacks and in such event will be subject to pro rata cutbacks, based on the number of shares of Issuer


-----------------------
(7) [It is agreed that Parent shall enter into a registration rights agreement with the Issuer prior to the Closing that shall provide for an unlimited number of demand and incidental registration rights but shall be subject to Section 6.2 and shall not contain expense or indemnification provisions more favorable to Parent than apply to the Stockholders hereunder.]

Common Stock requested to be included in such registration by Parent, its Subsidiaries and the Stockholders.

                     (c) Hold Back. Each of (i) Parent, in the case of a proposed registration of Registrable Securities by the Stockholder pursuant to
Section 2.1 or Section 2.2 of this Agreement and (ii) the Stockholders, in the case of a proposed registration of securities by Parent or any of its direct or indirect Subsidiaries pursuant to Parent's registration rights referenced in this Section 6.2, agrees, if required by the bookrunning managers in an underwritten offering, not to effect (other than pursuant to such registration) any public sale or distribution, including any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company (a) for 90 days after (or if so requested by the bookrunning managers for a longer period not to exceed, 180 days after) and (b) during the 20 days prior to, the effective date of such registration, to the extent timely notified in writing by the Company or the bookrunning managers.

                     6.3 Stockholders Agreement. The Stockholders acknowledge that the Stockholders Agreement imposes certain restrictions on their ability to Transfer (as defined in such Agreement) shares of Issuer Common Stock and further acknowledge that the exercise of rights granted to the Stockholders and the Stockholders Representative in this Agreement are subject to such restrictions.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

                     7.1 Representations and Warranties of each Stockholder. Each Stockholder who is not a party to the Business Combination Agreement hereby represents and warrants to the Issuer and Parent with respect to itself and its ownership of its Issuer Common Stock as follows:

                     (a) Organization, Power and Authority, Binding Agreement. Such Stockholder is a corporation, partnership, trust or limited liability company, duly formed, legally existing and in good standing under the laws of its state of incorporation or formation, has all requisite corporate or limited liability company, partnership or trust power and authority to enter into this Agreement. This Agreement has been duly and validly authorized by all necessary corporate, limited liability company, partnership, trust or similar action and has been duly executed and delivered by such Stockholder and this Agreement (assuming due execution and delivery by the other parties hereto) constitutes the valid and binding obligations of such Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                     (b) No Conflicts.

                     (i) The execution and delivery of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated by this Agreement, will not, (1) conflict with, or result in any violation or breach of, any provision of the charter, by-laws or other organizational document of such Stockholder, (2) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation) under, require a consent or waiver under, constitute a change in control under, or result in the imposition of any Lien on such Stockholder's shares of Issuer Common Stock under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or instrument to which such Stockholder is a party or by which it or any of its properties or assets may be bound, or (3) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or any of its properties or assets, except in the case of clauses
(2) and (3) of this Section 7.1(b)(i) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or Liens as would not have a material adverse effect on the ability of the Stockholders, or any of them, to consummate the transactions contemplated by this Agreement.

                     (ii) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder.

                     7.2 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Stockholders as follows:

                     (a) Organization, Power, Binding Agreement. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by the Issuer and constitutes the valid and binding obligation of the Issuer and (assuming due execution and delivery by the other parties hereto) enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                     (b) No Conflicts.

                     (i) The execution and delivery of this Agreement by the Issuer does not, and the consummation by the Issuer of the transactions contemplated by this Agreement will not, (1) conflict with, or result in any violation or breach of, any provision of the charter, by-laws or other organizational document of the Issuer, (2) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation) under, require a consent or waiver under, constitute a change in control under, or result in the imposition of any Lien on the Issuer's assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or instrument to which the Issuer is a party or by which it or any of its properties or assets may be bound, or (3) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Issuer or any of its properties or assets, except in the case of clauses (2) and (3) of this Section 7.2(b)(i) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or Liens as would not, individually or in the aggregate, materially and adversely affect the ability of the Issuer to consummate the transactions contemplated by this Agreement.

                     (ii) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to the Issuer in connection with the execution and delivery of this Agreement by the Issuer or the consummation by the Issuer of the transactions contemplated by this Agreement, except for filings and other actions required by the Securities Act, the Exchange Act, and state securities or "blue sky" laws.

                                   ARTICLE VIII

                                  MISCELLANEOUS

                     8.1 Notices. All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent by facsimile transmission (provided the sender retains confirmation thereof) or for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                    (a)        if to the Issuer, to:

                               [NewCo]

                               with copies (which shall not constitute notice to Issuer) to:

                               Parent and its counsel at the addresses
                               specified below

                    (b)        if to Parent, to:

                               General Electric Company
                               3135 Easton Turnpike
                               Fairfield, Connecticut  06828
                               Attention:  Senior Counsel for Transactions
                               Fax:  203-373-2008

                               with a copy (which shall not constitute notice to Parent) to:

                               Debevoise & Plimpton
                               919 Third Avenue
                               New York, New York  10022
                               Attention:  Jeffrey J. Rosen, Esq.
                               Fax:  (212) 909-6836

                     (c) and if to a Stockholder or to the Stockholders Representative, to the Stockholders Representative's address set forth under its signature on the signature pages hereto, with a copy (which shall not constitute notice to the Stockholders or the Stockholders Representative) to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York  10153
                               Attention:  Akiko Mikumo, Esq.
                               Fax:  (212) 310-8007

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the office of the party for whom it is intended. Any party to this Agreement may change the address or addresses to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

                     8.2 Stockholders Representative. Each of the Stockholders hereby irrevocably constitutes and appoints the Vivendi Representative as the Stockholders Representative and its true and lawful attorney-in-fact, coupled with an interest, to take any action, and to give and receive any notices, requests or other communications, required to be taken, given or received pursuant to this Agreement by any Stockholder, and Parent therefore shall not be obligated to deal or communicate with any Stockholder with respect to the subject matter of this Agreement. Notwithstanding anything herein to the contrary, the right of the Stockholders Representative to deliver a notice requesting registration pursuant to Section 2.1 or Section 2.2 shall be subject to the Stockholders Representative having received a written request to deliver such notice, (a) in the case of a registration request pursuant to Section 2.1, from members of the Vivendi Group owning a number of Registrable Securities not fewer than such number of Registrable Securities as would at such time be expected to generate gross offering proceeds of $1,000,000,000 (it being understood and agreed that no Stockholders other than members of the Vivendi Group may exercise rights under Section 2.1) and (b) in the case of a registration request pursuant to Section 2.2, from Stockholders owning a number of Registrable Securities not fewer than such number of Registrable Securities as would at such time be expected to generate gross offering proceeds of $500,000,000.

                     8.3 Joint and Several Obligations. Each of Parent and Vivendi agree that it shall be jointly and severally liable for the acts and obligations of each Stockholder that is a direct or indirect subsidiary of GE or Vivendi, as the case may be, at any time from and after the date hereof (including any Person that becomes a successor to such Stockholder by operation of law).

                     8.4 Entire Agreement; No Inconsistent Agreement.

                     (a) This Agreement (together with the provisions of the Business Combination Agreement, the IACI Matters Agreement and Stockholders Agreement) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

                     (b) Other than any registration rights agreement contemplated by Section 6.2, the Issuer is not a party to and will not hereafter enter into any agreement with respect to its securities which would materially and adversely affect, or is inconsistent with, the rights expressly granted to the holders of Registrable Securities in this Agreement (it being agreed that a registration rights agreement will not be deemed to violate this Section 8.4 if it grants demand or incidental registration rights to any Person to the extent that such Person cannot exercise such rights to obtain a higher priority than the Stockholders in an offering in which the Stockholders can participate hereunder).

                     8.5 No Third-Party Beneficiaries. Except as provided in
Section 2.9 (it being understood that the rights of any representatives and agents under Section 2.9 may only be enforced on their behalf by the Stockholders Representative), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

                     8.6 Assignment. Each holder of Registrable Securities may only transfer rights and obligations hereunder (other than the rights under Section 2.1 and 6.1, which shall not be transferable) to the extent the transfer of the Registrable Securities associated with registration rights is permitted pursuant to the terms of the Stockholders Agreement and, in such event, only if
(a) such transferring Stockholder agrees in writing with the transferee or assignee to transfer or assign such rights, and a copy of such agreement is furnished to the Issuer promptly after such transfer or assignment; (b) the Issuer is, promptly after such transfer or assignment, furnished with written notice of (i) the name and the address of such transferee or assignee, and (ii) the Registrable Securities with respect to which such rights or obligations are being transferred or assigned; and (c) at or before the time the Issuer receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Issuer to be bound by all of the provisions contained herein. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and, with respect to the Issuer, its respective successors and assigns and, with respect to the Stockholders, subject to Section 6.3, any holder of any Registrable Securities.

                     8.7 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article of or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Reference to a Person are also to its permitted successors and assigns.

                     8.8 Amendment. This Agreement may only be amended or modified with the written consent of the Issuer, Parent, the Stockholders Representative if it holds any Registrable Securities and Stockholders who then hold a majority of the Registrable Securities held by all Stockholders at such time. Any amendment or modification effected in accordance with this Section 8.8 shall be binding upon each Stockholder, Parent and the Company, provided that if an election is required to be made by the Stockholders in connection with any registration, the approval of Stockholders holding a majority of the Registrable Shares included in such offering shall be sufficient to make such election.

                     8.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to agreements to be performed entirely within such state, including all matters of construction, validity and performance, without regard to principles of conflicts of law thereof.

                     8.10 Jurisdiction; Waiver of Jury Trial. Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for the Southern District of New York, unless federal jurisdiction does not exist, in which case any such action, suit or proceeding shall be brought in the Delaware Chancery Court or, if such court lacks jurisdiction, the Supreme Court of the State of New York, New York County. Each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of any such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof may not be enforced in or by any such court. Each party hereto further and irrevocably submits to the jurisdiction of any such court in any action, suit or proceeding. Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any right that such party may have to a trial by jury of any claim or cause of action directly or indirectly based upon or arising out of this Agreement, or any of the transactions contemplated herein.

                     8.11 Mediation. Prior to commencing legal action with respect to any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation hereof, or any arrangements relating hereto or contemplated herein or the breach, termination or invalidity hereof (collectively, "Disputes"), a party will notify the other party in writing of any such Dispute (a "Dispute Notice"). Following receipt of a Dispute Notice by a party, the parties shall jointly appoint a mediator and shall attempt in good faith to resolve any Dispute promptly by confidential mediation pursuant to the then current mediation procedures of the CPR Institute for Dispute Resolution (the "CPR"). If the parties cannot agree upon a mediator within five (5) days of receipt of the Dispute Notice by a party, the parties will ask the CPR to appoint a mediator promptly. If the Dispute is not resolved for any reason within thirty (30) days of the Dispute Notice (unless the period of time is extended by the parties in writing), either party may commence legal action in accordance with the other provisions hereof. Nothing contained in this
Section 8.11 shall preclude a party from seeking injunctive relief if the prerequisites to obtaining injunctive relief, including irreparable harm, are otherwise satisfied.

                     8.12 Remedies. Each party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision of this Agreement is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                     8.13 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

                     8.14 Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever, so long as this Agreement, taken as a whole, still expresses the material intent of the parties. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

                     8.15 Counterparts; Faxed Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same document. Each of the parties hereto (a) has agreed to permit the use, from time to time, of faxed or otherwise electronically transmitted signatures in order to expedite the consummation of the transactions contemplated hereby, (b) intends to be bound by its respective faxed or otherwise electronically transmitted signature, (c) is aware that the other parties hereto will rely on the faxed or otherwise electronically transmitted signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by fax or otherwise electronically transmitted.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                             NEWCO

                             By:
                                 -------------------------------------------
                                 Name:
                                 Title:


                             GENERAL ELECTRIC COMPANY

                             By:
                                 -------------------------------------------
                                 Name:
                                 Title:


                             VIVENDI UNIVERSAL S.A.

                             By:
                                 -------------------------------------------
                                 Name:
                                 Title:


                             UNIVERSAL STUDIOS HOLDING III CORP.

                             By:
                                 -------------------------------------------
                                 Name:
                                 Title:

                             [STOCKHOLDERS]

                                                                     EXHIBIT C


                    MUSIC ADMINISTRATION AGREEMENT TERM SHEET
                    -----------------------------------------

All capitalized terms set forth herein shall be as set forth in the Business Combination Agreement ("BCA") to which this is attached.

1. AGREEMENT: The long form agreement to be entered in to by the parties prior to the Closing Date for which the material terms are set forth herein (the "MPA").

2. PARTIES: Universal Music Corp. (ASCAP), Universal-MCA Music Publishing (ASCAP), Songs of Universal, Inc. (BMI), Universal-Duchess Music Corporation (BMI), Universal-Champion Music Corp. (BMI), and Universal Tunes, a division of Songs of Universal, Inc. (SESAC) (collectively "UMPG") and the NBC Sub publishing entities which shall be determined prior to closing (referred to herein as "NBC SUB").

3. TERM: 8 years from the Closing Date on the following schedule for the works below:

           (a) As of the Closing Date: (i) all musical compositions created on a "work-for-hire" basis for, or assigned and transferred to, Vivendi Universal Entertainment, Universal Pictures Group, and their respective affiliated or related motion picture, television and video production entities (but excluding musical compositions owned by USA Networks, Inc. as they are the subject of a separate administration agreement with Universal-MCA Music Publishing, however, musical compositions owned by USA Networks will become subject to the MPA in the future pursuant to subparagraph 3(c)(ii) below); and (ii) all musical compositions assigned and transferred to NBC Sub by the Music Assignment Agreement dated as of the Closing Date.

           (b) All musical compositions owned, controlled or acquired, in whole or in part, at any time during the term of the MPA, by Vivendi Universal Entertainment, Universal Pictures Group and the respective affiliated or related motion picture, television and video production entities that conducted the Company Business (but excluding musical compositions owned, controlled or acquired by USA Networks, Inc. until the date those musical compositions become subject to the MPA pursuant to subparagraph 1(c)(ii) below).

           (c) As of the earlier of April 1, 2006 or the termination of the existing term of the music publishing administration agreement between NBC and the EMI Music Entities dated as of April 1, 2002 ("EMI AGREEMENT"): (i) the musical compositions administered under the EMI Agreement; and (ii) the musical compositions administered under the administration agreement between USA Networks, Inc. and its affiliates, and MCA Music Publishing.

           (d) As of the expiration or termination of the existing term of the music administration agreement between Cherry Lane Music Publishing and NBC, the musical compositions owned by Telemundo Network Group, LLC ("TELEMUNDO").

           (e) All other musical compositions that, as of the Closing Date are owned, controlled or acquired by, and/or during the term of the MPA are owned, controlled or acquired by, NBC Sub, NBC, or any of its or their subsidiaries, or affiliated or related motion picture, television or video production entities. Notwithstanding the immediately preceding sentence, the musical compositions contained in the "Perfect Scores" production music library catalogue are currently subject to an exclusive administration agreement with Cherry Lane Music Publishing, and NBC Sub and UMPG agree to negotiate in good faith regarding those musical composition becoming subject to the MPA; however, such negotiations shall at all times be subject to NBC's existing obligations to Cherry Lane Music Publishing.

4.         TERRITORY: Worldwide.

5.         ADMINISTRATION FEE: 12% of gross revenue worldwide.

6. POST TERM COLLECTION PERIOD: 1 year in U.S. and Canada; 18 months for the rest of the world.

7.         ADVANCE: None.

8. PER-PROGRAM/DIRECT LICENSES: Solely with respect to non-dramatic performing rights licensing of the Compositions (as defined below), NBC Sub shall have the right to direct UMPG to issue non-dramatic performing rights licenses to any broadcaster on a direct and/or per-program basis in accordance with practices customary in the industry at such time, including the payment to UMPG of standard and customary fees for such licenses, and all income collected by UMPG in connection with the issuance of such licenses that relate directly to the Compositions shall be deemed income with respect to which UMPG is entitled to retain UMPG's administration and subpublishing fees, and subject to accounting thereafter pursuant to the terms of the MPA.

7. LICENSES FOR NBC SUB: Synchronization licenses for use of Compositions (as defined below) subject to this MPA shall be granted to any subsidiary of NBC Sub on a gratis basis for use of such Compositions in any audiovisual work (and trailers, promos and advertisements of such audiovisual works) that are produced by NBC Sub or its subsidiaries, with NBC Sub to fully indemnify and hold harmless UMPG for any and all claims from writers and composers or other persons, firms or entities, arising out of or relating to such use, and from any and all liabilities, claims, losses, damages, fees and costs (including, without limitation, reasonably incurred attorneys fees and legal and court costs) arising out of or relating thereto, and such gratis synchronization license shall in all instances be subject to NBC Sub's and its subsidiaries' obligation to obtain all customary clearances of performing rights and to make the payment of customary performance fees; it being acknowledged that UMPG is not waiving any rights to receive and collect performance income on behalf of NBC Sub hereunder from the uses that are the subject of the aforesaid gratis synchronization licenses); following NBC Sub's written request to UMPG, UMPG shall cause mechanical licenses with respect to the reproduction of the Compositions on soundtrack albums to be issued to NBC Sub at 3/4 of the minimum statutory rate, provided that NBC Sub may not require UMPG to issue a synchronization or mechanical license pursuant to this paragraph 7 if UMPG can provide evidence to NBC Sub that the license requested is in direct violation of a specific contractual provision.

8. CONSENT: NBC Sub shall have consent rights over any and all licensing by UMPG of that portion of the musical compositions administered by UMPG pursuant to the MPA (individually and collectively, the "Compositions"), other than mechanical licenses, performance licenses granted in the ordinary course of business by performing rights societies and agencies, and blanket licenses or other authorizations issued by any mechanical rights or performing rights society or agency.

9. REPORTING AND ACCOUNTING: Within 90 days after the end of each semi-annual accounting period pursuant to the MPA, UMPG shall provide NBC Sub with a royalty statement of all revenues payable or credited to NBC Sub pursuant to the MPA, and any net royalties due for such reporting period, on a territory-by-territory (but not necessarily country-by-country) basis, and at the same time pay to NBC Sub any net royalties due. UMPG shall provide such royalty statement to NBC Sub in electronic form. Furthermore, within 90 days following the end of each quarterly period that falls in the middle of a semi-annual accounting period, UMPG will provide NBC Sub with a report setting forth UMPG's reasonable estimates of the royalties credited to NBC Sub pursuant to the MPA for that quarterly period. The estimated report will be accompanied by an advance against royalties due calculated based on the estimates shown in the report; such advance will be recouped at the end of the semi-annual period in which the advance was paid.

10. COLLECTIONS: Foreign collections shall be on an "at-source" basis, but allowing for the deduction of standard commissions and fees retained by mechanical rights and performing rights societies and agencies, foreign taxes actually deducted in territories, and fees deducted by subpublishers, provided that affiliated subpublishers may take an additional 10% fee.

11. AUDIT: No more than once per year, no more than once per statement, and during normal business hours, and at the place the statements are normally kept (and subject to NBC Sub providing at least 30 days prior written notice to UMPG of NBC Sub's desire to commence an audit, and making an appointment with UMPG at a mutually convenient time for such audit to commence), NBC Sub shall have the right to audit the books and records of UMPG, solely with respect to gross income received with respect to which royalties are due pursuant to the MPA to NBC Sub pursuant to any royalty statement, but only for a period of up to three years after such statement is rendered to NBC Sub (or deemed rendered to NBC Sub as provided in the next sentence). Royalty statements shall be deemed rendered on the date when due unless, within one-hundred and twenty (120) days after the date such statement was due, UMPG receives written notice of non-receipt of such statement from NBC Sub. However, NBC Sub's failure to provide such notice within such time period shall not affect NBC Sub's right to receive such statement (and any royalties that may be due pursuant to the terms of that statement) thereafter. NBC Sub shall be forever barred from bringing legal action or any other action or proceeding of any kind or nature with respect to a particular accounting statement unless that legal action or other action or proceeding is commenced in a court of competent jurisdiction within the three year period following the date that particular accounting statement is rendered to NBC Sub (or deemed rendered to NBC Sub as provided above) . NBC Sub shall be solely responsible for all audit fees and cost, except that if an audit conducted pursuant to the terms of the MPA shows an underpayment to NBC Sub for the contractually permitted audit period in an amount that is the greater of: (a) US $25,000, or
           (b) 10% of the total royalties due to NBC Sub for the entire audit period, then UMPG shall reimburse NBC Sub for the actual and reasonable audit costs relating to the contractually permitted audit period, but excluding travel and other transportation costs, hotel, meals, living expenses and other disbursements, and provided that in no event shall the amount payable by UMPG for audit costs exceed the amount of the underpayment made for the contractually permitted audit period.

12. BLACK BOX (UNALLOCATED) INCOME: During each semi-annual accounting period during the term of the MPA, gross income shall be deemed to include a fraction of UMPG's black box receipts from the applicable society in each territory based on the ratio of gross income received by UMPG during that accounting period from the NBC Sub Compositions from that society in the given territory, to gross income received by UMPG during that accounting period from the entire catalogue owned and/or administered by UMPG (including, without limitation, the Compositions) in the given territory, which gross income is subject to UMPG's administration fees and any subpublishing fees under the MPA.

13. SYNCH LICENSES WITHIN PROGRAMMING AND IN PROMOS: After the termination of the EMI Agreement and from the date the NBC catalogue becomes subject to the MPA until the expiration of the term of the MPA, if NBC Sub executes synchronization licenses for and pays to UMPG at least $2,000,000 in gross synch licensing fees in any contract year with respect to all UMPG-published compositions for which UMPG has sole authority to quote (with the beginning of the contract year, for this purpose, the date the compositions administered under the EMI Agreement become administered by
           UMPG)(and, for the avoidance of doubt, specifically excluding any synch licensing fees from the use of any Compositions subject to the
           MPA):

                     (i) UMPG will pay to NBC Sub a rebate in an amount equal to 5% of UMPG's own retained share (i.e., not any share that UMPG is required to pay to or credit to any writers or other third parties) with respect to that $2,000,000 in gross synch licensing fees, and,

                     (ii) for the balance of the contract year concerned, UMPG will give NBC Sub for all synch licenses thereafter executed by NBC Sub and the synch licensing income paid by NBC Sub to UMPG in any contract year in excess of $2,000,000, a 10% discount (based on UMPG's own retained share) on all UMPG-published compositions, for which UMPG has sole authority to quote (and specifically excluding the Compositions).

           Discounts will be calculated on then-current rates, with no discounts on licenses previously issued. Licenses of Compositions will not count toward the $2,000,000 threshold nor be eligible for the rebate or discount.

14. NEGOTIATION REGARDING RENEWAL: Upon written request, which must occur at least one (1) year prior to the end of the term of the MPA, UMPG shall have a ninety (90) day exclusive first negotiation period with NBC Sub and its subsidiaries regarding any music publishing administration or other music publishing agreement that will commence after the expiration of the term of the MPA with respect to the Compositions and/or future musical compositions owned or acquired by NBC Sub after the term of the MPA (a "SUBSEQUENT AGREEMENT").

15. CREATIVE DIALOGUE: NBC Sub to use commercially reasonable efforts to arrange opportunities for UMPG creative staff to meet with NBC Sub creative staff to introduce NBC Sub to UMPG's catalogue and establish dialogue regarding NBC Sub's potential licensing of UMPG copyrights on terms and for fees that are standard in the music publishing industry.

16. EMI TRANSITION: NBC Sub shall use best commercially reasonable efforts to compel EMI to provide all reasonable and necessary assistance in the transition of the compositions from EMI's management to UMPG's management sufficiently far in advance of the transition as to minimize disruption.

17. QUALITY STANDARDS: The implementation of the following quality control provisions (or substantially similar provisions thereto) to be discussed, provided that UMPG shall make best commercially reasonable efforts to implement the quality control provisions by one
           (1) year after Closing, and provided further that UMPG shall make best commercially reasonable efforts to apply the quality control provisions to the works obtained following the termination of the EMI Agreement within one (1) year after the date of the occurrence set forth in 3(c) above (except, that if EMI does not provide information in electronic form, UMPG shall have an additional six (6) months to apply the quality control provisions to the works obtained following the termination of the EMI Agreement). NBC Sub will consider in good faith UMPG's capabilities and procedures as part of that discussion.

           (a) Index all new copyrights received from NBC Sub on a monthly basis, provided that all cue sheets received from NBC Sub must be filed with foreign PROs that accept cue sheets from publishers within one year of receipt from NBC Sub. Register all new music cue sheets received from NBC Sub with PROs outside of North America that will accept such cue sheets from music publishers on a monthly basis (so that each individual cue sheet is filed within one year from the date of receipt from NBC Sub). With respect to those PROs that do not accept cue sheets from music publishers, UMPG's sub-publishers will use best commercially reasonable efforts to ensure that each broadcaster in international territories supply cue sheets to the applicable PRO for each broadcast of an NBC Sub-produced program. In this connection, UMPG will provide NBC Sub with a quarterly report (accompanying the quarterly report described in paragraph (j) below) detailing its sub-publishers' efforts with regard to ensuring that cue sheets are filed by such broadcasters in international territories.

           (b) Cross check domestic broadcast schedules vs. amounts received and provide quarterly reports to NBC Sub.

           (c) Provide periodic desk audits of major foreign PROs (domestic is handled in subparagraph (b) above) and on a case by case basis, make appropriate appeals to same. Perform collection function if needed and report results in writing to NBC Sub. Provide quarterly reports on all such payment disputes and any meetings held with such PROs that include NBC Sub issues.

           (d) Supply all UMPG international offices and all sub-publishers (if applicable) with copies of all cue sheets, copyright information including splits, titles of all new songs and programs. All above based on receipt from NBC Sub.

           (e) One year after the date of the occurrence set forth in 3(c) above, make best commercially reasonable efforts to determine or cause local subpublishers to determine the local language title of each motion picture, television series and episode title in each territory, and file cue sheets for each translation with each PRO in the applicable territory. NBC Sub will use best commercially reasonable efforts to provide any information NBC Sub has or acquires from any licensee regarding such titles. UMPG will provide written documentation of translated titles to foreign PROs to enable PROs to cross-reference English language cue sheets with local broadcast in each territory broadcasting NBC Sub- produced programs. Track all royalty statements and payments received from PROs, mechanical rights societies, sub-publishers, direct licensees, record companies and co-publishers.

           (f) Use NBC Sub's Sales and Distribution Data to track actual play dates and times in each territory, cross-checking local broadcast schedules versus income received.

           (g) One year after the date of the occurrence set forth in 3(c) above, make best commercially reasonable efforts to provide electronic reports that allow NBC Sub to allocate income for profit participants or for purposes of determining royalty obligations, provided that NBC Sub will work with UMPG prior to the Closing Date to determine the data elements that such report shall contain.

           (h) All cue sheets received from NBC Sub must be filed with foreign PROs that accept cue sheets from publishers within one year of receipt from NBC Sub. If not filed within such period, UMPG collects no administrative fee on money subsequently collected on such unfiled uses. UMPG's sub-publishers will use best commercially reasonable efforts to ensure that each broadcaster in international territories supply cue sheets to the applicable PRO for each broadcast of an NBC Sub produced program.

           (i) In connection with any transition to another administrator, UMPG shall supply to NBC Sub or its designee all requested cue sheets, distribution data, lists of broadcasts on which collections are outstanding, and all other reports and information requested by NBC Sub or NBC Sub's designee to the extent such information is within UMPG's possession or control. UMPG shall cooperate fully with NBC Sub and its designee in any transition.

           (j) Provide quarterly reports to NBC Sub updating UMPG's performance of all quality standards set forth herein.

                                                                     EXHIBIT D

                           MUSIC ASSIGNMENT AGREEMENT
                           --------------------------

                     THIS ASSIGNMENT (the "ASSIGNMENT") is hereby made as of the [insert Closing Date] by and among [UMG Recordings, Inc.] ("URI"), and any subsidiary, Universal Music Corp. (ASCAP), Universal-MCA Music Publishing (ASCAP), Songs of Universal, Inc. (BMI), Universal-Duchess Music Corporation
(BMI), Universal-Champion Music Corp. (BMI), and Universal Tunes, a division of Songs of Universal, Inc. (SESAC) (individually and collectively "ASSIGNORS") to [NBC Sub] ("ASSIGNEE").

                     WHEREAS, Vivendi Universal S.A., the parent company of Assignors and Assignee, has entered into the Business Combination Agreement ("BCA"), dated as of [October __, 2003] with General Electric Company, National Broadcasting Company Holdings, Inc., National Broadcasting Company, Inc., NBC Sub, and Universal Studios Holding III Corp. (the "AGREEMENT") providing for the execution and delivery of this Assignment by Assignors to Assignee (capitalized terms used herein without definition shall have the meanings set forth in the
BCA);

                     WHEREAS, this Assignment relates to:

                     (A) (i) copyrights in original musical compositions, and

                     (ii) copyrights in sound recordings commissioned as themes, scores, underscores or musical cues embodied in audiovisual works, including but not limited to motion pictures and television programs and included in whole or in part, in soundtrack albums in any format released by any recording company owned or controlled or acquired by URI;

                     (B) which musical compositions and sound recordings were created on a work-for-hire basis or assigned and transferred to [Vivendi Universal Entertainment], [Universal Studios, Inc.], [USA Network, Inc.] and their respective Affiliated, predecessor or related motion picture and television production entities (individually and collectively, "USI");

                     (C) in connection with:

                     (i) television programs and other audiovisual works created prior to March 1, 1998;

                     (ii) "Current Programs" as defined in Schedule 1.5 to that certain Investment Agreement dated as of October 19, 1997 as amended and restated as of December 18, 1997 between USA Networks, Inc. (f/k/a HSN, Inc.), on the one hand, and Universal Studios, Inc. on the other hand; and

                     (iii) motion pictures, trailers, promotions, home video [and television programs and other audiovisual works] created prior to May 7, 2002;

(the compositions, the "COMPOSITIONS," and such sound recordings, the "SOUND RECORDINGS", and collectively, the "LIBRARY Catalogue"), provided however, that Library Catalogue does not include: (x) any portion of any musical compositions that were assigned by USI to Assignors by virtue of Assignors having an existing agreement with a songwriter or composer who was commissioned by USI to create a musical composition for a USI production; (y) any portion of any musical compositions that were acquired by Assignors from third parties who are not an Affiliate of USI (which third parties may include songwriters, composers or music publishers); or (z) any sound recordings recorded by an artist who at the time of recording was subject to recording agreement with URI or its Affiliates;

                     WHEREAS, the rights in and to the Library Catalogue are subject in all instances to any and all of the terms and limitations contained in the agreements pursuant to which USI originally acquired rights in and to the Library Catalogue (the "COMMISSIONING AGREEMENTS") and any agreements regarding Exploitation of any portion of the Library Catalogue (the "EXPLOITATION AGREEMENTS");

                     WHEREAS, subject to any existing limitations and/or restrictions (if any) contained in the Commissioning Agreements and any Exploitation Agreements, Assignors are duly authorized to sell, transfer, convey, assign and deliver all right, title and interest of Assignors in and to the Library Catalogue to Assignee;

                     WHEREAS, certain of the Compositions and the Sound Recordings may have been encumbered with restrictions on assignment and transferability ("TRANSFER RESTRICTIONS") by the entity that assigned such Compositions or Sound Recordings to Assignors prior to their transfer to Assignors; and

                     WHEREAS, Assignee desires to purchase or acquire all right, title and interest of Assignors in and to the Library Catalogue;

                     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors and Assignee agree as follows:

                     1. ASSIGNMENT. Effective as of the Closing Date, each Assignor hereby sells, transfers, conveys, assigns and delivers to Assignee:

                     (a) all right, title and interest of Assignor in and to the Library Catalogue, and all registrations and applications for registration thereof, to the extent owned by each such Assignor, in all media, now existing or created in the future, and for the entire duration of such rights, including any renewals or extensions thereof, to the extent Assignor controls such rights, free and clear of all liens or encumbrances of any kind in each country in the world (except as set forth in Section 2); and

                     (b) all rights, interests, claims and demands recoverable in law or equity, that may arise after the Closing Date, such Assignor has or may have in profits and damages for future infringements of the Compositions, including, but not limited to, the right to compromise, sue for and collect such profits and damages, the same to be held and enjoyed by Assignee, its successors and assigns or their legal representatives, as fully and entirely as the same would have been held and enjoyed by such Assignor if this Assignment had not been made.

                     2. TRANSFER RESTRICTIONS. The parties acknowledge that the Compositions and Sound Recordings may be encumbered by any of the following:

                     (a) the terms and conditions of the Exploitation
Agreements;

                     (b) the terms and conditions of the Commissioning Agreements; and

                     (c) the terms and conditions of the Transfer Restrictions.

To the extent that any of the Assignors have in their possession and control agreements containing Transfer Restrictions, copies of all such agreements are attached hereto as Schedule 1. The parties agree that the inclusion herein of
Schedule 1, which schedule shall be deemed to be a part of this Assignment, shall not be deemed to be an admission that such Transfer Restrictions are valid and binding.

                     3. ADDITIONAL CONDITIONS. Assignee acknowledges and agrees that from and after the Closing Date, Assignee shall be responsible for performing and fulfilling: (i) any and all obligations arising from the ownership of the Compositions to the extent conveyed hereunder; and (ii) any obligations to performers or musicians, songwriters or music publishers based on Assignee's exploitation of the Sound Recordings or any union or guild obligation.

                     4. LICENSE-BACK. Assignee hereby grants to URI an exclusive, irrevocable, perpetual, worldwide right and license to exploit the Sound Recordings in phonorecords [in all media now known or hereafter created] in any event specifically including online media, subject to the obligations and restrictions in any of the agreements (including, but not limited to, written consents [and any limitations on forms of media]) under which the soundtrack albums were created (including that any unrecouped advances shall continue in effect and be subject to recoupment). All rights not expressly granted herein are retained by Assignee. Such license shall be fully sublicensable and freely transferable, in whole or in part.

                     5. NON-EXCLUSIVE LICENSE.

                     (a) To the extent: (i) Assignee created motion pictures and television programs for which URI released a soundtrack album containing Sound Recordings, (ii) such motion pictures and television programs contain sound recordings not included within the Library Catalogue, and (iii) either (x) such sound recordings were not recorded by an artist who, at the time of recording, was subject to a recording agreement with URI or its Affiliates or a recording agreement with a third party; or (y) it cannot be determined whether a sound recording is owned or controlled by any recording company, then URI hereby grants to Assignee a non-exclusive, perpetual, royalty-free, worldwide right and license to use such sound recordings in any manner or means requested by Assignee for the creation, reproduction and distribution of audiovisual works directly or indirectly by Assignee. Assignee will notify URI or any successors-in-interest to URI at least one (1) month prior to any use of any sound recording pursuant to the license granted in this Section 5(a), and URI will respond to any such request on a timely basis, but in any event no longer than ten (10) business days after such request is made.

                     (b) Any licenses granted under this Section 5 are subject to: (i) the licensee's compliance with the terms and conditions of the Commissioning Agreements, Exploitation Agreements and the Transfer Restrictions regarding the relevant portions of the Library Catalogue, (ii) any obligation to any performer or musician whose performance is contained in a licensed sound recording, (iii) any obligation to any composer or music publisher whose original works are contained or embodied in a licensed sound recording, or (iv) any obligation to any guild or union that arises from use of a licensed sound recording.

                     (c) Assignee will indemnify, defend and hold harmless URI from and against any and all claims, losses, damages, costs and expenses (including reasonably incurred attorneys' fees and court and legal costs) arising out of or relating to a license granted pursuant to Section 5, provided however that if the sound recording is owned by a URI recording company or any successor-in-interest, or is owned by a third-party recording company and URI has knowledge of this information and fails to disclose it upon request to Assignee, and Assignee does not have knowledge of this information, URI shall indemnify, defend and hold harmless Assignee from and against any such claims, losses, damages, costs and expenses (including reasonably incurred attorneys' fees and court and legal costs) arising out of or relating to such license.

                     6. INDEMNIFICATION BY ASSIGNEE. Assignee will indemnify, defend and hold harmless Assignors from and against any and all claims, losses, damages, costs and expenses (including reasonably incurred attorneys' fees and court and legal costs) arising out of or relating to (i) any breach or alleged breach of any Transfer Restrictions by reason of the assignment contemplated herein; (ii) any breach or alleged breach of any obligations to performers, musicians, songwriters or music publishers; (iii) any breach or alleged breach of any union or guild obligations; or (iv) breach or alleged breach of the Commissioning Agreements; except to the extent that an Assignor had knowledge of such Transfer Restriction or obligation and failed to disclose to Assignee the terms of such Transfer Restriction or obligation and Assignee did not otherwise have such knowledge.

                     7. FURTHER ASSURANCES. At any time after the Closing Date, Assignors and Assignee hereby agree that each shall and shall cause each of their Affiliates and related parties to, from time to time, execute and deliver to the other such additional instruments, documents, conveyances or assurances and take such other action as shall be necessary, or otherwise reasonably be requested by either party to confirm and assure the rights and obligations provided for in this Assignment and render effective the consummation of the transactions contemplated hereby and thereby, or otherwise to carry out the intent and purposes of this Assignment.

                     8. REPRESENTATIONS AND WARRANTIES. Assignors represent and warrant that, subject to any limitations that may be contained in the Commissioning Agreements, and subject to any portion of the Compositions assigned by USI to Assignors by virtue of an existing separate music publishing agreement between Assignor and a songwriter or composer who was commissioned by USI to create a Composition in the Library Catalogue: (i) Assignors have the entire right to grant all rights granted herein, and have not otherwise assigned all or a portion of the Library Catalogue to any third party, other than in connection with Exploitation Agreements entered into in the ordinary course of business; (ii) the post-May 7, 2002 musical compositions commissioned as a work-for-hire by Vivendi Universal Entertainment or any Affiliated motion picture production entity for USI's motion pictures, trailers, promotions, home video, television and other audiovisual works and the post-March 1, 1998 musical compositions associated with the USA Network, Inc.'s television programs are not owned by any of the Assignors except those (x) that were assigned by USI to Assignors by virtue of Assignors having an existing agreement with a songwriter or composer who was commissioned by USI to create a musical composition for a

USI production; or (y) that were acquired by Assignors from third parties who are not Affiliates of USI (which third parties may include songwriters, composers or music publishers) or any sound recordings recorded by an artist who at the time of recording was subject to a recording agreement with URI or its Affiliates; (iii) each of the representatives of the Assignors are duly authorized to enter into this Assignment; and (iv) Assignors have not subjected the Library Catalogue to any Liens other than customary Liens granted in the ordinary course of business to any guild in connection with the production of motion pictures and television programs, musical compositions or sound recordings.

                     9. SUCCESSORS AND ASSIGNS. This Assignment shall govern and be binding upon Assignors and any permitted successors and assigns.

                     10. GOVERNING LAW. This Assignment shall be governed by, and construed in accordance with, the laws of the United States, in respect to copyright issues and in all other respects including as to validity, interpretation and effect by the laws of the State of New York, without giving effect to the conflict of laws rules thereof.

                     11. JURISDICTION; WAIVER OF JURY TRIAL. [Provision to be added prior to execution substantially identical to Section 12.12 of the BCA].

                     12. MEDIATION. [Provision to be added prior to execution substantially identical to Section 12.13 of the BCA].

                     IN WITNESS WHEREOF, Assignors have caused this Assignment to be duly executed as of the date first written above.

                                                                     EXHIBIT E




================================================================================


                             STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                            GENERAL ELECTRIC COMPANY

                   NATIONAL BROADCASTING COMPANY HOLDING, INC.

                                     [NEWCO]

                            VIVENDI UNIVERSIAL, S.A.

                                       AND

                       UNIVERSAL STUDIOS HOLDING III CORP.

                              DATED AS OF [_______]


================================================================================

                               TABLE OF CONTENTS

                                                                                                                        PAGE
ARTICLE I              DEFINITIONS........................................................................................1

           1.1       Certain Definitions..................................................................................1
           1.2       Capitalized Terms....................................................................................5
           1.3       Other Definitions....................................................................................5

ARTICLE II             COMPANY STOCK......................................................................................6

           2.1       Restrictions on Transfer of Company Stock............................................................6
           2.2       Certain Acknowledgments; Stock Certificate Legend....................................................6

ARTICLE III            GOVERNANCE OF THE COMPANY..........................................................................7

           3.1       Veto Rights of the Vivendi Representative............................................................7
           3.2       Election of Directors and Operation of the Board.....................................................8
           3.3       Preparation for an IPO..............................................................................12

ARTICLE IV             COVENANTS OF THE COMPANY AND THE STOCKHOLDERS.....................................................13

           4.1       Financial Statements................................................................................13
           4.2       Right to Information with Respect to the Company; Reporting by Vivendi..............................14
           4.3       Confidentiality.....................................................................................15
           4.4       Standstill..........................................................................................15
           4.5       [Intentionally Omitted.]............................................................................17
           4.6       Corporate Opportunity; Contractual Relationships....................................................17
           4.7       Subscription for Equity Interests...................................................................18
           4.8       Strategic Committee.................................................................................18

ARTICLE V              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS................................................19

           5.1       Ownership of Company Stock..........................................................................19
           5.2       Organization, Power and Authority, Binding Agreement................................................19
           5.3       No Conflicts........................................................................................19

ARTICLE VI             MISCELLANEOUS.....................................................................................20

           6.1       Notices.............................................................................................20
           6.2       Vivendi Representative..............................................................................21
           6.3       Joint and Several Obligations.......................................................................21
           6.4       Subsequent Parties..................................................................................22
           6.5       Entire Agreement; No Inconsistent Agreement.........................................................22
           6.6       No Third-Party Beneficiaries........................................................................22
           6.7       Severability........................................................................................22
           6.8       Termination.........................................................................................22
           6.9       Governing Law.......................................................................................23
           6.10      Jurisdiction; Waiver of Jury Trial..................................................................23
           6.11      Mediation...........................................................................................24


                                       i

           6.12      Assignment..........................................................................................24
           6.13      Amendments; Waivers.................................................................................24
           6.14      Headings............................................................................................25
           6.15      Counterparts........................................................................................25
           6.16      Remedies............................................................................................25
           6.17      Interpretation......................................................................................25


                             STOCKHOLDERS AGREEMENT

           STOCKHOLDERS AGREEMENT, dated as of [__________________] (this "Agreement"), by and among General Electric Company, a New York Company ("GE"), National Broadcasting Company Holding, Inc., a Delaware corporation and a wholly-owned Subsidiary of GE ("Parent"), [NewCo], a Delaware corporation and a wholly-owned Subsidiary of Parent (including its successors, the "Company"), Vivendi Universal, S.A., a societe anonyme organized under the Laws of France ("Vivendi") and Universal Studios Holding III Corp., a Delaware corporation and a Subsidiary of Vivendi ("Holding", together with Parent and any Person who is added to this Agreement pursuant to Section 2.1 or, prior to an IPO, Section 6.5, the "Stockholders").(1)

           WHEREAS, the parties to this Agreement have entered into that certain Business Combination Agreement, dated as of October 8, 2003, providing, among other things, for the combination of the respective businesses of [NewCo], Universal Studios, Inc., a Delaware corporation and a Subsidiary of Holding, Universal Pictures International Holdings B.V., a company organized under the Laws of the Netherlands and a Subsidiary of Vivendi and Universal Pictures International Holdings 2 B.V., a company organized under the Laws of the Netherlands and a Subsidiary of Vivendi (as the same may hereafter be amended, modified, supplemented or restated from time to time, the "Business Combination Agreement");

           [Recitals regarding equity ownership to be added]; and

           Whereas, the consummation of the transactions contemplated by the Business Combination Agreement is conditioned upon the execution and delivery of this Agreement by the parties hereto.

           NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereby agree, severally and not jointly, as follows:

                                    ARTICLE I

                                   DEFINITIONS

           1.1 Certain Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

           "Beneficially Own" or "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

           "Board" means the board of directors of the Company.


------------------------
(1) [Need to add the other Vivendi stockholders, if any]

           "Bylaws" means the Company's bylaws, as hereafter from time to time amended in accordance with the terms hereof and thereof and pursuant to applicable Law.

           "Certificate of Incorporation" means the Company's certificate of incorporation, as hereafter from time to time amended in accordance with the terms hereof and thereof and pursuant to applicable Law.

           "Change of Control" means, with respect to a given Person, any of the following: (i) a merger, share exchange, consolidation or other business combination or transaction to which such Person is a party if the stockholders of such Person immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such transaction, have Beneficial Ownership of voting securities of such Person or successor thereto representing less than 50% of the total voting power represented by the outstanding voting securities of such Person, (ii) a sale (including any transfer or exchange) of all or substantially all of the assets of such Person or (iii) the acquisition by any Person (other than a Permitted Transferee of the transferor) of more than 50% of the total voting power represented by the outstanding shares of Company Stock (or, in the case of any Person other than the Company, represented by the outstanding capital stock of such Person).

           "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

           "Company Stock" means the common stock of the Company, par value $[__] per share, and any other securities of the Company or any other Person issued with respect to such common stock by way of a conversion, exchange, replacement, stock dividend or stock split or other distribution or in connection with a combination of shares, conversion, exchange, replacement, recapitalization, merger, consolidation or other reorganization or otherwise.(2)

           "Demerger" means a demerger of Vivendi's entertainment business or assets (in whole or in part), but including the music and games divisions and the business or assets of the Canal + Group from Vivendi by share dividend, spin off, split off, demerger or similar transaction.

           "Demerger Entity" means any successor entity resulting from a Demerger that Beneficially Owns all of the shares of Company Stock held by the Vivendi Group prior to the Demerger; provided that immediately following such Demerger (a) the shares of Company Stock Beneficially Owned by such Demerger Entity and its Subsidiaries do not have a value (based upon the enterprise value


------------------------
(2) [Prior to Closing, appropriate adjustments will have to be made to this definition and other Sections of this Agreement in order to reflect the dual stock class structure contemplated by the Business Combination Agreement.]

of the Company at such time) that is equal to or in excess of 66-2/3% of the value of the Demerger Entity (based upon the enterprise value of the Demerger Entity at such time) and (b) no single stockholder (other than any member or members of the Vivendi Group), together with its Affiliates, shall Beneficially Own 29.9% or more of the aggregate issued and outstanding voting stock of such entity.

           "Equity Derivatives Transaction" means any transaction (including any transaction commonly known as a derivatives transaction on equity securities or equity instruments) entered into or to be entered into by Vivendi or a member of the Vivendi Group, the payments under which are based upon the change in value of the shares of Company Stock or the deliveries under which are the shares of Company Stock, including, (i) any securities lending transaction, short sale, equity swap, equity swaption, put option, call option, cap transaction, floor transaction, collar transaction, forward transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction or other sale transaction, including by means of the issuance, purchase or sale of any security or any transaction similar (or with an intended economic result similar) to the foregoing or any combination of any of the foregoing or (ii) any transaction pursuant to which Vivendi or a member of the Vivendi Group agrees to make or receive payments in whole or in part based upon or with reference to payments made to or received by holders of shares of Company Stock or that are based upon the change in value of such shares with any Person that is not an Affiliate of Vivendi or such member of the Vivendi Group, including transactions that include the granting of a security interest in such shares or any other collateral in favor of any such Person to secure such transaction or debt incurred in connection therewith.

           "Excluded Securities" means (a) any options or other forms of equity participation rights issued to employees, consultants, officers or directors of the Company pursuant to any stock option plan, stock purchase plan, stock bonus arrangement or sales representative agreement approved by the Board provided that such options and equity participation rights shall not be exercisable prior to the consummation of an IPO or (b) any securities issued pro rata to all holders of the Company Stock in connection with any dividend or similar event.

           "Fair Market Value" means, as of any date of determination, with respect to a share of Company Stock, the fair market value of such stock (expressed on a per-share basis) as of such date, based on the good faith determination of the Board in consultation with a nationally recognized investment bank as to the value of the Company as a going concern, taken as a whole, without discount for minority interest, restrictions on transfer or voting rights or other discounts that would be applicable if less than all of the equity is sold in a single transaction.

           "Financing Arrangement" means, with respect to any Stockholder, any pledge of, grant of security interest in, hypothecation, Lien or other encumbrance on shares of Company Stock, in each case, to the extent granted in favor of financial lenders to secure the obligations of such Stockholder in respect of borrowed money.

           "GE Group" means, as of any given time of determination, GE and all of the Subsidiaries of GE who hold Company Stock.

           "IPO" means an initial public offering of Company Stock under the Securities Act, which may be in the form of a spin-off or share dividend to the public stockholders of GE of Company Stock.

           "Liquidity Rights Agreement" means that certain Liquidity Rights Agreement of even date herewith, by and among the parties thereto, as such agreement may hereafter be amended, modified, supplemented or restated from time to time.

           "Permitted Transferee" means, with respect to any Stockholder, (a) prior to the closing of an IPO, any Affiliate of such Stockholder or, in the case of the members of the Vivendi Group, any Demerger Entity, provided that in the case of a member of the Vivendi Group, any such Affiliate transferee must be a direct or indirect wholly-owned Subsidiary of Vivendi (it being agreed that certain such entities may be up to 15% owned by MEI Holding Inc., a Matsushita Electric Company Ltd. subsidiary) or, following a Transfer in favor of a Demerger Entity, be a direct or indirect wholly-owned Subsidiary of such Demerger Entity (it being agreed that certain such entities may be up to 15% owned by MEI Holding Inc., a Matsushita Electric Company Ltd. subsidiary) and
(b) from and after the closing of an IPO only, (i) any Person who is a Permitted Transferee under clause (a) and (ii) any other Person that such Stockholder has a reasonable basis to believe, after reasonable inquiry, would Beneficially Own shares representing less than 3% of the outstanding shares of Company Stock immediately after the completion of such proposed Transfer; it being understood and agreed that the limitation on Transfer shall apply to any transferee of a Share Block Agent. For the avoidance of doubt, the Transfer restrictions set forth in Section 2.1 shall expire pursuant to Section 6.8 as to all Stockholders other than members of the Vivendi Group from and after the closing of an IPO.

           "Share Block Agent" means any placement agent, broker/dealer, underwriter, bank or other similar Person who has been retained to sell shares of Company Stock on behalf of a Stockholder.

           "Share Block Transfer" means the transfer by a Stockholder of all or a portion of its shares of Company Stock to a Share Block Agent.

           "Significant Acquisition" means any acquisition by the Company of a Person the gross asset value of which exceeds 10% of the fair market value of the Company's gross asset value at such time.

           "Significant Disposition" means any disposition by the Company of a Person the gross asset value of which exceeds 20% of the fair market value of the Company's gross asset value at such time.

           "Transfer" means any transfer, sale, assignment, option, bequest, gift, spin-off, split-off, distribution, pledge, hypothecation or other disposal, encumbrance or other cessation of legal or Beneficially Owned interest, whether direct or indirect (including by way of a sale of an interest in any Stockholder), whether in whole or in part by operation of law or otherwise, including, except as provided below, any Share Block Transfer or Equity Derivatives Transaction; provided, however, that neither a Financing Arrangement, nor, following the consummation of an IPO only, a Share Block Transfer or an Equity Derivatives Transaction shall constitute a "Transfer" for purposes of this Agreement and no such arrangement, transfer or transaction in this proviso shall be subject to any of the transfer restrictions contained in this Agreement (including Section 2.1).

           "Vivendi Change of Control" means, (a) a Change of Control of Vivendi or any Demerger Entity, replacing the reference to 50% in the defined term "Change of Control" with a reference to 30%, (b) any loss of Beneficial Ownership of shares in favor of a lender (or an assignee) under any Financing Arrangement, (c) any date following which all of the shares of Company Stock Beneficially Owned by the members of the Vivendi Group have an aggregate value (based upon the enterprise value of the Company at such time) equal to or in excess of 66-2/3% of such the enterprise value of Vivendi (or the Demerger Entity).

           "Vivendi Group" means, as of any given time of determination, Vivendi and all Subsidiaries of Vivendi who hold Company Stock or, in the event of a Transfer to a Demerger Entity, such Demerger Entity and the Subsidiaries thereof that hold Company Stock.

           "Vivendi Representative" means Vivendi or a designee of Vivendi reasonably acceptable to the Issuer.

           1.2 Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Business Combination Agreement.

           1.3 Other Definitions. The following capitalized terms are defined in the following sections of this Agreement:

Term                                                   Section
----                                                   -------
Agreement                                              Preamble
Business Combination Agreement                         First Recital
Company                                                Preamble
Confidential Information                               4.3
Corporate Opportunity                                  4.6(a)
CPR                                                    6.11
Dispute Notice                                         6.11
Disputes                                               6.11
GE                                                     Preamble
GE Transaction                                         3.1(a)(iii)
Holding                                                Preamble
Parent                                                 Preamble
Representatives                                        4.3

Stockholder Group Member                               4.6(a)
Stockholders                                           Preamble
Strategic Committee                                    4.8
Vivendi                                                Preamble


                                    ARTICLE II

                                  COMPANY STOCK

           2.1 Restrictions on Transfer of Company Stock. Subject to Section 6.8, no Stockholder may Transfer any shares of Company Stock except to a Permitted Transferee, provided, however, that in connection with any Transfer to a Permitted Transferee prior to the consummation of an IPO (a) such Stockholder must give the Company written notice prior to the time of such Transfer stating the name and address of the Permitted Transferee and identifying the Company Stock with respect to which the rights under this Agreement are to be transferred, (b) such Permitted Transferee must agree in writing to be bound as a Stockholder by the provisions of this Agreement insofar as it pertains to the holding, owning and disposition of Company Stock, and (c) prior to any such Permitted Transferee ceasing to be a Permitted Transferee (due to change in ownership or otherwise), such Permitted Transferee shall be obligated to transfer such shares of Company Stock back to the original Stockholder from whom such Permitted Transferee acquired its shares of Company Stock (or, if control of such original Stockholder has changed since the date of such original transfer, to the Person who controlled such original Stockholder as of the date of such original transfer). For the avoidance of doubt, any Transfer to any Person who is not a Permitted Transferee shall be void ab initio and shall have no force or effect.

           2.2 Certain Acknowledgments; Stock Certificate Legend. In addition to the restrictions set forth in Section 2.1, each Stockholder acknowledges that the Company Stock issued prior to an IPO is issued pursuant to an exemption from registration under the Securities Act and applicable state securities law and agrees not to sell or otherwise dispose of its shares of Company Stock in any transaction which would be in violation of the Securities Act, applicable state securities law or this Agreement. Each Stockholder acknowledges that the following legend shall appear on the certificates for the Company Stock reflecting the foregoing restriction:

                      (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE OR ANY OTHER SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE ASSIGNED, EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER ALL APPLICABLE SECURITIES OR "BLUE SKY" LAWS, OR (II) UPON THE FURNISHING TO THE ISSUER BY THE HOLDER OF THIS CERTIFICATE

           OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH TRANSACTION IS NOT REQUIRED TO BE REGISTERED UNDER APPLICABLE SECURITIES OR "BLUE SKY" LAWS."

                      (b) "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STOCKHOLDERS AGREEMENT OF THE ISSUER, DATED AS OF ________, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST."

           Upon registration of any shares of Company Stock pursuant to the Liquidity Rights Agreement, the Company shall remove from each certificate evidencing such shares of Company Stock part (a) of the legend set forth above. Subject to the provisions of Section 2.1, the Company shall, at the request of any Stockholder, remove from each certificate evidencing Company Stock part (a) of the legend set forth above if, in the opinion of counsel reasonably acceptable to the Company, the Company Stock evidenced thereby may be publicly sold without registration under the Securities Act.

                                   ARTICLE III

                            GOVERNANCE OF THE COMPANY

           3.1 Veto Rights of the Vivendi Representative.

           (a) 10% Rights. Subject to Section 6.8, so long as the shares of Company Stock collectively Beneficially Owned by the members of the Vivendi Group constitute at least 10% of the total voting power represented by the outstanding shares of Company Stock (for this purpose, prior to an IPO, without giving effect to any issuance of Company Stock after the date hereof), the Vivendi Group shall have the right to veto any of the following transactions, and the Company shall not engage in any of the following transactions without the prior written consent of the Vivendi Representative:

                      (i) any sale, merger or consolidation of the Company only to the extent such transaction would result in a Change of Control of the Company;

                      (ii) any issuance by the Company of equity interests (other than Excluded Securities) or securities convertible into equity securities (other than Excluded Securities) at less than Fair Market Value;

                      (iii) any transaction that is between the Company or any of its controlled Affiliates, on the one hand, and GE or any controlled Affiliate of GE (other than the Company and its controlled Affiliates), on the other hand, that involves payments or the incurrence of obligations by the Company in any calendar year in excess of $1,000,000 (a "GE Transaction") other than any GE Transaction pursuant to the terms of the Business Combination Agreement, any Ancillary Agreement or any other agreement expressly contemplated by any such agreement or entered into in connection with the execution of the Business Combination Agreement or the Closing of the transactions contemplated thereby, but in each case, such proposed GE Transaction shall not be subject to the approval of the Vivendi Representative (A) to the extent such proposed transaction, in the - reasonable determination of the Board, contains terms that are as favorable to the Company and its Subsidiaries as would be obtained at arms length, it being agreed, without limiting the types of transactions that shall be considered arms length, that if a transaction involves charges to the Company and its Subsidiaries that are substantially in the same categories of items (as such categories may reasonably evolve over time) and determined based upon substantially the same allocation methodology or costing rules, as applicable, agreed upon by GE and Vivendi prior to the Closing as contemplated by Section 7.23 of the Business Combination Agreement, then such transaction shall be deemed to be at arms length (it being understood and agreed that on an annual basis, (i) GE will provide Vivendi with reasonable detail regarding such - charges and the allocation methodology and costing rules relating thereto and (ii) GE will inform Vivendi in writing if it -- becomes aware of any deviation from such methodology or rules in connection with such charges) or (B), is otherwise agreed - to in writing by Vivendi and GE prior to or after the Closing; or

                      (iv) any dissolution, liquidation or winding up of the Company or any assignment to creditors or commencement of a voluntary proceeding seeking bankruptcy, reorganization or other similar relief or the taking of any action similar to any of the foregoing, but excluding any such dissolution, liquidation or winding up that occurs in connection with a transaction described in clause (i) above that does not result in a Change of Control.

           (b) 5% Rights. Subject to Section 6.8, for so long as the shares of Company Stock collectively Beneficially Owned by members of the Vivendi Group constitute at least 5% of the total voting power represented by the outstanding shares of Company Stock (for this purpose, prior to an IPO, without giving effect to any issuance of Company Stock after the date hereof), the Company shall not engage in any of the actions referred to in Section 3.1(a)(iii) or
(iv).

           3.2 Election of Directors and Operation of the Board.

           (a) Election of Directors. Each Stockholder shall vote all of its Company Stock and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within its control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including calling special board and stockholder meetings), such that, subject to the third sentence of this Section 3.2(a), prior to the consummation of an IPO, the Certificate of Incorporation of the Company will contain cumulative voting provisions for the election of directors to the Board and the number of directors on the Board shall be 15, it being acknowledged that the application of cumulative voting results in a Stockholder holding 18.82% of the votes having the effective power to elect 3 out of 15 directors. So long as the Certificate of Incorporation contains such cumulative voting provisions, in the event that a director is removed for cause pursuant to Section 141(k) of the Delaware General Corporation Law or for any other reason ceases to serve as a member of the Board during his or her term of office, the Stockholders shall take all necessary or desirable actions (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to immediately re-elect the entire Board. Upon the earlier of (i) an IPO and (ii) such time at which the shares of Company Stock collectively Beneficially Owned by members of the Vivendi Group exceeds 10% of the total voting power represented by outstanding shares of Company Stock (for this purpose, prior to an IPO, without giving effect to any issuance of Company Stock after the date hereof), but the application of cumulative voting will not enable members of the Vivendi Group to ensure the election of two members to the Board, the Stockholders agree that they shall vote their shares of Company Stock and take all action necessary to remove the cumulative voting provisions from the Certificate of Incorporation. After the removal of such cumulative voting provisions, each member of the GE Group and the Vivendi Group agrees to vote all of its shares of Company Stock and take all other necessary or desirable actions within its control including attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Certificate of Incorporation or Bylaws, and the Company shall take all necessary and desirable actions within its control, such that:

                      (i) so long as the Vivendi Group collectively Beneficially Owns shares representing at least 10%, but less than 20%, of the total voting power represented by the outstanding shares of Company Stock, such Stockholders shall vote their shares of Company Stock in favor of two directors designated by the Vivendi Representative such that such two designees shall be elected to the Board;

                      (ii) so long as the Vivendi Group collectively Beneficially Owns shares representing at least 5%, but less than 10%, of the total voting power represented by the outstanding shares of Company Stock, such Stockholders shall vote their shares of Company Stock in favor of one director designated by the Vivendi Representative such that such one designee shall be elected to the Board; and;

                      (iii) with regard to the remaining number of directors, such Stockholders shall vote their shares of Company Stock in favor of designees of GE such that such remaining directors shall be elected to the Board (it being understood that the size of the Board may be modified from time to time by Parent, subject to the Vivendi Group's designation right under clauses (i) and (ii) above);

                      (iv) the removal from the Board without cause of any director designated pursuant hereto may only be upon the written request of the party or parties entitled to designate such director; provided that any such designee, for cause shown by Parent or the Vivendi Representative, shall be removed from the Board, in which case the designating party or parties shall have the right to identify a replacement designee;

                      (v) in the event that any director designated pursuant hereto for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board may be filled only by the party or parties entitled to designate such departing director; and

                      (vi) notwithstanding anything in this Section 3.2(a) to the contrary, GE shall have the right to designate 80% of the Board (and of all committees thereof with decision-making authority) as long as members of the GE Group collectively Beneficially Own (as they do as of the Closing) such number of shares as carry 80% of the total voting power of the stockholders of the Company.

           (b) If (i) at any time the number of members of the Board which the Vivendi Representative or GE are entitled to designate pursuant to Section 3.2(a) hereof changes as a result of a decrease in the number of shares of Company Stock Beneficially Owned by members of the Vivendi Group or by GE, as the case may be, or (ii) any incumbent director dies, becomes incapacitated from serving on the Board, or retires, resigns or is removed from the Board, each of the parties hereto agrees to vote their Company Stock and to take all necessary corporate and other action within its control, including altering the size of the Board, to ensure that as soon as reasonably practical (and, if necessary to give effect to this Section 3.2(b), prior to the next regularly scheduled meeting date of the Stockholders) the number of members of the Board which the Vivendi Representative or GE have designated at all times corresponds to Section 3.2(a). Such corporate and other action may include, without limitation, either the removal of one or more incumbent directors or the election of one or more additional directors (subject in each case to Section 3.2(a) and applicable requirements of the Certificate of Incorporation and the Bylaws pertaining to the number of members of the Board).

           (c) Operation of the Board and the Board Committees. So long as the shares of Company Stock collectively Beneficially Owned by the members of the Vivendi Group constitute at least 5% of the total voting power represented by the outstanding shares of Company Stock (for this purpose, prior to an IPO, or until such earlier time as is specified below, without giving effect to any issuance of Company Stock after the date hereof), each Stockholder agrees to the following covenants regarding the operation and responsibility of the Board and certain committees thereof and at all times prior to the IPO and after the IPO, to the maximum extent possible under applicable federal securities law and stock exchange rules, each Stockholder shall vote all of its shares of Company Stock and take all other necessary or desirable actions within such Stockholder's control including attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Certificate of Incorporation or Bylaws, and the Company shall take all necessary and desirable actions within its control, such that:

                      (i) the Board shall meet at least four times per year and each of the Board's audit, human resources and strategy and finance committees shall meet at least once per calendar quarter;

                      (ii) subject to Section 3.2(d), one director designated by the Vivendi Representative shall serve on each of the Board's audit, human resources and strategy and finance committees, it being understood and agreed that the number of members of each such committee will be adjusted from to time to time so that the percentage of each such committee designated by the Vivendi Representative as of a given time is equal to the percentage of the entire Board designated by the Vivendi Representative at such time, such representation not to exceed 20% of either such committee;

                      (iii) so long as the members of the Vivendi Group have a right to elect at least three directors to the Board, a quorum for meetings of the Board shall require the participation of one of the directors designated by Vivendi unless any such director fails to participate by telephone, video-conferencing or in person after having received 48 hours advance written notice of a meeting; and

                      (iv) each of the following shall be subject to the approval of the Board and shall be reviewed by a committee of the Board, as specified below:

                      (A) the Company's strategic plan and annual budget shall be reviewed, and the implementation and progress of such plan and budget shall be monitored, by the strategy and finance committee;

                      (B) any Significant Acquisition or Significant Disposition shall be reviewed by the strategy and finance committee; provided that, so long as the members of the Vivendi Group have a right to elect at least three directors to the Board, Vivendi shall have the right to designate an executive of Vivendi to participate in the negotiations in respect of any such Significant Acquisition or Significant Disposition;

                      (C) the results of operations for each fiscal quarter and the accounting policy of the Company during each such period shall be reviewed following the completion of each such calendar quarter by the audit committee; and

                      (D) the annual compensation package (including performance objectives and payouts) for each of the top five executive officers of the Company shall be reviewed by the human resources committee.

           (d) Vivendi Designees. Vivendi shall have the right to designate to the Board (and each applicable committee) any senior officer of Vivendi or a significant Subsidiary of Vivendi that is a member of the Vivendi Group. If the Vivendi Group votes in favor of or designates as a director to the Board (or any committee thereto) a Person who is not as of such time a senior executive of Vivendi or a significant Subsidiary of Vivendi, GE shall have the right, in its sole discretion, to require the Vivendi Representative to replace such Person with a senior executive of Vivendi or a significant Subsidiary of Vivendi.

           (e) Telephonic Board Meetings; Notice. The parties hereto shall take or cause to be taken all necessary actions within their control, including causing the Bylaws to make due provision, to allow any member of the Board to telephonically attend any meeting of the Board. Upon the members of the Vivendi Group ceasing to have the effective power to elect at least three directors to the Board, for so long as the members of the Vivendi Group collectively Beneficially Own shares representing at least 5% of the total voting power represented by the outstanding shares of Company Stock, the Company will give each director written notice of each regularly scheduled or special meeting of its Board, which notice, to the extent reasonably practicable, shall be given, in the case of any meeting to be held in person, at least 72 hours in advance of such meeting; it being understood and agreed that any such notice requirement may be waived in accordance with the applicable provisions of the Bylaws.

           (f) No Conflict with Agreement. The Stockholders shall vote their shares of Company Stock and take all other actions necessary, to ensure that the organizational documents of the Company, and any future amendments thereto, do not, at any time, conflict with the provisions of this Agreement (except to the extent required by applicable law).

           3.3 Preparation for an IPO. Notwithstanding anything in this Agreement to the contrary, in connection with and subject to the closing of an IPO, the Stockholders and their respective Permitted Transferees shall, vote their shares of Company Stock and take all actions necessary or desirable (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including calling special board and stockholder meetings), to amend the Certificate of Incorporation and the Bylaws to include (i) customary anti-takeover protections, (ii) provisions preserving the rights of Parent as the controlling stockholder of the Company and (iii) to remove the provision permitting cumulative voting from the Certificate of Incorporation. In each case, such provisions will be developed by GE and the managing underwriters, in consultation with the Vivendi Representative, taking into account then-prevailing corporate governance practice for U.S. public media companies and in public offerings involving controlling stockholders and preserving the right of the Vivendi Group to have Board representation if their aggregate ownership of shares representing in excess of the percentages of total voting power represented by the outstanding shares of Company Stock specified in this
Article III, it being agreed that such provisions must be reasonably acceptable to GE in light of GE's corporate governance standards at such time.

                                    ARTICLE IV

                  COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

           4.1 Financial Statements. Subject to Section 6.8, as long as the members of the Vivendi Group collectively Beneficially Own shares representing 5% or more of the total voting power represented by the outstanding shares of Company Stock (for this purpose, prior to an IPO, without giving effect to any issuance of Company Stock after the date hereof), the Company shall furnish the Vivendi Representative with copies of the following financial statements and other information:

           (a) as soon as available after the end of each quarterly accounting period in each fiscal year of the Company and in any event no later than 30 days after the end of such quarterly accounting period, copies of the unaudited consolidated balance sheets of the Company as of the end of such quarterly accounting period, and of the related consolidated statements of income and retained earnings and cash flows for such accounting period and for the portion of the fiscal year then ended, all in reasonable detail, together, for so long as the Vivendi Group continues to use equity accounting to reflect its investment in the Company, with such relevant information and assistance reasonably requested by the Vivendi Representative that will enable members of the Vivendi Group to reconcile such financial statements to French generally accepted accounting principles and/or International Accounting Standards, as applicable, and to comply with the requirements of Rule 3-09 and Rule 4-08 of Regulation S-X under the Securities Act and any other requirements of the Exchange Act as applicable (collectively, the "Reconciliation Information");

           (b) as soon as available after the end of each fiscal year of the Company beginning in 2004 and in any event no later than 60 days after the end of such fiscal year, copies of the audited consolidated balance sheets of the Company as of the end of such fiscal year, and of the related audited consolidated statements of income and retained earnings and cash flows for such fiscal year, all in reasonable detail, and, in the case of such audited consolidated statements, accompanied by a report thereon of a nationally recognized firm of independent certified public accountants selected by the Company, together, for so long as the Vivendi Group continues to use equity accounting to reflect its investment in the Company; and

           (c) for so long as the Vivendi Group continues to use equity accounting to reflect its investment in the Company, the Company will provide access to its financial information to enable Vivendi to determine the allocation of Vivendi's investment in the Company under purchase accounting and to monitor such allocation on an on-going basis;

provided that, prior to March 31, 2005 and upon written notice to Vivendi, the above deadlines for the delivery of documents may be reasonably extended by the Company if its accounting system and processes make these deadlines impracticable. With respect to financial statements and Reconciliation Information described in paragraphs (a) and (b) above, for so long as Vivendi Group continues to use equity accounting to reflect its investment in the Company, (x) the Vivendi Group and, as prescribed by French generally accepted auditing standards, the Vivendi Group's independent auditors shall have full access in a timely manner to the Company's auditors and appropriate management personnel to discuss the Company's financial statements and the Reconciliation Information for such financial statements (it being understood that the Vivendi Group and, as prescribed by French generally accepted auditing standards, the Vivendi Group's independent auditors shall have access to such auditors work papers upon execution of such customary access letter as such independent auditors may request), provided that Vivendi and its Representatives will use reasonable efforts to minimize any disruption to the business arising from such requests, including by coordinating the flow of information through specific points of contact designated by the Company in writing and devoting appropriate resources of Vivendi to participate in this process and (y) the Company shall use reasonable best efforts to cause its independent auditors to consent to the Vivendi Group's inclusion to the financial statements referred to in Section 4.1(b) to be included in the Vivendi Group's filings with the Commission. For the avoidance of doubt, neither the Company nor its Representatives will perform any reconciliation to French generally accepted accounting principles and/or International Accounting Standards.

           4.2 Right to Information with Respect to the Company; Reporting by Vivendi.

           (a) Subject to Section 6.8, as long as the members of the Vivendi Group collectively Beneficially Own shares representing 5% or more of the total voting power represented by the outstanding shares of Company Stock (for this purpose, prior to an IPO, without giving effect to any issuance of Company Stock after the date hereof), the Vivendi Representative (and, as prescribed by French generally accepted auditing standards, the Vivendi Group's independent auditors) shall have the right, at the Vivendi Representative's sole expense, to inspect the existing books and records of the Company during the regular business hours of the Company; provided that the Company shall not be required to cooperate with any inspection requests of the Vivendi Representative that would unduly interfere with the operations of the Company.

           (b) Vivendi agrees to provide the Company with any final reconciliation of the Company's financial statements to French generally accepted accounting principles or International Accounting Standards, as applicable, prior to any public disclosure of financial statements containing or reflecting such information.

           4.3 Confidentiality. All materials and information obtained by any member of the Vivendi Group (which term, for purposes of this Section 4.3, shall include the Vivendi Representative and each such member's or the Vivendi Representative's Representatives (as defined below)) pursuant to the rights granted under this Agreement, together with all other confidential or proprietary information of the Company (such materials and information collectively, the "Confidential Information"), shall be kept confidential and shall not be disclosed to any third party except (a) information which is obtained by any member of the Vivendi Group from a third party who is not known by such member to be prohibited from disclosing the information to such member by a contractual, legal or fiduciary obligation to the Company, (b) information which is or becomes publicly available (other than as a result of disclosure by any member of the Vivendi Group in violation of this section); (c) information which is independently developed, discovered or arrived at by any member of the Vivendi Group without use of Confidential Information, (d) to such recipient's equity holders, directors, officers, trustees, partners, employees, agents, accountants, representatives and professional consultants ("Representatives") on a need to know basis, (e) to any Person to which such recipient offers to sell or transfer any shares of Company Stock, provided that the prospective transferee shall agree to be bound by a confidentiality agreement for the benefit of the Company containing provisions substantially similar the provisions of this Section 4.3, (f) in any report, statement, testimony or other submission to any Governmental Authority having or claiming to have jurisdiction over such recipient (including information reasonably required to be included in Vivendi's financials statements, earnings release or Tax filings) or any information required to be disclosed to any Governmental Authority or arbitrator in connection with any claim against GE or NBC or their respective Affiliates,
(g) in order to comply with any law, rule, regulation, or order applicable to such recipient, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such recipient in the course of any litigation, investigation or administrative proceeding or (h) to Vivendi's financial lenders, in connection with any Financing Arrangement or Equity Derivatives Transaction; provided that such lenders execute a non-disclosure agreement with the Company restricting such lenders from the disclosure of any Confidential Information in the same manner as is set forth in this Section 4.3. In the event that any party hereto or any of its Representatives becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information, the disclosing party shall provide the Company with prompt prior written notice of such requirement and shall cooperate with the Company, at the Company's expense, to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege. In the event that such protective order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of such Confidential Information that has been legally compelled.

           4.4 Standstill. As long as the Vivendi Group Beneficially Owns shares representing 5% or more of the total voting power represented by the outstanding Company Stock, Vivendi agrees that, without GE's prior written consent, it will not, and it will cause each other member of the Vivendi Group not to take any of the following actions (it being understood that such limitations shall not be deemed to limit to the actions of any member of the Board):

           (a) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, record or beneficial ownership of any Company Stock (which for purposes of this Section 4.4 will include any Excluded Securities), or direct or indirect rights to options to acquire (through purchase, exchange, conversion or otherwise) any Company Stock, in each case, other than as part of any Equity Derivative Transaction with respect to shares of Company Stock Beneficially Owned by a member of the Vivendi Group;

           (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the Exchange Act, as amended) to vote any Company Stock, seek to advise, encourage or influence any person or entity with respect to the voting of any Company Stock, initiate or propose any shareholder proposal or induce or attempt to induce any other person to initiate any shareholder proposal;

           (c) make any statement or proposal, whether written or oral, to the Board or any director, officer or agent of the Company, or make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of assets, recapitalization, dividend, share repurchase, liquidation or other extraordinary corporate transaction with the Company or any other transaction which could result in a Change of Control of the Company, or solicit or encourage any other person to make any such statement or proposal;

           (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (other than as created as a result of this Agreement) with respect to any securities of the Company;

           (e) deposit any Company Stock into a voting trust or subject any Company Stock to any arrangement or agreement with respect to the voting of any Company Stock other than this Agreement and the Liquidity Rights Agreement;

           (f) make a public request to the Company or to any member of the GE Group (or their directors, officers, shareholders, employees or agents) to amend or waive any provisions of this Agreement, the Certificate of Incorporation or Bylaws, including any public request to permit the Company or any member of the GE Group or any other person to take any action in respect of the matters referred to in this Section 4.4;

           (g) take any action which might require the Company or any member of the GE Group to make a public announcement regarding the possibility of any transaction referred to in paragraph (c) above or similar transaction or, advise, assist or encourage any other persons in connection with the foregoing; or

           (h) disclose any intention, plan or arrangement inconsistent with the foregoing.

           4.5 [Intentionally Omitted.]

           4.6 Corporate Opportunity; Contractual Relationships.

           (a) Except as otherwise provided in the second sentence of this
Section 4.6(a), no Stockholder and no officer, director, agent, stockholder, member, manager, partner or Affiliate of any Stockholder (any of the foregoing, a "Stockholder Group Member") shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Company or any of its Subsidiaries in which the Company or one of its Subsidiaries may, but for the provisions of this Section 4.6(a), have an interest or expectancy ("Corporate Opportunity"), and no Stockholder nor any Stockholder Group Member (even if also an officer or director of the Company) will be deemed to have breached any fiduciary or other duty or obligation to the Company by reason of the fact that any such Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Company. The Company, on behalf of itself and its Subsidiaries, renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Company; provided that the Company does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer of the Company who is also a director or officer of a Stockholder if such opportunity is expressly offered to such Person in his or her capacity as an officer of the Company and the Stockholders recognize that the Company reserves such rights.

           (b) Each Stockholder and the Company acknowledge that each Stockholder and each Stockholder Group Member shall have no duty to refrain from: (i) engaging or investing in, independently or with others (excluding the Company or any of its Subsidiaries), any business activity of any type or description, including those that might be the same as or similar to the business of the Company or any of its Subsidiaries, (ii) doing business with any client or customer of the Company or any of its Subsidiaries or (iii) employing or otherwise engage any officer or employee of the Company, and no Stockholder or Stockholder Group Member (even if an officer or director of the Company) shall be liable to the Company or any of the other Stockholders for breach of any fiduciary duty by reason of any such activities of such Person or of such Person's participation therein.

           (c) Without limiting the obligations under clause (iii) of Section 3.1(a), no contract, agreement, arrangement or transaction between the Company or one of its Subsidiaries, on the one hand, and a Stockholder or a Stockholder Group Member, on the other hand, shall be void or voidable solely for the reason that a Stockholder or a Stockholder Group Member are parties thereto, or solely because any Stockholder Group Member is present at or participates in any meeting of the Board or a committee thereof in connection with the authorization of such contract, agreement, arrangement or transaction, or solely because his or their votes are counted for such purpose, and the Stockholders and the Stockholder Group Member (even if an officer or director of the Company) (i) shall have fully satisfied and fulfilled all fiduciary and other duties to the Company and the Stockholders with respect thereto, (ii) shall not be liable to the Company or the Stockholders for any breach of fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, (iii) shall be deemed to have acted in good faith and in a manner it reasonably believed to be in and not opposed to the best interests of the Company and the Stockholders and (iv) shall be deemed not to have breached its or their duties of loyalty to the Company and the Stockholders and not to have received an improper personal benefit therefrom, if such transaction is deemed to be at arms length.

           (d) Without limiting any contractual remedies that may otherwise be available to the parties to this Agreement, any contract or business relation which does not comply with the procedure set forth in Section 3.1(a)(iii) shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Company or derivation of any improper personal economic gain, but shall instead be governed by the provisions of the DGCL and other applicable law.

           4.7 Subscription for Equity Interests. Prior to the consummation of an IPO, for so long as the shares of Company Stock collectively held by the members of the Vivendi Group constitute at least 10% of the total voting power represented by the outstanding shares of Company Stock, GE shall obtain the prior written consent of the Vivendi Representative prior to purchasing or permitting any of GE's Affiliates to purchase from the Company any newly issued equity interests of the Company, or any newly issued securities convertible into equity securities of the Company; provided that (a) this Section 4.7 shall not prohibit any purchase of such equity interests to the extent the Company uses the proceeds to fund a repurchase of shares of Company Stock from the members of the Vivendi Group pursuant to the Liquidity Rights Agreement and (b) this
Section 4.7 shall terminate and have no further effect as of the first date when the members of the Vivendi Group are no longer eligible to elect at least three directors to the Board (of which event the Vivendi Representative will promptly notify GE).

           4.8 Strategic Committee. As long as the members of the Vivendi Group collectively Beneficially Own shares of Company Stock representing 5% or more of the total voting power represented by the outstanding shares of Company Stock, GE and Vivendi shall establish a committee (the "Strategic Committee"), which shall consist of the chief executive officer of GE and a nominee designated from time to time by GE and the chief executive officer of Vivendi and a nominee designated from time to time by Vivendi. The Strategic Committee shall meet at least once per calendar quarter and shall be responsible for evaluating, developing and recommending to the Company strategic objectives, business plans and growth opportunities, and for promoting and monitoring the Commercial Arrangements with members of the Vivendi Group contemplated by the Business Combination Agreement. The Strategic Committee shall also discuss any proposed Demerger of Vivendi. The Strategic Committee shall have no decision-making authority with respect to the Company and its controlled Affiliates. There shall be no chairman of the Strategic Committee.

                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

           Each Stockholder who is not a party to the Business Combination Agreement hereby, severally, and not jointly, represents and warrants to the Company with respect to itself and its ownership of its Company Stock as follows:

           5.1 Ownership of Company Stock. Such Stockholder or its wholly owned direct or indirect subsidiary owns of record and beneficially all of the shares of Company Stock set forth under its signature on the signature pages hereto and has good and marketable title to such Company Stock, free and clear of any Liens or preemptive rights. Except as otherwise provided in this Agreement or the Liquidity Rights Agreement, such Stockholder or its wholly owned direct or indirect subsidiary has sole voting power, without restrictions, with respect to all of such shares of Company Stock.

           5.2 Organization, Power and Authority, Binding Agreement. Such Stockholder is a corporation, partnership, trust or limited liability company, duly formed, legally existing and in good standing under the Laws of its jurisdiction of incorporation or formation and has all requisite corporate or limited liability company, partnership or trust power and authority to enter into this Agreement. This Agreement has been duly and validly authorized by all necessary corporate, limited liability company, partnership, trust or similar action and has been, or at Closing will be, as applicable, duly executed and delivered by such Stockholder and this Agreement (assuming due execution and delivery by the other parties hereto) constitutes the valid and binding obligations of such Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

           5.3 No Conflicts.

           (a) The execution and delivery of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the charter, by-laws or other organizational document of such Stockholder, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation) under, require a consent or waiver under, constitute a change in control under, or result in the imposition of any Lien on such Stockholder's shares of Company Stock under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or instrument to which such Stockholder is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, Law, ordinance, rule or regulation applicable to such Stockholder or any of its properties or assets, except in the case of clauses (ii) and (iii) of this Section 5.3(a) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or Liens as would not have a material adverse effect on the ability of the Stockholders, or any of them, to consummate the transactions contemplated by this Agreement.

           (b) Other than as set forth in the Business Combination Agreement, no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder.

                                    ARTICLE VI

                                  MISCELLANEOUS

           6.1 Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five (5) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent electronically or by facsimile, during the normal business hours on any Business Day of the recipient, or one Business Day after the date sent, if sent electronically or by facsimile, after the normal business hours of the recipient, provided that the electronic message is promptly confirmed by facsimile confirmation thereof and the sending party receives written confirmation that the facsimile has been successfully transmitted in its entirety to the intended recipient, (c) when delivered, if delivered personally to the intended recipient and (d) one (1) Business Day following sending by overnight delivery via a national courier service (two (2) Business Days following sending by overnight international delivery via international courier service), in each case, addressed to a party at the following address for such party:

           (a) if to the Company, to:

                     [NewCo]

                     with copies (which shall not constitute notice to the Company) to:

                     GE and its counsel at the addresses
                     specified below

           (b) if to Parent or GE, to:

                     General Electric Company
                     3135 Easton Turnpike
                     Fairfield, Connecticut  06828
                     Attention:  Senior Counsel for Transactions
                     Fax:  (203) 373-2008
                     with a copy (which shall not constitute notice to GE) to:

                     Debevoise & Plimpton
                     919 Third Avenue
                     New York, New York  10022
                     Attention:  Jeffrey J. Rosen, Esq.
                     Fax:  (212) 909-6836

           (c) and if to a member of the Vivendi Group or the Vivendi Representative, to the Vivendi Representative's address set forth on its signature on the signature pages hereto, with a copy (which shall not constitute notice to the Vivendi Group or the Vivendi Representative) to:

                     Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, New York  10153
                     Attention:  Akiko Mikumo, Esq.
                     Fax:  (212) 310-8007

           Any party to this Agreement may change the address or addresses to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

           6.2 Vivendi Representative. The members of the Vivendi Group acknowledge that the Company, Parent and GE desire that such Persons communicate their decisions regarding the exercise of their rights under this Agreement through a single representative and that the Company, Parent and GE have the right to deal exclusively with this representative. For this reason, each member of the Vivendi Group hereby irrevocably constitutes and appoints Vivendi and its designees as the Vivendi Representative and as its true and lawful attorney-in-fact, coupled with an interest, to take any action, and to give and receive any notices, requests or other communications, required to be taken, given or received pursuant to this Agreement by any such member of the Vivendi Group, and therefore neither the Company nor any member of the GE Group shall be obligated to deal or communicate with any member of the Vivendi Group in connection with the subject matter of this Agreement.

           6.3 Joint and Several Obligations. Each of GE and Vivendi agrees that it shall be jointly and severally liable to the Company and the other Stockholders for the acts (including any failure to act) and the obligations under this Agreement of each Person that is a member of the GE Group and the Vivendi Group, respectively, at any time from and after the date hereof (including any Person that becomes a successor to such Stockholder by operation of Law).

           6.4 Subsequent Parties. Each Person who after the date of this Agreement but prior to the closing of an IPO is offered Company Stock by the Company shall, as a condition precedent to the acquisition of such Company Stock, (a) become a party to this Agreement by completing and executing a signature page hereto (including the address of such party), (b) execute all such other agreements or documents as may reasonably be requested by the Company, and (c) deliver such signature page and, if applicable, other agreements and documents to the Company at its address specified in Section 6.1. Such Person shall, upon its satisfaction of such conditions and acquisition of Company Stock, be a Stockholder for all purposes of this Agreement.

           6.5 Entire Agreement; No Inconsistent Agreement.

           (a) This Agreement (and, to the extent referenced herein, the Business Combination Agreement, any Ancillary Agreement or any other agreement expressly contemplated by any such agreement or entered into in connection with the execution of the Business Combination Agreement or the Closing of the transactions contemplated thereby) constitute the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

           (b) The Company will not hereafter enter into any agreement with respect to its securities which would materially and adversely affect the rights expressly granted to the Stockholders in this Agreement.

           6.6 No Third-Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

           6.7 Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable Law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by Law so as to effectuate the parties' intent to the maximum extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by Law.

           6.8 Termination. Certain rights and obligations under the following provisions of this Agreement shall terminate as follows:

           (a) the Transfer restrictions set forth in Section 2.1 will expire
(i) in the case of a member of the Vivendi Group or any of their Permitted Transferees, as of the date following the closing of an IPO on which the members of the Vivendi Group no longer collectively Beneficially Own shares representing at least 5% of the total voting power represented by the outstanding Company Stock and (ii) in the case of any other Stockholder (including any member of the GE Group), as of the closing of an IPO;

           (b) the consent rights of the Vivendi Representative in Section 3.1(a) shall terminate upon the earliest to occur of (i) an IPO, (ii) a Vivendi Change of Control or (iii) the date on which the Vivendi Group falls below the ownership threshold set forth in Section 3.1(a);

           (c) the consent rights of the Vivendi Representative in Section 3.1(b) shall terminate upon the earliest to occur of (i) an IPO, (ii) a Vivendi Change of Control or (iii) the date on which the Vivendi Group falls below the ownership threshold set forth in Section 3.1(b);

           (d) the Board designation rights of Vivendi in Section 3.2(a) shall terminate upon a Vivendi Change of Control;

           (e) the information rights of the Vivendi Representative in Sections
4.1 and 4.2 shall terminate upon the earlier of a Vivendi Change of Control or the date on which the Vivendi Group falls below the ownership threshold set fort in such sections; and

           (f) the rights of the Vivendi Group under Sections 4.7 and 4.8 shall terminate on the earliest to occur of (i) a Vivendi Change of Control, (ii) an IPO and (iii) such date as the Vivendi Group falls below the ownership thresholds set forth in such sections (if applicable);

provided that (a) a Vivendi Change of Control shall not be deemed to have occurred if GE agrees to waive such termination event, such waiver not to be unreasonably withheld or delayed, and (b) no such termination shall relieve any party of liability for any breach of any such provision prior to such termination.

           6.9 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York applicable to agreements to be performed entirely within such state, including all matters of construction, validity and performance, without regard to the conflict of Law principles of such state to the extent that they would apply the Law of a different jurisdiction.

           6.10 Jurisdiction; Waiver of Jury Trial.

           (a) Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for the Southern District of New York, unless federal jurisdiction does not exist, in which case any such action, suit or proceeding shall be brought in the Delaware Chancery Court or, if such court lacks jurisdiction, the Supreme Court of the State of New York, New York County. Each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of any such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof may not be enforced in or by any such court. Each party hereto further and irrevocably submits to the jurisdiction of any such court in any action, suit or proceeding.

           (b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any right that such party may have to a trial by jury of any claim or cause of action directly or indirectly based upon or arising out of this Agreement, or any of the transactions contemplated herein.

           6.11 Mediation. Prior to commencing legal action with respect to any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation hereof, or any arrangements relating hereto or contemplated herein or the breach, termination or invalidity hereof (collectively, "Disputes"), a party will notify the other party in writing of any such Dispute (a "Dispute Notice"). Following receipt of a Dispute Notice by a party, the parties shall jointly appoint a mediator and shall attempt in good faith to resolve any Dispute promptly by confidential mediation pursuant to the then current mediation procedures of the CPR Institute for Dispute Resolution (the "CPR"). If the parties cannot agree upon a mediator within five (5) days of receipt of the Dispute Notice by a party, the parties will ask the CPR to appoint a mediator promptly. If the Dispute is not resolved for any reason within thirty (30) days of the Dispute Notice (unless the period of time is extended by the parties in writing), either party may commence legal action in accordance with the other provisions hereof. Nothing contained in this Section
6.11 shall preclude a party from seeking injunctive relief if the prerequisites to obtaining injunctive relief, including irreparable harm, are otherwise satisfied.

           6.12 Assignment. Neither this Agreement nor any right or obligation arising under this Agreement may be assigned by any party without the prior written consent of the other parties, other than to a Permitted Transferee of the assignor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and no other Person shall have any right, benefit or obligation under this Agreement.

           6.13 Amendments; Waivers. This Agreement may be amended, modified or supplemented by the Company with the written consent of (a) GE, (b) Vivendi, but only for so long as the shares of Company Stock collectively Beneficially Owned by members of the Vivendi Group constitute at least 5% of the total voting power represented by the outstanding shares of Company Stock (for this purpose, prior to an IPO, without giving effect to any issuance of Company Stock after the date hereof), and (c) to the extent (and only to the extent) any particular holders of Company Stock would be uniquely and adversely affected by such amendment, modification or supplement, by such holder or a majority (by number of shares) of any other holders of Company Stock whose interests as a group would be adversely affected by such amendment, modification or supplement. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as otherwise provided in this

Agreement, the rights and remedies provided under this Agreement shall be cumulative and not exclusive of any rights or remedies provided by Law.

           6.14 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

           6.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same document. Each of the parties hereto (a) has agreed to permit the use, from time to time, of faxed or otherwise electronically transmitted signatures in order to expedite the consummation of the transactions contemplated hereby, (b) intends to be bound by its respective faxed or otherwise electronically transmitted signature, (c) is aware that the other parties hereto will rely on the faxed or otherwise electronically transmitted signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by fax or otherwise electronically transmitted.

           6.16 Remedies. Each party, in addition to being entitled to exercise all rights granted by Law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision of this Agreement is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

           6.17 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article of or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Reference to a Person are also to its permitted successors and assigns.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                [NEWCO]

                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:



                                GENERAL ELECTRIC COMPANY

                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:



                                NATIONAL BROADCASTING COMPANY HOLDING, INC.

                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                _______ shares of Company Stock



                                VIVENDI UNIVERSAL, S.A.

                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:



                                UNIVERSAL STUDIOS HOLDING III CORP.

                                By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                _______ shares of Company Stock

                                                                     EXHIBIT F

                   UMG TRADEMARK LICENSE AGREEMENT TERM SHEET
                   ------------------------------------------

All capitalized terms set forth herein shall be as set forth in the Business Combination Agreement ("BCA") to which this is attached.

AGREEMENT:                       The long form agreement to be entered in to by
                                 Licensor and Licensee prior to the Closing Date for which the material terms are set forth herein (the "AGREEMENT").

LICENSOR:                        Universal City Studios, LLLP

LICENSEE:                        Universal Music Group, Inc.

LICENSED MARKS:                  The UNIVERSAL word mark, and the Universal
                                 globe logo design mark and variations thereof
                                 (collectively, the "LICENSED MARKS").

AUTHORIZED USES (FURTHER
 DEFINED BELOW):                 Field of musical sound recordings, music video
                                 recordings and music publishing in all formats whether now known or hereafter created (the
                                 "CORE MUSIC BUSINESS").

                                 Music related products and services other than those in the field of film and television, including ring tones (the "EXTENDED MUSIC BUSINESS").

                                 Any products and services other than film and television ("OTHER PRODUCTS").

LICENSE GRANT:                   Royalty-free right and license with a limited
                                 right to sublicense, to use the Licensed Marks worldwide:

                                 (a) in substantially the same manner and form as the Licensed Marks are used by UMG as of the date of the BCA in the Core Music Business and the Extended Music Business;

                                 (b) as trade names and labels in use by UMG as of the date of the BCA in connection with operating the Core Music Business, including "Universal Records," "Universal Music" and "Universal International Music";

                                 (c)        upon Licensor's prior written
                                            consent, which shall not be
                                            unreasonably withheld or delayed, to
                                            create new labels, entities,
                                            corporate or trade names, or
                                            trademarks with "UNIVERSAL" as part
                                            of their names other than those
                                            permitted under (d) below;

                                 (d)        to create new labels, entities,
                                            corporate or trade names, or
                                            trademarks that contain the words
                                            "Universal Records," "Universal
                                            Music" or "Universal International
                                            Music" (such as "Universal Music
                                            Nashville") unless the name of the
                                            label or entity, corporate or trade
                                            name or trademark would bring
                                            Licensor into disrepute before a
                                            material portion of the consuming
                                            public in the relevant territory;

                                 (e) in connection with the manufacture, promotion, distribution and sale of Other Products using a derivative of the Licensed Mark that connotes music, including "Universal
                                            Records," "Universal International
                                            Music" or "Universal Music" or one
                                            of the derivative marks created
                                            pursuant to (d) above.

                                 (f) This license grant shall not include the right to use derivatives of the Licensed Marks containing the words "Films," "Television," "TV," "Motion Pictures" or "Movies."

SUBLICENSE:                      UMG shall have the right to sublicense its
                                 right to use the Licensed Marks to its
                                 controlled Affiliates and outside vendors who provide UMG with packaging or other materials for UMG to conduct business as authorized hereunder.

LICENSOR'S RIGHTS:               Licensor shall have the right to use (and to
                                 license to Licensor's Affiliates and outside vendors to use) the composite mark "NBC
                                 UNIVERSAL" in connection with soundtrack albums for productions of NBCSub.

EXCLUSIVITY                      Subject to "Licensor's Rights" above, the
                                 licenses granted in the "License Grant" section above are exclusive in the Core Music Business for a period of ten (10) years from the Closing
                                 Date. For all permitted uses outside the Core
                                 Music Business or after ten years from the Closing Date, the licenses are nonexclusive. In addition, during the term of the Agreement and for a period of two (2) years thereafter in the event of expiration or termination for a reason other than Licensee's breach and for a period of one (1) year thereafter in the event of termination for Licensee's breach, Licensor shall not use the Licensed Marks as part of the derivative marks "Universal Records,"
                                 "Universal Music" or "Universal International
                                 Music" in any business or for any products or services.


QUALITY CONTROL:                 (a)        Licensee shall ensure that all
                                            products and services manufactured,
                                            distributed and sold under the
                                            Licensed Marks, as well as all


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
                                            related advertising, promotional and
                                            other uses of the Licensed Marks by
                                            Licensee, conform in all material
                                            respects to the same high standards
                                            of quality heretofore met by
                                            Licensee's products and services in
                                            the Core Music Business ("QUALITY
                                            Standards"), of which Licensor is
                                            aware and which Licensor approves.
                                            It is understood that Licensor is
                                            not seeking to and shall have no
                                            right to control: (i) the artistic
                                            or expressive content of any product
                                            or service of Licensee; (ii)
                                            variations or improvements by
                                            Licensee to the packaging materials,
                                            technologies, or methods of
                                            distribution of its products or
                                            services; (iii) Licensee's
                                            implementation of technological
                                            advances to its products or
                                            services; and (iv) any changes to,
                                            improvements to, or introductions of
                                            new products and services by
                                            Licensee within the scope of the
                                            Authorized Uses that are consistent
                                            with industry standards and
                                            advances.

                                 (b)        Licensor shall have the right to
                                            request Licensee to provide samples
                                            of products and services bearing the
                                            Licensed Marks. If, upon examination
                                            of such products and services,
                                            Licensor believes that such products
                                            and services fail to conform to the
                                            Quality Standards, Licensor shall
                                            notify Licensee and shall permit
                                            Licensee a reasonable period of
                                            time, not to exceed one hundred
                                            twenty (120) days, to make
                                            appropriate corrections.

                                 (c) Notwithstanding (a) and (b) above, if Licensee's use of the Licensed Marks in connection with particular products or services reasonably threatens immediate damage to
                                            Licensor's reputation or image, upon
                                            notice given by Licensor, Licensee
                                            shall immediately cease use of the
                                            Licensed Marks in connection with
                                            such products or services until the
                                            threatened damage has been corrected
                                            to Licensor's satisfaction.

                                 (d) Claims of breach of quality control provisions shall be resolved through expedited mediation in accordance with the BCA.

OWNERSHIP:                       Licensee shall acknowledge Licensor's sole and
                                 exclusive ownership of all rights in, and the right to apply to register, prosecute and maintain the Licensed Marks and that all uses of and goodwill arising from the Licensed Marks inures to Licensor's sole benefit.

                                 Licensee shall not register any name or
                                 trademark that includes the Licensed Marks or is confusingly similar to the Licensed Marks and shall assign to Licensor promptly after the Closing Date or, if that is not possible for legal reasons, as soon thereafter as legally possible, all existing trademark registrations and pending applications which contain any of the Licensed Marks or terms confusingly similar to the Licensed Marks and which are currently owned by Licensee or its controlled Affiliates, provided that Licensee may request that Licensor register a name or trademark at Licensee's expense that includes the Licensed Marks, such request not to be unreasonably refused. Licensor shall maintain and keep current all registrations and diligently prosecute all applications containing the Licensed Marks covering the Core Music Business or the Extended Music Business in existence as of the date of the BCA or registered pursuant to this provision; provided that Licensee is using the Licensed Mark in which maintenance or other action is required, and provided further that Licensee agrees to cooperate in assisting Licensor to maintain such registration and/or applications. Licensee shall reimburse Licensor for the filing and maintenance fees associated with registrations that cover only the Core Music Business during the ten (10) year period of exclusivity specified above.

INFRINGEMENT:                    Licensee shall promptly notify Licensor of any
                                 known infringement or dilution of the Licensed
                                 Marks and Licensor shall have the right to decide whether to pursue such claims. If
                                 Licensor does not pursue such claims and they are in the Core Music Business or the Extended
                                 Music Business, Licensee may do so, so long as the Licensor has the right to approve any settlement of such a claim.

INDEMNIFICATION:                 Licensee shall indemnify Licensor for
                                 third-party claims arising out of its breach of the Agreement or based on an allegation that Licensor is directly or indirectly responsible for or participates in Licensee's activities solely by reason of Licensee's or its Affiliates' use or exploitation of the Licensed
                                 Marks.

                                 Licensor shall indemnify Licensee against all third-party claims resulting from Licensor's use of the Licensed Marks or resulting from Licensor's failure to maintain trademark registrations existing as of the Closing Date, provided that the trademarks covered by such registrations were still in use by Licensee at the time period referenced in the applicable claim.

LIMITATION OF LIABILITY:         Neither party can seek from the other any
                                 incidental, indirect, special, punitive or consequential damages, including damages from loss of goodwill.

TERM: 25 years from the Closing Date (the "TERM"), unless earlier terminated, provided that upon Licensee's request Licensor agrees to discuss in good faith extending the Term, during the period between four (4) and two (2) years prior to the end of the Term.

TERMINATION:                     Licensor may terminate the Agreement if:

                                 (a) Licensee materially breaches any of the provisions of the Agreement, and fails to cure, or make best efforts to cure, such breach by the later of one hundred twenty (120) days after receiving written notice thereof or sixty (60) days after conclusion of the mediation if a mediation is commenced pursuant to the quality control provisions above within that one hundred twenty (120) days, provided that Licensor agrees to engage in good faith discussions in an effort to resolve the alleged material breach, provided, further, that Licensee promptly commences cure and diligently endeavors to cure. Notwithstanding the foregoing, Licensor shall not terminate solely by reason of a material breach that cannot be timely cured for reasons of force majeure.

                                 (b) Licensee sells all or substantially all of its assets relating to the Core Music Business or undergoes a change of control to any entity that is a Top 8 Motion Picture Company or a Major Competitor of Licensor at the time of the sale or the change of control ("CHANGE OF CONTROL").

                                            "TOP 8 MOTION PICTURE COMPANY" means
                                            any Person that, when it and all of
                                            its Affiliates are aggregated, is
                                            one of the top eight (8) entities by
                                            worldwide revenue derived from the
                                            production of motion pictures in the
                                            theatrical, non-theatrical, home
                                            video/DVD, television and other
                                            markets.

                                            "MAJOR COMPETITOR OF LICENSOR" means
                                            any Person that, when it and all of
                                            its Affiliates are aggregated, is
                                            one of the top five (5) entities by
                                            worldwide gross revenue in each of
                                            the four Competing Businesses listed
                                            below (it being understood that any
                                            entity, when aggregated with its
                                            Affiliates, may be a top five (5)
                                            entity in more than one Competing
                                            Business and may also be a Top 8
                                            Motion Picture Company).

                                            "COMPETING BUSINESS" means any of
                                            (i) television distribution through
                                            over-the-air broadcast, (ii) cable
                                            television distribution, (iii)
                                            direct broadcast satellite
                                            television distribution, (iv)
                                            television production.

                                 (c) Neither Licensee nor its Affiliates uses any of the Licensed Marks for twelve (12) continuous months anywhere in the territory.

TRANSITIONAL PERIOD:             Upon termination of the Agreement, Licensee may
                                 continue to use the Licensed Marks for:

                                 (a)        one (1) year, if the Agreement is
                                            terminated as a result of a material
                                            uncured breach by Licensee;

                                 (b) two (2) years, if Licensee sells all or substantially all of its assets relating to the Core Music Business or undergoes a change of control to a Top 8 Motion Picture Company; or

                                 (c) three (3) years, if Licensee sells all or substantially all of its assets relating to the Core Music Business or undergoes a change of control to a Major Competitor of Licensee (other than a Top 8 Motion Picture Company), provided that the first year of such period shall not be included within the definition of, or subject to, the requirements applicable to the Transition Period (defined below), except that during the first year Licensee shall not create any new composite trademark containing the name of the Major Competitor of Licensor;

                                 (each such period, the "TRANSITIONAL PERIOD").

                                 During the Transitional Period:

                                 (W)        Licensee shall make commercially
                                            reasonable efforts to transition
                                            away from the Licensed Marks;

                                 (X) Licensee shall not use the Licensed Marks in connection with new categories of products or services or in new business;

                                 (Y) once Licensee launches the trademark that will replace the Licensed Marks, Licensee shall not apply the Licensed Marks to any new products or services; and

                                 (Z)        in the event of termination for
                                            Change of Control, Licensee shall
                                            not create any new composite
                                            trademark containing the Licensed
                                            Trademarks and the name of the
                                            applicable Top 8 Motion Picture
                                            Company or Major Competitor of
                                            Licensor.

                                 At the end of the Transitional Period and thereafter, Licensee shall be permitted to sell off products using the Licensed Marks that are on hand as of end of the Transitional Period.

ASSIGNABILITY:                   Licensee may not assign its rights hereunder to
                                 a Top 8 Motion Picture Company or a Major
                                 Competitor of Licensor. The license is
                                 otherwise freely assignable in connection with an assignment of all or substantially all of the Core Music Business of Licensee so long as the assignee agrees in writing to be bound by all the provisions of this Agreement. It shall be a material breach of the Agreement for the Core Music Business of Licensee to be separated from Licensee's rights under the Agreement.

                                                                     EXHIBIT G

                    VU TRADEMARK LICENSE AGREEMENT TERM SHEET
                    -----------------------------------------

All capitalized terms set forth herein shall be as set forth in the Business Combination Agreement ("BCA") to which this is attached.

AGREEMENT:                       The long form agreement to be entered in to by
                                 Licensor and Licensee prior to the Closing Date for which the material terms are set forth herein (the "AGREEMENT").

LICENSOR:                        Universal City Studios LLLP ("LICENSOR")

LICENSEE:                        Vivendi Universal, S.A. ("LICENSEE")

LICENSED MARKS:                  The UNIVERSAL word mark, and the Universal
                                 globe logo design mark and variations thereof
                                 (collectively, the "LICENSED MARKS").

AUTHORIZED BUSINESS:             The current businesses of Vivendi and its
                                 Affiliates worldwide as of the date of the BCA
                                 (other than the Company Business) ("AUTHORIZED
                                 BUSINESS").(1)

LICENSE GRANT:                   Royalty-free, non-transferable, right, license
                                 and authorization with limited right to
                                 sublicense, to use the Licensed Marks worldwide in connection with the Authorized Business, provided:

                                 (i)        Licensee may use the "Vivendi
                                            Universal" composite mark for any
                                            purpose within the scope of the
                                            Authorized Business during the Term.

                                 (ii)       Except for as set forth in (i),
                                            Licensee may not use the Universal
                                            globe logo alone or the Universal
                                            word mark alone or with any other
                                            term, in each case except as used as
                                            of the date of the BCA.

                                 (iii) To the extent Licensee seeks to use the Licensed Marks for any purpose other than in connection with the Authorized Business, Licensee must obtain prior written consent of Licensor.

SUBLICENSE:                      Licensee shall have the right to sublicense its
                                 rights to use the Licensed Marks to its
                                 Affiliates and to third parties for uses consistent with Licensee's practices within the Authorized Business as of the date of the BCA.


---------------
(1) Note that the agreement contemplated by this term sheet will carve-out or otherwise be subject to the license granted with respect to the business of the Universal Music Group.

QUALITY CONTROL:                 Licensee acknowledges that its use of the
                                 Licensed Marks will be subject to the quality control of Licensor to the extent required under law to maintain the enforceability of the Licensed Marks. Upon Licensor's request, no more than once per year, Licensee will provide a reasonable number of representative samples of uses of the Licensed Marks in each business area of the Authorized Business so Licensor can ascertain compliance with these standards.

COMPLIANCE WITH LAW:             Licensee shall agree to use the Licensed Marks
                                 only in such manner as will comply with
                                 applicable laws and regulations and in a manner consistent with sound industry practice.

OWNERSHIP:                       Licensee shall acknowledge Licensor's sole and
                                 exclusive ownership of all rights in, and right to apply to register, prosecute and maintain, the Licensed Marks in all fields and territories and that all uses of and goodwill arising from the Licensed Marks in those fields and territories inures to Licensor's sole benefit.

TRANSFER OF TRADEMARKS:          Licensor recognizes that Licensee and its
                                 Affiliates currently have trademark
                                 registrations and pending applications for trademarks consisting of or incorporating the Licensed Marks.

                                 With regard to any currently existing
                                 registrations or applications for registration of the composite mark "Vivendi Universal," Licensor agrees that Licensee and its Affiliates may maintain those registrations and applications throughout the Term. Notwithstanding the foregoing, Licensee will covenant that Licensee and all its Affiliates shall cancel all such registrations and shall abandon all such applications at the end of the Term. Licensee shall not renew the registrations for any domain names containing the "Vivendi Universal" composite mark after the Term and shall not operate any Internet services in connection with such "Vivendi Universal" domain names after the Term.

                                 With regard to registrations or pending
                                 applications filed by Licensee or its
                                 Affiliates that contain Licensed Marks and do not include the "Vivendi Universal" composite mark, Licensee shall assign to Licensor promptly after the Closing Date, if that is not possible for legal reasons, as soon thereafter as legally practical, all existing trademark registrations and pending applications.

                                 With regard to any Internet domain names registered by Licensee or its Affiliates that contain any of the Licensed Marks and do not include the "Vivendi Universal" composite mark, Licensee or its Affiliates may maintain such registrations throughout the Term and, at the end of the Term, Licensee or its Affiliate shall transfer all such domain name registrations to Licensor.

INFRINGEMENT:                    Licensee shall promptly notify Licensor of any
                                 infringement or dilution of the Licensed Marks
                                 (other than the "Vivendi Universal" composite mark or marks derivative thereof) and Licensor shall have the right to decide whether to pursue such claims, provided that if Licensor does not pursue such claims and they are related to Vivendi Universal Games, Licensee or
                                 Vivendi Universal Games (or any successor entity thereto for the transitional period), may do so, so long as the Licensor has the right to approve any settlement of such a claim.

                                 With regard to any infringement or dilution of the Vivendi Universal composite mark, Licensee shall have the right to decide whether to pursue such claims and shall consult with Licensor to the extent any settlement involves the Licensed Trademarks.

INDEMNIFICATION:                 Licensee will indemnify Licensor for
                                 third-party claims arising out of its breach of the Agreement or based on an allegation that Licensor is directly or indirectly responsible for or participates in Licensee's activities solely by reason of Licensee's or its Affiliates' use or exploitation of the Licensed
                                 Marks.

                                 Licensor will indemnify Licensee for
                                 third-party claims arising out of its breach of the Agreement or based on an allegation that Licensee is directly or indirectly responsible for or participates in Licensor's activities solely by reason of Licensor's or its Affiliates' use or exploitation of the Licensed Marks.

TERM: 5 years from Closing Date, unless earlier terminated.

TERMINATION:                     Licensor may terminate on written notice:

                                 (i) Upon Licensee's material breach in the event such breach remains uncured one hundred twenty (120) days after Licensee's receipt of written notice thereof.

                                 (ii) If Licensee and its Affiliates use none of the Licensed Marks for six (6) continuous months (but termination pursuant to this provision shall not limit any transitional period as described below).

                                 Licensee may terminate on thirty (30) days' prior written notice, with or without cause.

TRANSITIONAL PERIOD:             In the event of termination due to material
                                 breach, Licensee may continue to use the Licensed Marks to transition to new trademarks during a commercially-reasonable winding-up period, not to exceed one (1) year (but in no event shall any transition period extend this Agreement beyond the five (5) year term).

                                 In the event of a sale or change of control of the entities making up Vivendi Universal Games (e.g., Vivendi Universal Games, Inc. and Universal Interactive, Inc.), the relevant entities or businesses shall immediately after the sale or change of control take steps to change any of their corporate or trade names that include the Licensed Marks as part of such names so they do not include those trademarks and will remove the Licensed Marks from invoices, signage, etc. During a wind-down period (not to extend past the earlier of (i) two (2) years from the date of the sale or change of control or (ii) the end of the Term), for software products that are on sale or have entered any phase of testing and that have the Licensed Marks embedded in the software code, the entities or businesses sold may complete development (if not already completed) and manufacture, distribute and sell those software products with the Licensed Marks embedded in the software code (in perpetuity) and on the software packaging, provided that if there are any substantive changes to the software code or packaging after the date of the sale or change of control, the Licensed Marks must be removed from the software code or packaging, as the case may be, as part of those changes. In no event would there be an obligation by the Licensee or its Affiliates to repurchase goods bearing the Licensed Marks upon termination of the Agreement.

                                 In the event of a sale or change of control of Licensee, any of its Affiliates or any of its businesses (other than Vivendi Universal Games), the relevant entity or business shall immediately after the sale or change of control take steps to change any of its corporate or trade names that include the Licensed Marks as part of such names so they do not include those trademarks and will remove the Licensed Marks from invoices, signage, etc. During a wind-down period (not to extend past the earlier of (i) one (1) year from the date of the sale or change of control or (ii) the end of the Term), the entity or business sold may complete the production of work in progress (including those products made using materials bearing the Licensed Marks that are the subject of a binding purchase agreement at the commencement of the wind-down period) and distribute and sell products bearing the Licensed Marks in the same form as immediately prior to the commencement of the wind-down period that are on hand or manufactured as described above, but may not place orders for new products bearing the Licensed Marks.

EFFECT OF EXPIRATION OR
 TERMINATION:                    Upon expiration of this Agreement or the end of
                                 the transitional period, if any, Licensee agrees to immediately discontinue its use of the Licensed Marks and to cancel all trademark registrations and abandon any pending registrations for any and all trademarks containing the composite mark "Vivendi
                                 Universal." Notwithstanding the foregoing (and in addition to the provisions set forth in "Transitional Period" above), Licensor understands that Vivendi Universal Games cannot remove the Licensed Marks from the code of its software once it has entered any phase of testing without incurring significant costs, and therefore agrees that in all cases Vivendi
                                 Universal Games (or its successor in interest) may use the Licensed Marks, as embedded in such software, in perpetuity; provided, however, that if there are any substantive changes to the software code after the date of expiration or the end of the transitional period, the Licensed Marks must be removed from the software code as part of those changes.